As filed with the Securities and Exchange Commission on May 10, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
86-1073506
(I.R.S. Employer Identification Number)
388 Greenwich Street
New York, New York 10013
(212) 816-6000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)
Teresa Zien
Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street
New York, New York 10013
(212) 816-3004
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:

William J. Cullen, Esq.	Ryan O’Connor, Esq.	Myongsu Kong, Esq.
Kaye Scholer LLP	Citigroup Global Markets Inc.	Citigroup Global Markets Inc.
425 Park Avenue	388 Greenwich Street, 17th Floor	388 Greenwich Street, 17th Floor
New York, New York 10022	New York, New York 10013	New York, New York 10013
Tel: 212-836-7511	Tel: 212-816-1273	Tel: 212-816-1196
     Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the Registrant intends to include on this Registration Statement any securities which remain unsold under the Registration Statement on Form S-3 (File No. 333-141648) of the Registrant. The total amount of such unsold securities is $23,388,518,003, for which registration fees in the amount of $718,027.50 were previously paid.
From time to time on or after the effective date of this Registration Statement
(Approximate date of commencement of Proposed Sale to the Public)
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
			Maximum Offering	Maximum	Amount of
	Amount		Price	Aggregate	Registration
Title Of Each Class Of Securities To Be Registered	To Be Registered		Per Unit(1)	Offering Price (1)	Fee (2)(3)
Commercial Mortgage-Backed Securities	$0	(2)(3)	100%	$1	$0

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	The Registrant has opted not to register any new securities. Accordingly, no new registration fee is payable.

(3)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the Registrant intends to include on this Registration Statement any securities which remain unsold under the Registration Statement on Form S-3 (File No. 333-141648) of the Registrant. The total amount of such unsold securities is $23,388,518,003, for which registration fees in the amount of $718,027.50 were previously paid.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement and the accompanying base prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying base prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT
(to Prospectus dated                     , 201_)
CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.
Depositor
      COMMERCIAL MORTGAGE TRUST 201_-C_
Issuing Entity
Commercial Mortgage Pass-Through Certificates, Series 201_-C_
[Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A,
Class A-MFL, Class A-MFX, Class A-J, Class B, Class C, Class D, Class E, Class F and Class XP]
Approximate Total Principal Balance at Initial Issuance: $
     We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated                     , 201_. This prospectus supplement and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the ___ Commercial Mortgage Trust 201_-C_. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.
     The sponsors of the subject securitization transaction are Citigroup Global Markets Realty Corp. and [                                        ].
     The offered certificates represent the obligations of the issuing entity only and do not represent the obligations of or interests in either sponsor, the depositor or any of their affiliates. The assets of the issuing entity will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them. The assets of the issuing entity will also include an interest rate swap agreement between the issuing entity and                     , relating to the class A-MFL certificates.
     The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in                      201_. The table on page S-      of this prospectus supplement contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of the series 201_-C_ certificates. [Alternatives: Structural credit enhancement will be provided for the respective classes of offered certificates through [overcollateralization] [excess cash flow] [a letter of credit issued by                     ] [a surety bond issued by                     ] [an insurance policy issued by                     ] [a guarantee issued by                     ] [the establishment of one or more reserve funds]]. That same table on page S-_      of this prospectus supplement also contains a list of the non-offered classes of the series 201_-C_ certificates.
     You should fully consider the risk factors beginning on page S-      in this prospectus supplement and on page 13 in the accompanying base prospectus prior to investing in the offered certificates.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.
     Citigroup Global Markets Inc.,                                         ,                                           and                                          are the underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from the depositor, subject to the satisfaction of specified conditions. The proceeds from the sale of the offered certificates will equal approximately      % of the total initial principal balance of the offered certificates, plus accrued interest (except in the case of the class A-MFL certificates), before deducting expenses payable by us. Each underwriter currently intend to sell its allocation of offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from the depositor. See “Method of Distribution” in this prospectus supplement.
     With respect to this offering, Citigroup Global Markets Inc. is acting as co-lead manager and sole bookrunner, [                                        ] is acting as co-lead manager, and                                           and                                           are acting as co-managers.

CITIGROUP

The date of this prospectus supplement is                     , 201_.

[MAP]

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS	S-8
SUMMARY OF PROSPECTUS SUPPLEMENT	S-9
Introduction to the Transaction	S-9
Transaction Participants	S-12
Relevant Dates and Periods	S-15
Description of the Offered Certificates	S-18
The Underlying Mortgage Loans and the Mortgaged Real Properties	S-33
Legal and Investment Considerations	S-49
RISK FACTORS	S-53
The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities	S-53
The Class [A-MFL, A-MFX, A-J, B, C, D, E and F] Certificates Are Subordinate to, and Are Therefore Riskier than, the Class [A-1, A-2, A-3, A-SB, A-4 and A-1A] Certificates.	S-53
The Offered Certificates Have Uncertain Yields to Maturity	S-54
The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated
S-55
The Interests of the Series 201_-C_ Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders	S-56
The Interests of the Holders of the Class OCS-1, OCS-2, OCS-3, OCS-4, OCS-5, OCS-6 and OCS-7 Certificates May Be in Conflict with the Interests of the Offered Certificateholders	S-57
Distributions on the Class A-MFL Certificates will Depend, in Part, on Payments Received from the Swap Counterparty	S-57
A Decline in the Ratings of the Swap Counterparty, Among Other Things, May Result in the Termination of the Swap Agreement and as a Result, the Pass-Through Rate on the Class A-MFL Certificates May Convert to the Pass-Through Rate on the Class A-MFL REMIC II Regular Interest
S-58
If the Pass-Through Rate of the Class A-MFL REMIC II Regular Interest is Limited by a Weighted Average of the Net Interest Rates on the Underlying Mortgage Loans, or if Interest Distributions with Respect to the Class A-MFL REMIC II Regular Interest are Insufficient to Make the Required Payment to the Swap Counterparty, Interest Distributions on the Class A-MFL Certificates Will Be Reduced
S-59
The Swap Agreement May Be Assigned	S-59
The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates	S-59
Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties.	S-61
Risks Associated with Condominium Ownership	S-62
The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default	S-62
In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property	S-62
Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—[Office, Retail, Multifamily and Hotel]
S-63
Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property	S-63
Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in the States of                      and                      and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of the Following States—[                     ,                     ,                     ,                     ,                      and                     ]
S-64
EX-5.1

The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates	S-64
The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans	S-65
The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property.	S-65
Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures	S-65
Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990	S-66
Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant
S-66
Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property
S-67
Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow	S-69
Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities; Even Borrowers Structured as Special Purpose Entities May Declare Bankruptcy	S-69
Tenancies in Common May Hinder Recovery	S-70
Operating Master Leases May Hinder Recovery	S-71
Changes in Mortgage Pool Composition Can Change the Nature of Your Investment	S-71
Risks Related to Redevelopment and Renovation at the Mortgaged Properties.	S-71
Decisions Made By The Trustee, the Servicers or the Outside Servicers May Negatively Affect Your Interests.	S-71
Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	S-72
The Mortgage Loans Have Not Been Reunderwritten by Us.	S-72
Lending on Income-Producing Real Properties Entails Environmental Risks.	S-72
Lending on Income-Producing Properties Entails Risks Related to Property Condition	S-75
There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties
S-76
With Respect to ____________ Mortgage Loans (Including _________ of the __________ Largest Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 201_-C_ Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations
S-76
Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties
S-78
Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits	S-78
Investors May Want to Consider Prior Bankruptcies	S-79
Litigation May Adversely Affect Property Performance	S-79
The Underwritten Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans Have Been Adjusted in Consideration of a Cash Holdback or a Letter of Credit
S-80
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT	S-80

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS
     Information about the offered certificates is contained in two separate documents:
•	this prospectus supplement, which describes the specific terms of the offered certificates; and

•	the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.
     You should read both this prospectus supplement and the accompanying base prospectus in full to obtain material information concerning the offered certificates.
     The Annexes attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.
     This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.
     In this prospectus supplement, the terms “depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

SUMMARY OF PROSPECTUS SUPPLEMENT
     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying base prospectus in full.
Introduction to the Transaction
     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 201___-C___ commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not offered by this prospectus supplement.
Series 201_-C_ Commercial Mortgage Pass-Through Certificates

	Approx. Total					Approx. %					Weighted
	Principal Balance			Approx. % of		Total Credit					Average
	or Notional			Initial		Support at		Pass-Through	Initial		Life	Principal
	Amount at Initial			Mortgage Pool		Initial		Rate	Pass-Through		(Years)	Window	Ratings(16)
Class	Issuance			Balance(5)		Issuance(6)		Description(10)	Rate		(13)(14)	(14)(15)	[Rating Agencies]

Offered Certificates
A-1	$	_________		____	%	________	%(7)	________	____	%	_____	________	___/___
A-2	$	_________		____	%	________	%(7)	________	____	%	_____	________	___/___
A-3	$	_________		____	%	________	%(7)	________	____	%(12)	_____	________	___/___
A-SB	$	_________		____	%	________	%(7)	________	____	%	_____	________	___/___
A-4	$	_________		____	%	________	%(7)	________	____	%	_____	________	___/___
A-1A	$	_________		____	%	________	%(7)	________	____	%	_____	________	___/___
A-MFL	$	_________		____	%	________	%(7)(8)	Floating(11)	LIBOR plus ____	%	_____	________	___/__	(17)
A-MFX	$	_________		____	%	________	%(7)	________	____	%	_____	________	___/___
A-J	$	_________		____	%	________	%	________	____	%	_____	________	___/___
B	$	_________		____	%	________	%	________	____	%	_____	________	___/___
C	$	_________		____	%	________	%	________	____	%	_____	________	___/___
D	$	_________		____	%	________	%	________	____	%	_____	________	___/___
E	$	_________		____	%	________	%	________	____	%	_____	________	___/___
F	$	_________		____	%	________	%	________	____	%	_____	________	___/___
XP	$	_________	(3)	N/A		________	%	Variable IO	____	%(12)	N/A	N/A	___/___
Non-Offered Certificates(1)
XC	$	_________	(4)	N/A		N/A		Variable IO	____	%(12)	N/A	N/A	N/A
G	$	_________		____	%	N/A		________	____	%	N/A	N/A	N/A
H	$	_________		____	%	N/A		________	____	%(12)	N/A	N/A	N/A
J	$	_________		____	%	N/A		________	____	%(12)	N/A	N/A	N/A
K	$	_________		____	%	N/A		________	____	%(12)	N/A	N/A	N/A
L	$	_________		____	%	N/A		________	____	%	N/A	N/A	N/A
M	$	_________		____	%	N/A		________	____	%	N/A	N/A	N/A
N	$	_________		____	%	N/A		________	____	%	N/A	N/A	N/A
P	$	_________		____	%	N/A		________	____	%	N/A	N/A	N/A
Q	$	_________		____	%	N/A		________	____	%	N/A	N/A	N/A
S	$	_________		____	%	N/A		________	____	%	N/A	N/A	N/A
T	$	_________		____	%	N/A		________	____	%	N/A	N/A	N/A
OCS-1(2)	$	_________		N/A		N/A		________	____	%	N/A	N/A	N/A
OCS-3(2)	$	_________		N/A		N/A		________	____	%	N/A	N/A	N/A
OCS-3(2)	$	_________		N/A		N/A		________	____	%	N/A	N/A	N/A
OCS-4(2)	$	_________		N/A		N/A		________	____	%	N/A	N/A	N/A
OCS-5(2)	$	_________		N/A		N/A		________	____	%	N/A	N/A	N/A
OCS-6(2)	$	_________		N/A		N/A		________	____	%	N/A	N/A	N/A
OCS-7(2)	$	_________		N/A		N/A		________	____	%	N/A	N/A	N/A

(Footnotes to the foregoing table commence on next page)

(Footnotes from table on previous page)

(1)	The non-offered classes of the series 201_-C_ certificates will also include the class R-I, R-II, R-III and Y certificates. Those classes of series 201_-C_ certificates will not have principal balances, notional amounts or pass-through rates.

(2)	The class OCS-1, OCS-2, OCS-3, OCS-4, OCS-5, OCS-6 and OCS-7 certificates will represent interests solely in a portion of the underlying mortgage loan that is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as ____________________. For purposes of calculating distributions on the series 201_-C_ certificates, the ____________________ underlying mortgage loan is divided into two portions, consisting of a non-pooled portion and a pooled portion. The non-pooled portion of the ______________________ underlying mortgage loan is represented by the class OCS-1, OCS-2, OCS-3, OCS-4, OCS-5, OCS-6 and OCS-7 certificates. The remaining portion of the ____________________ underlying mortgage loan, which is the pooled portion of that mortgage loan, will be pooled with the other underlying mortgage loans to back the other classes of the series 201_-C_ certificates.

(3)	Notional amount. The total notional amount of the class XP certificates will: (a) initially equal the sum of (i) the lesser of $__________ and the total principal balance of the class ___ certificates, (ii) the lesser of $__________ and the total principal balance of the class ___ certificates and (iii) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates; (b) will be calculated from time to time in accordance with the formula set forth under “Description of the Offered Certificates—General” in this prospectus supplement; and (c) will be reduced to zero as of the distribution date in ____________________. The class XP certificates do not have principal balances and do not entitle holders to distributions of principal.

(4)	Notional amount. The total notional amount of the class XC certificates will equal the total principal balance of the class [A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S and T] certificates outstanding from time to time. The class XC certificates do not have principal balances and do not entitle holders to distributions of principal.

(5)	The initial mortgage pool balance will equal $__________, subject to a variance of plus or minus ___%. The initial mortgage pool balance is exclusive of the principal balance of the non-pooled portion of the ____________________ underlying mortgage loan.

(6)	Structural credit enhancement is provided for the offered certificates through the subordination of more junior classes of series 201_-C_ certificates. The approximate percentage of total credit support at initial issuance shown in the foregoing table with respect to each class of offered certificates, exclusive of the class XP certificates, represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, expressed as a percentage of the initial mortgage pool balance, of all more subordinate classes of the series 201_-C_ certificates, exclusive of the class OCS-1, OCS-2, OCS-3, OCS-4, OCS-5, OCS-6 and OCS-7 certificates. [Alternatives (describe if and to the extent applicable): structural credit enhancement is provided for the respective classes of offered certificates through overcollateralization, excess cash flow, a letter of credit, a surety bond, an insurance policy or a guarantee and/or the establishment of one or more reserve funds.]

(7)	Presented on an aggregate basis for the class [A-1, A-2, A-3, A-SB, A-4 and A-1A] certificates.

(8)	Also presented on an aggregate basis for the class [A-MFL and A-MFX] certificates.

(9)	No class of series 201_-C_ certificates provides any credit support to the class A-MFL certificates for a failure by the swap counterparty to make a payment under the related swap agreement.

(10)	In the case of any particular class of series 201_-C_ certificates shown in the foregoing table:
(a)	“Fixed” refers to a fixed pass-through rate equal to the initial pass-through rate for the subject class;

(b)	“WAC” refers to a variable pass-through rate equal to the weighted average from time to time of certain net interest rates on the underlying mortgage loans (without regard to the non-pooled portion of the ____________________ underlying mortgage loan);

(c)	“WAC Cap” refers to a variable pass-through rate equal to the lesser of the initial pass-through rate for the subject class and the weighted average from time to time of certain net interest rates on the underlying mortgage loans (without regard to the non-pooled portion of the ____________________ underlying mortgage loan);

(d)	“WAC -x%” refers to a variable pass-through rate equal to (i) the weighted average from time to time of certain net interest rates on the underlying mortgage loans (without regard to the non-pooled portion of the ____________________ underlying mortgage loan), minus (ii) x%; and

(e)	“Floating” refers to a variable pass-through rate calculated based on an independent interest rate index; and

(f)	“Variable IO” refers to a variable pass-through rate equal to the weighted average from time to time of certain strip rates at which interest accrues on the respective components of the total notional amount of a class of interest-only certificates.

See “Description of the Offered Certificates—General” and “—Payments—Calculation of Pass-Through Rates” in this prospectus supplement.

(11)	The assets of the issuing entity will include a swap agreement between the issuing entity and ____________________ that relates to the class A-MFL certificates. The class A-MFL certificates will represent undivided interests in, among other things, a real estate mortgage investment conduit regular interest, designated as the class A-MFL REMIC II regular interest, and the rights and obligations under that swap agreement. For so long as it is in effect, that swap agreement will provide, among other things, that fixed amounts payable by the issuing entity as interest with respect to the class A-MFL REMIC II regular interest will be exchanged for floating amounts payable as interest by the swap provider under the swap agreement, with regularly scheduled payments to be made between the issuing entity and the swap counterparty on a net basis. The swap agreement will provide for the calculation of interest accruing at a LIBOR-based rate on a notional amount equal to the total principal balance of the class A-MFL certificates outstanding from time to time. The total principal balance of the class A-MFL certificates at any time will equal the total principal balance of the class A-MFL REMIC II regular interest. The class A-MFL REMIC II regular interest will accrue interest at the pass-through rate described under “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in this prospectus supplement. If interest distributions with respect to the class A-MFL REMIC II regular interest are less than the specified fixed amount payable to the swap counterparty for any distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by the swap counterparty under the swap agreement and, accordingly, in the amount of interest payable on the class A-MFL certificates, thereby resulting in an effective pass-through rate for the class A-MFL certificates below the LIBOR-based rate referred to above. See “Description of the Swap Agreement” in this prospectus supplement.

(12)	Approximate.

(13)	The weighted average life of any class of offered certificates, exclusive of the class XP certificates, refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors.

(14)	Calculated based on: (a) the assumptions that the related borrower timely makes all payments on each underlying mortgage loan, that each underlying mortgage loan with an anticipated repayment date (see “—The Underlying Mortgage Loans and the Mortgaged Real Properties—Payment and Other Terms” below) is paid in full on that date and that no underlying mortgage loan is otherwise prepaid prior to maturity; and (b) the other maturity assumptions referred to under “Yield and Maturity Considerations” in, and set forth in the glossary to, this prospectus supplement.

(15)	The principal window for any class of offered certificates, other than the class XP certificates, is the period during which the holders of those certificates will receive payments of principal.

(16)	The ratings shown in the foregoing table for the offered certificates are those of __________________ and ____________________, respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the foregoing table. See “Ratings” in this prospectus supplement for a discussion of those ratings and the limitations thereof.

(17)	The ratings on the class A-MFL certificates will address the payment of interest on that class only up to the pass-through rate for the class A-MFL REMIC II regular interest.
     The governing document for purposes of issuing the series 201_-C_ certificates and forming the issuing entity will be a pooling and servicing agreement to be dated as of _______________, 201_. Except as provided in the following sentence, the series 201_-C_ pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the series 201_-C_ certificates. The ___underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as _______________, which represents ___% of the initial mortgage pool balance, is not being serviced under the series 201_-C_ pooling and servicing agreement, but is instead being serviced pursuant to the servicing arrangements for a separate securitization, as described under “—Transaction Participants—__________ Mortgagee of Record, Master Servicer and Special Servicer” below.
     The parties to the series 201_-C_ pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the series 201_-C_ pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the

Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 201-C_ pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series 201_-C_ pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See “Available Information” in the accompanying base prospectus.
Transaction Participants

Issuing Entity	The ________ Commercial Mortgage Trust 201_-C_ will be the issuing entity for the series 201-C_ transaction. The issuing entity is sometimes referred to in this prospectus supplement and in the accompanying base prospectus as the “trust” or the “trust fund.” See “Transaction Participants—The Issuing Entity” in each of this prospectus supplement and the accompanying base prospectus.

Depositor	We are Citigroup Commercial Mortgage Securities Inc., the depositor for the series 201-C_ transaction. We are a Delaware corporation. Our address is 388 Greenwich Street, New York, New York 10013 and our telephone number is (212) 816-6000. We are a wholly-owned subsidiary of (a) Citigroup Financial Products Inc. and an affiliate of Citigroup Global Markets Inc., one of the underwriters, and (b) Citigroup Global Markets Realty Corp., one of the mortgage loan sellers. See “Transaction Participants—The Depositor” in each of this prospectus supplement and the accompanying base prospectus.

Sponsors	Citigroup Global Markets Realty Corp. and [____________________] will be the sponsors for the series 201_-C_ securitization transaction. Citigroup Global Markets Realty Corp. is our affiliate and an affiliate of Citigroup Global Markets Inc. [___________________] is an affiliate of ____________. See “Transaction Participants—The Sponsor” in the accompanying base prospectus and “Transaction Participants—The Sponsors” in this prospectus supplement.

Mortgage Loan Sellers	Citigroup Global Markets Realty Corp., or an affiliate thereof, and [______________________] are the mortgage loan sellers for the series 201_-C_ transaction. Citigroup Global Markets Realty Corp. is our affiliate and an affiliate of Citigroup Global Markets Inc. [______________________] is an affiliate of [______________________].

Originators	In addition to each sponsor and/or its affiliates, each of the following entities will be or is expected to be an originator of underlying mortgage loans representing in excess of 10% of the mortgage pool balance—
•	_________________, with respect to _____% of the initial mortgage pool balance, and

•	____________, with respect to _____% of the initial mortgage pool balance.

See “The Transaction Participants—[The Originators]” in this prospectus supplement.

Initial Trustee	____________________, a ____________________, will act as the initial trustee on behalf of the series 201_-C_ certificateholders. See “Transaction Participants—The Trustee and the Fiscal Agent” in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the underlying mortgage loans to the trust, the trustee, on behalf of the series 201_-C_ certificateholders, will become the mortgagee of record under each underlying mortgage loan, subject to the discussion under “—_________________________ Mortgagee of Record, Master Servicer and Special Servicer” below. The trustee will further be responsible for calculating the amount of principal and interest to be paid to, and making distributions to, the series 201_-C_ certificateholders, as described under “Transaction Participants—The Trustee and the Fiscal Agent” and “Description of the Offered Certificates” in this prospectus supplement.

Initial Fiscal Agent	_______________________, a __________________, will act as the initial fiscal agent with respect to the series 201_-C_ certificates. See “Transaction Participants—The Trustee and the Fiscal Agent” in this prospectus supplement.

Initial Master Servicer	_______________________, a _________________, will act as the initial master servicer with respect to the underlying mortgage loans, except as discussed under “—____________________ Mortgagee of Record, Master Servicer and Special Servicer” below. See “Transaction Participants—The Servicers—The Initial Master Servicer” in this prospectus supplement.

Initial Special Servicer	_________________________, a ___________________, will act as the initial special servicer with respect to the underlying mortgage loans, except as discussed under “—_________________________ and _________________________ Mortgagee of Record, Master Servicer and Special Servicer” below. See “Transaction Participants—The Servicers—The Initial Special Servicer” in this prospectus supplement.

Sub-Servicers	Each of the following entities will be or is expected to be a sub-servicer of underlying mortgage loans representing in excess of 10% of the mortgage pool balance—
•	____________________, with respect to _______% of the initial mortgage pool balance, and

•	____________, with respect to ____% of the initial mortgage pool balance.

See “Transaction Participants—The Servicers—Certain Initial Sub-Servicers” below in this prospectus supplement.

___________________ Mortgagee of Record, Master Servicer and Special Servicer	The ___________________ underlying mortgage loan is part of a loan combination, as described under “—The Underlying Mortgage Loans and the Mortgaged Real Properties—The Loan Combinations” below. The entire __________________ loan combination, including the __________________ underlying mortgage loan, is currently being—and, upon issuance of the series 201_-C_ certificates, will continue to be—serviced and administered pursuant to the series __________ pooling and servicing agreement relating to a commercial mortgage securitization involving the issuance of the __________ Commercial Mortgage Trust __________, Commercial Mortgage Pass-Through Certificates, Series __________, which pooling and servicing agreement provides for servicing arrangements that are similar but not identical to those under the series 201_-C_ pooling and servicing agreement. In that regard—
•	___________________, which is the trustee under the series ___________ pooling and servicing agreement, will, in that capacity, be the mortgagee of record with respect to the entire __________________ loan combination;

•	__________________, which is the master servicer under the series _________________ pooling and servicing agreement, will, in that capacity, be the initial master servicer for the entire __________________ loan combination, subject to replacement pursuant to the terms of the series ____________ pooling and servicing agreement; and

•	__________________, which is the special servicer under the series ____________ pooling and servicing agreement, will, in that capacity, be the initial special servicer for the entire __________________ loan combination, subject to replacement pursuant to the terms of the series ____________ pooling and servicing agreement.

Notwithstanding the foregoing, references in this prospectus supplement to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 201_-C_ pooling and servicing agreement unless the context clearly indicates otherwise. See

“Transaction Participants—The Servicers—______________” in this prospectus supplement.

Swap Counterparty	[___________________, a _________________, [DESCRIBE AFFILIATIONS] will be the counterparty under the swap agreement relating to the class A-MFL certificates. For a description of the swap counterparty, see “Description of the Swap Agreement—The Swap Counterparty” in this prospectus supplement.]

[Credit Enhancement Provider	[_________________, a __________________, [will provide a letter of credit, surety bond, insurance policy or guarantee] [has established one or more reserve funds] in order to support certain payments on the offered certificates. For a description of the credit enhancement provider, see “Description of the __________________—The Credit Enhancement Provider” in this prospectus supplement.]
Relevant Dates and Periods

Cut-off Date	References in this prospectus supplement to the “cut-off date” mean, individually and collectively, as the context may require: with respect to _____ of the underlying mortgage loans, the related due date of each such underlying mortgage loan in _____ 201_; and with respect to ___ underlying mortgage loans having their first due dates in ________ 201_, ________ 1 201_.

All payments and collections received on each underlying mortgage loan after the cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity.

Issue Date	The date of initial issuance of the offered certificates will be on or about ________, 201_.

Distribution Frequency/Distribution Date	Payments on the offered certificates are scheduled to occur monthly, commencing in ________ 201_. During any given month, the distribution date will be the ________ business day following the related determination date.

Determination Date	The ________ day of each month or, if such ________ day is not a business day, the next succeeding business day, commencing in ________ 201_.

Record Date	The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date, will be entitled to receive, on the following distribution date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

Collection Period	Amounts available for payment on the series 201_-________ certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period:
•	will relate to a particular distribution date;

•	will be approximately one month long;

•	will begin when the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date; and

•	will end at the close of business on the determination date immediately preceding the related distribution date.

Interest Accrual Period	The amount of interest payable with respect to the offered certificates and the class A-MFL REMIC II regular interest on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the offered certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. The interest accrual period for the class A-MFL certificates for any distribution date will be the period from and including the distribution date in the month preceding the month in which the subject distribution date occurs (or, in the case of the first distribution date, from and including the date of initial issuance of the class A-MFL certificates) to, but excluding, the subject distribution date; except that, if there is a continuing payment default on the part of the swap counterparty under the related swap agreement, or if the related swap agreement is terminated and not replaced, then the interest accrual period with respect to the class A-MFL certificates for any distribution date will also be the calendar month immediately preceding the month in which that distribution date occurs.

Because of the timing of their origination in _____________ 201_ or for other reasons, __________ underlying mortgage loans, representing ________% of the initial mortgage pool balance, do not provide for the payment of a full month’s interest in

___________ 201_. In connection therewith, the related mortgage loan seller will supplement any amounts payable by the related borrower in __________ 201_, such that the issuing entity will receive, in __________ 201_, a full month’s interest with respect to those mortgage loans. For purposes of determining distributions on the series 201_-C_ certificates, each of those supplemental payments should be considered a payment by the related borrower.

LIBOR Determination Date	The applicable value of LIBOR, for purposes of calculating the pass-through rate for the class A-MFL certificates as well as the payment obligations under the related swap agreement, will initially be determined on ___________, 201_ and will thereafter be determined monthly on the second LIBOR business day preceding the applicable interest accrual period.

Assumed Final Distribution Date	With respect to any class of offered certificates, the assumed final distribution date is the distribution date on which the holders of those certificates would be expected to receive their last payment and the total principal balance or notional amount, as applicable, of those certificates would be expected to be reduced to zero, based upon—
•	the assumption that each borrower timely makes all payments on its underlying mortgage loan;

•	the assumption that each underlying mortgage loan, if any, with an anticipated repayment date is paid in full on that date;

•	the assumption that no borrower otherwise prepays its underlying mortgage loan prior to stated maturity; and

•	the other maturity assumptions referred to under “Yield and Maturity Considerations” in, and set forth in the glossary to, this prospectus supplement.

Accordingly, the assumed final distribution date for each class of offered certificates is the distribution date in the calendar month and year set forth below for that class:

Month and Year of
Assumed Final
Class	Distribution Date
A-1	_______________
A-2	_______________
A-3	_______________
A-SB	_______________
A-4	_______________
A-1A	_______________
A-MFL	_______________
A-MFX	_______________
A-J	_______________
B	_______________
C	_______________
D	_______________
E	_______________
F	_______________
XP	_______________
Description of the Offered Certificates

Registration and Denominations	We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance and in any whole dollar denomination in excess thereof—or, solely in the case of the class XP certificates, $10,000 initial notional amount—and in any greater whole dollar denominations.

You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, and they will be registered in the name of Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under “Description of the Offered Certificates—Registration and Denominations” in this prospectus supplement and under “Description of the Certificates—Book-Entry Registration” in the accompanying base prospectus.

Payments

A. General	The trustee will make payments of interest and, except in the case of the class XC and XP certificates, principal to the following classes of series 201_-C_ certificateholders (exclusive of the class A-MFL certificateholders) and with respect to the class A-MFL REMIC II regular interest, sequentially as follows:

1st	A-1, A-2, A-3, A-SB, A-4, A-1A, XC and XP
2nd	A-MFL and A-MFX
3rd	A-J
4th	B
5th	C
6th	D
7th	E
8th	F
9th	G
10th	H
11th	J
12th	K
13th	L
14th	M
15th	N
16th	P
17th	Q
18th	S
19th	T

For purposes of allocating payments on the most senior classes of the series 201_-C_ certificates, the mortgage pool will be divided into:
•	a loan group no. 1 consisting of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with _________ underlying mortgage loans that are secured by [multifamily and mobile home park] properties; and

•	a loan group no. 2 consisting of all but __________ of the underlying mortgage loans that are secured by [multifamily and mobile home park] properties.

Loan group no. 1 will contain a total of ______ underlying mortgage loans that represent ____% of the initial mortgage pool balance, and loan group no. 2 will contain a total of ____ underlying mortgage loans that represent ____% of the initial mortgage pool balance.

Interest payments with respect to the class A-1, A-2, A-3, A-SB, A-4, A-1A, XC and XP certificates are to be made concurrently:

•	in the case of the class A-1, A-2, A-3, A-SB and A-4 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 201_-C_ certificates, from available funds attributable to loan group no. 1;

•	in the case of the class A-1A certificates, from available funds attributable to loan group no. 2; and

•	in the case of the class XP and XC certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 201_-C_ certificates, from available funds attributable to loan group no. 1 and/or loan group no. 2;

provided that, if the foregoing would result in a shortfall in the interest payment on any of the class A-1, A-2, A-3, A-SB, A-4, A-1A, XC and/or XP certificates, then payments of interest will be made on those classes of series 201_-C_ certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced thereby, from available funds attributable to the entire mortgage pool; and provided, further, that the “available funds” referred to above in this sentence do not include amounts attributable to any mortgage loan not held by the trust or to the non-pooled portion of the _______________________ underlying mortgage loan.

The class R-I, R-II, R-III and Y certificates do not bear interest and do not entitle their respective holders to payments of interest.

Allocation of principal payments among the [A-1, A-2, A-3, A-SB, A-4 and A-1A] classes also takes into account loan groups and is described under “—Payments—Payments of Principal” below. The class XC, XP, R-I, R-II, R-III and Y certificates do not have principal balances and do not entitle their respective holders to payments of principal.

The allocation of interest payments between the class A-MFL REMIC II regular interest and the class A-MFX certificates is to be made concurrently, on a pro rata basis in accordance with the respective interest entitlements represented thereby.

The allocation of principal distributions between the class A-MFL REMIC II regular interest and the class A-MFX certificates is to be made concurrently, on a pro rata basis in accordance with the relative sizes of the respective then outstanding total principal balances thereof.

Payments of interest made on or with respect to the class A-MFL REMIC II regular interest will be applied to make payments to the swap counterparty and/or the class A-MFL certificateholders,

as applicable. Payments of principal made on or with respect to the class A-MFL REMIC II regular interest will be applied to make payments of principal to the class A-MFL certificateholders.

As described under “Description of the Offered Certificates—Payments—Payments on the Class OCS Principal Balance Certificates” in this prospectus supplement, the class OCS-1, OCS-2, OCS-3, OCS-4, OCS-5, OCS-6 and OCS-7 certificates will represent a subordinated right to receive, out of payments (or advances in lieu thereof) and other collections on the _________________________ underlying mortgage loan, monthly payments of interest at the respective pass-through rates for those classes and, following payment in full of all principal due with respect to the pooled portion of the _________________________ underlying mortgage loan, all scheduled payments of principal (or advances in lieu thereof) on, and other collections of previously unadvanced principal of, that mortgage loan.

See “Description of the Offered Certificates—Payments—Priority of Payments” in this prospectus supplement.

B. Payments of Interest	Each class of series 201_-C_ certificates (other than the class R-I, R-II, R-III and Y certificates) and the class A-MFL REMIC II regular interest will bear interest. In each case, that interest will accrue during each interest accrual period based upon—
•	the pass-through rate applicable for the particular class of series 201_-C_ certificates or the class A-MFL REMIC II regular interest, as the case may be, for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of the particular class of series 201_-C_ certificates or the class A-MFL REMIC II regular interest, as the case may be, outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months (or, in the case of the class A-MFL certificates, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in the applicable interest accrual period and the assumption that each year consists of 360 days).

If the pass-through rate of the class A-MFL REMIC II regular interest for any interest accrual period is limited by the weighted average of the net interest rates of the underlying mortgage loans (without regard to the non-pooled portion of the

_________________________ underlying mortgage loan), then the amount by which the interest distributable with respect to the class A-MFL REMIC II regular interest is reduced as a result of such limitation will result in the amount of interest payable by the issuing entity to the swap counterparty being reduced by that amount. As a result, there will be a dollar-for-dollar reduction in the amount payable by the swap counterparty to the issuing entity, and a corresponding dollar-for-dollar reduction in the amount of interest payable with respect to the class A-MFL certificates on the applicable distribution date.

If a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described under “Description of the Offered Certificates—Payments—Payments of Interest” in this prospectus supplement, then payments of interest on the offered certificates may be reduced.

On each distribution date, subject to available funds and the payment priority described under “—Payments—General” above and, in the case of the class A-MFL certificates only, further subject to the amount received from or payable to the swap counterparty for that distribution date, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

All distributions of interest with respect to the class A-MFL REMIC II regular interest will be made to a segregated account or sub-account maintained by the trustee from which they will, in turn, be distributed to the holders of the class A-MFL certificates and/or the swap counterparty.

See “Description of the Offered Certificates—Payments—Payments of Interest” and “—Payments—Priority of Payments” in this prospectus supplement.

C. Swap Agreement	The trust fund will include an interest rate swap agreement between the trustee on behalf of the issuing entity and ______________________, as swap counterparty, relating to the class A-MFL certificates. The notional amount of the swap agreement for any distribution date will equal the total principal balance of the class A-MFL certificates (and, correspondingly, of the class A-MFL REMIC II regular interest) immediately prior to that distribution date. None of the master servicer, the trustee or the fiscal agent will be required to advance any amounts payable or required to be paid by the swap counterparty with respect to the class A-MFL certificates. No other class of series 201_-C_ certificates will provide credit support for any failure by the swap counterparty to make a payment with respect to the class A-MFL certificates. See “Description of the Offered Certificates—Payments—Priority of Payments—Payments on the Class A-MFL Certificates” and “Description of the Swap Agreement” in this prospectus supplement. See also “Risk Factors—Distributions on the Class A-MFL Certificates will Depend, in Part, on Payments Received from the Swap Counterparty,” “—A Decline in the Ratings of the Swap Counterparty, Among Other Things, May Result in the Termination of the Swap Agreement and as a Result, the Pass-Through Rate on the Class A-MFL Certificates May Convert to the Pass-Through Rate on the Class A-MFL REMIC II regular interest,” “—If the Pass-Through Rate of the Class A-MFL REMIC II regular interest is Limited by a Weighted Average of the Net Interest Rates on the Underlying Mortgage Loans, or if Interest Distributions with Respect to the Class A-MFL REMIC II regular interest are Insufficient to Make the Required Payment to the Swap Counterparty, Interest Distributions on the Class A-MFL Certificates Will Be Reduced” and “—The Swap Agreement May Be Assigned Agreement” in this prospectus supplement.

D. [Form of Credit Enhancement]	The trust fund will include [a letter of credit, surety bond, insurance policy, guarantee and/or one or more reserve funds], provided by ______________________, as credit enhancement provider.

[PROVIDE BRIEF DESCRIPTION OF CREDIT ENHANCEMENT PURSUANT TO ITEM 1102(h) AND ITEM 1103(a)(3)(ix) OF REGULATION AB.]

E. Payments of Principal	Subject to available funds and the payment priority described under “— Payments—General” above, the holders of each class of offered certificates, other than the class XP certificates, will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

The total payments of principal to be made on the series 201_-C_ principal balance certificates (exclusive of the class OCS principal balance certificates) on any distribution date will, in general, be a function of—
•	the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans (or, in the case of the _______________________ underlying mortgage loan, on the pooled portion only) during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer, the trustee or the fiscal agent; and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans (or, in the case of the ________________________ underlying mortgage loan, on the pooled portion only) that are received during the related collection period.

However, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal, prior to being deemed reimbursed out of payments and other collections of interest, as further described under “Description of the Offered Certificates—Payments—Payments of Principal” below in this prospectus supplement.

The trustee is required to make payments of principal to the holders of the various classes of the series 201_-C_ certificates with principal balances in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in loan group no. 1 or underlying mortgage loans in loan group no. 2, and also taking into account whether those payments (or advances in lieu thereof) and other collections of principal are allocable to the non-pooled portion of the _________ underlying mortgage loan.

On any distribution date, subject to the discussion under “—Payments—Amortization, Liquidation and Payment Triggers” below, amounts allocable to distributable principal of loan group no. 1 will be applied to make distributions of principal with respect to the class A-SB certificates, until the total principal balance of that class is paid down to the applicable scheduled principal balance thereof set forth on Annex E to this prospectus supplement, and thereafter with respect to the following classes of series 201_-C_ certificates in the following order (in each case until the related total principal balance is reduced to zero):
1.	class A-1,

2.	class A-2,

3.	class A-3,

4.	class A-SB,

5.	class A-4,

6.	class A-1A,

7.	class A-MFL and class A-MFX, pro rata by balance,

8.	class A-J,

9.	class B,

10.	class C,

11.	class D,

12.	class E,

13.	class F, and

14.	classes G, H, J, K, L, M, N, O, P, Q, S and T, in that order.

Notwithstanding the foregoing, amounts allocable to principal of the non-pooled portion of the ____________ underlying mortgage loan will not be available for distributions of principal as described in the prior sentence. Instead, they will be applied to make distributions of principal with respect to the class OCS-1, OCS-2, OCS-3, OCS-4, OCS-5, OCS-6 and OCS-7 certificates. See “Description of the Mortgage Pool—The Pooled and Non-Pooled Portions of the _______________ Mortgage Loan” in this prospectus supplement.

On any distribution date, subject to the discussion under “—Payments—Amortization, Liquidation and Payment Triggers” below, amounts allocable to distributable principal of loan group no. 2 will be applied to make distributions of principal, first, with respect to the class A-1A certificates, until the total principal balance of that class is reduced to zero, second, with respect to the class A-SB certificates, until the total principal balance of that class is paid down to the applicable scheduled principal balance thereof set forth on Annex E to this prospectus supplement, and thereafter with respect to the following classes of series 201_-C_ certificates in the following order (in each case until the related total principal balance is reduced to zero):
1.	class A-1,

2.	class A-2,

3.	class A-3,

4.	class A-SB,

5.	class A-4,

6.	class A-MFL and class A-MFX, pro rata by balance,

7.	class A-J,

8.	class B,

9.	class C,

10.	class D,

11.	class E,

12.	class F, and

13.	classes G, H, J, K, L, M, N, O, P, Q, S and T, in that order.

In the case of the class A-MFL certificates, however, any payments of principal will first be made with respect to the class

A-MFL REMIC II regular interest, after which any corresponding payments will be made to the class A-MFL certificateholders.

The class XC, XP, R-I, R-II, R-III and Y certificates do not have principal balances and do not entitle their holders to payments of principal.

See “Description of the Offered Certificates—Payments—Payments of Principal,” “—Payments—Priority of Payments,” “—Payments—Payments on the Class A-MFL Certificates” and “—Payments—Payments on the Class OCS Principal Balance Certificates” in this prospectus supplement.

F. Amortization, Liquidation and Payment Triggers	Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class A-MFL REMIC II regular interest and the class [A-MFX, A-J, B, C, D, E, F, G, H, J and/or K, L, M, N, O, P, Q, S and T] certificates could be reduced to zero at a time when the class [A-1, A-2, A-3, A-SB, A-4 and A-1A] certificates, or any two or more classes of those certificates, remain outstanding. Under those circumstances, any payments of principal on the outstanding class [A-1, A-2, A-3, A-SB, A-4 and A-1A] certificates will be made among those classes of certificates on a pro rata basis, rather than sequentially, in accordance with their respective total principal balances.

Also, specified parties may terminate the issuing entity when [SUMMARIZE CONDITIONS], as described under “—Optional Termination” below.

[DESCRIBE ANY OTHER STRUCTURAL FEATURES THAT CAN TRIGGER LIQUIDATION OR AMORTIZATION OF THE ASSET POOL OR OTHER PERFORMANCE TRIGGERS OR ALTER THE TRANSACTION STRUCTURE OR FLOW OF FUNDS.]

G. Payments of Prepayment Premiums and Yield Maintenance Charges	If any prepayment premium or yield maintenance charge is collected on any of the underlying mortgage loans (exclusive of any prepayment premium or yield maintenance charge collected with respect to the non-pooled portion of the _____________________ underlying mortgage loan), then the trustee will pay that amount, net of any liquidation fee or workout fee payable therefrom, in the proportions described under “Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement, to—
•	the holders of the class XC certificates;

•	the holders of the class XP certificates; and/or

•	the holders of any of the class [A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFX, A-MFL, A-J, B, C, D, E, F, G, H, J and/or K] certificates that are then entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan (or, if and to the extent allocable to the class A-MFL REMIC II regular interest while the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, to the swap counterparty).

If any default prepayment consideration is collected during any particular collection period with respect to the _____________________ underlying mortgage loan, then on the distribution date corresponding to that collection period, the trustee will allocate that prepayment consideration between the pooled portion and the non-pooled portion thereof on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such portion. The portion of any prepayment consideration allocable to the non-pooled portion of the _____________________ underlying mortgage loan will be distributed to the holders of the class OCS-1, OCS-2, OCS-3, OCS-4, OCS-5, OCS-6 and OCS-7 certificates.

H. Fees and Expenses	The amounts available for distribution on the series 201_-C_ certificates on any distribution date will generally be net of the following fees and expenses:

Type / Recipient (1)	Amount	Frequency
Fees

Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, one-twelfth of the related annual master servicing fee rate (2) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan.	Monthly

Outside Master Servicing Fee/Master Servicer of the ________ Underlying Mortgage Loan	With respect to the ________ underlying mortgage loan, one-twelfth of the related annual outside master servicing fee rate(3) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan.	Monthly

Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than the ________ underlying mortgage loan) that is being specially serviced or as to which the related	Monthly

Type / Recipient (1)	Amount	Frequency
mortgaged real property has become an REO property, one-twelfth of the annual special servicing fee rate(4) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan (with a minimum of $ per month for each specially serviced mortgage loan or loan combination).

Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than the _________ underlying mortgage loan) that has been and continues to be worked out, the workout fee rate of ___% multiplied by each collection of interest (other than default interest), principal, and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.	Time to time

Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan (other than the __________ underlying mortgage loan) for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan (other than the _________ underlying mortgage loan) or REO property as to which the special servicer obtains any liquidation proceeds, with limited exceptions, an amount calculated by application of a liquidation fee rate of ___% to the related payment or proceeds (exclusive of default interest).	Time to time

Outside Special Servicing Fee/Special Servicer of the _________ Underlying Mortgage Loan	With respect to the _________ underlying mortgage loan, one-twelfth of the related annual outside special servicing fee rate(3) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan.	Monthly

Outside Workout Fee and Liquidation Fee / Special Servicer of the _________ Underlying Mortgage Loan	With respect to the _________ underlying mortgage loan, fees comparable to the liquidation fee and workout fee payable under the series 201_-C_ pooling and servicing agreement.(5)	Time to Time

Type / Recipient (1)	Amount	Frequency
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to one-twelfth of the product of the annual trustee fee rate(6), multiplied by the aggregate stated principal balance of the mortgage pool outstanding immediately prior to that distribution date.	Monthly

Expenses

Servicing Advances / Trustee, Master Servicer or Special Servicer	To the extent of funds available, the amount of any servicing advances.(7)	Time to time

Interest on Servicing Advances /Master Servicer, Special Servicer or Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding servicing advance.(8)	Monthly

P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances.(7)	Time to Time

Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding P&I advance.(8)	Monthly

Indemnification Expenses / Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the series 201_-C_ pooling and servicing agreement.(9)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series 201_-C_ pooling and servicing agreement. See “Description of the Governing Documents—Amendment” in the accompanying base prospectus.

(2)	The master servicing fee rate for each mortgage loan will [equal ____% per annum] [range, on a loan-by-loan basis, from ___% per annum to ____% per annum], as described in this prospectus supplement under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—The Master Servicing Fee.”

(3)	The outside master servicing fee rate for each mortgage loan will equal ___% per annum. The outside special servicing fee rate for each mortgage loan will equal ___% per annum.

(4)	The special servicing fee rate for each mortgage loan will equal ___% per annum, as described in this prospectus supplement under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Special Servicing Fee.”

(5)	The liquidation fee rate and the workout fee rate with respect to the _________ underlying mortgage loan is described under “Servicing of the _______________ Loan Combination” in this prospectus supplement.

(6)	The trustee fee rate will equal ___% per annum., as described in this prospectus supplement under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Trustee Compensation.”

(7)	Reimbursable out of collections on the related mortgage loan, except that advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.

(8)	Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool.

(9)	Payable out of general collections on the mortgage pool. In general, none of the above specified persons is entitled to indemnification for (1) any liability specifically required to be borne thereby pursuant to the terms of the series 201_-C_ pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 201_-C_ pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 201_-C_ pooling and servicing agreement, or (3) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 201_-C_ pooling and servicing agreement or allocable overhead.

The foregoing fees and expenses will generally be payable prior to distribution on the series 201_-C_ certificates. Further information with respect to the foregoing fees and expenses, as well as additional expenses of the trust, including information regarding the general purpose of and the source of payment for those fees and expenses, is set forth under “Description of the Offered Certificates—Fees and Expenses” in this prospectus supplement.

Reductions of Certificate Principal Balances in Connection with Losses on the Underlying Mortgage Loans and Default-Related and Other Unanticipated Expenses	Because of losses on the underlying mortgage loans (including, for this purpose, advances that are reimbursed out of general collections on the mortgage pool because collections on the related underlying mortgage loan are determined to be insufficient to make such reimbursement) and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of outstanding advances of principal and exclusive of the non-pooled portion of the _____________________ underlying mortgage loan, may fall below the total principal balance of the series 201_-C_ certificates with principal balances (exclusive of the class OCS-1, OCS-2, OCS-3, OCS-4, OCS-5, OCS-6 and OCS-7 certificates). If and to the extent that those losses on the underlying mortgage loans and/or expenses of the trust cause such a deficit to exist following the payments made on the series 201_-C_ certificates on any distribution date, the total principal balances of the following classes of series 201_-C_ principal balance certificates (or, in the case of the reference to “A-MFL” below, the class A-MFL REMIC II regular interest) will be sequentially reduced, in the following order, until that deficit is eliminated:

Reduction Order	Class

1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-MFL and A-MFX, pro rata by total principal balance
19th	A-1, A-2, A-3, A-SB, A-4 and A-1A, pro rata by total principal balance

Although losses on the underlying mortgage loans, extraordinary expenses and available funds shortfalls will not be directly allocated to the class A-MFL certificates, such losses and shortfalls may be allocated to the class A-MFL REMIC II regular interest in reduction of the total principal balance of the class A-MFL REMIC II regular interest and the amount of its interest entitlement, respectively. Any decrease in the total principal balance of the class A-MFL REMIC II regular interest will result in a corresponding decrease in the total principal balance of the class A-MFL certificates, and any interest shortfalls suffered by the class A-MFL REMIC II regular interest (for whatever reason) will reduce the amount of interest distributed on the class A-MFL certificates to the extent described in this prospectus supplement.

Notwithstanding the foregoing, as and to the extent described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement, losses on and/or default- related or other unanticipated expenses of the trust with respect to the ________________________ underlying mortgage loan will first be allocated to reduce the total principal balance of the class OCS-1, OCS-2, OCS-3, OCS-4, OCS-5, OCS-6 and OCS-7 certificates, prior to being allocated to reduce the total principal balance of any other class of series 201_-C_ principal balance certificates or the class A-MFL REMIC II regular interest.

See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

Advances of Delinquent Monthly Debt Service Payments	Except as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement, the master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments — other than balloon payments — and assumed monthly debt service payments, in each case net of related master servicing fees and special servicing fees (and, in the case of the __________________ underlying mortgage loan, further net of any related servicing fees under the applicable pooling and servicing agreement), that:
•	were due or deemed due, as the case may be, with respect to the underlying mortgage loans (including the non-pooled portion of the __________________ underlying mortgage loan) during the related collection period; and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

In addition, the trustee—or the fiscal agent on its behalf—must make any of those advances that the master servicer is required, but fails, to make. As described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

Notwithstanding the foregoing, none of the master servicer, the trustee or the fiscal agent will be required to make any advance that it determines, or that the special servicer determines, will not be recoverable from proceeds of the related underlying mortgage loan.

See “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Description of the Series 201_-C_ Pooling and Servicing Agreement—Required Appraisals” in this prospectus supplement. See also “Description of the Certificates—Advances” in the accompanying base prospectus.

Reports to Certificateholders	On each distribution date, the trustee will provide or make available to the registered holders of the series 201_-C_ certificates a monthly report substantially in the form of Annex D to this prospectus supplement. The trustee’s report will detail, among other things, the payments made to the series 201_-C_ certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

Upon reasonable prior notice, you may also review at the trustee’s offices during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans.

See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this prospectus supplement.

Optional Termination	Specified parties to the transaction may terminate the trust by purchasing all of the mortgage loans and any foreclosure properties held by the trust, but only when the total principal balance of the mortgage pool, net of outstanding advances of principal, but including the non-pooled portion of the ________________________ underlying mortgage loan, is less than 1.0% of the initial total principal balance of the series 201_-C_ certificates with principal balances.

See “Description of the Offered Certificates—Termination” in this prospectus supplement.
The Underlying Mortgage Loans and the Mortgaged Real Properties

General	In this section, “—The Underlying Mortgage Loans and the Mortgaged Real Properties,” we provide summary information with respect to the mortgage loans that we intend to include in the trust fund. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:
•	“Risk Factors;”

•	“Description of the Mortgage Pool;”

•	Annex A-1—Characteristics of the Underlying Mortgage Loans and the Mortgaged Real Properties;

•	Annex A-2—Summary Characteristics of the Underlying Mortgage Loans and the Mortgaged Real Properties;

•	Annex A-3—Summary Characteristics of the Underlying Mortgage Loans in Loan Group No. 1 and the related Mortgaged Real Properties;

•	Annex A-4—Summary Characteristics of the Underlying Mortgage Loans in Loan Group No. 2 and the related Mortgaged Real Properties;

•	Annex A-5—Characteristics of the Multifamily and Manufactured Housing Mortgaged Real Properties; and

•	Annex B—Description of ________ Largest Mortgage Loans and/or Groups of Cross-Collateralized Mortgage Loans.

For purposes of calculating distributions on the most senior classes of the series 201_-C_ certificates, the pool of mortgage loans backing the series 201_-C_ certificates (exclusive of the non-pooled portion of the _____________________ underlying mortgage loan) will be divided into a loan group no. 1 and a loan group no. 2.

Loan group no. 1 will consist of _________ mortgage loans, with an initial loan group no. 1 balance of $____________ and representing approximately ___% of the initial mortgage pool balance, that are secured by the various property types that constitute collateral for those mortgage loans.

Loan group no. 2 will consist of _________ mortgage loans, with an initial loan group no. 2 balance of $____________ and representing approximately ___% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing properties.

When reviewing the information that we have included in this prospectus supplement, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that—
•	All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

•	References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the underlying mortgage loans (exclusive of the cut-off date principal balance of the non-pooled portion of the __________________ underlying mortgage loan), references to the initial loan group no. 1 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group no. 1 (exclusive of the cut-off date principal balance of the non-pooled portion of the __________________ underlying mortgage loan) and references to the initial loan group no. 2 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group no. 2. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans (or, in the case of the __________________ underlying mortgage loan, the cut-off date principal balance for the pooled portion of that mortgage loan) on Annex A-1 to this prospectus supplement.

•	All weighted average information provided with respect to the underlying mortgage loans reflects a weighting based on their respective cut-off date principal balances (or, in the case of the __________________ underlying mortgage loan, unless the context clearly indicates otherwise, the cut-off date principal balance for the pooled portion of that mortgage loan).

•	When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances (or, in the case of the __________________ underlying mortgage loan, unless the context clearly indicates otherwise, based upon the cut-off date principal balance of the pooled portion of that mortgage loan).

•	Unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to the __________________ underlying mortgage loan is being presented without regard to the non-pooled portion of that mortgage loan.

•	If any of the underlying mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

•	Whenever loan-level information, such as loan-to-value ratios or debt service coverage ratios, is presented in the context of the mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related underlying mortgage loan.

•	Whenever we refer to a particular underlying mortgage loan or mortgaged real property by name, we mean the underlying mortgage loan or mortgaged real property, as the case may be, identified by that name on Annex A-1 to this prospectus supplement. Whenever we identify a particular underlying mortgage loan by loan number, we are referring to the underlying mortgage loan identified by that loan number on Annex A-1 to this prospectus supplement.

•	Statistical information regarding the underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, and the initial mortgage pool balance may be as much as 5% larger or smaller than indicated.

Loan Combinations	_______________ underlying mortgage loans are, in each case, part of a loan combination comprised of two (2) or more mortgage loans that are obligations of the same borrower, only one of which will be included in the trust fund. The remaining mortgage loan(s) in a subject loan combination will not be included in the trust fund, provided that all of the mortgage loans in a subject loan combination are together secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. All of the mortgage loans comprising a given loan combination are cross-defaulted, but none of the loan combinations is cross-collateralized or cross-defaulted with any other loan combination.

The following underlying mortgage loans are each part of a loan combination:

					Original	Original
					Principal	Principal
					Balance of	Balance of
					Related Pari	Related
					Passu	Subordinate
					Non-Trust	Non-Trust
			% of Initial		Loans(1) or	Loans(2) or
Mortgaged Property Name	Cut-off Date		Mortgage		Senior Non-	Junior Non-
(as identified on Annex A-1 to	Principal		Pool		Trust Loan	Trust Loan
this Prospectus Supplement)	Balance		Balance		Component	Component
1. _______________	$	______	____	%	$ ______	$	______
$
2. _______________	$	______	____	%	$ ______	$	______
					$ ______	$	______
3. _______________	$	______	____	%	NAP	$	______
4. _______________	$	______	____	%	NAP	$	______
5. _______________	$	______	____	%	NAP	$	______
6. _______________	$	______	____	%	NAP	$	______
7. _______________	$	______	____	%	NAP	$	______
8. _______________	$	______	____	%	NAP	$	______
9. _______________	$	______	____	%	NAP	$	______
10. _______________	$	______	____	%	NAP	$	______
11. _______________	$	______	____	%	NAP	$	______
12. _______________	$	______	____	%	NAP	$	______

(1)	Reflects mortgage loans or portions thereof that will not be included in the trust fund and that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the subject loan combination.

(2)	Reflects mortgage loans or portions thereof that will not be included in the trust fund and that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest following monthly payments of principal and interest with respect to the related underlying mortgage loan in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payments of principal and, with respect to all subordinate mortgage loans and junior loan components not included in the trust fund, interest only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the related underlying mortgage loan in the subject loan combination.

Except as provided below under “—_______________ and _______________ Mortgagee of Record, Master Servicer and Special Servicer,” each of the of the loan combinations will be serviced under the series 201_-C_ pooling and servicing agreement by the master servicer and the special servicer thereunder.

See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising such loan combination. Also, see “Description of the Series 201_-C_ Pooling and Servicing Agreement—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders,” and “Servicing of the _______________ Loan Combination” in this prospectus supplement for a more detailed description of certain of the rights of the respective non- trust mortgage loan noteholders. See also “Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property” in this prospectus supplement.

Acquisition and Substitution of Mortgage Loans/[Prefunding Accounts]	On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans from the [sponsors and the other mortgage loan sellers] and will transfer the mortgage loans to the trust. Following the date of initial issuance of the series 201_-C_ certificates, no party will have to ability to add mortgage loans to the trust fund, [except as contemplated in the following paragraphs regarding prefunding accounts and the substitution of a defective mortgage loan].

[IF IT IS CONTEMPLATED THAT A PREFUNDING FEATURE WILL BE INCLUDED IN THE SUBJECT SECURITIZATION TRANSACTION AND MORTGAGE ASSETS MAY BE ACQUIRED BY THE ISSUING ENTITY SUBSEQUENT TO THE DATE OF INITIAL ISSUANCE OF THE RELATED OFFERED CERTIFICATES, THEN THE RELATED PROSPECTUS SUPPLEMENT WILL INDICATE: (1) THE TERM OR DURATION OF THE PREFUNDING PERIOD (WHICH IN NO EVENT SHALL EXTEND BEYOND ONE YEAR FROM THE DATE OF INITIAL ISSUANCE OF THE OFFERED CERTIFICATES); (2) THE AMOUNT OF PROCEEDS TO BE DEPOSITED IN THE PREFUNDING ACCOUNT (WHICH IN NO EVENT MAY EXCEED 50% OF THE PROCEEDS OF THE OFFERING); (3) THE PERCENTAGE OF THE ASSET POOL AND ANY CLASS OR SERIES OF THE CERTIFICATES REPRESENTED BY THE PREFUNDING ACCOUNT, IF APPLICABLE; (4) ANY LIMITATIONS ON THE ABILITY TO ADD POOL ASSETS; AND (5) THE REQUIREMENTS FOR ASSETS THAT MAY BE ADDED TO THE POOL.]

Substitutions of certain underlying mortgage loans as to which there exists a material uncured breach of certain representations and warranties or a material uncured document omission may occur under the circumstances described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” “—Assignment of the Mortgage Loans; Repurchases and Substitutions” and “—Repurchase or Substitution of Cross-Collateralized Mortgage Loans” below in this prospectus supplement.

Payment and Other Terms

A. General	Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

Repayment of each of the mortgage loans that we intend to include in the trust fund is secured by a mortgage lien on the fee simple and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

All of the mortgage loans that we intend to include in the trust fund are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

B. Mortgage Rates	Each of the mortgage loans that we intend to include in the trust fund currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. Except as otherwise described below with respect to each mortgage loan that has an anticipated repayment date, the mortgage rate for each mortgage loan that we intend to include in the trust fund is, in the absence of default, fixed for the entire term of the loan.

C. Balloon Loans	_________ of the mortgage loans that we intend to include in the trust fund, representing _____% of the initial mortgage pool balance, of which ___ mortgage loans are in loan group no. 1, representing _____% of the initial mortgage pool balance, of which ___ mortgage loans are in loan group no. 1, representing ___% of the initial loan group no. 1 balance, and _________ mortgage loans are in loan group no. 2, representing ___% of the initial loan group no. 2 balance, each provide for:
•	an amortization schedule that is significantly longer than its remaining term to stated maturity or for no amortization prior to stated maturity; and

•	a substantial balloon payment of principal on its maturity date.

_________ of the _________ balloon mortgage loans that we intend to include in the trust fund, representing ___% of the initial mortgage pool balance, of which _________ mortgage loans are in loan group no. 1, representing ___% of the initial mortgage pool balance, of which _________ mortgage loans are in loan group no. 1, representing ___% of the initial loan group no. 1 balance, and _________ mortgage loans are in loan group no. 2, representing ___% of the initial loan group no. 2 balance, provide for payments of interest only for periods ranging from the first ______ to the first ______ payments following origination. _________ of the ______ balloon mortgage loans that we intend to include in the trust fund, representing ___% of the initial mortgage pool balance, of which _____ mortgage loans are in loan group no. 1, representing ___% of the initial loan group no. 1 balance, and _________ mortgage loans are in loan group no. 2, representing ___% of the initial loan group no. 2 balance, provide for payments of interest only until maturity.

D. ARD Loans	_________ of the mortgage loans that we intend to include in the trust fund, representing ___% of the initial mortgage pool balance, of which _________ mortgage loans are in loan group no. 1, representing ___% of the initial loan group no. 1 balance, and _________ mortgage loans are in loan group no. 2, representing ___% of the initial loan group no. 2 balance, respectively, each provides incentives to the related borrower to pay the subject mortgage loan in full by a specified date prior to maturity. We consider that date to be the anticipated repayment date for each of those mortgage loans. There can be no assurance, however, that these incentives will result in any of those mortgage loans being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date may (but need not), include:
•	the calculation of interest at an annual rate in excess of the initial mortgage rate, which additional interest will be deferred, may be compounded and will be payable only after the outstanding principal balance of the mortgage loan is paid in full; and

•	the application of all or a portion of excess cash flow from the mortgaged real property, after debt service payments and any specified reserves or expenses have been funded or paid, to pay the principal amount of the mortgage loan, which payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

_________ of the _________ mortgage loans with anticipated repayment dates that we intend to include in the trust fund, representing ___% of the initial mortgage pool balance, of which _________ mortgage loans are in loan group no. 1, representing ___% of the initial loan group no. 1 balance, and _________ mortgage loans are in loan group no. 2, representing ___% of the initial loan group no. 2 balance, provide for payments of interest only until the related anticipated repayment date.

_________ of the _________ mortgage loans with anticipated repayment dates that we intend to include in the trust fund, representing ___% of the initial mortgage pool balance, of which

______ mortgage loans are in loan group no. 1, representing ___ % of the initial loan group no. 1 balance, and ______ mortgage loans are in loan group no. 2, representing ___ % of the initial loan group no. 2 balance, respectively, provide for payments of interest only for the periods ranging from the first ______ payments to the first ______ payments following origination.

Delinquency Status/Loss Information	[None] of the mortgage loans that we intend to include in the trust fund was more than 30 days delinquent with respect to any monthly debt service payment as of the cut-off date. [Further, [none] of the mortgage loans that we intend to include in the trust fund was 30 days or more delinquent with respect to any monthly debt service payment at any time since origination of the subject underlying mortgage loan.] [Each of the following underlying mortgage loans has been 30 days or more delinquent with respect to a monthly debt service payment on one or more occasions since origination of the subject underlying mortgage loan, as further described under “Description of the Mortgage Pool—Additional Loan and Property Information—Delinquency and Loss Information” below in this prospectus supplement: [specify mortgage loans]]. [None] of the mortgage loans that we intend to include in the trust fund have experienced any losses.

Prepayment Restrictions	As described more fully in Annex A-1 to this prospectus supplement, as of the cut-off date, all of the mortgage loans that we intend to include in the trust fund provide for a prepayment lockout period during which voluntary prepayments are prohibited. In each case, that initial prepayment lockout period will be followed by one or more of the following:
•	a prepayment lockout/defeasance period during which voluntary prepayments are prohibited, but defeasance is allowed;

•	a prepayment consideration period during which a voluntary prepayment must be accompanied by prepayment consideration; and/or

•	an open prepayment period during which voluntary prepayments are permitted without payment of any prepayment consideration.

Notwithstanding the foregoing prepayment restrictions, prepayments may occur in connection with loan defaults, casualties and condemnations in respect of the mortgaged real properties and, in certain cases, out of cash holdbacks where certain conditions relating to the holdback have not been satisfied. Prepayment premiums and/or yield maintenance charges may not be payable in connection with prepayments of this type.

The prepayment terms of each of the mortgage loans that we intend to include in the trust fund are set forth in Annex A-1 to this prospectus supplement.

Defeasance	______ of the mortgage loans that we intend to include in the trust fund, representing ___% of the initial mortgage pool balance, of which ______ mortgage loans are in loan group no. 1, representing ___% of the initial loan group no. 1 balance, and ______ mortgage loans are in loan group no. 2, representing ___% of the initial loan group no. 2 balance, permit the related borrower to defease the mortgage loan and obtain a release of the mortgaged real property from the related mortgage lien by delivering U.S. Treasury obligations or other government securities as substitute collateral, but continue to prohibit voluntary prepayments during the defeasance period. None of those ______ mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the series 201_-C_ certificates.

Additional Statistical Information	Set forth below is selected statistical information regarding the mortgage pool, loan group no. 1 and loan group no. 2, respectively.

A. General Characteristics	The mortgage pool, loan group no. 1 and loan group no. 2, respectively, will have the following general characteristics as of the cut-off date:

	Mortgage		Loan Group		Loan Group
	Pool		No. 1		No. 2
Initial mortgage pool/loan group balance	$ __________		$ __________		$ __________
Number of mortgage loans	__________		__________		__________
Number of mortgaged real properties	__________		__________		__________
Highest cut-off date principal balance	$ __________		$ __________		$ __________
Lowest cut-off date principal balance	$ __________		$ __________		$ __________
Average cut-off date principal balance	$ __________		$ __________		$ __________
Highest mortgage rate	______	%	______	%	______	%
Lowest mortgage rate	______	%	______	%	______	%
Weighted average mortgage rate	______	%	______	%	______	%
Longest original loan term to maturity or anticipated repayment date	___ months		___ months		___ months
Shortest original loan term to maturity or anticipated repayment date	___ months		___ months		___ months
Weighted average original loan term to maturity or anticipated repayment date	___ months		___ months		___ months

	Mortgage		Loan Group		Loan Group
	Pool		No. 1		No. 2
Longest remaining loan term to maturity or anticipated repayment date	___ months		___ months		___ months
Shortest remaining loan term to maturity or anticipated repayment date	___ months		___ months		___ months
Weighted average remaining loan term to maturity or anticipated repayment date	___ months		___ months		___ months
Highest underwritten net cash flow debt service coverage ratio	_______	x	_______	x	_______	x
Lowest underwritten net cash flow debt service coverage ratio	_______	x	_______	x	_______	x
Weighted average underwritten net cash flow debt service coverage ratio	_______	x	_______	x	_______	x
Highest cut-off date loan-to-value ratio	_______	%	_______	%	_______	%
Lowest cut-off date loan-to-value ratio	_______	%	_______	%	_______	%
Weighted average cut-off date loan-to-value ratio	_______	%	_______	%	_______	%
Highest maturity date/ARD loan-to-value ratio	_______	%	_______	%	_______	%
Lowest maturity date/ARD loan-to-value ratio	_______	%	_______	%	_______	%
Weighted average maturity date/ARD loan-to-value ratio	_______	%	_______	%	_______	%

When reviewing the foregoing table, please note the following:
•	The initial mortgage pool balance is subject to a permitted variance of plus or minus 5%. The initial loan group no. 1 balance and the initial loan group no. 2 balance may each also vary.

•	With respect to ______ mortgage loans that we intend to include in the trust fund (loan numbers ______, ______, ______, ______ and ______), which collectively represent ___% of the initial mortgage pool balance (______ mortgage loans in loan group no. 1, representing ___% of the initial loan group no. 1 balance, and ______ mortgage loans are in loan group no. 2, representing ___% of the initial loan group no. 2 balance), the underwritten net cash flow debt service coverage ratios have, and with respect to ______ mortgage loans (loan numbers ______, ______, ______, ______ and ______), which represent ___% of the initial mortgage pool balance, of which ______ mortgage loans are in loan group no. 1, representing ___% of the initial loan group no. 1 balance, and ______ mortgage loans are in loan group no. 2, representing ___% of the initial loan group no. 2 balance, the cut-off date loan-to-value ratio and the maturity date/ARD loan-to-value ratio have been calculated and/or presented on an adjusted basis that (a) takes into account various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance related criteria required to obtain the release of a cash holdback or letter of credit that serves as additional collateral or otherwise covers losses to a limited extent and/or (b) reflects an application of that cash holdback or letter of credit to pay down the subject mortgage loan, with (if applicable) a corresponding reamortization of the monthly debt service payment.

Weighted average underwritten net cash flow debt service coverage, cut-off date loan-to-value ratio and maturity date/ARD loan-to-value ratio information for the mortgage pool (or portions thereof that contain any of those ___underlying mortgage loans) set forth in this prospectus supplement reflect the respective adjustments referenced above.

•	In the case of each underlying mortgage loan that is part of a loan combination, the loan-to-value and debt service coverage information presented in the foregoing table takes into account each pari passu non-trust mortgage loan, if any, in that loan combination, but does not reflect any subordinate non-trust mortgage loan(s) in that loan combination.

•	In the case of the __________________ underlying mortgage loan the loan-to-value and debt service coverage information presented in the foregoing table takes into account the pooled portion of that mortgage loan, but excludes the non-pooled portion of that mortgage loan.

B. Geographic Concentration	The table below shows the number of, and percentage of the initial mortgage pool balance, the initial loan group no. 1 balance and the initial loan group no. 2 balance, secured by, mortgaged real properties located in the indicated states or regions:

	Number of	% of Initial		% of Initial		% of Initial
	Mortgaged	Mortgage		Loan Group		Loan Group
State/Region	Properties	Pool Balance		No. 1 Balance		No. 2 Balance
______	______	______	%	______	%	______	%
______	______	______	%	______	%	______	%
______	______	______	%	______	%	______	%
______	______	______	%	______	%	______	%
______	______	______	%	______	%	______	%
______	______	______	%	______	%	______	%
______	______	______	%	______	%	______	%
______	______	______	%	______	%	______	%
______	______	______	%	______	%	______	%
______	______	______	%	______	%	______	%
______	______	______	%	______	%	______	%
______	______	______	%	______	%	______	%
Other	______	______	%	______	%	______	%

The reference to “Other” in the foregoing table, insofar as it relates to the entire mortgage pool, includes _________ other states [and the District of Columbia]. No more than ___% of the initial mortgage pool balance is secured by mortgaged real properties located in any of those other jurisdictions. Northern California includes areas with zip codes of 94107 and above, and Southern California includes areas with zip codes of 93401 and below.

C. Property Types	The table below shows the number of, and percentage of the initial mortgage pool balance, the initial loan group no. 1 balance and the initial loan group no. 2 balance, secured by, mortgaged real properties predominantly operated for each indicated purpose:

	Number of	% of Initial		% of Initial		% of Initial
	Mortgaged	Mortgage		Loan Group		Loan Group
Property Types	Properties	Pool Balance		No. 1 Balance		No. 2 Balance
Office	____	____	%	____	%	____	%
Suburban	____	____	%	____	%	____	%
Central Business District	____	____	%	____	%	____	%
Flex	____	____	%	____	%	____	%
Medical Office	____	____	%	____	%	____	%
Retail	____	____	%	____	%	____	%
Anchored	____	____	%	____	%	____	%
Regional Mall	____	____	%	____	%	____	%
Unanchored	____	____	%	____	%	____	%
Shadow Anchored	____	____	%	____	%	____	%
Lifestyle Center	____	____	%	____	%	____	%
Anchored, Single Tenant	____	____	%	____	%	____	%
Unanchored, Single Tenant	____	____	%	____	%	____	%
Multifamily	____	____	%	____	%	____	%
Conventional	____	____	%	____	%	____	%
Section 8	____	____	%	____	%	____	%
Student Housing	____	____	%	____	%	____	%
Independent Living	____	____	%	____	%	____	%
Residential Cooperative	____	____	%	____	%	____	%
Hospitality	____	____	%	____	%	____	%
Industrial	____	____	%	____	%	____	%
Self Storage	____	____	%	____	%	____	%
Mixed Use	____	____	%	____	%	____	%
Other	____	____	%	____	%	____	%
Manufactured Housing	____	____	%	____	%	____	%
Land	____	____	%	____	%	____	%

With respect to each of the ______ mortgaged real properties identified in the foregoing table as “Shadow Anchored” none of the relevant anchor tenants is on any portion of the particular property that is subject to the lien of the related mortgage instrument.

D. Encumbered Interests	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

	Number of		% of Initial
	Mortgaged		Mortgage
Encumbered Interests	Properties		Pool Balance
Fee Simple	____	(1)	____	%
Leasehold	____	(2)	____	%
Fee Simple in part and Leasehold in part	____	(3)	____	%

(1)	______ of these mortgaged real properties secure mortgage loans in loan group no. 1, representing ___% of the initial loan group no. 1 balance, and ______ of these mortgaged real properties secure mortgage loans in loan group no. 2, representing ___% of the initial loan group no. 2 balance.

(2)	All of these mortgaged real properties secure mortgage loans in loan group no. 1, representing ___% of the initial loan group no. 1 balance.

(3)	All of these mortgaged real properties secure mortgage loans in loan group no. 1, representing ___% of the initial loan group no. 1 balance.

It should be noted that each mortgage loan secured by overlapping fee and leasehold interests is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as “Fee Simple” in the chart above.
Removal of Underlying Mortgage Loans

A. Repurchase or Substitution Due to Breach of Representation or Warranty	As of the date of initial issuance of the offered certificates, and subject to certain exceptions, we will make with respect to each underlying mortgage loan contributed by Citigroup Global Markets Realty Corp. or any of our affiliates, and [_____________________] will make with respect to each underlying mortgage loan contributed by it, the representations and warranties generally described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” below in this prospectus supplement. If there exists a material uncured breach of any of those representations and warranties, or if there exists a material uncured document omission with respect to any underlying mortgage loan, as discussed under “Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions” below in this prospectus supplement, then we, in the case of a mortgage loan contributed by Citigroup Global Markets Realty Corp. or any of our other affiliates, and [_____________________], in the case of a mortgage loan contributed by them, may be required, under certain circumstances, to (i) repurchase the affected mortgage loan at a price generally equal to the sum of (a) the unpaid principal balance of that mortgage loan at the time of purchase, (b) all unpaid interest, other than post-ARD additional interest and default interest, due with respect to that mortgage loan through the due date in the collection period of purchase, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made with respect to that mortgage loan, and (e) certain other amounts payable under the series 201_-C_ pooling and servicing agreement or (ii) substitute a qualified substitute mortgage loan and pay the shortfall amount equal to the difference between the amounts set forth in clause (i) above and the stated principal balance of such qualified substitute mortgage loan as of the date of substitution.

See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions,” “—Assignment of the Mortgage Loans; Repurchases and Substitutions” and “—Repurchase or Substitution of Cross-Collateralized Mortgage Loans” below in this prospectus supplement.

B. Fair Value Option	Any single certificateholder or group of certificateholders with a majority interest in the series 201_-C_ controlling class (which is described under “Description of the Series 201_-C_ Pooling and Servicing Agreement—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders—Series 201_-C_ Controlling Class” in this prospectus supplement) the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of (a) the outstanding principal balance of that mortgage loan, (b) all accrued and unpaid interest on that mortgage loan, other than default interest, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and (e) any other amounts payable under the series 201_-C_ pooling and servicing agreement.

The special servicer is required to accept the first offer, by one of the entities that holds the purchase option above, that is at least equal to the purchase price described above.

If none of the purchase option holders exercises its option to purchase a specially serviced mortgage loan in the trust as to which a material default exists, at the price described above in this “—Fair Value Option” section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. See “Description of the Series 201_-C_ Pooling and Servicing Agreement—Fair Value Purchase Option” in this prospectus supplement.

C. Other Purchase Options	The following third parties or their designees will have the option to purchase one or more underlying mortgage loans from the trust, generally after such mortgage loan has become a specially serviced mortgage loan:
•	with respect to each underlying mortgage loan that is part of a loan combination, pursuant to a related co-lender or similar agreement, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of non-trust mortgage loans in the subject loan combination (acting together), may be granted the right to purchase the subject underlying mortgage loan, in each case under the circumstances described under “Description of the Mortgage Pool—The Loan Combinations;”

•	the class OCS representative, will be entitled, following certain events, including the occurrence of a monetary event of default and the transfer to special servicing of the _____________________ underlying mortgage loan, to purchase the _____________________ underlying mortgage loan from the trust, as described under “Description of the Series 201_-C_ Pooling and Servicing Agreement—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders— Additional Rights of the Majority Class OCS Certificateholders; Rights to Cure and Purchase” in this prospectus supplement; and

•	a mezzanine lender with respect to the borrower under an underlying mortgage loan may be entitled to purchase a defaulted mortgage loan from the trust upon the occurrence of a default thereunder or upon the transfer to special servicing, pursuant to a purchase right as set forth in the related intercreditor agreement [(see, for example, “Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The ____________ Mortgage Loan—Mezzanine Financing)].
Legal and Investment Considerations

Federal Income Tax Consequences	The trustee or its agent will make elections to treat designated portions of the trust fund as three real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended, designated as REMIC I, REMIC II and REMIC III. Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes. The class A-MFL REMIC II regular interest, the swap agreement and the trustee’s floating rate account, will constitute a grantor trust for federal income tax purposes.

The offered certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. The class A-MFL certificates will represent undivided beneficial ownership interests in the grantor trust consisting of the class A-MFL REMIC II regular interest, the swap agreement and the trustee’s floating rate account. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. Except for the class A-MFL certificates, the offered certificates will not represent any interest in the grantor trust referred to above.

One or more classes of the offered certificates may be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment. When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 201_-C_ certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:
•	any underlying mortgage loans with anticipated repayment dates will be paid in full on those dates,

•	no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

Some of the offered certificates (excluding the class A-MFL certificates but including the class A-MFL REMIC II regular interest) may be treated as having been issued at a premium.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see “Federal Income Tax Consequences” in each of this prospectus supplement and the accompanying base prospectus.

ERISA	We anticipate that, subject to satisfaction of the conditions referred to under “ERISA Considerations” in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to—
•	Title I of the Employee Retirement Income Security Act of 1974, as amended, or

•	section 4975 of the Internal Revenue Code of 1986, as amended,

will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Citigroup Global Markets Inc. by the U.S. Department of Labor.

If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. In addition, if you are a fiduciary of any such retirement plan or other employee benefit plan and are considering an investment in the class A-MFL certificates, you should review the specific requirements for purchases of class A-MFL certificates by plans. See “ERISA Considerations” in this prospectus supplement and in the accompanying base prospectus.

Legal Investment	The offered certificates will [not] be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See “Legal Investment” in this prospectus supplement and in the accompanying base prospectus.

Investment Considerations	The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans may affect the yield to maturity on your offered certificates. In the case of any offered certificate purchased at a discount from its principal balance, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificate purchased at a premium from its principal balance, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

In addition, if you are contemplating the purchase of class XP certificates, you should be aware that—
•	the yield to maturity on the class XP certificates will be highly sensitive to the rate and timing of any principal prepayments and/or other early liquidations of the underlying mortgage loans;

•	a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower anticipated yield with respect to the class XP certificates, and

•	an extremely rapid rate of prepayments and/or other liquidations of the underlying mortgage loans could result in a complete or partial loss of your initial investment with respect to the class XP certificates.

The yield on the class A-MFL certificates, as well as on the other offered certificates with variable or capped pass-through rates, could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage interest rates. The yield on the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR.

In addition, the pass-through rate for, and yield on, the class XP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 201_-C_ principal balance certificates.

See “Yield and Maturity Considerations” in this prospectus supplement and in the accompanying base prospectus.

RISK FACTORS
     The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.
     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.
     You should consider the following factors, as well as those set forth under “Risk Factors” in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The “Risk Factors” section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.
The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities
     Recent events in the real estate securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate has resulted in increased delinquencies and defaults on loans secured by such real estate. In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector. Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on securities that are backed by loans secured by such real estate and thus affect the values of such securities. We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe. Even if that market does recover, the mortgaged real properties securing the underlying mortgage loans and therefore, the offered certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the obligors under the underlying mortgage loans and may result in the inability of those obligors to make principal and interest payments on, or refinance, the outstanding debt when due. As a result, you may incur delays in payment and suffer losses on your offered certificates.
     In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has contributed to a decline in the market value and liquidity of securitized investments such as the offered certificates. The deterioration of other structured products markets may continue to adversely affect the value of the offered certificates. Even if your offered certificates are performing as anticipated, the value of such securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of your offered certificates.
The Class [A-MFL, A-MFX, A-J, B, C, D, E and F] Certificates Are Subordinate to, and Are Therefore Riskier than, the Class [A-1, A-2, A-3, A-SB, A-4 and A-1A] Certificates.
     If you purchase class [A-MFL, A-MFX, A-J, B, C, D, E and F] certificates, then your offered certificates (in the case of the class A-MFL certificates, by virtue of the interest evidenced thereby in the class A-MFL REMIC II regular interest) will provide credit support to other classes of series 201_-C_ certificates, including the [A-1, A-2, A-3, A-SB, A-4, A-1A, XP and XC] classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 201_-C_ certificates.
     When making an investment decision, you should consider, among other things—
•	the payment priorities of the respective classes of the series 201_-C_ certificates,

•	the order in which the principal balances of the respective classes of the series 201_-C_ certificates with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the trust.
     See “Description of the Mortgage Pool” and “Description of the Offered Certificates—Payments” and “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement. See also “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,” “—Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses” and “—Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates” in the accompanying base prospectus.
The Offered Certificates Have Uncertain Yields to Maturity
     The yields on your offered certificates will depend on—
•	the price you paid for your offered certificates, and

•	the rate, timing and amount of payments on your offered certificates.
     The rate, timing and amount of payments on your offered certificates will depend on:
(a)	the pass-through rate for, and other payment terms of, your offered certificates;

(b)	the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(c)	the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(d)	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

(e)	the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

(f)	servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.
     In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-SB and A-4 certificates should be concerned with the factors described in clauses (b) through (f) of the second preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group no. 1. Until the class A-1, A-2, A-3, A-SB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through (f) of the second preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group no. 2.
     The yield to investors in the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the class A-MFL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the class A-MFL certificates.
     In addition, because interest payments on the class A-MFL certificates may be reduced or the pass-through rate on the class A-MFL certificates may convert to the pass-through rate on the class A-MFL REMIC II regular interest, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-MFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.
     In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity to an investor in the class A-MFL certificates. As a result, the effect on such investor’s yield to maturity of a level of LIBOR that is lower than the rate anticipated by such investor during the period immediately following the issuance of the class A-MFL certificates may not be offset by a subsequent like increase in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap agreement, the conversion to a pass-through rate that is below the rate that would otherwise be payable under the swap agreement at the applicable floating rate and/or the reduction of interest payments resulting from payment of interest to the class A-MFL REMIC II regular interest based on a pass-through rate below                     % per annum would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to the pass-through rate on the class A-MFL REMIC II regular interest would not adversely affect the amount and timing of distributions to the holders of the class A-MFL certificates. See “Yield and Maturity Considerations” in this prospectus supplement.
     See “Description of the Mortgage Pool,” “Description of the Series 201_-C_ Pooling and Servicing Agreement,” “Servicing of the                                          Loan Combination,” “Description of the Offered Certificates—Payments” and “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” and “Yield and Maturity Considerations” in this prospectus supplement. See also “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable” and “Yield and Maturity Considerations” in the accompanying base prospectus.
The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated
     If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.
     Holders of the class A-1, A-2, A-3, A-SB and A-4 certificates will be very affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be very affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-SB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.
     If you purchase a class XP certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the class [A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E, F, G, H or J] certificates may result in a reduction in the total notional amount of the class XP certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class XP certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by—
•	the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under “Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions” in this prospectus supplement,

•	the sale of defaulted underlying mortgage loans out of the trust in accordance with a fair value or other purchase option, and

•	the termination of the trust, as described under “Description of the Offered Certificates—Termination” in this prospectus supplement.
     Prior to investing in the class XP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class XP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.
     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.
     The yield on the class A-MFL certificates and the other offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rate for, and yield on, the class XP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 201_-C_ principal balance certificates.
The Interests of the Series 201_-C_ Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders
     The holders or beneficial owners of series 201_-C_ certificates representing a majority interest in the controlling class of series 201_-C_ certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under “Description of the Series 201_-C_ Pooling and Servicing

Agreement—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders” in this prospectus supplement; and (b) replace the special servicer under the series 201_-C_ pooling and servicing agreement, subject to satisfaction of the conditions described under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Replacement of the Special Servicer” in this prospectus supplement. Among other things, the series 201_-C_ controlling class representative may direct the special servicer under the series 201_-C_ pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust fund (other than the outside-serviced underlying mortgage loans and any related foreclosure properties) that the series 201_-C_ controlling class representative may consider advisable, except to the extent that (i) the class OCS representative may otherwise do so with respect to the                                          underlying mortgage loan and/or (ii) a related non-trust mortgage loan noteholder or loan combination controlling party or a designee or representative thereof may otherwise do so with respect to an underlying mortgage loan that is part of a loan combination.
     In the absence of significant losses on the underlying mortgage loans, the series 201_-C_ controlling class will be a non-offered class of series 201_-C_ certificates. The series 201_-C_ controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 201_-C_ controlling class representative will exercise its rights and powers on behalf of the series 201_-C_ controlling class certificateholders, and it will not be liable to any other class of series 201_-C_ certificateholders for so doing.
The Interests of the Holders of the Class OCS-1, OCS-2, OCS-3, OCS-4, OCS-5, OCS-6 and OCS-7 Certificates May Be in Conflict with the Interests of the Offered Certificateholders
     The holders or beneficial owners of certificates representing a majority of the voting rights evidenced by all of the class OCS-1, OCS-2, OCS-3, OCS-4, OCS-5, OCS-6 and OCS-7 certificates will be entitled to designate a representative having certain rights and powers with respect to the                                          underlying mortgage loan. Those rights and powers are described under “Description of the Series 201_-C_ Pooling and Servicing Agreement—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders” and “—Replacement of the Special Servicer” in this prospectus supplement, and those rights include, without limitation, the right to exercise certain cure and purchase options, the right to advise and direct the special servicer and the right to replace the special servicer. With respect to the                      underlying mortgage loan, for so long as the principal balance of the non-pooled portion of that underlying mortgage loan, net of any appraisal reduction amount with respect to the subject split underlying mortgage loan, is greater than, or equal to, 25% of an amount equal to (x) the original principal balance of such non-pooled portion, minus (y) principal payments made by the related borrower on that underlying mortgage loan and allocated to such non-pooled portion, then the class OCS representative may, subject to certain limitations, (i) direct and advise the special servicer with respect to various servicing matters regarding that underlying mortgage loan, and (ii) replace the special servicer solely with respect to that underlying mortgage loan.
     None of the class OCS-1, OCS-2, OCS-3, OCS-4, OCS-5, OCS-6 and OCS-7 certificates are offered by this prospectus supplement. The holders of those certificates are likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the class OCS representative will exercise its rights and powers on behalf of the class OCS-1, OCS-2, OCS-3, OCS-4, OCS-5, OCS-6 and OCS-7 certificateholders, and such directing certificateholder will not be liable to any other class of series 201_-C_ certificateholders for so doing.
Distributions on the Class A-MFL Certificates will Depend, in Part, on Payments Received from the Swap Counterparty
     The trust will have the benefit of a swap agreement relating to the class A-MFL certificates with                      Financial Products Inc. Because the class A-MFL REMIC II regular interest accrues interest at a fixed rate of interest subject to a maximum pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the non-pooled portion of the                                          underlying mortgage loan), the ability of the holders of the class A-MFL certificates to obtain the payment of interest at the designated LIBOR-based pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap agreement. See “Description of the Swap Agreement” in this prospectus supplement.
A Decline in the Ratings of the Swap Counterparty, Among Other Things, May Result in the Termination of the Swap Agreement and as a Result, the Pass-Through Rate on the Class A-MFL Certificates May Convert to the Pass-Through Rate on the Class A-MFL REMIC II Regular Interest
     If the swap counterparty’s long-term or short-term ratings fall below the ratings specified under “Description of the Swap Agreement—The Swap Agreement” in this prospectus supplement, then: (a) in the case of the collateralization event, the swap counterparty will be required to post collateral to the extent necessary to fund any termination fee payable by the swap counterparty in the event of a termination of the swap agreement, to find a suitable replacement swap counterparty or to find a suitable guarantor of its obligations under the swap agreement; and (b) in the case of a rating agency trigger event, the swap counterparty will be required to find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement.
     If the swap counterparty fails to post acceptable collateral, find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement after a collateralization event, or if the swap counterparty fails to find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement after a rating agency trigger event, or if another event of default or a termination event occurs under the swap agreement, then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% (by balance) of the class A-MFL certificates, to enforce the rights of the trustee under the swap agreement as may be permitted by the terms of the swap agreement, including the termination of the swap agreement, and use any termination fees received from the swap counterparty to enter into a replacement swap agreement on substantially similar terms. Other events of default under the swap agreement will include the failure of either party to make any payment required thereunder, which failure is not remedied within                      business day following notice thereof. The swap agreement will provide for other customary events of default and termination events.
     If a guarantor of the swap counterparty’s obligations under the swap agreement is in place, then the ratings requirements of the swap agreement with respect to the swap counterparty will be satisfied provided that the ratings of that guarantor satisfy those rating requirements.
     If the costs attributable to entering into a replacement swap agreement would exceed the net proceeds of the liquidation of the swap agreement, then a replacement swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class A-MFL certificates. There can be no assurance that the swap counterparty will maintain the required ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap agreement, and there can be no assurance that any termination fee payable by the swap counterparty under the swap agreement will be sufficient for the trustee to engage a replacement swap counterparty. Furthermore, a termination fee may not be payable by the swap counterparty in connection with certain termination events.
     In addition, and notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to the swap agreement unless it has received from the class A-MFL certificateholders an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under the swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.

     During the occurrence of a continuing payment default on the part of the swap counterparty, or if the swap agreement is terminated and no replacement swap counterparty is found, the class A-MFL certificate pass-through rate will convert to the pass-through rate on the class A-MFL REMIC II regular interest, which is a fixed interest rate of                     % per annum subject to a maximum pass-through rate equal to a weighted average coupon derived from the net interest rates on the underlying mortgage loans (without regard to the non-pooled portion of the                                          underlying mortgage loan). Any such conversion to the pass-through rate on the class A-MFL REMIC II regular interest might result in a temporary delay of payment of the distributions to the holders of the class A-MFL certificates if notice of the resulting change in payment terms of the class A-MFL certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.
If the Pass-Through Rate of the Class A-MFL REMIC II Regular Interest is Limited by a Weighted Average of the Net Interest Rates on the Underlying Mortgage Loans, or if Interest Distributions with Respect to the Class A-MFL REMIC II Regular Interest are Insufficient to Make the Required Payment to the Swap Counterparty, Interest Distributions on the Class A-MFL Certificates Will Be Reduced
     Interest distributions with respect to the class A-MFL REMIC II regular interest will be subject to a maximum pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the non-pooled portion of the                                          underlying mortgage loan). If this weighted average coupon drops below                     % per annum, then interest distributions on the class A-MFL certificates will be reduced dollar-for-dollar with the reduction in the amount of interest allocated to the class A-MFL REMIC II regular interest as a result of that weighted average coupon dropping below                     % per annum. In addition, if for any other reason the funds allocated to payment of interest distributions on the class A-MFL REMIC II regular interest are insufficient to make all required interest payments on the class A-MFL REMIC II regular interest (for example, as a result of prepayment interest shortfalls), interest distributions on the class A-MFL certificates will also be reduced dollar-for-dollar. These reductions would result in the effective pass-through rate on the class A-MFL certificates being less than the applicable value of LIBOR plus                     %. See “Description of the Swap Agreement” in this prospectus supplement.
The Swap Agreement May Be Assigned
     The swap counterparty may assign its rights and obligations under the swap agreement provided that, among other conditions, the ratings of the replacement swap counterparty would not cause a collateralization event under the swap agreement.
The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates
     Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies — which assume some of the risk of policies sold by primary insurers — eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (TRIREA) through December 31, 2014.
     The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government. TRIREA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.
     In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the mortgagors obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the loan documents and may not otherwise be obtainable), such events would not be covered.
     The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIREA at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.
     Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.
     Because the Terrorism Insurance Program is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon TRIREA’s expiration.
     If TRIREA is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIREA. There can be no assurance that such temporary program will create any long term changes in the availability and cost of such insurance.
     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in certain instances, including in the case of several of the mortgage loans described under “Description of the Mortgage Pool—Significant Underlying Mortgage Loans” in this prospectus supplement, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.
     In the case of certain mortgage loans that we intend to include in the trust fund, the requirement that terrorism insurance be obtained was waived. In the case of certain other mortgage loans that we intend to include in the trust, the borrower was not required to maintain terrorism insurance for the related mortgaged real property.
     If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to in the third, fourth and fifth preceding paragraphs is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 201_-C_ certificates.
Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties.
     The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:
•	[office;

•	multifamily;

•	anchored retail;

•	hotel;

•	unanchored retail;

•	mixed use;

•	industrial/warehouse;

•	self-storage; and

•	mobile home park].
     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on—
•	the successful operation and value of the related mortgaged real property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged real property.
     See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” and “The Trust Fund—Mortgage Loans—A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates” in the accompanying base prospectus.
Risks Associated with Condominium Ownership
                          mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as                                         ,                                          and                                         , respectively, representing      %,      %, and      %, respectively, of the initial mortgage pool balance, are each secured by the related borrower’s interest in a commercial condominium unit. See “Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” in the accompanying base prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s).
The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default
     All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse” in the accompanying base prospectus.
In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property
     In the case of            mortgaged real properties, securing      % of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of            of those properties, securing      % of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants,” “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral” and “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower’s Ability to Refinance the

Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance” in the accompanying base prospectus.
Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—[Office, Retail, Multifamily and Hotel]
     [________ of the mortgaged real properties, securing      % of the initial mortgage pool balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties” in the accompanying base prospectus.
                of the mortgaged real properties, securing      % of the initial mortgage pool balance, are primarily used for retail purposes. We consider            of the subject retail properties (which include regional malls), securing      % of the initial mortgage pool balance, to be anchored, including shadow anchored; and            of the subject retail properties, securing      % of the initial mortgage pool balance, to be unanchored. A number of factors may adversely affect the value and successful operation of a retail property as discussed under “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” in the accompanying base prospectus.
                          of the mortgaged real properties, securing      % of the initial mortgage pool balance, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property as discussed under “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the accompanying base prospectus.
                          of the mortgaged real properties, collectively securing      % of the initial mortgage pool balance, are primarily used for hospitality purposes, such as hotels and motels. Hospitality properties may be operated under franchise agreements. A number of factors may adversely affect the value and successful operation of a hospitality property as discussed under “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks —Hospitality Properties” in the accompanying base prospectus.]
     In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” and “Risk Factors—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss” and “—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss” in the accompanying base prospectus.
Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property
     With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant’s right for the same space may have remedies under its lease due to such tenant’s inability to exercise such right. Such conflicting rights exist, for example, with respect to the                      underlying mortgage loan. With respect to the underlying mortgage loan secured by the mortgaged

real property identified on Annex A-1 to this prospectus supplement as                     , which mortgage loan represents      % of the initial mortgage pool balance, the related mortgaged real property is subject to several leases (including a lease with                     ), each of which may benefit from a currently operative exclusive use right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant’s operation violates such tenant’s exclusive use provision. In addition, certain leases of space at the related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.
Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in the States of                      and                      and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of the Following States—[_________, _________, _________, _________, _________ and _________]
     The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:

% of Initial
	Number of	Mortgage
State	Properties	Pool Balance
%
%
%
%
%
%
     The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See “Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss” in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.
The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates
                          of the mortgage loans that we intend to include in the trust, representing      % of the initial mortgage pool balance, of which            mortgage loans are in loan group no. 1, representing      % of the initial loan group no. 1 balance, and       mortgage loans are in loan group no. 2, representing      % of the initial loan group no. 2 balance, respectively, are balloon loans.                      of those balloon loans, representing      % of the initial mortgage pool balance, of which            mortgage loans are in loan group no. 1, representing      % of the initial loan group no. 1 balance, and            mortgage loans are in loan group no. 2, representing      % of the initial loan group no. 2 balance, respectively, are interest-only balloon loans. In addition,            mortgage loans, representing      % of the initial mortgage pool balance, of which            mortgage loans are in loan group no. 1, representing      % of the initial loan group no. 1 balance, and            mortgage loans are in loan group no. 2, representing      % of the initial loan group no. 2 balance, respectively, each provides material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan, on or before any related anticipated repayment date, in each case depends upon the borrower’s ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See “Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans” in this prospectus supplement and “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—There Is an Increased Risk of Default Associated with Balloon Payments” in the accompanying base prospectus.
The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans
     The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The                      largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent      % of the initial mortgage pool balance, and the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent      % of the initial mortgage pool balance. It has been confirmed to us by S&P and/or Fitch, however, that                      of the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See “Description of the Mortgage Pool—General,” “—Cross-Collateralized Mortgage Loans and Multiple Property Mortgage Loans” and “—Significant Underlying Mortgage Loans” in this prospectus supplement and “Risk Factors—Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss” in the accompanying base prospectus.
The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property.
                          mortgage loans, representing      % of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. For example, the ___________ underlying mortgage loan, representing      % of the initial mortgage pool balance, is solely secured by the related borrower’s interest in a ground lease on the                                          mortgaged real property, as described under “Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The                      Mortgage Loan—Ground Lease” in this prospectus supplement. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See also “Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Considerations” in the accompanying base prospectus.
Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures
     Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See

“Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance” in this prospectus supplement and “Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property” in the accompanying base prospectus.
Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990
     Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See “Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance” in this prospectus supplement and “Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive” and “Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the accompanying base prospectus.
     [For example, with respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as                          , which secures a mortgage loan representing      % of the initial mortgage pool balance,                                         .]
     [In addition, with respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as                     , which secures a mortgage loan representing ______% of the initial mortgage pool balance,                                              .]
     [Also, with respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as                     , which secures a mortgage loan representing ______% of the initial mortgage pool balance,                                         .]
     Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.
Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant
                          separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The                      largest of these separate groups represent      %,      %,      % and      %, respectively, of the initial mortgage pool balance. See “Description of the Mortgage Pool—Cross-Collateralized Mortgage Loans and Multiple Property Mortgage Loans” in this prospectus supplement.
     In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm’s-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower. In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as                     , which mortgage loan represents      % of the initial mortgage pool balance, one of the       largest tenants also currently owns an indirect ownership interest in the related borrower. See “Description of the

Mortgage Pool—Significant Underlying Mortgage Loans—The                                          Mortgage Loan—The Mortgaged Property.” In addition, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as                                         , which mortgage loan represents      % of the initial mortgage pool balance, the                      largest tenant,                                         , is also currently a general partner of the related borrower and currently the holder of the                           non-trust mortgage loan. See “Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The                                          Mortgage Loan—Borrower and Sponsor.” See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.
     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance,” “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss” and “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates” in the accompanying base prospectus.
Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property
                          mortgage loans that we intend to include in the trust, which mortgage loans collectively represent      % of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. We provide a more detailed discussion of these loan combinations under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement, and we have included a table under “Description of the Mortgage Pool—The Loan Combinations—General” that identifies each underlying mortgage loan that is part of a loan combination. See “With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests” in the accompanying base prospectus.
     One or more co-lender or similar agreements have been executed and delivered with respect to each of the loan combinations referred to in the prior paragraph. However, some provisions contained in a related co-lender, intercreditor or similar agreement restricting a subordinate lender’s actions may not be enforceable. If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against a subordinate lender, such as provisions whereby a subordinate lender has agreed not to take direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a second mortgagee’s claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee’s ability to recover with respect to the related borrower. See “Risk Factors—Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable” in the accompanying base prospectus.

     [With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as                          , representing      % of the initial mortgage pool balance, which is also one of the            underlying mortgage loans referred to in the second preceding paragraph, there exists a mezzanine loan that is secured by, in addition to a pledge of 100% of the equity ownership interests in the related borrower, a mortgage on the                           mortgaged real property, which may be recorded at any time by the                           mezzanine loan lender, as further described under “Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The                           Loan—Mezzanine Financing” in this prospectus supplement.]
     In addition, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as                     , which mortgage loan represents ______% of the initial mortgage pool balance, the related borrower                          . See “Description of the Mortgage Pool—Significant Underlying Mortgage Loans—                                             ” below.
     The existence of additional secured indebtedness may adversely affect the borrower’s financial viability and/or the trust’s security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:
1.	refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

2.	reduced cash flow could result in deferred maintenance at the particular real property;

3.	if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

4.	if the mortgaged real property depreciates for whatever reason, the related borrower’s equity is more likely to be extinguished, thereby eliminating the related borrower’s incentive to continue making payments on its mortgage loan in the trust.
     In addition, with respect to each of            mortgage loans that we intend to include in the trust, which mortgage loans collectively represent      % of the initial mortgage pool balance, the direct or indirect equity interests in the related borrower have been pledged to secure a related mezzanine or affiliate loan, in each case as described under “Description of the Mortgage Pool—Additional Loan and Property Information—Additional and Other Financing” in this prospectus supplement.
     Further, with respect to each of            mortgage loans that we intend to include in the trust, which mortgage loans collectively represent      % of the initial mortgage pool balance, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under “Description of the Mortgage Pool—Additional Loan and Property Information—Additional and Other Financing” in this prospectus supplement.
     It is also possible that, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine or affiliate debt.
     Mezzanine debt is secured by the principal’s direct ownership interest in the related borrower. Affiliate debt is secured by an entity’s indirect ownership interest in the related borrower. While a mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and/or affiliate financing reduces the subject principal’s indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

See “Description of the Mortgage Pool—The Loan Combinations” and “—Additional Loan and Property Information—Additional and Other Financing” in this prospectus supplement and “Risk Factors—Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights” in the accompanying base prospectus.
Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow
     Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower’s available cash flow and the failure to satisfy those obligations may result in a default under the subject lease. [For instance, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as                          , which underlying mortgage loan represents      % of the initial mortgage pool balance, the related borrower is obligated to                     . See “Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The                           Mortgage Loan—                                             ” in this prospectus supplement.
Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities; Even Borrowers Structured as Special Purpose Entities May Declare Bankruptcy
     The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below $                                         are in many cases not limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $                                         may, in some cases, not be limited to owning their respective mortgaged real properties.
     In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. In addition, certain borrowers, although currently special purpose entities, may not have met the criteria of a special purpose entity in the past or may have engaged in activities unrelated to the subject mortgaged real property in the past. This could negatively impact the borrower’s financial conditions and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. Furthermore, borrowers that are not special purpose entities and thus are not structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be (a) operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business, or (b) individuals that have personal liabilities unrelated to the property. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.
     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property (in which case we reflect that the mortgage loan is secured by a mortgage on the related fee interest), the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.
     Furthermore, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate may be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or such corporate or individual general partner or managing member.

     The borrowers on some of the underlying mortgage loans are required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower. However, any director, manager or trustee, including one that is otherwise independent of the applicable borrower and its affiliates, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by that borrower. Such determination might take into account the interests and financial condition of the borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of the borrower might increase the likelihood of a bankruptcy filing by the borrower.
     In addition, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its equitable powers, has the authority to order that the assets and liabilities of a debtor be consolidated with those of a bankrupt affiliate for the purpose of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower on an underlying mortgage loan may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to that borrower, and the rights of creditors of that borrower, including the series 201_-C_ trust, may become impaired.
     See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the accompanying base prospectus.
Tenancies in Common May Hinder Recovery
     Certain of the mortgage loans that we intend to include in the trust fund have borrowers that own the related mortgaged real properties as tenants-in-common or permit the transfer of more than 49% of the direct or indirect equity interests in the related borrower into a tenant-in-common form of ownership. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). In order to reduce the likelihood of a partition action, certain tenant-in-common borrowers have waived their partition rights, however, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan.
     In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases.
     Each of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as                                         ,                                               and                                                             , respectively, which secure mortgage loans that collectively represent      % of the initial mortgage pool balance, are owned by tenant-in-common borrowers. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals.

     See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the accompanying base prospectus.
Operating Master Leases May Hinder Recovery
     The underlying mortgaged real properties securing certain of the mortgage loans that we intend to include in the trust may be subject to an operating lease or master lease with an entity that is not a party to the mortgage loan documents. Upon a foreclosure of the related mortgage loan, the lessee under the related operating lease or master lease, as applicable, may have certain rights that could hinder or delay a lender’s ability to foreclose on or dispose of the related mortgaged real property.
Changes in Mortgage Pool Composition Can Change the Nature of Your Investment
     In general, if you purchase any offered certificates that have a relatively longer weighted average life, or if you purchase class XP certificates, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See “Risk Factors—Changes in Pool Composition Will Change the Nature of Your Investment” in the accompanying base prospectus.
Risks Related to Redevelopment and Renovation at the Mortgaged Properties.
     Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related underlying mortgage loan, which could affect the ability of the related borrower to repay the related underlying mortgage loan.
     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related underlying mortgage loan.
     A portion of one mortgaged real property securing the                                          underlying mortgage loan is ground leased to                                         , which is constructing a superstore on the site. Completion of                                               is scheduled for                                          and occupancy is scheduled for                           of      . The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.
Decisions Made By The Trustee, the Servicers or the Outside Servicers May Negatively Affect Your Interests.
     You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. Those decisions are generally made, subject to the express terms of the series 201_-C_ pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable, and in the case of the underlying mortgage loan that will be governed by the servicing agreement for the securitization of a related non-trust mortgage loan, by the applicable servicers for that other securitization. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan.
     Each mortgage loan seller will make representations and warranties in connection with its sale of mortgage loans to us, as generally described in “Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions” and “—Representations and Warranties; Repurchases and Substitutions,” and that mortgage loan seller will be the sole warranting party in respect of the underlying mortgage loans sold by such mortgage loan seller to us. A material breach by a mortgage loan seller of a representation or warranty may result in an obligation on the part of that mortgage loan seller to repurchase or substitute the underlying mortgage loan that is the subject of such breach. Neither we nor any of our affiliates (except for Citigroup Global Markets Realty Corp. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any underlying mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See “Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions” and “—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement and “Description of the Governing Documents—Representations and Warranties with Respect to Mortgage Assets” in the accompanying base prospectus.
The Mortgage Loans Have Not Been Reunderwritten by Us.
     We have not reunderwritten the underlying mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute an underlying mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the subject underlying mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the underlying mortgage loans. If we had reunderwritten the underlying mortgage loans, it is possible that the reunderwriting process may have revealed problems with one or more of the underlying mortgage loans not covered by representations or warranties given by the mortgage loan sellers.
Lending on Income-Producing Real Properties Entails Environmental Risks.
     The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.
     With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, [except as otherwise discussed in the next paragraph,] a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of            mortgaged real properties, securing      % of the initial mortgage pool balance, conducted a transaction screen, with respect to each of the mortgaged real properties securing the underlying mortgage loans. All of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph (or, in the case of            mortgaged real properties, securing mortgage loans representing      % of the initial mortgage pool balance, a related Phase II environmental site assessment) were completed during the 12-month period ending on the cut-off date.
     The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.
     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.
     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required—
•	the continuation or the establishment of an operation and maintenance plan to address the issue, or

•	the implementation of a remediation or mitigation program to address the issue;
provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.
     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:
•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

•	a responsible third party was identified as being responsible for the remediation; or

•	the related originator of the subject underlying mortgage loan generally required the related borrower to:
(a)	to take investigative and/or remedial action; or

(b)	to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.
     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.
     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.
     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:
•	the mortgaged real property had not been affected or had been minimally affected,

•	the potential for the problem to affect the mortgaged real property was limited, or

•	a person responsible for remediation had been identified.
     Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.
     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as                                         , which mortgaged real property secures a mortgage loan representing      % of the initial mortgage pool balance, the Phase I consultant recommended                                                             .
     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as                                         , which mortgaged real property secures a mortgage loan representing      % of the initial mortgage pool balance, the Phase I consultant recommended                                                             .
     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as                                         , which mortgaged real property secures a mortgage loan representing      % of the initial mortgage pool balance, the Phase II consultant identified                                                             .
     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as                                         , which is one of a portfolio of mortgaged real properties that secures a mortgage loan representing      % of the initial mortgage pool balance, a Phase I consultant recommended                                                             .
     A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that—
•	the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the results of the environmental testing were accurately evaluated in all cases;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

•	the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

•	any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

•	any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.
     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this “—Lending on Income-Producing Real Properties Entails Environmental Risks” subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.
     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.
     See “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Legal Aspects of Mortgage Loans—Environmental Considerations” in the accompanying base prospectus.
Lending on Income-Producing Properties Entails Risks Related to Property Condition
     Engineering firms inspected substantially all of the mortgaged real properties during the 12-month period preceding the cut-off date, in order to assess—
•	the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

•	the general condition of the site, buildings and other improvements located at each property.
     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties
     In the case of some of the mortgage loans that we intend to include in the trust, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. See, for example, “Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The                           Mortgage Loan—Management Agreement” in this prospectus supplement. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.
With Respect to                      Mortgage Loans (Including                      of the                      Largest Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 201_-C_ Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations
                               mortgage loans that we intend to include in the trust, which mortgage loans (a) are described under “Description of the Mortgage Pool—The Loan Combinations” and/or “—Significant Underlying Mortgage Loans” in this prospectus supplement and (b) collectively represent ____% of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 201_-C_ securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 201_-C_

certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 201_-C_ certificateholders for so doing. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see “Description of the Series 201_-C_ Pooling and Servicing Agreement—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders” and “—Replacement of the Special Servicer” in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders with respect to the loan combinations being serviced and administered under the series 201_-C_ pooling and servicing agreement.
     In addition, the following                      underlying mortgage loans are each being serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination as the subject underlying mortgage loan: (a) the                                          underlying mortgage loan, which is the largest mortgage loan that we intend to include in the trust and represents      % of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the       Commercial Mortgage Trust                     , Commercial Mortgage Pass-Through Certificates, Series                      commercial mortgage securitization, which is the governing document the securitization of the                      note A1 non-trust mortgage loan; (b) the                           underlying mortgage loan, which is the fourth largest mortgage loan that we intend to include in the trust and represents      % of the initial mortgage pool balance, is also being serviced pursuant to the series                      pooling and servicing agreement referred to in clause (a) above, which is also the governing document for the securitization of the                                          note A1 non-trust mortgage loan; (c) the                           underlying mortgage loan, which represents      % of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the                           and                           Trust, Commercial Mortgage Pass-Through Certificates, Series                      commercial mortgage securitization, which is the governing document for the securitization of certain of the                           non-trust mortgage loans; and (d) the                           underlying mortgage loan, which represents      % of the initial mortgage pool balance, is also being serviced pursuant to the series            pooling and servicing agreement referred to in clause (c) above, which is also the governing document for the securitization of certain of the                           non-trust mortgage loans. Each of the foregoing pooling and servicing agreements are similar but not identical to the series 201_-C_ pooling and servicing agreement. See “Servicing of the                           Loan Combination” in this prospectus supplement. In addition, the series 201_-C_ certificateholders will have limited ability to control the servicing of those underlying mortgage loans and the parties with control over the servicing of those underlying mortgage loans may have interests that conflict with your interests.
     Furthermore, the master servicer and/or the special servicer may service, in the ordinary course of its business, existing and new mortgage loans or portfolios of mortgage loan for third parties that are similar to the mortgage loans that will be included in the trust. The real properties securing those other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged real properties securing the underlying mortgage loans. Consequently, the performance by the master servicer and/or the special servicer of services with respect to the underlying mortgage loans and related mortgaged real properties at the same time as they are performing services on behalf of other persons with respect to other mortgage loans and competing properties, may pose inherent conflicts for such servicer.

Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties
     Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans included in the trust. [For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as                          , representing      % of the initial mortgage pool balance,                          . has a      % indirect ownership interest in the related borrower as follows:                          . Further, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as                     , representing      % of the initial mortgage pool balance, an affiliate of                          , holds a preferred equity investment in the amount of $                     in the related borrower which the equity interest is subject to a mandatory redemption in           .] A mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as                           and                          , respectively, representing      % and      % of the initial mortgage pool balance, the mortgage loan seller or an affiliate thereof is the owner of the related borrowers. In addition, a mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. Further, a mortgage loan seller and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust. See, for example, “Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The                           Mortgage Loan—The Borrower and Sponsor” in this prospectus supplement. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest. See, for example, “Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The                           Mortgage Loan—The Borrower and Sponsor” in this prospectus supplement.
     In the foregoing cases, the relationship of the mortgage loan seller or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the trust or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related mortgage loan seller or its affiliates in a manner similar to those described above.
Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits
     The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit—
•	the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

•	a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under “Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans” and “—Cross-Collateralized Mortgage Loans and Multiple Property Mortgage Loans” and “—Mortgage Loans With Affiliated Borrowers” in this prospectus supplement.
     [In addition, in the case of the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as                          , which mortgage loan represents      % of the initial mortgage pool balance, and the underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as the                          , which mortgage loan represents      % of the initial mortgage pool balance, the related loan documents permit property substitutions, thereby changing the real property collateral, as described under “Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The                           Mortgage Loan—Substitution” and “—Significant Underlying Mortgage Loans—The                           Mortgage Loan—Substitutions,” respectively, in this prospectus supplement.]
     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower’s bankruptcy estate could challenge that borrower’s pledging of the underlying mortgaged real property as a fraudulent conveyance. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements” in the accompanying base prospectus.
     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.
Investors May Want to Consider Prior Bankruptcies
     We are aware of                      mortgage loans that we intend to include in the trust, representing      % of the initial mortgage pool balance, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See “Risk Factors—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates” in the accompanying base prospectus.
     In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding. Other tenants may, in the future, be a party to a bankruptcy proceeding.
Litigation May Adversely Affect Property Performance
     There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.
     [In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as                          , which mortgage loan represents      % of the initial mortgage pool balance,                                                                  .]

The Underwritten Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans Have Been Adjusted in Consideration of a Cash Holdback or a Letter of Credit.
     [With respect to       mortgage loans that we intend to include in the trust fund (loan numbers                                         ), which collectively represent      % of the initial mortgage pool balance, of which       mortgage loans are in loan group no. 1, representing      % of the initial loan group no. 1 balance, and                      mortgage loans are in loan group no. 2, representing      % of the initial loan group no. 2 balance, the underwritten net cash flow debt service coverage ratios have, and with respect to                      of those       mortgage loans (loan numbers                                         ), which collectively represent      % of the initial mortgage pool balance, of which                      mortgage loans are in loan group no. 1, representing      % of the initial loan group no. 1 balance, and       mortgage loans are in loan group no. 2, representing      % of the initial loan group no. 2 balance, the cut-off date loan-to-value ratio and the maturity date/ARD loan-to-value ratio have been calculated and/or presented on an adjusted basis that (a) takes into account various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance related criteria required to obtain the release of a cash holdback or letter of credit which serves as additional collateral or otherwise covers losses to a limited extent and/or (b) reflects an application of that cash holdback or letter of credit to pay down the subject mortgage loan, with (if applicable) a corresponding reamortization of the monthly debt service payment. These adjustments have resulted in the loan-to-values presented in this prospectus supplement being lower and the debt service coverage ratios presented in this prospectus supplement being higher than would otherwise be the case.
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT
     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this prospectus supplement.
FORWARD-LOOKING STATEMENTS
     This prospectus supplement and the accompanying base prospectus include the words “expects,” “intends,” “anticipates,” “estimates” and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.
SIGNIFICANT OBLIGORS OF POOL ASSETS
     [IF THE SUBJECT COMMERCIAL MORTGAGE SECURITIZATION TRANSACTION INCLUDES SIGNIFICANT OBLIGORS, THE RELATED PROSPECTUS SUPPLEMENT WILL INCLUDE THE FOLLOWING INFORMATION TO THE EXTENT REQUIRED PURSUANT TO ITEM 1112 OF REGULATION AB FOR EACH SIGNIFICANT OBLIGOR: (a) THE FOLLOWING DESCRIPTIVE INFORMATION: (1) THE NAME OF THE OBLIGOR; (2) THE ORGANIZATIONAL FORM AND GENERAL CHARACTER OF THE BUSINESS OF THE OBLIGOR; (3) THE NATURE OF THE CONCENTRATION OF THE POOL ASSETS WITH THE OBLIGOR; AND 4) THE MATERIAL TERMS OF THE POOL ASSETS AND THE AGREEMENTS WITH THE OBLIGOR INVOLVING THE POOL ASSETS;

AND (b) THE FOLLOWING FINANCIAL INFORMATION: (1) IF THE POOL ASSETS RELATING TO THE SIGNIFICANT OBLIGOR REPRESENT 10% OR MORE, BUT LESS THAN 20%, OF THE ASSET POOL, SELECTED FINANCIAL DATA REQUIRED BY ITEM 301 OF REGULATION S-K FOR THE SIGNIFICANT OBLIGOR, PROVIDED, HOWEVER, THAT FOR A SIGNIFICANT OBLIGOR UNDER ITEM 1101(k)(2) OF REGULATION AB, ONLY NET OPERATING INCOME FOR THE MOST RECENT FISCAL YEAR AND INTERIM PERIOD WILL BE PROVIDED; AND (2) IF THE POOL ASSETS RELATING TO THE SIGNIFICANT OBLIGOR REPRESENT 20% OR MORE OF THE ASSET POOL, FINANCIAL STATEMENTS MEETING THE REQUIREMENTS OF REGULATION S-X (TO THE EXTENT REQUIRED UNDER ITEM 1112 OF REGULATION AB), OF THE SIGNIFICANT OBLIGOR.]
DESCRIPTION OF THE MORTGAGE POOL
General
     We intend to include the                      mortgage loans identified on Annex A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an Initial Mortgage Pool Balance of $                    . However, the actual Initial Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See “—Changes in Mortgage Pool Characteristics” below.
     For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 201_-C_ certificates will be divided into a loan group no. 1 and a loan group no. 2.
     Loan group no. 1 will consist of                      mortgage loans, with an Initial Loan Group No. 1 Balance of $                     and representing approximately      % of the Initial Mortgage Pool Balance, that are secured by the various property types that constitute collateral for those mortgage loans.
     Loan group no. 2 will consist of                      mortgage loans, with an Initial Loan Group No. 2 Balance of $                     and representing approximately      % of the Initial Mortgage Pool Balance, that are secured by multifamily and manufactured housing properties. See Annex A-5—Characteristics of the Multifamily and Manufactured Housing Mortgaged Real Properties.
     The “Initial Mortgage Pool Balance” will equal the total cut-off date principal balance of the mortgage loans included in the trust (exclusive of the portion of the cut-off date principal balance of the                                          Mortgage Loan allocated to the                                Non-Pooled Portion), the “Initial Loan Group No. 1 Balance” will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1 (exclusive of the portion of the cut-off date principal balance of the                                          Mortgage Loan allocated to the                                          Non-Pooled Portion), and the “Initial Loan Group No. 2 Balance” will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund (or, in the case of the                                          Mortgage Loan, the cut-off date principal balance of the                                          Pooled Portion) is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $                     to $                    , and the average of those cut-off date principal balances is $                    .
     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee simple and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.
The Pooled and Non-Pooled Portions of the                                          Mortgage Loan
     General. For purposes of distributions on the series 201_-C_ certificates, the                                          Mortgage Loan will be treated as if it consists of two portions, which we refer to as the                                          Pooled Portion and the                                       Non-Pooled Portion, respectively. The                                          Pooled Portion consists of $                     of the entire cut-off date principal balance of the                                          Mortgage Loan, and the                                          Non-Pooled Portion consists of the remaining $                     of the cut-off date principal balance of the                                          Mortgage Loan. The Class OCS Principal Balance Certificates represent beneficial ownership of the                                          Non-Pooled Portion, and the holders of those certificates will be entitled to collections of principal and interest on the                                          Mortgage Loan that are allocable to the                                      Non-Pooled Portion. The holders of the offered certificates and certain non-offered classes of the series 201_-C_ certificates will be entitled to receive collections of principal and interest on the                                           Mortgage Loan that are allocable to the                                       Pooled Portion. Each of the                                          Pooled Portion and the                                       Non-Pooled Portion will be deemed to accrue interest at the same rate and on the same terms as the                                          Mortgage Loan. As and to the extent described under “—The Pooled and Non-Pooled Portions of the                                          Mortgage Loan—Allocation of Payments” below, the rights of the holders of the Class OCS Principal Balance Certificates to receive payments of principal and interest to which they are entitled with respect to the                                          Mortgage Loan will be subordinated to the rights of the holders of the offered certificates and certain non-offered classes of the series 201_-C_ certificates to receive payments of principal and interest to which they are entitled with respect to the                                          Mortgage Loan.
     Allocation of Payments. On or prior to each distribution date, amounts received during the related collection period with respect to the                                          Mortgage Loan, together with any amounts advanced with respect to the                                          Mortgage Loan, and exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to the                                          Mortgage Loan under the series 201_-C_ pooling and servicing agreement, will be applied as follows:
•	first, for inclusion in the Standard Available P&I Funds, as interest accrued with respect to the Pooled Portion, accrued (on a 30/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of the Pooled Portion, through but not including the then-most recent due date for the Mortgage Loan, to the extent not previously received or advanced;

•	second, for inclusion in the Standard Available P&I Funds, as principal on the Pooled Portion in an amount equal to the lesser of (1) the Allocated Principal Balance of the Pooled Portion immediately prior to the subject distribution date and (2) the entire portion of the Total Principal Payment Amount for the subject distribution date that is allocable to the Mortgage Loan;

•	third, for inclusion in the Standard Available P&I Funds, as a reimbursement with respect to the Pooled Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Mortgage Loan that were not otherwise borne by the holders of the Class OCS Principal Balance Certificates and that have not been previously reimbursed;
•	fourth, for inclusion in the Class OCS Available P&I Funds, as interest with respect to the Non-Pooled Portion, accrued (on a 30/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of the Non-Pooled Portion, through but not including the then-most recent due date for the Mortgage Loan, to the extent not previously received or advanced;

•	fifth, for inclusion in the Class OCS Available P&I Funds, as principal of the Non-Pooled Portion in an amount equal to the lesser of (1) the Allocated Principal Balance of the Non-Pooled Portion immediately prior to the subject distribution date and (2) the excess, if any, of (a) the entire portion of the Total Principal Payment Amount for the subject distribution date that is allocable to the Mortgage Loan, over (b) the payments of principal to be made with respect to the Pooled Portion on that distribution date in accordance with clause second above;

•	sixth, for inclusion in the Class OCS Available P&I Funds, as a reimbursement with respect to the Non-Pooled Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Mortgage Loan that were borne by the holders of the Class OCS Principal Balance Certificates and that have not been previously reimbursed; and

•	seventh, to reimburse the Class OCS Representative for any outstanding cure payments made with respect to the Mortgage Loan.
     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be, or you should expect recourse to be, limited to the corresponding mortgaged real property or properties (and any reserves, letters of credit or other additional collateral for the mortgage loan) for satisfaction of that borrower’s obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.
     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that:
•	All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

•	Except as described in the next sentence, all weighted average information provided with respect to the underlying mortgage loans or any sub-group thereof reflects a weighting based on their respective cut-off date principal balances. For the purposes of calculating weighted averages, unless the context clearly indicates otherwise, the Mortgage Loan is considered to exclude the Non-Pooled Portion.

•	When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan Group No. 1 Balance or the Initial Loan Group No. 2 Balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances (or, in the case of the

Mortgage Loan, unless clearly indicated otherwise, based upon the cut-off date principal balance of the Pooled Portion).
•	Unless specifically indicated otherwise, if any underlying mortgage loan is part of a Loan Combination that also includes a subordinate Non-Trust Loan, then statistical information presented in this prospectus supplement with respect to that underlying mortgage loan is presented without regard to the related subordinate Non-Trust Loan.

•	Unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to the Mortgage Loan is presented without regard to the Non-Pooled Portion;

•	Unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property, in which cases, each related Pari Passu Non-Trust Loan is taken into account), statistical information presented in this prospectus supplement with respect to each Pari Passu Mortgage Loan excludes the related Pari Passu Non-Trust Loan(s).

•	If any of the underlying mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

•	Whenever loan-level information, such as loan-to-value ratios or debt service coverage ratios, is presented in the context of the mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related underlying mortgage loan.

•	Whenever we refer to a particular underlying mortgage loan or mortgaged real property by name, we mean the underlying mortgage loan or mortgaged real property, as the case may be, identified by that name on Annex A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by loan number, we are referring to the underlying mortgage loan identified by that loan number on Annex A-1 to this prospectus supplement.

•	Statistical information regarding the underlying mortgage loans may change prior to the Issue Date due to changes in the composition of the mortgage pool prior to that date, and the Initial Mortgage Pool Balance may be as much as 5% larger or smaller than indicated.
[Prefunding Account]
     [IF IT IS CONTEMPLATED THAT A PREFUNDING FEATURE WILL BE INCLUDED IN THE SUBJECT SECURITIZATION TRANSACTION AND MORTGAGE ASSETS MAY BE ACQUIRED BY THE ISSUING ENTITY SUBSEQUENT TO THE DATE OF INITIAL ISSUANCE OF THE RELATED OFFERED CERTIFICATES, THEN THE RELATED PROSPECTUS SUPPLEMENT WILL INDICATE: (1) THE TERM OR DURATION OF THE PREFUNDING PERIOD (WHICH IN NO EVENT SHALL EXTEND BEYOND ONE YEAR FROM THE DATE OF INITIAL ISSUANCE OF THE OFFERED CERTIFICATES); (2) THE AMOUNT OF PROCEEDS TO BE DEPOSITED IN THE PREFUNDING ACCOUNT (WHICH IN NO EVENT

SHALL EXCEED 50% OF THE OFFERING PROCEEDS); (3) THE PERCENTAGE OF THE ASSET POOL AND ANY CLASS OR SERIES OF THE CERTIFICATES REPRESENTED BY THE PREFUNDING ACCOUNT, IF APPLICABLE; (4) TRIGGERS OR EVENTS THAT WOULD TRIGGER LIMITS ON OR TERMINATE THE PREFUNDING PERIOD AND THE EFFECTS OF SUCH TRIGGERS; (5) WHEN AND HOW NEW POOL ASSETS MAY BE ACQUIRED DURING THE PREFUNDING PERIOD; (6) THE ACQUISITION OR UNDERWRITING CRITERIA FOR ADDITIONAL POOL ASSETS TO BE ACQUIRED DURING THE PREFUNDING PERIOD, INCLUDING A DESCRIPTION OF ANY DIFFERENCES FROM THE CRITERIA USED TO SELECT THE CURRENT ASSET POOL; (7) WHICH PARTY HAS THE AUTHORITY TO ADD ASSETS TO THE ASSET POOL OR DETERMINE IF SUCH POOL ASSETS MEET THE ACQUISITION OR UNDERWRITING CRITERIA FOR ADDITIONAL POOL ASSETS (AND WHETHER OR NOT THERE WILL BE ANY INDEPENDENT VERIFICATION OF SUCH PERSON’S EXERCISE OF AUTHORITY OR DETERMINATIONS); (8) ANY REQUIREMENTS TO ADD MINIMUM AMOUNTS OF POOL ASSETS AND ANY EFFECTS OF NOT MEETING THOSE REQUIREMENTS; (9) IF APPLICABLE, THE PROCEDURES AND STANDARDS FOR THE TEMPORARY INVESTMENT OF FUNDS IN A PREFUNDING ACCOUNT PENDING USE (INCLUDING THE DISPOSITION OF GAINS AND LOSSES ON PENDING FUNDS) AND A DESCRIPTION OF THE FINANCIAL PRODUCTS OR INSTRUMENTS ELIGIBLE FOR SUCH ACCOUNTS; (10) THE CIRCUMSTANCES UNDER WHICH FUNDS IN A PREFUNDING ACCOUNT WILL BE RETURNED TO INVESTORS OR OTHERWISE DISPOSED OF; AND (11) WHETHER, AND IF SO HOW, INVESTORS WILL BE NOTIFIED OF CHANGES TO THE ASSET POOL.]
[Foreign Commercial or Multifamily Mortgaged Real Properties]
     [IF THE SUBJECT COMMERCIAL MORTGAGE CERTIFICATES ARE BACKED BY COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS THAT ARE SECURED BY LIENS ON REAL PROPERTIES LOCATED OUTSIDE THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS, THEN IN PROVIDING THE DISCLOSURE REQUIRED BY REGULATION AB (INCLUDING, BUT NOT LIMITED TO, ITEMS 1104 AND 1110 OF REGULATION AB REGARDING ORIGINATION AND SECURITIZATION PRACTICES, ITEM 1107 OF REGULATION AB REGARDING THE SALE OR TRANSFER OF THE POOL ASSETS, BANKRUPTCY REMOTENESS AND COLLATERAL PROTECTION, ITEM 1108 OF REGULATION AB REGARDING SERVICING, ITEM 1109 OF REGULATION AB REGARDING THE RIGHTS, DUTIES AND RESPONSIBILITIES OF THE TRUSTEE, ITEM 1111 OF REGULATION AB REGARDING THE TERMS, NATURE AND TREATMENT OF THE POOL ASSETS AND ITEMS 1114 OR 1115 OF REGULATION AB, AS APPLICABLE, REGARDING AN ENHANCEMENT PROVIDER), THEN THE RELATED PROSPECTUS SUPPLEMENT WILL DESCRIBE ANY PERTINENT GOVERNMENTAL, LEGAL OR REGULATORY OR ADMINISTRATIVE MATTERS AND ANY PERTINENT TAX MATTERS, EXCHANGE CONTROLS, CURRENCY RESTRICTIONS OR OTHER ECONOMIC, FISCAL, MONETARY OR POTENTIAL FACTORS IN THE APPLICABLE HOME JURISDICTION THAT COULD MATERIALLY AFFECT PAYMENTS ON, THE PERFORMANCE OF, OR OTHER MATTERS RELATING TO, THOSE FOREIGN MORTGAGE LOANS INCLUDED IN OUR TRUST OR THE SUBJECT COMMERCIAL MORTGAGE CERTIFICATES. [IN ADDITION, IF APPLICABLE, THE INFORMATION SPECIFIED IN ITEM 101(g) OF REGULATION S-K AND INSTRUCTION 2 TO ITEM 202 OF REGULATION S-K WILL BE PROVIDED.]]
Cross-Collateralized Mortgage Loans and Multiple Property Mortgage Loans
     The mortgage pool will include                      mortgage loans, representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No. 1 Balance, that are cross-collateralized and cross-defaulted with each other.

     The mortgage pool will also include                      mortgage loans, representing      % of the Initial Mortgage Pool Balance, and      % of the Initial Loan Group No. 1 Balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more mortgaged real properties.
     The amount of the mortgage lien encumbering any particular one of those mortgaged real properties may be less than the full amount of the related multiple property mortgage loan or Crossed Group, as the case may be, generally to minimize mortgage recording tax. The mortgage amount may be an amount based on the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same multiple property mortgage loan or Crossed Group, as the case may be.
     The following table identifies the various individual multiple property mortgage loans and Crossed Groups that we will include in the trust fund.
Cross-Collateralized Mortgage Loan Groups and Multiple Property Mortgage Loans

% of Initial
			Total	% of Initial		Loan Group
			Cut-off Date	Mortgage		No. 1/2
Mortgage Loan/Crossed Group	Relationship	Loan Group	Principal Balance	Pool Balance		Balance

	Multiple Property Loan	Group	$		%		%

	Crossed Group	Group	$		%		%

	Multiple Property Loan	Group	$		%		%

     Certain of the multiple property mortgage loans and Crossed Groups identified in the table above entitle the related borrowers to obtain a release of one or more of the corresponding mortgaged real properties from the related lien and/or a corresponding termination of the related cross-collateralization arrangement, subject, in each case, to the fulfillment of one or more of the following conditions, among others—
•	the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125%, of the portion of the total loan amount allocated to the property or properties to be released (except that in the case of the mortgage loan, partial defeasance is permitted with 100% of the portion of the total loan amount allocated to the subject property or properties under the circumstances described below);

•	the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral for the subject mortgage loan(s); and/or

•	receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     In the case of the                                          underlying mortgage loan, the related borrower may obtain the release of an individual property constituting part of the related mortgaged real property by substituting a property of like character and quality under the following circumstances—
•	voluntarily, up to a maximum of 20% of the collateral, calculated by allocated loan amount,

•	in the event the mortgage loan is accelerated upon an incurable breach of a representation or warranty made by the related borrower with respect to any individual property,

•	in the event the lender does not make casualty or condemnation proceeds available to the borrower for restoration of any individual property, or

•	if an individual property is determined by the borrower to be no longer economically viable and the lender agrees with such determination.
     The substitution of an individual property will be subject to satisfaction of certain conditions, including but not limited to:
•	no event of default under the mortgage loan then existing except with respect to a breach of representation or warranty by the related borrower that is the reason for the substitution,

•	receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates,

•	delivery of third party reports such as environmental assessments, property condition reports and appraisals for the replacement property,

•	the debt service coverage ratio of the mortgage loan following the substitution being equal to the higher of its debt service coverage ratio as of the date the mortgage loan was originated and immediately prior to the substitution,

•	the loan-to-value ratio following the substitution being equal to the lower of the loan-to-value ratio as of the date the mortgage loan was originated and immediately prior to the substitution, and

•	the debt service coverage ratio and loan-to-value ratio with respect to the substitute property on the date of substitution being no worse than such ratios were with respect to the released property as of the date the mortgage loan was originated.
     In addition—
•	in the event the mortgage loan is accelerated following an incurable breach of a representation or warranty made by the related borrower with respect to an individual property constituting part of the related mortgaged real property,

•	in the event lender does not make casualty or condemnation proceeds available to the related borrower for restoration of any individual property, or

•	if an individual property is determined by the borrower to be no longer economically viable and the lender agrees with such determination,

the borrower may obtain a release of the affected individual property by partially defeasing the mortgage loan in an amount equal to 100% of the allocated loan amount for the affected individual property.
Mortgage Loans Which Permit Partial Release of the Related Mortgaged Real Property
     Some of the mortgage loans that we intend to include in the trust fund may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, which appraised value is shown on Annex A-1 to this prospectus supplement.
     In the case of                      mortgage loan (loan number      ) that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance, the loan documents provide for the release of up to                      acres of unimproved land. In connection with such release, the borrower is expected to construct a parking garage on a portion of the remaining property, and under the loan documents, the borrower will be required to pay down the mortgage loan in an amount equal to 100% of the amount, if any, by which the value of the outparcel (which is valued at $                     per square foot of land within the outparcel to be released), exceeds the lesser of the actual cost of the parking garage or the value of the parking garage as constructed (or expected to be constructed), without regard for the underlying land value, as determined by an appraisal, together with a prepayment premium. If the garage has been completed and the actual cost of building the parking garage and its value is at least equal to the value of the outparcel based on the value of $                     per square foot of land, no paydown of the mortgage loan will be required.
Mortgage Loans with Affiliated Borrowers
                          separate groups of mortgage loans that we intend to include in the trust fund, consisting of a total of                      mortgage loans, and representing a total of      % of the Initial Mortgage Pool Balance, of which                      mortgage loans are in loan group no. 1, representing      % of the Initial Loan Group No. 1 Balance, and                      mortgage loans are in loan group no. 2, representing      % of the Initial Loan Group No. 2 Balance, have borrowers that, in the case of the mortgage loans contained within a particular group, are related such that they have at least one controlling sponsor or principal in common. See Annex A-1 for identification of the affiliated borrower groupings.

Significant Underlying Mortgage Loans
     Set forth on Annex B to this prospectus supplement are summary descriptions (including a presentation of selected loan and property information) of the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund and a presentation of selected loan and property information with respect to the next five largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund.
     The following table shows certain characteristics of the 15 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust, by cut-off date principal balance.

						Cut-off			% of
						Date	% of		Initial			Cut-off
						Principal	Initial		Loan			Date
	Mortgage				Cut-off Date	Balance	Mortgag		Group		U/W	Loan-to
	Loan	Property Type,	Loan		Principal	Per	e Pool		No. 1/2		NCF	Value
Mortgage Loan Name	Seller	Sub-type	Group	State	Balance	SF/Unit	Balance		Balance		DSCR	Ratio
1. (1)					$	$		%		%	x		%
2.
3.
4.
5.
6.
7.
8.
9.
10. s
Total/Wtd. Avg. for Top 10					$			%			x		%
11.
12.
13.
14.
15.
Total/Wtd. Avg. for Top 15					$			%			x		%

(1)	Reflects or is based solely on the Pooled Portion.
Terms and Conditions of the Underlying Mortgage Loans
     Due Dates. Subject, in some cases, to a next business day convention:
•	of the mortgage loans that we intend to include in the trust fund, representing % of the Initial Mortgage Pool Balance, of which mortgage loans are in loan group no. 1, representing % of the Initial Loan Group No. 1 Balance, and mortgage loans are in loan group no. 2, representing % of the Initial Loan Group No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month;

•	of the mortgage loans that we intend to include in the trust fund, representing % of the Initial Mortgage Pool Balance, of which mortgage loans are in loan group no. 1, representing % of the Initial Loan Group No. 1 Balance, and mortgage loans are in loan group no. 2, representing % of the Initial Loan Group No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month;

•	of the mortgage loans that we intend to include in the trust fund, representing % of the Initial Mortgage Pool Balance, of which mortgage loans are in loan group no. 1, representing % of the Initial Loan Group No. 1 Balance, and mortgage loans are in loan group no. 2, representing % of the Initial Loan Group No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the tenth day of each month; and

•	of the mortgage loans that we intend to include in the trust fund, representing % of the Initial Mortgage Pool Balance, of which mortgage loans are in loan group no. 1, representing % of the Initial Loan Group No. 1 Balance, and mortgage loans are in loan group no. 2, representing % of the Initial Loan Group No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the fifth day of each month.
     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage rate that, in the absence of default, is fixed until maturity. However, as described under “—ARD Loans” below, each ARD Loan will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage rate prior to that date. In addition, in the case of                      mortgage loan (loan number      ), which represents      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance, the initial fixed interest rate is subject to specified step-up adjustments in the event certain financial performance criteria contained in the loan documents are not met, up to maximum interest rate of      % per annum.
     The current mortgage rate for each of the mortgage loans that we intend to include in the trust fund is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage rates ranged from      % per annum to      % per annum, and the weighted average of those mortgage rates was      % per annum. As of the cut-off date the mortgage rates for the mortgage loans in loan group no. 1 ranged from      % per annum to      % per annum, and the weighted average of those mortgage rates was      % per annum. As of the cut-off date the mortgage rates for the mortgage loans in loan group no. 2 ranged from      % per annum to      % per annum, and the weighted average of those mortgage rates was      % per annum.
     Except if an ARD Loan remains outstanding past its anticipated repayment date, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.
     Each of the underlying mortgage loans will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.
     Balloon Loans.                      of the mortgage loans that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance, of which       mortgage loans are in loan group no. 1, representing      % of the Initial Loan Group No. 1 Balance, and       mortgage loans are in loan group no. 2, representing      % of the Initial Loan Group No. 2 Balance, are in each case characterized by:
•	an amortization schedule that is significantly longer than the actual term of the mortgage loan or for no amortization prior to stated maturity; and

•	a substantial payment, or balloon payment, being due with respect to the mortgage loan on its stated maturity date.
                          of the balloon mortgage loans that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance, of which       mortgage loans are in loan group no. 1, representing      % of the Initial Loan Group No. 1 Balance, and       mortgage loans are in loan group no. 2, representing      % of the Initial Loan Group No. 2 Balance, provide for payments of interest only until maturity. Another                      of the balloon mortgage loans that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance, of which       mortgage loans are in loan group no. 1, representing      % of the Initial Loan Group No. 1

Balance, and       mortgage loans are in loan group no. 2, representing      % of the Initial Loan Group No. 2 Balance, provide for payments of interest only for periods ranging from the first 12 to the first 72 payments following origination and prior to amortization.
     ARD Loans.                      mortgage loans that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance, respectively, are each characterized by the following features:
•	A maturity date that is generally 15 to 30 years following origination.

•	The designation of an anticipated repayment date, by the related lender at its option, that is generally five to ten years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A-1 to this prospectus supplement.

•	The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally no earlier than five months prior to the related anticipated repayment date.

•	Until its anticipated repayment date, the calculation of interest at its initial mortgage rate.

•	From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage rate.

•	The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage rate and its initial mortgage rate. This Post-ARD Additional Interest may, in some cases, to the extent permitted by applicable law, compound at the new revised mortgage rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

•	From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property that remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.
                          of the ARD Loans that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance, respectively, provide for payments of interest only for the periods ranging from the first       to the first       payments following origination.
                          of the ARD Loans that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance, provide for payments of interest only until the related anticipated repayment date.
     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has either entered into a cash management agreement or has agreed to enter into a cash management agreement on or prior to the anticipated repayment date if it has not previously done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the anticipated repayment date into a lockbox account designated by the lender under the loan documents for the related ARD Loan.
     Voluntary Prepayment Provisions. All of the mortgage loans that we intend to include in the trust fund provided as of the cut-off date for:
•	a prepayment lock-out period or a prepayment lock-out/defeasance period during which voluntary prepayments are prohibited; followed by

•	one of the following:
1.	in the case of mortgage loans, representing % of the Initial Mortgage Pool Balance, of which mortgage loans are in loan group no. 1, representing % of the Initial Loan Group No. 1 Balance, and mortgage loans are in loan group no. 2, representing % of the Initial Loan Group No. 2 Balance, a prepayment consideration period during which any voluntary principal prepayment must be accompanied by prepayment consideration, followed by an open prepayment period during which voluntary principal prepayments may be made without any prepayment consideration; or

2.	in the case of mortgage loans, representing % of the Initial Mortgage Pool Balance, of which mortgage loans are in loan group no. 1, representing % of the Initial Loan Group No. 1 Balance, and mortgage loans are in loan group no. 2, representing % of the Initial Loan Group No. 2 Balance, just by an open prepayment period.
     The prepayment terms of each of the mortgage loans that we intend to include in the trust fund are set forth in Annex A-1 to this prospectus supplement.
     Generally, the prepayment restrictions relating to each of the underlying mortgage loans do not apply to prepayments arising out of a casualty or condemnation of the corresponding mortgaged real property. Prepayments of this type are generally not required to be accompanied by any prepayment consideration. In addition, several of the mortgage loans that we intend to include in the trust fund also permit the related borrower to prepay the entire principal balance of the mortgage loan remaining, without prepayment consideration, after application of insurance proceeds or a condemnation award to a partial prepayment of the mortgage loan, provided that such prepayment of the entire principal balance is made within a specified time period following the date of such application. In the case of certain mortgage loans, if the entire principal balance is not prepaid, the monthly principal and interest payment is reduced to reflect the smaller principal balance.
     Also notwithstanding the foregoing prepayment restrictions, prepayments may occur in connection with loan defaults and, in certain cases, out of cash holdbacks where certain conditions relating to the holdback have not been satisfied. Prepayment premiums and/or yield maintenance charges may not be collectable in connection with prepayments of this type.
     The aggregate characteristics of the prepayment provisions of the underlying mortgage loans will vary over time as:
•	lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods; and

•	mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

     Prepayment Lock-out Periods. All of the mortgage loans that we intend to include in the trust fund provided for prepayment lock-out periods as of the cut-off date. For those mortgage loans—
•	the longest remaining prepayment lock-out period as of that date (including any part of the relevant period during which a defeasance could occur) is months with respect to the entire mortgage pool, months with respect to loan group no. 1 and months with respect to loan group no. 2,

•	the shortest remaining prepayment lock-out period as of that date (including any part of the relevant period during which a defeasance could occur) is months with respect to the entire mortgage pool, months with respect to loan group no. 1 and months with respect to loan group no. 2, and

•	the weighted average remaining prepayment lock-out period as of that date (including any part of the relevant period during which a defeasance could occur) is months with respect to the entire mortgage pool, months with respect to loan group no. 1 and months with respect to loan group no. 2.
     Prepayment Consideration.                      of the mortgage loans that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance, of which       mortgage loans are in loan group no. 1, representing      % of the Initial Loan Group No. 1 Balance, and       mortgage loans are in loan group no. 2, representing      % of the Initial Loan Group No. 2 Balance, each provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, commencing at origination or at the expiration of an initial prepayment lock-out period. That prepayment consideration is calculated on the basis of a yield maintenance formula or a yield maintenance formula plus an additional specified percentage of the principal amount prepaid, that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid.
     Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the series 201_-C_ certificateholders (or, if allocable to the class A-2 or A-MFL REMIC II regular interest while the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, to the swap counterparty), in the amounts and in accordance with the priorities, described under “Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement. Certain limitations exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor any of the underwriters and/or mortgage loan sellers makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of those mortgage loans. See “Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the accompanying base prospectus.
     Proceeds received in connection with the liquidation of any defaulted mortgage loan in the trust fund may be insufficient to pay any prepayment premium or yield maintenance charge due in connection with such involuntary prepayment.
     Defeasance Loans.                      of the mortgage loans that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance, of which       mortgage loans are in loan group no. 1, representing      % of the Initial Loan Group No. 1 Balance, and       mortgage loans are in loan group no. 2, representing      % of the Initial Loan Group No. 2 Balance, each permit the related borrower to deliver U.S. Treasury obligations or other government-related securities as substitute collateral for all or a portion of the related mortgaged real property, but prohibit voluntary prepayments during the defeasance period.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of U.S. Treasury obligations or other government securities and obtain a full or partial release of the mortgaged real property or properties. In general, the U.S. Treasury obligations or other government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that:
•	will be made on or prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, through and including the beginning of the subject mortgage loan’s open prepayment period); and

•	will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.
     For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.
     Generally, in connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral.
     No borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates.
     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below, these clauses either:
•	permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property; or

•	prohibit the borrower from doing so without the consent of the holder of the mortgage.
     See “Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the accompanying base prospectus.
     All of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:
•	transfers of the corresponding mortgaged real property or of ownership interests in the related borrower if specified conditions are satisfied;

•	a transfer of the corresponding mortgaged real property or of ownership interests in the related borrower to a person that is affiliated with or otherwise related to the borrower;

•	transfers of the corresponding mortgaged real property or of ownership interests in the related borrower to specified entities or types of entities;

•	transfers of ownership interests in the related borrower for estate-planning purposes;

•	transfers of non-controlling ownership interests in the related borrower;

•	involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

•	changes of ownership among existing partners or members of the related borrower;

•	issuance by a related borrower of new partnership or membership interests; or

•	other transfers similar to the foregoing.
Additional Loan and Property Information
     Escrows and Reserves. Information regarding escrows and reserves with respect to the underlying mortgage loans is presented on Annex A-1 to this prospectus supplement.
     Delinquency and Loss Information. None of the mortgage loans that we intend to include in the trust are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date. [Further, none of the mortgage loans that we intend to include in the trust were 30 days or more delinquent with respect to any monthly debt service payment at any time since origination of the subject underlying mortgage loan.] [Each of the following underlying mortgage loans has been 30 days or more delinquent with respect to a monthly debt service payment on one or more occasions since origination of the subject underlying mortgage loan, as described in the following paragraph]. None of the mortgage loans that we intend to include in the trust have experienced losses.
     [WITH REGARD TO EACH UNDERLYING MORTGAGE LOAN THAT HAS BEEN 30 DAYS OR MORE DELINQUENT WITH RESPECT TO A MONTHLY DEBT SERVICE PAYMENT ON ONE OR MORE OCCASIONS SINCE ORIGINATION OF THE SUBJECT UNDERLYING MORTGAGE LOAN, THE RELATED PROSPECTUS SUPPLEMENT WILL PROVIDE THE FOLLOWING INFORMATION, TO THE EXTENT CONTEMPLATED BY ITEMS 1100(b) AND 1111(c) OF REGULATION AB: (1) DELINQUENCY EXPERIENCE IN 30 OR 31 DAY INCREMENTS, AS APPLICABLE; (2) THE TOTAL AMOUNT OF DELINQUENT UNDERLYING MORTGAGE LOANS AS A PERCENTAGE OF THE AGGREGATE MORTGAGE POOL; (3) A CATEGORIZATION OF ALL DELINQUENCY INFORMATION BY TYPE OF UNDERLYING MORTGAGE LOAN; (4) A DESCRIPTION OF HOW DELINQUENCIES ARE DEFINED OR DETERMINED, ADDRESSING THE EFFECT OF ANY GRACE PERIOD, REAGING, RESTRUCTURE, PARTIAL PAYMENTS CONSIDERED CURRENT OR OTHER PRACTICES ON DELINQUENCY EXPERIENCE; AND (5) A DESCRIPTION OF ANY OTHER MATERIAL INFORMATION REGARDING DELINQUENCIES PARTICULAR TO THE MORTGAGE POOL.]
     Tenant Matters. Described and listed below are certain special considerations regarding tenants at the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund:
•	of the mortgaged real properties, securing % of the Initial Mortgage Pool Balance and % of the Initial Loan Group No. Balance, are, in each case, a commercial property that is leased to one or more tenants that each occupy 25% or more of the net rentable area of the particular property. A number of companies are tenants at more than one of the mortgaged real properties.

•	There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

•	mortgaged real properties, securing % of the Initial Mortgage Pool Balance and % of the Initial Loan Group No. Balance, are multifamily rental properties that have material concentrations of student tenants or is a student housing facility.

•	Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise.

•	With respect to certain of the mortgage loans, the related borrower has given to certain tenants, or the project developer has retained, an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the related mortgaged real property in the event a sale is contemplated. This may impede the lender’s ability to sell the related mortgaged real property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged real property.

•	Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such lease at any time for, among other reasons, a lack of appropriations.

•	With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases. For instance, in the case of mortgage loan, (loan number ) representing % of the Initial Mortgage Pool Balance and % of the Initial Loan Group No. Balance, respectively, a significant tenant, leasing more than 90% of the related mortgaged real property’s gross leasable area is not yet in occupancy. There can be no assurances that a prolonged delay in the opening of business to the general public will not negatively impact tenant’s ability to fulfill its obligations under its respective lease.
     Ground Leases.                      of the mortgage loans that we intend to include in the trust fund (loan numbers      ,      ,      ,      ,       and      ), collectively representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance, respectively, are each secured by a mortgage lien on the borrower’s leasehold interest in the corresponding mortgaged real property, but not on the fee simple interest in that property.                      of the mortgage loans that we intend to include in the trust fund, collectively representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance, respectively, are each secured by a mortgage lien on the borrower’s leasehold interest in certain portions of the corresponding mortgaged real property and by the borrower’s fee simple interest in the remainder of the mortgaged real property. With respect to all of these mortgage loans, the term of the related ground lease, after giving effect to all extension options exercisable by the lender, expires more than 10 years after the stated maturity date of the related mortgage loan, and the related ground lessor has agreed to give, or the related ground lease provides that the ground lessor must give, the holder of each leasehold mortgage loan we intend to include in the trust notice of, and the right to cure, any default or breach by the ground lessee.
     The mortgage loans identified in the preceding paragraph do not include mortgage loans secured by overlapping fee simple and leasehold interests in the related mortgaged real property.
     Additional and Other Financing.
     Additional Secured Debt. As indicated under “Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property” in this prospectus supplement, the mortgaged real properties with respect to certain

mortgage loans (loan number      ,      ,       and      ) also secure other loans not included in the trust fund, as described below.
     In the case of the underlying mortgage loans described under “—The Loan Combinations” below, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See “—The Loan Combinations” below for a more detailed description, with respect to each Loan Combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising such loan combination.
     Mezzanine Debt. As indicated under “Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property” in this prospectus supplement, in the case of                      mortgage loans that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance, of which       mortgage loans are in loan group no. 1, representing      % of the Initial Loan Group No. 1 Balance, and       mortgage loans are in loan group no. 2, representing      % of the Initial Loan Group No. 2 Balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt as described below.
     In the case of            mortgage loans (loan numbers      ,      ,      ,       and      ), representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance, one or more principals of the related borrower have incurred mezzanine debt, in the original principal amounts of $                    , $                    , $                    , $                  and $                    , respectively, which are subject to intercreditor agreements providing for the subordination of the related mezzanine loan, the standstill of the related mezzanine lender’s remedies and the limitation of the ability of the related mezzanine lender to foreclose on any collateral. Furthermore, the cash management provisions of the related mortgage loan documents provide for payments of the related mezzanine loan only from excess cash flow.
     In the case of                      mortgage loan (loan number      ) that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance, one or more of the principals of the related borrower obtained a mezzanine loan in the amount of $                    , secured by the ownership interests in the borrower under the related mortgage loan and the ownership interests of an affiliate of the borrower, which affiliate is itself a borrower under a $                     first mortgage loan that will not be an asset of this trust fund and is not cross-collateralized with the related mortgage loan in the trust fund. Additionally, one or more principals of the borrower are permitted to incur mezzanine debt, in an amount not to exceed $                    , subject to certain conditions, including (i) that the debt service coverage ratio of the subject mortgage loan is not less than the debt service coverage ratio at the origination date of the mortgage loan, (ii) the combined debt service coverage ratio of (a) the mortgage loan, (b) the existing mezzanine loan (described above), and (c) the $                     first mortgage loan that was made to an affiliate of the borrower and that is not an asset of this trust fund, (iii) the future mezzanine loan, is not less than       and (iv) the loan-to-value ratio of the mortgage loan and the future mezzanine loan does not exceed the loan-to-value ratio as of the origination date of the mortgage loan.
     In the case of                      mortgage loan (loan number      ) that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance, the borrower’s equity owners pledged their equity interests in the borrower to secure a loan to the borrower in the original principal amount of $                    . The lender under the other loan executed a subordination and standstill agreement with the mortgagee, pursuant to which it has agreed that such debt is subject and subordinate to the mortgage loan.
     In the case of                      mortgage loan (loan number      ) that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance, an

equity owner of the borrower, that has a non-controlling limited partnership interest in the borrower, obtained a loan in the original principal amount of $                     secured by a pledge of its equity interests in the borrower.
     In the case of                      mortgage loan (loan number      ) that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance, holders of the direct or indirect interests in the borrower are permitted to incur future mezzanine debt, subject to certain conditions in the loan documents that include, but are not limited to, the execution of an acceptable intercreditor agreement and rating agency confirmation.
     In the case of                      mortgage loan (loan number      ) that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance, one or more principals of the related borrower are permitted to incur mezzanine debt in accordance with the terms of the related loan documents, including without limitation, (a) the minimum debt service coverage ratio must be      x with a      % combined loan-to-value ratio, (b) the mezzanine lender must be reasonably approved by lender and (c) the mezzanine lender must execute an intercreditor agreement satisfactory to lender.
     In the case of                      mortgage loan (loan number      ) that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance, the related loan documents permit future mezzanine financing, provided that, among other conditions, (i) the mezzanine financing and the subject mortgage loan together have a combined loan-to-value ratio of not more than      % and a combined debt service coverage ratio of at least      x; (ii) the mezzanine lender must enter into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender; and (iii) the lender must receive written confirmation from each rating agency that such financing will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 201_-C___ certificates.
     In the case of                      mortgage loan (loan number      ) that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance, one or more of the principals of the borrower are permitted to obtain mezzanine debt provided, among other things, the combined debt service coverage ratio for the underlying mortgage loan and the related mezzanine loan may not be less than      x, the combined loan-to-value ratio of the underlying mortgage loan and the related mezzanine loan may not exceed 80%, and an acceptable subordination and standstill agreement must be delivered.
     In the case of                      mortgage loan (loan number      ) that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance, one or more principals of the related borrower are permitted to incur mezzanine debt, in an amount not to exceed $                    , subject to certain conditions, including that the combined debt service coverage ratio of the subject mortgage loan and the related mezzanine debt is greater than or equal to      % of the debt service coverage ratio of the subject mortgage loan and the related mezzanine debt as of the loan closing date and the combined loan-to-value ratio of the subject mortgage loan and the related mezzanine debt is not greater than      %, as determined by a new appraisal.
     In the case of                      mortgage loans (loan numbers      ,       and      ), representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance, one or more principals of the related borrower are permitted to incur mezzanine debt in accordance with the terms of the related loan documents, including without limitation, (a) the minimum debt service coverage ratio must be      x with an      % combined loan-to-value ratio, (b) the mezzanine lender must be reasonably approved by lender and (c) mezzanine lender must execute an intercreditor agreement satisfactory to lender.
     Additional Unsecured Debt. As indicated under “Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property,” the borrowers with respect to            mortgage loans (loan numbers      ,      ,      ,

      and      ) that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance, of which                      mortgage loans are in loan group no. 1, representing      % of the Initial Loan Group No. 1 Balance, and                      mortgage loans are in loan group no. 2, representing      % of the Initial Loan Group No. 2 Balance, have incurred or are permitted to incur additional unsecured debt.
     In the case of                      mortgage loan (loan number      ), representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance, the borrower is involved in litigation related to non-payment of a purchase money note. For additional information regarding this litigation, see “Risk Factors—Litigation May Adversely Affect Property Performance” herein and “Annex B—Description of the Fifteen Largest Mortgage Loans and/or Groups of Cross Collateralized Mortgage Loans—                                        —Additional Financing.”
     In the case of                      mortgage loan (loan number      ) that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance, the related borrower is also permitted to incur debt from one of its principals in a principal amount not to exceed $                    , of which $                     is currently outstanding, subject to a subordination and standstill agreement entered into between the mortgagee and the lender, pursuant to which such lender has agreed that such debt is subject and subordinate to the subject mortgage loan. In addition, the related borrower is permitted to incur unsecured debt in an amount not to exceed $                    , provided that such debt matures within       months of its incurrence and the other lender enters into a subordination and standstill agreement with the mortgagee, pursuant to which the other lender agrees that such debt is subject and subordinate to the subject mortgage loan.
     In the case of                      mortgage loan (loan number      ) that we intend to include in the trust, representing      % of the initial mortgage pool balance and      % of the Initial Loan Group No.       Balance, the related borrower has the right to request that lender consent to additional financing, so long as such financing is not secured by the related mortgaged property, and lender agrees not to unreasonably withhold its consent to any such request.
     Substantially all the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged real property. For example, in the case of                      mortgage loan (loan number      ) that we intend to include in the trust, representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance, the related borrower under a mortgage loan is permitted to obtain an unsecured $                     line of credit to be used towards operating expenses and capital improvements at the related mortgaged real property.
     Additionally, in the case of those underlying mortgage loans that require or allow letters of credit to be posted by the related borrower as additional security for the subject mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.
     Except as disclosed under this “—Additional and Other Financing” subsection and “Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property” in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding or whether the principals of those borrowers have any mezzanine debt outstanding. Such debt may be outstanding despite our inability to confirm its existence.
     Environmental Reports. A third-party environmental consultant conducted a Phase I environmental study for all but                      of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. The resulting Environmental Reports were prepared:

•	in the case of mortgaged real properties, securing % of the Initial Mortgage Pool Balance (of which mortgaged real properties secure mortgage loans in loan group no. 1, representing % of the Initial Loan Group No. 1 Balance, and mortgaged real properties secure mortgage loans in loan group no. 2, representing % of the Initial Loan Group No. 2 Balance), during the 12-month period preceding the cut-off date; and

•	in the case of mortgaged real properties, securing % of the Initial Mortgage Pool Balance and % of the Initial Loan Group No. Balance, respectively, during the - to -month period preceding the cut-off date.
     In the case of each of the            mortgaged real properties referred to above as exceptions (loan numbers      ,       and      ), representing      % of the Initial Mortgage Pool Balance, of which            mortgaged real properties secure mortgage loans in loan group no. 1, representing      % of the Initial Loan Group No. 1 Balance, and            mortgaged real properties secure mortgage loans in loan group no. 2, representing      % of the Initial Loan Group No. 2 Balance, an environmental insurance policy has been obtained in lieu of conducting an environmental study. See “—Environmental Insurance” below.
     The environmental investigation at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, mold, lead-based paint, and lead in drinking water were generally performed only at multifamily rental properties and only when the environmental consultant or originator of the related mortgage loan believed this testing was warranted under the circumstances.
     The above-described environmental investigations identified various adverse or potentially adverse environmental conditions at some of the mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. In many cases, the identified condition related to the suspected or confirmed presence of asbestos-containing materials, mold, lead-based paint and/or radon. Where these substances were suspected or present, and depending upon the condition of the substances, the environmental consultant generally recommended, and the lender required, the implementation of the recommendations prior to closing, or the escrowing of funds sufficient to effect such recommendations, including:
•	that the substances not be disturbed and that additional testing be performed prior to any renovation or demolition activities; or

•	the establishment of an operation and maintenance plan to address the issue; or

•	an abatement or removal program and, where appropriate, a notification program.
     In other cases, where the environmental consultant recommended specific remediation of a material adverse environmental condition, the related originator of the mortgage loan generally required the related borrower:
1.	to carry out the specific remedial measures prior to closing; or

2.	to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount equal to at least 100% of the estimated cost to complete the remedial measures; or

3.	to obtain from a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects a guaranty or indemnity to cover the costs of any necessary remedial measures; or

4.	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance).
     However, some borrowers under the mortgage loans have not yet satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. In addition, there can be no assurance that these obligations or the recommended operations and maintenance plans have been or will continue to be implemented, or that the cost of implementing them will not exceed the estimated cost. If any adverse environmental conditions are not properly addressed or monitored over time by the related borrower, it could result in a significant loss or environmental liability for the trust.
     In some cases, residual contamination does or will remain at a mortgaged real property after remedial action is performed. While the presence of this residual contamination may be acceptable today, there can be no assurance that future legal requirements, prospective purchasers or future owners will not require additional investigation or cleanup.
     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because:
•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

•	the responsible party or parties with respect to that condition had already been identified; or

•	the responsible party or parties currently monitor actual or potential adverse environmental conditions at that property; or

•	the levels of hazardous substances at that property were found to be below or very close to applicable thresholds for reporting, abatement or remediation; or

•	the property had been accepted into a state-funded remediation program; or

•	a letter was obtained from the applicable regulatory authority stating that no further action was required, or the issue has received proper closure with the applicable regulatory authority.
     However, there can be no assurance that the responsible party or parties, in each case, are financially able or will actually correct the problem. In some of these cases, the responsible party or parties have installed monitoring wells on the mortgaged real property and/or need access to the mortgaged real property for monitoring or to perform remedial action.
     In some cases, the environmental report for a mortgaged real property identified potential environmental problems at nearby properties, including but not limited to spills of hazardous materials and leaking underground storage tanks. In those cases, the environmental reports indicated that:
•	the subject mortgaged real property had not been affected;

•	the potential for the problem to affect the subject mortgaged real property was limited;

•	the party or parties responsible for remediating the potential environmental problems had been identified; or

•	there was no evidence to suggest that there has been an adverse environmental impact to the subject mortgaged real property.

     In those cases where the party or parties responsible for remediation had been identified, there can be no assurance that such party or parties, in each case, are financially able or will actually correct the problem.
     The information contained in this prospectus supplement regarding environmental conditions at the mortgaged real properties is based on the environmental site assessments referred to in this “—Environmental Reports” subsection and has not been independently verified by:
•	us;

•	any of the mortgage loan sellers;

•	any of the underwriters;

•	the master servicer;

•	the special servicer;

•	the trustee; or

•	the affiliates of any of these parties.
     There can be no assurance that the environmental assessments or studies, as applicable, identified all adverse environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties or will not result in a claim for damages by a party injured by the condition.
     The series 201_-C___ pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the series 201_-C___ pooling and servicing agreement will effectively insulate the trust from potential liability for a materially adverse environmental condition at any mortgaged real property.
     Environmental Insurance. In the case of                      mortgage loans (loan numbers      ,       and      ) that we intend to include in the trust fund, representing      % of the Initial Mortgage Pool Balance, of which                      mortgage loans are in loan group no. 1, representing      % of the Initial Loan Group No. 1 Balance, and                      mortgage loans are in loan group no. 2, representing      % of the Initial Loan Group No. 2 Balance, the related mortgaged real properties are covered by individual secured creditor impaired property environmental insurance policies, which were obtained in lieu of a Phase I environmental study. In general, each policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the subject mortgaged real properties during the applicable policy periods, which periods continue at least five years beyond the maturity date of the mortgage loans to which they relate. Subject to certain conditions and exclusions, each insurance policy, by its terms, generally provides coverage, up to a maximum of 125% of the original loan balance, against (i) losses resulting from default under the mortgage loans to which they relate if on-site environmental conditions in violation of applicable environmental standards are discovered at the mortgaged real properties during the policy periods and no foreclosures of the mortgaged real properties have taken place, (ii) losses from third-party claims against the trust during the policy periods for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged real properties, and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy periods to the extent required by applicable law, including any court order or other governmental directive.

     Property Condition Assessments. All of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund were inspected by professional engineers or architects.                      of those mortgaged real properties, securing      % of the Initial Mortgage Pool Balance, of which                      mortgaged real properties secure mortgage loans in loans group no. 1, representing      % of the Initial Loan Group No. 1 Balance and                      mortgaged real properties secure mortgage loans in loan group no. 2, representing      % of the Initial Loan Group No. 2 Balance, were inspected during the 12-month period preceding the cut-off date, and                      of those mortgaged real properties securing mortgage loans representing      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No. 1 Balance, respectively, were inspected during the      - to      - month period preceding the cut-off date. These inspections included an assessment of the general condition of the mortgaged real properties’ exterior walls, roofing, interior construction, mechanical and electrical systems and the general condition of the site, buildings and other improvements located at each of the mortgaged real properties.
     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was generally required to:
•	carry out necessary repairs or replacements; or

•	establish reserves, generally in the amount of 125% of the estimated cost of the repairs or replacements necessary to cure the deferred maintenance items identified in the inspection report that, at the time of origination, remained outstanding, with that estimated cost being based upon the estimates given in the inspection report, or, in certain cases, upon an actual contractor’s estimate.
     There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.
     Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute prepared an appraisal of each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, in order to establish the approximate value of the property. Those appraisals are the basis for the appraised values for the respective mortgaged real properties set forth on Annex A-1 to this prospectus supplement. For                      mortgaged real properties, securing      % of the Initial Mortgage Pool Balance, of which                      mortgaged real properties secure mortgage loans in loan group no. 1, representing      % of the Initial Loan Group No. 1 Balance, and                      mortgaged real properties secure mortgage loans in loan group no. 2, representing      % of the Initial Loan Group No. 2 Balance, the appraised value is as of a date within 12 months of the cut-off date. For                      mortgaged real properties, securing      % of the Initial Mortgage Pool Balance, and      % of the Initial Loan Group No.       Balance, the appraised value is as of a date during the      -to      -month period preceding the cut-off date.
     In some cases, an appraisal contained an “as is” value, with an “as of” date consistent with the date that the appraisal was prepared, and a “stabilized” value, with a specified future “as of” date. For mortgaged real properties where the specified conditions for the stabilized value were met, the stabilized value “as of” date was used in the above analysis, with certain exceptions, where stabilized values were used even when specified conditions have not been met.
     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.
     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale.
     The appraisal upon which the appraised value for each mortgaged real property is based contains, or is accompanied by a separate letter that contains, a statement by the respective appraiser, to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.
     Zoning and Building Code Compliance. Each mortgage loan seller has, with respect to the mortgage loans that it is selling to us for inclusion in the trust fund, examined whether the use and operation of the related mortgaged real properties were in material compliance with all zoning and land-use ordinance, rules, regulations and orders applicable to those real properties at the time of origination. The mortgage loan sellers may have considered—
•	legal opinions or zoning consultant’s reports,

•	certifications from, and/or discussions with, government officials,

•	information contained in appraisals, surveys and site plan,

•	title insurance endorsements,

•	representations by the related borrower contained in the related mortgage loan documents, or

•	property condition assessments undertaken by independent licensed engineers, in determining whether the mortgaged real properties were in compliance.
     In some cases, the use, operation or structure of a mortgaged real property constitutes a permitted nonconforming use or structure. Generally, the improvements on that mortgaged real property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed. Generally, where a mortgaged real property constitutes a permitted nonconforming use or structure and the improvements on the particular property may not be rebuilt to their current specifications in the event of a major casualty, the related mortgage loan seller conducted an analysis as to:
•	whether the extent of the nonconformity is material;

•	whether sufficient insurance proceeds would be available to restore the mortgaged real property in accordance with then-applicable requirements, and whether the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would be adequate security for the related mortgage loan;

•	the extent of the risk that the mortgaged real property would suffer a material casualty of a magnitude that applicable ordinances would require conformity with current requirements, is remote; and/or

•	whether the insurance proceeds, together with the value of the remaining property, would be sufficient to pay the loan.
     There is no assurance, however, that any such analysis was correct, or that the above determinations were made in each and every case.
     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:
•	except in the case of manufactured housing, hazard insurance in an amount, subject to a customary deductible, that is at least equal to the lesser of—
1.	the outstanding principal balance of the mortgage loan, and

2.	replacement cost or the full insurable replacement cost of the improvements located on the insured property;
•	if any portion of the improvements at the property are in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines in an amount that is equal to the least of—
1.	the outstanding principal balance of the related mortgage loan,

2.	the full insurable value of the insured property, and

3.	the maximum amount of insurance available under the National Flood Insurance Act of 1968;
•	comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence;

•	business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least 12 months or, alternatively, in an amount as may be required by the lender; and

•	if the mortgaged real property is in an area identified as having a high risk of loss due to windstorms, as described under “Risk Factors—Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses” in the accompanying base prospectus, windstorm insurance.
     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks.                      mortgaged real properties, securing      % of the Initial Mortgage Pool Balance, of which       of those mortgaged real properties secure mortgage loans in loan group no. 1, representing      % of the Initial Loan Group No. 1 Balance, and       of those mortgaged real properties secure mortgage loans in loan group no. 2, representing      % of the Initial Loan Group No. 2 Balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. In most of these cases, a third-party consultant conducted seismic studies to assess the probable maximum loss (“PML”) for the property. In general, those studies were performed in accordance with generally accepted industry standard assumptions and methodologies. In the case of            of these mortgaged real properties, securing      % of the Initial

Mortgage Pool Balance, of which       of those mortgaged real properties secure mortgage loans in loan group no. 1, representing      % of the Initial Loan Group No. 1 Balance, and       of those mortgaged real properties secure mortgage loans in loan group no. 2, representing      % of the Initial Loan Group No. 2 Balance, the resulting reports indicated a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements. In            of these cases (loan number      ), the related originator required the borrower to obtain earthquake insurance. In the other case (loan number      ), in lieu of requiring earthquake insurance, the loan becomes recourse to the borrower and the related guarantor in the event that the mortgaged real mortgage property is partially or wholly destroyed as a result of an earthquake.
     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.
The Loan Combinations
     General. The mortgage pool will include            mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans that are part of a particular Loan Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination.
     The table below identifies each underlying mortgage loan that is part of a Loan Combination.

Mortgage Loans That are							U/W NCF DSCR
Part of a Loan Combination			Related Pari Passu		Related Subordinate		and Original Cut-off
		% of	Non-Trust Loans(1) or		Non-Trust Loans(2) or		Date LTV of Entire
Mortgaged Property Name		Initial	Senior Non-Trust Loan Component		Junior Non-Trust Loan Component		Loan Combination
(as identified on Annex A-1	Cut-off Date	Mortgage	Original		Original	Non-Trust		Original
to this	Principal	Pool	Principal	Non-Trust	Principal	Loan	U/W NCF	LTV
Prospectus Supplement)	Balance	Balance	Balance	Loan Noteholder	Balance	Noteholder	DSCR	Ratio
1. (3)
2. (4)
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.

(1)	Reflects those Pari Passu Non-Trust Loans and Senior Non-Trust Loan Components that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the same Loan Combination. See each italicized section below entitled “—Priority of Payments” for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table.

(2)	Reflects those Subordinate Non-Trust Loans and Junior Non-Trust Loan Components that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest following monthly payments of principal and interest with respect to the underlying mortgage loan in the subject Loan Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to subject Loan Combination, generally entitled to payments of principal and interest only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the underlying mortgage loan in the subject Loan Combination. See each italicized section below entitled “Priority of Payments” for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table.

(3)	The Mortgage Loan is one of mortgage loans comprising the Loan Combination that includes (a) the Mortgage Loan; (b) the Note A1 Non-Trust Loan, with an original principal balance of $ ; and (c) the Note A3 Non-Trust Loan, with an original principal balance of $ . The Note A1 Non-Trust Loan is comprised of (i) the Note A1 Senior Non-Trust Loan Component, with an original principal balance of $ , which is, at all times, pari passu in right of payment with the Mortgage Loan and the Note A3 Non-Trust Loan, and (ii) the Note A1 Junior Non-Trust Loan Component, with an original principal balance of $ , which is, during the continuance of certain material uncured events of default with respect to the Loan Combination, subordinate in right of payment to the Mortgage Loan, the Note A1 Senior Non-Trust Loan Component and the Note A3 Non-Trust Loan. The Note A3 Non-Trust Loan is, at all times, pari passu in right of payment with the Mortgage Loan and the Note A1 Senior Non-Trust Loan Component. The aggregate original principal balance of the Loan Combination is $ .

(4)	The Mortgage Loan is one of four mortgage loans comprising the Loan Combination that includes: (a) the Mortgage Loan; (b) the Note A1 Non-Trust Loan, with an original principal balance of $ ; (c) the Note A3 Non-Trust Loan, with an original principal balance of $ ; and (d) the Note B Non-Trust Loan, with an original principal balance of $ . The Note A1 Non-Trust Loan is comprised of (i) the Note A1 Senior Non-Trust Loan Component, with an original principal balance of $ , which is, at all times, pari passu in right of payment with the Mortgage Loan and the Note A3 Non-Trust Loan, and (ii) the Note A1 Junior Non-Trust Loan Component, with an original principal balance of $ , which is, during the continuance of certain material uncured events of default with respect to the Loan Combination, subordinate in right of payment to the Mortgage Loan, the Note A1 Senior Non-Trust Loan Component and the Note A3 Non-Trust Loan. The Note A3 Non-Trust Loan is, at all times, pari passu in right of payment with the Mortgage Loan and the Note A1 Senior Non-Trust Loan Component. The Note B Non-Trust Loan is, following and during the continuance of certain material uncured events of default with respect to the Loan Combination, subordinate in right of payment to the Mortgage Loan, the entire Note A1 Non-Trust Loan and the Note A3 Non-Trust Loan. The aggregate original principal balance of the Loan Combination is $ .

(5)	The Mortgage Loan in the trust is one of mortgage loans comprising the Loan Combination that includes: .

(6)	The mortgage loan in the trust is one of mortgage loans comprising the Loan Combination that includes: .

(7)	The subject Loan Combination constitutes an A/B Loan Combination.

(8)	Expected to be included in a separate commercial mortgage securitization.
     Set forth below is a brief description of the co-lender arrangement regarding the       underlying mortgage loans that are each part of a loan combination.
The                                                                  Loan Combination
     General. The                                                              Mortgage Loan has a cut-off date principal balance of $                    , which represents      % of the Initial Mortgage Pool Balance and      % of the Initial Loan Group No.       Balance. The                                                                Mortgage Loan is one of                    mortgage loans, together referred to as the                                                                 Loan Combination, that are secured by the                                                                 Mortgaged Property. The                                                               Mortgage Loan is generally senior in right of payment to the                                                                 Non-Trust Loans, which have an aggregate cut-off date principal balance of $                     . One of the                                                               Non-Trust Loans (the “                                                               Note B1 Non-Trust Loan”), which has a cut-off date principal balance of $                    , is generally senior in right of payment to the other                                                                  Non-Trust Loan (the “                                                                Note B2 Non-Trust Loan”), which has a cut-off date principal balance of $                    .
     Each                                                                  Non-Trust Loan is evidenced by a separate promissory note held by one of our affiliates. Both of those promissory notes are expected to be transferred on or after the securitization closing date to third-party institutional investors.
     The                                                                Non-Trust Loans will be serviced, along with the                                                                Mortgage Loan, under the series 201_-C_ pooling and servicing agreement by the master servicer and the special servicer, generally as if each                                                                 Non-Trust Loan was a mortgage loan in the trust fund.
     The Underwritten NCF Debt Service Coverage Ratio and the Cut-off Date Loan-to-Value Ratio for the                                                              Loan Combination (calculated as if it was a single underlying mortgage loan) are      x and      _%, respectively. The                                                              Non-Trust Loans are cross-defaulted with each other and with the                                                                 Mortgage Loan.

                                                                  Intercreditor Agreement. The respective rights of the holder of the                                                              Mortgage Loan and the                                                             Non-Trust Loan Noteholder are governed by an intercreditor agreement (the “                                                                Intercreditor Agreement”), which generally provides that:
•	the Loan Combination Controlling Party will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the Loan Combination, including those involving foreclosure or material modification of the Mortgage Loan and the Non-Trust Loan (see “Description of the Series 201_-C_ Pooling and Servicing Agreement—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders—Rights and Powers of the Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders” in this prospectus supplement) and to replace the special servicer with respect to the Loan Combination (see “Description of the Series 201_-C_ Pooling and Servicing Agreement—Replacement of the Special Servicer” in this prospectus supplement);

•	if the borrower defaults in any of its obligations under the Mortgage Loan, one or both of the Non-Trust Loan Noteholders will have up to days to cure any monetary default and 30 days to cure any non-monetary default that is susceptible of cure, in each case from the later of the date of the expiration of the borrower’s grace period under the loan documents or the Non-Trust Loan Noteholders’ receipt of notice of the default from the applicable servicer, subject to limitations on the number of cures contained in the Intercreditor Agreement; and

•	in the event that (a) any payment of principal or interest on the Mortgage Loan becomes 60 days or more delinquent, (b) the Mortgage Loan is accelerated, (c) the Mortgage Loan is not paid at maturity, (d) the borrower files a petition for bankruptcy or (e) the Mortgage Loan becomes a specially serviced loan and is either in default or a default is reasonably foreseeable, one or both of the Non-Trust Loan Noteholders will have the option to purchase the Mortgage Loan at a price generally equal to the unpaid principal balance of the Mortgage Loan, together with all accrued unpaid interest on the Mortgage Loan (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 201_-C_ pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and exclusive of any liquidation fees if the purchase is made within 90 days of the option becoming exercisable).
     The “                                                               Loan Combination Controlling Party” will be the                                                                Directing Lender or its representative. The “                                                             Directing Lender” will be (1) one of the                                                                 Non-Trust Loan Noteholders, unless (a) a                                                                Note B Change of Control Event exists with respect to the                                                                Note B2 Non-Trust Loan or the related                                                               Non-Trust Loan Noteholder is the borrower under the                                                                  Loan Combination or an affiliate of that borrower and (b) a                                                                 Note B Change of Control Event exists with respect to the                                                                Note B1 Non-Trust Loan or the related                                                             Non-Trust Loan Noteholder is the borrower under the                                                                 Loan Combination or an affiliate of that borrower, and (2) the holder of the                                                                 Mortgage Loan, if the conditions set forth in clauses (1)(a) and (1)(b) above are both satisfied. If the trust, as holder of the                                                                Mortgage Loan, is the

                                                                Directing Lender, then the series 201_-C_ pooling and servicing agreement will designate the series 201_-C_ controlling class representative to be the                                                                 Loan Combination Controlling Party.
     A “                                                             Note B Change of Control Event” will exist with respect to a                                                              Non-Trust Loan if and for so long as (1) the sum of (a) an amount generally equal to the unpaid principal balance of that                                                              Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the                                                              Loan Combination that is allocable to that                                                              Non-Trust Loan, plus (b) the amount of any cash collateral or letters of credit posted by the related                                                              Non-Trust Loan Noteholder to maintain control of the                                                              Loan Combination, if any, is equal to or greater than (2) an amount generally equal to 25% of the unpaid principal balance of that                                                              Non-Trust Loan. For purposes of the foregoing, any Appraisal Reduction amount with respect to the                                                              Loan Combination will be allocated: first, to the                                                              Note B2 Non-Trust Loan, up to the unpaid principal amount thereof; second, to the                                                              Note B1 Non-Trust Loan, up to the unpaid principal amount thereof; and last, to the                                                              Mortgage Loan.
     Priority of Payments. Pursuant to the                                                               Intercreditor Agreement, following the allocation of payments to each mortgage loan in the                                                              Loan Combination in accordance with the related loan documents, unless there exists (without remedy by a                                                              Non-Trust Loan Noteholder) either (a) a monetary event of default as to the                                                              Mortgage Loan or (b) a non-monetary event of default with respect to the                                                              Mortgage Loan at a time when the                                                            Mortgage Loan is being specially serviced, collections on the                                                              Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:
•	first, to the Mortgage Loan, in an amount up to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Mortgage Loan, in an amount up to its pro rata portion of all principal payments in accordance with its percentage interest in the Loan Combination;

•	third, to reimburse each Non-Trust Noteholder for any cure payments made thereby with respect to the Mortgage Loan;

•	fourth, to the Non-Trust Loans, in the order set forth in the Intercreditor Agreement, in each case in an amount up to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance of the subject Non-Trust Loan (net of related master servicing fees), until all such interest is paid in full;

•	fifth, to the Non-Trust Loans, in the order set forth in the Intercreditor Agreement, in each case in an amount up to the pro rata portion of the subject Non-Trust Loan of all principal payments in accordance with its percentage interest in the Loan Combination;

•	sixth, to the Mortgage Loan, its pro rata portion of any prepayment premium in accordance with its percentage interest in the Loan Combination, to the extent actually paid by the borrower;

•	seventh, to the _________ Non-Trust Loans, in the order set forth in the _________ Intercreditor Agreement, in each case in an amount up to the pro rata portion of the subject _________ Non-Trust Loan of any prepayment premium in accordance with its percentage interest in the _________ Loan Combination, to the extent actually paid by the borrower;

•	eighth, to the _________ Mortgage Loan and the _________ Non-Trust Loans, their respective pro rata portions of any Default Interest (after application as provided in the series 201_-C_ pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective percentage interests;

•	ninth, to the _________ Mortgage Loan and the _________ Non-Trust Loans, their respective pro rata portions of any late charges (after application as provided in the series 201_-C_ pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective percentage interests; and

•	tenth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata, to the _________ Mortgage Loan and the _________ Non-Trust Loans.
     Pursuant to the _________ Intercreditor Agreement, during the continuance of (a) a monetary event of default with respect to the _________ Mortgage Loan or (b) a non-monetary event of default with respect to the _________ Mortgage Loan that results in the _________ Mortgage Loan becoming a specially serviced loan, which event of default has not been remedied by a _________ Non-Trust Loan Noteholder, collections on the _________ Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:
•	first, to the _________ Mortgage Loan, in an amount up to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	second, to the _________ Mortgage Loan, in an amount up to the principal balance thereof, until such principal balance has been reduced to zero;

•	third, to reimburse the holder of the _________ Note B1 Non-Trust Loan for any cure payments made with respect to the _________ Mortgage Loan;

•	fourth, to the _________ Note B1 Non-Trust Loan, an amount up to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	fifth, to the _________ Note B1 Non-Trust Loan in an amount up to the principal balance thereof, until such principal balance has been reduced to zero;

•	sixth, to reimburse the holder of the _________ Note B2 Non-Trust Loan for any cure payments made with respect to the _________ Mortgage Loan;

•	seventh, to the _________ Note B2 Non-Trust Loan, an amount up to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	eighth, to the _________ Note B2 Non-Trust Loan in an amount up to the principal balance thereof, until such principal balance has been reduced to zero;

•	ninth, to the _________ Mortgage Loan, its pro rata portion of any prepayment premium in accordance with its percentage interest in the _________ Loan Combination, to the extent actually paid by the borrower;

•	tenth, to the _________ Non-Trust Loans, in the order set forth in the _________ Intercreditor Agreement, in each case in an amount up to the pro rata portion of the subject _________ Non-Trust Loan of any prepayment premium in accordance with its percentage interest in the _________ Loan Combination, to the extent actually paid by the borrower;

•	eleventh, to the _________ Mortgage Loan and the _________ Non-Trust Loans, their respective pro rata portions of any Default Interest (after application as provided in the series 201_-C_ pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective percentage interests;

•	twelfth, to the _________ Mortgage Loan and the _________ Non-Trust Loans, their respective pro rata portions of any late charges (after application as provided in the series 201_-C_ pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective percentage interests; and

•	thirteenth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata, to the _________ Mortgage Loan and the _________ Non-Trust Loans.
The ______________________ Loan Combination
     General. The _________ Mortgage Loan has a cut-off date principal balance of $_________, which represents _________% of the Initial Mortgage Pool Balance and _________% of the Initial Loan Group No. _________ Balance. The _________ Mortgage Loan is one of _________ mortgage loans, together referred to as the _________ Loan Combination, that are secured by the _________ Mortgaged Properties. The _________ Mortgage Loan is generally pari passu in right of payment with the _________ Pari Passu Non-Trust Loans, which have cut-off date principal balances of $_________, $_________, $_________ and $_________, respectively, and is generally senior in right of payment to the _________ B Note Non-Trust Loans, which have cut-off date principal balances of $_________ and $_________, respectively.
     The _________ Pari Passu Senior Loans have the same interest rate and maturity date. The _________ B-Note Non-Trust Loans have the same maturity date as the _________ Pari Passu Loans, but have an interest rate of _________% per annum. The _________ Loan Combination is an interest-only loan. Only the _________ Mortgage Loan is included in the trust. The _________ Non-Trust Loans are not assets of the trust.
     The _________ Pari Passu Non-Trust Loan with an outstanding principal balance as of the cut off date of $_________ and the _________ B-Note Non-Trust Loans have been included in a commercial mortgage securitization involving the issuance of a series of securities captioned _________. Commercial Mortgage Pass-Through Certificates, Series _________. The _________ Pari Passu Non-Trust Loan with an outstanding principal balance as of the cut off date of $_________ has been included in a commercial mortgage securitization involving the issuance of a series of securities captioned _________ Commercial Mortgage Pass-Through Certificates, Series _________. The

_________ Pari Passu Non-Trust Loan with an outstanding principal balance as of the cut off date of $_________ has been included in a commercial mortgage securitization involving the issuance of a series of securities captioned _________ Commercial Mortgage Pass-Through Certificates. The _________ Pari Passu Non-Trust Loan with an outstanding principal balance as of the cut off date of $_________ has been included in a commercial mortgage securitization involving the issuance of a series of securities captioned _________ Commercial Mortgage Pass-Through Certificates, Series _________.
     The _________ Loan Combination will be serviced pursuant to the terms of the pooling and servicing agreement governing the commercial mortgage securitization involving the issuance of the _________. Series _________ Commercial Mortgage Pass Through Certificates, for which _________ is the initial master servicer, _________. is the initial special servicer, _________ is the initial trustee and _________ is the fiscal agent. All decisions, consents, waivers, approvals and other actions on the part of any holder of the _________ Loan Combination will be effected in accordance with the Series _________ pooling and servicing agreement. However, the master servicer, the trustee or the fiscal agent, as applicable, will be obligated to make any required debt service advances on the _________ Mortgage Loan unless the master servicer, the trustee or the fiscal agent, as applicable, determines that such an advance would not be recoverable from collections on the _________ Mortgage Loan.
     Priority of Payments. The holders of the mortgage loans that make up the _________ Loan Combination have entered into an intercreditor agreement (the “_________ Intercreditor Agreement”) that sets forth the respective rights of each of the holders of the _________ Loan Combination and provides that if no monetary event of default or other material non-monetary event of default that results in a transfer of the _________ Loan Combination to special servicing has occurred and is continuing (or if a monetary event of default or other material non-monetary event of default has occurred and is continuing, the holder of the _________ B-Note Non-Trust Loans has cured such monetary event of default or, in the case of a material non-monetary event of default has either cured such event of default or is diligently pursuing the cure thereof, in accordance with the terms of the related intercreditor agreement and the Series _________ pooling and servicing agreement), the payments and proceeds received with respect to the _________ Loan Combination will generally be applied in the following manner, in each case to the extent of available funds:
•	first, each holder of the _________ Pari Passu Senior Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

•	second, each holder of the _________ B-Note Non-Trust Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

•	third, each holder of the _________ Pari Passu Senior Loans will receive scheduled or unscheduled principal payments in respect of the _________ Loan Combination, pro rata, up to its allocable share (based on the aggregate unpaid principal balances of the _________ Pari Passu Senior Loans and the _________ B-Note Non-Trust Loans);

•	fourth, each holder of the _________ B-Note Non-Trust Loans will receive scheduled or unscheduled principal payments in respect of the _________ Loan Combination, pro rata, up to its allocable share (based on the aggregate unpaid principal balances of the _________ Pari Passu Senior Loans and the _________ B-Note Non-Trust Loans);

•	fifth, to repay the Class _________ Directing Certificateholder (as defined below) (prior to the occurrence of any _________ Control Appraisal Event (as defined below)) any cure payments made by it pursuant to the intercreditor agreement related to the _________ Loan Combination;

•	sixth, any prepayment premium allocable to the _________ Pari Passu Senior Loans to each holder of the _________ Pari Passu Senior Loans, pro rata, up to its allocable share (based on the aggregate unpaid principal balances of the _________ Pari Passu Senior Loans and the _________ B-Note Non-Trust Loans) and any prepayment premium allocable to the _________ B-Note Non-Trust Loans to each holder of the _________ B-Note Non-Trust Loans, pro rata, up to its allocable share (based on the aggregate unpaid principal balances of the _________ Pari Passu Senior Loans and the _________ B-Note Non-Trust Loans); and

•	seventh, any remaining amount to be allocated among the _________ Pari Passu Senior Loans and the _________ B-Note Non-Trust Loans, pro rata.
     If a monetary event of default or other material non-monetary event of default has occurred and is continuing (and has not been cured by the holder of the _________ B-Note Non-Trust Loans exercising its cure rights in accordance with the terms of the related intercreditor agreement and the Series _________ pooling and servicing agreement) after payment of all amounts then payable or reimbursable under the Series _________ pooling and servicing agreement (including reimbursements of advances on the _________ Loan Combination), payments and proceeds received with respect to the _________ Loan Combination will generally be applied in the following manner, in each case to the extent of available funds:
•	first, each holder of the _________ Pari Passu Senior Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

•	second, each holder of the _________ Pari Passu Senior Loans will receive principal collected in respect of the related note, pro rata (to the extent actually collected, after allocating collections on the _________ Loan Combination to interest on the _________ Loan Combination in accordance with the terms of the related mortgage loan documents and the Series _________ pooling and servicing agreement), until the principal balance of each such loan has been paid in full;

•	third, each holder of the _________ B-Note Non-Trust Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

•	fourth, each holder of the _________ Pari Passu Senior Loans will receive, pro rata, based on the principal balance of each such note an amount up to its principal balance, until the principal balance has been paid in full;

•	fifth, each holder of the _________ B-Note Non-Trust Loans will receive, pro rata, based on the principal balance of each such note an amount up to its principal balance, until the principal balance has been paid in full;

•	sixth, to repay the Class _________ Directing Certificateholder (as defined below) (prior to the occurrence of any _________ Control Appraisal Event (as defined below)) any cure payments made by it pursuant to the intercreditor agreement related to the _________ Loan Combination;

•	seventh, any prepayment premium allocable to the _________ Pari Passu Senior Loans to each holder of the _________ Pari Passu Senior Loans, pro rata, and any prepayment premium allocable to the _________ B-Note Non-Trust Loans to each holder of the _________ B-Note Non-Trust Loans, pro rata;

•	eighth, any default interest in excess of the interest paid in accordance with clause (i) and clause (iii) above will be paid first to each holder of the _________ Pari Passu Senior Loans, pro rata, and then to each holder of the _________ B-Note Non-Trust Loans, pro rata;

•	ninth, any late payment charges will be paid first to each holder of the _________ Pari Passu Senior Loans, pro rata, and then to each holder of the _________ B-Note Non-Trust Loans, pro rata; and

•	tenth, if any excess amount is paid by the related borrower that is not otherwise applied in accordance with clauses (i) through (ix) above, such amount will be paid to each holder of the _________ Pari Passu Senior Loans and _________ B-Note Non-Trust Loans, pro rata.
     The _________ Intercreditor Agreement provides that:
•	the _________ Pari Passu Senior Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

•	all payments, proceeds and other recoveries on or in respect of the _________ Pari Passu Senior Loans will be applied to the _________ Pari Passu Senior Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Series _________ servicer, the Series _________ special servicer, the Series _________ trustee and the Series _________ fiscal agent, and any other service providers with respect to the _________ Pari Passu Senior Loans, in accordance with the terms of the Series _________ pooling and servicing agreement and the pooling and servicing agreements related to the other _________ Pari Passu Senior Loans).
     Rights of the Class _________ Directing Certificateholder and the Holders of the _________ Pari Passu Senior Loans.
     Class _________ Certificates. The “Class _________ Certificate” are a designated class of certificates issued under the Series _________ pooling and servicing agreement that is backed by the _________ B-Note Non-Trust Loans. The Class _________ Directing Certificateholder will be entitled to exercise the rights and powers granted to the holders of the _________ B-Note Non-Trust Loans under the Series _________ pooling and servicing agreement and the related intercreditor agreement, as described below under “—Consultation and Consent Rights”; provided, that in no event may such rights and powers be exercised by the Class _________ Directing Certificateholder at any time that it is an affiliate of the related borrower.
     The “Class _________ Directing Certificateholder” means the party designated by the majority holder of the _________ B-Note Non-Trust Loans in accordance with the _________ Intercreditor Agreement.
     Following the occurrence and during the continuance of a _________ Control Appraisal Event (as defined below), the Class _________ Directing Certificateholder will not be entitled to exercise any of the rights described under “—Consultation and Consent Rights” below, and any decision to be made with respect to the _________ Loan Combination that requires the approval of the majority certificateholder of the controlling class under the Series _________ pooling and servicing agreement or otherwise requires approval under the related _________ Intercreditor Agreement will require the approval of the holders of the _________ Pari Passu Senior Loans (or their designees, which designee, in the case of the _________ Mortgage Loan, will be the series 201_-C_ controlling class representative) then holding a majority of the outstanding principal balance of the _________ Pari Passu Senior Loans. If these majority holders are not able to agree on a course of action that satisfies the servicing standard under the Series _________ pooling and servicing agreement within 45 days after receipt of a request for consent to any action by the Series _________ servicer or the Series _________ special servicer, as applicable, the majority certificateholder of the controlling class under the Series _________ pooling and servicing agreement will be entitled to direct the Series _________ servicer or the Series _________ special servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Series _________ pooling and servicing agreement (including that such action does not violate the related servicing standard, any applicable REMIC provisions or another provision of the Series _________ pooling and servicing agreement or the related mortgage loan documents), and the Series _________ servicer or the Series _________ special servicer, as applicable, will be required to implement the course of action in accordance with the related servicing standard under the Series _________ pooling and servicing agreement and any applicable REMIC provisions.
     In the event that the Series _________ special servicer determines that immediate action is necessary to protect the interests of the holders of the _________ Loan Combination (as a collective whole), the Series _________ special servicer may take any such action without waiting for the instruction of the holders of _________ Pari Passu Senior Loans.
     A “_________ Control Appraisal Event” will be deemed to have occurred and be continuing if (i) the initial principal balance of the _________ B-Note Non-Trust Loans, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to the _________ B-Note Non-Trust Loans and any appraisal reduction amounts and realized losses allocated to the _________ B-Note Non-Trust Loans, is less than 25% of the initial principal balance of the _________ B-Note Non-Trust Loans, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to the _________ B-Note Non-Trust Loans) or (ii) if the Class _________ Directing Certificateholder is an affiliate of the related borrower.
     Consultation and Consent Rights. Unless a _________ Control Appraisal Event has occurred and is continuing:
•	the Series _________ servicer or the Series _________ special servicer, as the case may be, will be required to consult with the Class _________ Directing Certificateholder upon the occurrence of any event of default for the _________ Loan Combination under the related mortgage loan documents, to consider alternative actions recommended by the Class _________ Directing Certificateholder and to consult with the Class _________ Directing Certificateholder with respect to certain determinations made by the Series _________ special servicer pursuant to the Series _________ pooling and servicing agreement,

•	at any time (whether or not an event of default for the _________ Loan Combination under the related mortgage loan documents has occurred) the Series _________ servicer and the Series _________ special servicer will be required to consult with the Class _________ Directing Certificateholder
1.	with respect to proposals to take any significant action with respect to the _________ Loan Combination and the related mortgaged real property and to consider alternative actions recommended by the Class _________ Directing Certificateholder and

2.	to the extent that the related mortgage loan documents grant the lender the right to approve budgets for the related mortgaged real property, prior to approving any such budget and
•	prior to taking any of the following actions with respect to the _________ Loan Combination, the Series _________ servicer and the Series _________ special servicer will be required to notify in writing the Class _________ Directing Certificateholder of any proposal to take any of such actions (and to provide the Class _________ Directing Certificateholder with such information reasonably requested as may be necessary in the reasonable judgment of the Class _________ Directing Certificateholder in order to make a judgment, the expense of providing such information to be an expense of the requesting party) and to receive the written approval of the Class _________ Directing Certificateholder (which approval may be withheld in its sole discretion and will be deemed given if notice of approval or disapproval is not delivered within ten business days of delivery to the Class _________ Directing Certificateholder of written notice of the applicable action, together with information reasonably requested by the Class _________ Directing Certificateholder) with respect to:
1.	any modification or amendment of, or waiver with respect to, the _________ Loan Combination or the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the _________ Loan Combination, modification or waiver of any other monetary term of the _________ Loan Combination relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provisions of the _________ Loan Combination that restricts the borrower from incurring additional indebtedness or from transferring the related mortgaged real property or any transfer of direct or indirect equity interests in the borrower;

2.	any modification or amendment of, or waiver with respect to, the related mortgage loan documents that would result in a discounted pay-off;

3.	any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related mortgaged real property securing such specially serviced mortgage loan or any acquisition of the related mortgaged real property by deed in lieu of foreclosure;

4.	any proposed or actual sale of the related mortgaged real property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option or the purchase option described below under “—Purchase Option,” the termination of the trust formed under the Series _________ pooling and servicing agreement or the purchase by a mortgage loan seller of a mortgage loan in connection with a breach of a representation or a warranty or a document defect);

5.	any release of the related borrower, any guarantor or other obligor from liability;

6.	any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

7.	any action to bring the related mortgaged real property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged real property or REO property;

8.	any substitution or release of collateral or acceptance of additional collateral for the _________ Loan Combination including the release of additional collateral for the _________ Loan Combination unless required by the related mortgage loan documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a “curb-cut”);

9.	any adoption or approval of a plan in a bankruptcy of the related borrower;

10.	consenting to the modification, execution, termination or renewal of any lease, or entering into a new lease, in each case, to the extent the lender’s approval is required under the related mortgage loan documents;

11.	any renewal or replacement of the then-existing insurance policies (to the extent the lender’s approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents; and

12.	any consent, waiver or approval with respect to any change in the property manager at the related mortgaged real property.
     The above-described consultation and consent rights will terminate and will be exercised by the holders of the _________ Pari Passu Senior Loans (as described above) at any time that a _________ Control Appraisal Event has occurred and is continuing.
     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Series _________ special servicer or the Series _________ servicer by the Class _________ Directing Certificateholder or noteholders then holding a majority of the outstanding principal balance of the _________ Pari Passu Senior Loans, as applicable, in no event will the Series _________ special servicer or the Series _________ servicer be required to take any action or refrain from taking any action that would violate any law of any applicable jurisdiction, be inconsistent with the related servicing standard, violate any applicable REMIC provisions of the Internal Revenue Code or violate any other provisions of the Series _________ pooling and servicing agreement or the related mortgage loan documents.
     Notwithstanding anything herein to the contrary, the series 201_-C_ controlling class representative and the holders of the _________ Pari Passu Non-Trust Loans (or their designees) will have the right to consult with the Series _________ servicer and the series _________ special servicer, at any time, regarding the _________ Loan Combination.
     Cure Rights. In the event that the related borrower fails to make any payment of principal or interest on the _________ Mortgage Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within 30 days, the party designated by the majority holder of the _________ B-Note Non-Trust Loans (in accordance with _________ Intercreditor Agreement) will have the right to cure such event of default (each such cure, a “_________ Cure Event”) subject to certain limitations set forth in the _________ Intercreditor Agreement; provided that the right of the holder of the _________ B-Note Non-Trust Loans to effect a _________ Cure Event is subject to the limitation that there be (i) no more than three consecutive _________ Cure Events, (ii) no more than an aggregate of three _________ Cure Events in any twelve-calendar month period and (iii) no more than nine _________ Cure Events during the term of the _________ Loan Combination. So long as the holder of the _________ B-Note Non-Trust Loans is exercising its cure right, neither the Series _________ servicer nor the Series _________ special servicer will be permitted to:
•	accelerate the _________ Loan Combination,

•	treat the subject event of default as such for purposes of transferring the _________ Loan Combination to special servicing, or

•	commence foreclosure proceedings.
     The party designated by the majority holder of the _________ B-Note Non-Trust Loans will not be permitted to exercise any cure rights if the majority holder of the _________ B-Note Non-Trust Loans is an affiliate of the related borrower.
     Purchase Option. So long as no _________ Control Appraisal Event exists, the Class _________ Directing Certificateholder has the option of purchasing the _________ Mortgage Loan from the trust, together with the _________ Pari Passu Non-Trust Loans, at any time after the _________ Loan Combination becomes a specially serviced loan under the Series _________ pooling and servicing agreement as a result of an event that constitutes an event of default under the _________ Loan Combination, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related mortgaged real property has occurred and that the _________ Loan Combination has not become a corrected mortgage loan under the Series _________ pooling and servicing agreement.
     The purchase price required to be paid by the Class _________ Directing Certificateholder will generally equal the aggregate outstanding principal balance of the _________ Pari Passu Senior Loans, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the _________ Loan Combination, and, if such purchase price is being paid more than 90 days after the event giving rise to the Class _________ Directing Certificateholder’s purchase, a 1% liquidation fee (which will be paid to the Series _________ special servicer).
     Sale of Defaulted Mortgage Loan. Under the Series _________ pooling and servicing agreement, if the _________ Pari Passu Non-Trust Loan that was deposited into the related securitization is subject to the option provided under the Series _________ pooling and servicing agreement to purchase that loan at its fair value, the Series _________ special servicer will be required to determine the purchase price for the other _________ Pari Passu Senior Loans. The series 201_-C_ controlling class representative will have an option to purchase the _________ Mortgage Loan and each holder of a _________ Pari Passu Non-Trust Loan (or its designees) will have an option to purchase its respective _________ Pari Passu Non-Trust Loan, at the purchase price determined by the Series _________ special servicer under the Series _________ pooling and servicing agreement.
     Termination of the Series _________ Servicer. If an event of default under the Series _________ pooling and servicing agreement occurs with respect to the Series _________ servicer that affects any holder of a certificate represented by a _________ B Note or a holder of the _________ Pari Passu Non-Trust Loan that is not held by the trust related to the Series _________ pooling and servicing agreement or any class of securities backed thereby or holder of the _________ Mortgage Loan, or the series 201_-C_ certificateholders, and the Series _________ servicer is not otherwise terminated under the Series _________ pooling and servicing agreement then, the Class _________ Directing Certificateholder or any holder of a _________ Pari Passu Non-Trust Loan or the series 201_-C_ controlling class representative will be entitled to direct the Series _________ trustee to appoint, a successor servicer solely with respect to the

_________ Loan Combination. The successor servicer will be selected by the holders of a majority of the outstanding principal balance of the _________ Loan Combination; provided, that, if a majority of such holders (or their respective designees) fail to agree on such successor servicer within 45 days, such appointment (or replacement) will be at the direction of the majority certificateholder of the controlling class under the Series _________ pooling and servicing agreement, provided, further, that if a _________ Control Appraisal Event exists, then the Class _________ Directing Certificateholder will not have the right to terminate the Series _________ servicer as specified above.
     Termination of the Series _________ Special Servicer. So long as no _________ Control Appraisal Event exists, the Class _________ Directing Certificateholder is permitted to terminate, at its expense, the Series _________ special servicer for the _________ Loan Combination at any time with or without cause, and to appoint a replacement special servicer for the _________ Loan Combination, subject to satisfaction of the conditions contained in the Series _________ pooling and servicing agreement. If a _________ Control Appraisal Event exists, or if the Class _________ Directing Certificateholder is an affiliate of the related borrower, the holders of the _________ Pari Passu Senior Loans (or their designees which designee, in the case of the _________ Mortgage Loan, will be the series 201_-C_ controlling class representative) then holding a majority of the outstanding principal balance of the _________ Pari Passu Senior Loans will be entitled to exercise this right and if such holders are not able to agree on such appointment and removal within 45 days after receipt of notice, then the majority certificateholder of the controlling class under the Series _________ pooling and servicing agreement will be entitled to appoint a replacement special servicer. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of a “no downgrade” letter from the rating agencies.
     Comparison of Servicing Under the Series 201_-C_ Pooling and Servicing Agreement and the Series _________ Pooling and Servicing Agreement. A summary description of the servicing of the mortgage loans (other than, in most circumstances, the _________ Loan Combination) under the series 201_-C_ pooling and servicing agreement is presented under “Description of the Series 201_-C_ Pooling and Servicing Agreement” in this prospectus supplement. The servicing arrangements under the Series _________ pooling and servicing agreement are generally similar but not identical to those under the series 201_-C_ pooling and servicing agreement. Some material information and differences are as follows:
•	The master servicer, the special servicer, the trustee and the fiscal agent under the series 201_-C_ pooling and servicing agreement will have no obligation or authority to (a) supervise any of the parties to the Series _________ pooling and servicing agreement or (b) make any related servicing advances with respect to the _________ Mortgage Loan. Instead, the Series _________ servicer will be required to make the related servicing advance, and if the Series _________ servicer fails to make the related servicing advance, the Series _________ trustee will be required to make the related servicing advance, and if the Series _________ trustee fails to make the related servicing advance, the Series _________ fiscal agent will be required to make the related servicing advance with respect to the _________ Loan Combination. Notwithstanding the foregoing discussion, the obligation of the referenced parties to make the referenced servicing advance is, in each instance, subject to a determination that the subject proposed servicing advance will be ultimately recoverable. If the Series _________ servicer and/or the Series _________ special servicer determines that a servicing advance that is otherwise required to be made is nonrecoverable, the other parties with an advancing obligation under the Series _________ pooling and servicing agreement are entitled to rely on that determination. Any party making a servicing advance under the Series _________ pooling and servicing agreement will be entitled to recover interest on that advance at the prime rate.

•	Neither the Series _________ servicer nor the series 201_-C_ master servicer will be required to make compensating interest payments under the series 201_-C_ pooling and servicing agreement with respect to Prepayment Interest Shortfalls in respect of the _________ Mortgage Loan.
•	Neither the master servicer nor the special servicer will generally be entitled to any of the fees discussed under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” with respect to the _________ Mortgage Loan, except that the master servicer will be entitled to receive a master servicing fee with respect to the _________ Mortgage Loan. The Series _________ special servicer will be entitled to certain servicing fees with respect to the _________ Mortgage Loan. These fees include a special servicing fee which will accrue at a rate of 0.25% per annum on the unpaid principal balance of the _________ Mortgage Loan so long as that mortgage loan (or the related REO property) is being specially serviced under the Series _________ pooling and servicing agreement. In the event that the Series _________ special servicer successfully returns the _________ Mortgage Loan to performing (i.e. non-specially serviced) status under the Series _________ pooling and servicing agreement, the Series _________ special servicer will be entitled to a workout fee that is payable on each collection of interest and principal collected (including (i) monthly payments, (ii) balloon payments and (iii) payments (other than those included in clause (i) or (ii)) at maturity, received on the _________ Mortgage Loan for so long as it remains a performing mortgage loan) from the related borrower at a rate of _________% per annum. Finally, in the event that the Series _________ special servicer successfully liquidates the _________ Mortgage Loan, it will be entitled under certain circumstances to a liquidation fee from the proceeds (net of certain expenses) resulting from the liquidation of the _________ Mortgage Loan at a rate of 1.00%.

•	The _________ Mortgage Loan will not be subject to the Servicing Transfer Events described in this prospectus supplement but rather will be subject to generally similar but not identical events provided for in the Series _________ pooling and servicing agreement. For example, a delinquency of a payment at maturity by the related borrower (including the balloon payment) will cause a transfer of servicing to the Series _________ special servicer. There is no provision that this delinquency will be delayed if the borrower provides a refinancing commitment prior to the mortgage loan’s maturity date and actually refinances the mortgage loan within 60 days of the maturity date. A servicing transfer event under the Series _________ pooling and servicing agreement with respect to the _________ Mortgage Loan will be delayed if the holder of the _________ B-Note Non-Trust Loans cures the related borrower’s default as described above under “—Rights of the Class _________ Directing Certificateholder and the Holders of the _________ Pari Passu Senior Loans—Cure Rights” in this prospectus supplement.

•	The conditions that give rise to an appraisal reduction (defined in this prospectus supplement as an “Appraisal Trigger Event”) under the series 201_-C_ pooling and servicing agreement differ in some respects from the conditions that would give rise to the _________ Mortgage Loan being subject to the equivalent of an Appraisal Trigger Event under the series _________ pooling and servicing agreement. In this regard, unlike the series 201_-C_ pooling and servicing agreement, the Series _________ pooling and servicing agreement provides that the equivalent of an Appraisal Trigger Event will occur on the 120th day after a delinquency was not cured by the borrower whereas an Appraisal Trigger Event under the series 201_-C_ pooling and servicing agreement will occur on the 60th day after a delinquency was not cured by the borrower. In addition, a 90-day delinquency by a borrower in respect of its balloon payment will cause the equivalent of an Appraisal Trigger Event under the series _________ pooling and servicing agreement unless a refinancing is anticipated within 120 days after such uncured delinquency in which case the equivalent of an Appraisal Trigger Event under the series _________ pooling and servicing agreement will occur after the 120-day delinquency. Under the series 201_-C_ pooling and servicing agreement, an Appraisal Trigger Event will occur if the related borrower fails to make any balloon payment by its scheduled maturity date unless the borrower provides a refinancing commitment prior to the mortgage loan’s maturity date and actually refinances the mortgage loan within 60 days of the maturity date.
•	Certain Rights of the Trust With Respect to the Servicing of the _________ Mortgage Loan. Except in those limited circumstances discussed under “—Rights of the Class _________ Directing Certificateholder and the Holders of the _________ Pari Passu Senior Loans—Consultation and Consent Rights” above, the series 201_-C_ certificateholders will not have any rights to direct the servicing and/or administration of the _________ Mortgage Loan. Pursuant to the Series _________ pooling and servicing agreement and the _________ Intercreditor Agreement, the trust as holder of the _________ Mortgage Loan will be entitled to receive the CREFC reports and trustee reports related to the _________ Mortgage Loan (which is generally similar but not identical to the information that the relevant parties to the series 201_-C_ pooling and servicing agreement are required to provide to the certificateholders).
The _______________________ Loan Combination
     General. The _________ Mortgage Loan has a cut-off date principal balance of $_________, which represents _________% of the Initial Mortgage Pool Balance and _________% of the Initial Loan Group No. _________ Balance. The _________ Mortgage Loan is one of _________ mortgage loans, together referred to as the _________ Loan Combination, that are secured by the _________ Mortgaged Property. The _________ Mortgage Loan is generally senior in right of payment to the _________ Non-Trust Loans, one of which has a cut-off date principal balance of $_________ and the other of which has a cut-off date principal balance of $_________. The _________ Non-Trust Loans are generally pari passu in right of payment with each other.
     Each _________ Non-Trust Loan is evidenced by a separate promissory note held by one of our affiliates. Both of those promissory notes are expected to be transferred on or after the securitization closing date to third-party institutional investors.
     The _________ Non-Trust Loans will be serviced, along with the _________ Mortgage Loan, under the series 201_-C_ pooling and servicing agreement by the master servicer and the special servicer, generally as if each _________ Non-Trust Loan was a mortgage loan in the trust fund.
     The Underwritten NCF Debt Service Coverage Ratio and the Cut-off Date Loan-to-Value Ratio for the _________ Loan Combination (calculated as if it was a single underlying mortgage loan) are _________ x and _________%, respectively. The _________ Non-Trust Loans are cross-defaulted with each other and with the _________ Mortgage Loan.
     _________ Intercreditor Agreement. The respective rights of the holder of the _________ Mortgage Loan and the _________ Non-Trust Loan Noteholders are governed by an intercreditor agreement (the “_________ Intercreditor Agreement”), which generally provides that:
•	the _________ Loan Combination Controlling Party will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the _________ Loan Combination, including those involving foreclosure or material modification of the _________ Mortgage Loan and the _________ Non-Trust Loan (see “Description of the Series 201_-

C_ Pooling and Servicing Agreement—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders—Rights and Powers of the Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders” in this prospectus supplement) and to replace the special servicer with respect to the _________ Loan Combination (see “Description of the Series 201_-C_ Pooling and Servicing Agreement—Replacement of the Special Servicer” in this prospectus supplement);
•	if the borrower defaults in any of its obligations under the _________ Mortgage Loan, one or both of the _________ Non-Trust Loan Noteholders will have up to five days to cure any monetary default and 30 days to cure any non-monetary default that is susceptible of cure, in each case from the later of the date of the expiration of the borrower’s grace period under the loan documents or the _________ Non-Trust Loan Noteholders’ receipt of notice of the default from the applicable servicer, subject to limitations on the number of cures contained in the _________ Intercreditor Agreement; and

•	in the event that (a) any payment of principal or interest on the _________ Mortgage Loan becomes 60 days or more delinquent, (b) the _________ Mortgage Loan is accelerated, (c) the _________ Mortgage Loan is not paid at maturity, (d) the borrower files a petition for bankruptcy or (e) the _________ Mortgage Loan becomes a specially serviced loan and is either in default or a default is reasonably foreseeable, one or both of the _________ Non-Trust Loan Noteholders will have the option to purchase the _________ Mortgage Loan at a price generally equal to the unpaid principal balance of the _________ Mortgage Loan, together with all accrued unpaid interest on the _________ Mortgage Loan (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 201_-C_ pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and exclusive of any liquidation fees if the purchase is made within 90 days of the option becoming exercisable).
     The “_________ Loan Combination Controlling Party” will be the _________ Directing Lender or its representative. The “_________ Directing Lender” will be (1) one of the _________ Non-Trust Loan Noteholders, unless either (a) a _________ Note B Change of Control Event has occurred or (2) both of the _________ Non-Trust Loans are held by the borrower under the _________ Loan Combination or an affiliate thereof, and (2) the holder of the _________ Mortgage Loan otherwise. If the trust, as the holder of the _________ Mortgage Loan, is the _________ Directing Lender, then the series 201_-C_ pooling and servicing agreement will designate the series 201_-C_ controlling class representative to be the _________ Loan Combination Controlling Party.
     A “_________ Note B Change of Control Event” will exist if and for so long as (1) the sum of (a) an amount generally equal to the aggregate unpaid principal balance of the _________ Non-Trust Loans, net of any existing Appraisal Reduction Amount with respect to the _________ Loan Combination, plus (b) the amount of any cash collateral or letters of credit posted by a _________ Non-Trust Loan Noteholder to maintain control of the _________ Loan Combination, if any, is equal to or greater than (2) an amount generally equal to 25% of the aggregate unpaid principal balance of the _________ Non-Trust Loan.
     Priority of Payments. Pursuant to the _________ Intercreditor Agreement, following the allocation of payments to each mortgage loan in the _________ Loan Combination in accordance with the related loan documents, unless there exists (without remedy by a _________ Non-Trust Loan Noteholder) either (a) a monetary event of default as to the _________ Mortgage Loan or (b) a non-monetary event of default with respect to the _________ Mortgage Loan at a time when the _________ Mortgage Loan is being specially serviced, collections on the _________ Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:
•	first, to the _________ Mortgage Loan, in an amount up to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the _________ Mortgage Loan, in an amount up to its pro rata portion of all principal payments in accordance with its percentage interest in the _________ Loan Combination;

•	third, to reimburse each _________ Non-Trust Noteholder for any cure payments made thereby with respect to the _________ Mortgage Loan;

•	fourth, to each _________ Non-Trust Loan, on a pro rata and pari passu basis with the other _________ Non-Trust Loan, in an amount up to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fifth, to each _________ Non-Trust Loan, on a pro rata and pari passu basis with the other _________ Non-Trust Loan, in an amount up to its pro rata portion of all principal payments in accordance with its percentage interest in the _________ Loan Combination;

•	sixth, to the _________ Mortgage Loan, its pro rata portion of any prepayment premium in accordance with its percentage interest in the _________ Loan Combination, to the extent actually paid by the borrower;

•	seventh, to each _________ Non-Trust Loan, on a pro rata and pari passu basis with the other _________ Non-Trust Loan, its pro rata portion of any prepayment premium in accordance with its percentage interest in the _________ Loan Combination, to the extent actually paid by the borrower;

•	eighth, to the _________ Mortgage Loan and the _________ Non-Trust Loans, their respective pro rata portions of any Default Interest (after application as provided in the series 201_-C_ pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective percentage interests;

•	ninth, to the _________ Mortgage Loan and the _________ Non-Trust Loans, their respective pro rata portions of any late charges (after application as provided in the series 201_-C_ pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective percentage interests; and

•	tenth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata, to the _________ Mortgage Loan and the _________ Non-Trust Loans.

     Pursuant to the _________ Intercreditor Agreement, during the continuance of (a) a monetary event of default with respect to the _________ Mortgage Loan or (b) a non-monetary event of default with respect to the _________ Mortgage Loan that results in the _________ Mortgage Loan becoming a specially serviced loan, which event of default has not been remedied by a _________ Non-Trust Loan Noteholder, collections on the _________ Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:
•	first, to the _________ Mortgage Loan, in an amount up to all accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	second, to the _________ Mortgage Loan, in an amount up to the principal balance thereof, until such principal balance has been reduced to zero;

•	third, to reimburse each _________ Non-Trust Noteholder for any cure payments made with respect to the _________ Mortgage Loan;

•	fourth, to each _________ Non-Trust Loan, on a pro rata and pari passu basis with the other _________ Non-Trust Loan, in an amount up to all accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	fifth, to each _________ Non-Trust Loan, on a pro rata and pari passu basis with the other _________ Non-Trust Loan, in an amount up to the principal balance thereof, until such principal balance has been reduced to zero;

•	sixth, to the _________ Mortgage Loan, its pro rata portion of any prepayment premium in accordance with its percentage interest in the _________ Loan Combination, to the extent actually paid by the borrower;

•	seventh, to each _________ Non-Trust Loan, on a pro rata and pari passu basis with the other _________ Non-Trust Loan, its pro rata portion of any prepayment premium in accordance with its percentage interest in the _________ Loan Combination, to the extent actually paid by the borrower;

•	eighth, to the _________ Mortgage Loan and the _________ Non-Trust Loans, their respective pro rata portions of any Default Interest (after application as provided in the series 201_-C_ pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective percentage interests;

•	ninth, to the _________ Mortgage Loan and the _________ Non-Trust Loans, their respective pro rata portions of any late charges (after application as provided in the series 201_-C_ pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective percentage interests; and

•	tenth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata, to the _________ Mortgage Loan and the _________ Non-Trust Loan.

The _______________________ Loan Combination
     General. The _________ Mortgage Loan, which represents _________% of the Initial Mortgage Pool Balance and _________% of the Initial Loan Group No. _________ Balance, is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as _________. The related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related subordinate non-trust mortgage loan. The aggregate debt consisting of the _________ Mortgage Loan and the related subordinate non-trust mortgage loan, which two mortgage loans constitute the _________ Loan Combination, is secured by a single mortgage instrument on the subject mortgaged real property. We intend to include the _________ Mortgage Loan in the trust fund. The related subordinate non-trust mortgage loan was sold to an unaffiliated third party and will not be included in the trust fund.
     The _________ Mortgage Loan and related subordinate non-trust mortgage loan comprising the _________ Loan Combination are cross-defaulted. The outstanding principal balance of the related subordinate non-trust mortgage loan does not exceed _________% of the underwritten appraised value of the related mortgaged real property that secures the _________ Loan Combination. The related subordinate non-trust mortgage loan has an interest rate of _________% per annum and has the same maturity date, amortization schedule and prepayment structure as the _________ Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to the _________ Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the _________ Mortgage Loan and does not take into account the related subordinate non-trust mortgage loan. The Cut-off Date Loan-to-Value Ratio and the Underwritten NCF Debt Service Coverage Ratio for the entire _________ Loan Combination (calculated as if it was a single underlying mortgage loan) are _________% and _________, respectively.
     The trust, as the holder of the _________ Mortgage Loan, and the holder of the related subordinate non-trust mortgage loan will be successor parties to a separate intercreditor agreement, which we refer to as the _________ Intercreditor Agreement, with respect to the _________ Loan Combination. The holder of the _________ Mortgage Loan must cause its servicer to provide certain information and reports related to the _________ Loan Combination to the holder of the related subordinate non-trust mortgage loan. The master servicer will collect payments with respect to the related subordinate non-trust mortgage loan prior to the inclusion of such subordinate non-trust mortgage loan in a securitization and after the occurrence of certain events of default as described under “—Servicing of the _________ Loan Combination” below. The following describes certain provisions of the _________ Intercreditor Agreement. The following does not purport to be complete and is subject to and qualified in its entirety by reference to the actual provisions of, the _________ Intercreditor Agreement.
     Allocation of Payments Between the _________ Mortgage Loan and the Related Subordinate Companion Loan. The right of the holder of the related subordinate non-trust mortgage loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the _________ Mortgage Loan to receive such amounts. So long as a _________ Material Default has not occurred or, if a _________ Material Default has occurred, that _________ Material Default is no longer continuing with respect to the _________ Loan Combination, the related borrower under the _________ Loan Combination will make separate payments of principal and interest to the respective holders of the _________ Mortgage Loan and related subordinate non-trust mortgage loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust (as the holder of the _________ Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of the _________ Loan Combination (together with any applicable yield maintenance charges), will generally be applied first to the principal balance of the _________ Mortgage Loan and then to the principal balance of the related subordinate non-trust mortgage loan. If a _________ Material Default occurs and is continuing with respect to the _________ Loan Combination, then all payments and proceeds (of whatever nature) on the related subordinate non-trust mortgage loan will be subordinated to all payments due on the _________ Mortgage Loan and the amounts with respect to such loan combination will be paid in the following manner:
•	first, to the master servicer, the special servicer, the trustee or the fiscal agent, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

•	second, to the master servicer and the special servicer, in an amount equal to the accrued and unpaid servicing fees and/or other compensation earned by them;

•	third, to the trust, in an amount equal to interest (other than Default Interest) due with respect to the _________ Mortgage Loan;

•	fourth, to the trust, in an amount equal to the principal balance of the _________ Mortgage Loan until paid in full;

•	fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the _________ Mortgage Loan;

•	sixth, to the holder of the related subordinate non-trust mortgage loan up to the amount of any unreimbursed costs and expenses paid by the holder of the related subordinate non-trust mortgage loan;

•	seventh, to the holder of the related subordinate non-trust mortgage loan, in an amount equal to interest (other than Default Interest) due with respect to the related subordinate non-trust mortgage loan;

•	eighth, to the holder of the related subordinate non-trust mortgage loan, in an amount equal to the principal balance of the related subordinate non-trust mortgage loan until paid in full;

•	ninth, to the holder of the related subordinate non-trust mortgage loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related subordinate non-trust mortgage loan;

•	tenth, to the trust and the holder of the related subordinate non-trust mortgage loan, in that order, in an amount equal to any unpaid Default Interest accrued on the _________ Mortgage Loan and the related subordinate non-trust mortgage loan, respectively; and

•	eleventh, any excess, to the trust and the holder of the related subordinate non-trust mortgage loan, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the related subordinate non-trust mortgage loan is equal to zero, then based upon the initial principal balances.
     If, after the expiration of the right of the holder of the related subordinate non-trust mortgage loan to purchase the _________ Mortgage Loan (as described below), the _________ Mortgage Loan or the related subordinate non-trust mortgage loan is modified in connection with a work-out so that, with respect to either the _________ Mortgage Loan or the related subordinate non-trust mortgage loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of that mortgage loan, then, solely to the extent the effect of the foregoing can be absorbed by the related subordinate non-trust mortgage loan (without any out-of-pocket payments from the holder of the related subordinate non-trust mortgage loan or its servicers), the related subordinate non-trust mortgage loan will bear the full economic effect thereof attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the related subordinate non-trust mortgage loan).
     On or before each payment date, amounts payable to the trust as holder of the _________ Mortgage Loan pursuant to the _________ Intercreditor Agreement will be included in the Total Available P&I Funds for that payment date to the extent described in this prospectus supplement and amounts payable to the holder of the related subordinate non-trust mortgage loan will be distributed to the holder net of fees and expenses on such related subordinate non-trust mortgage loan.
     Any losses and expenses that are associated with the _________ Mortgage Loan and the related subordinate non-trust mortgage loan will be allocated in accordance with the terms of the _________ Intercreditor Agreement, first, to the related subordinate non-trust mortgage loan and, second, to the _________ Mortgage Loan. The portion of those losses and expenses allocated to the _________ Mortgage Loan will be allocated among the series 201_-C_ certificates in the manner described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.
     Servicing of the _________ Loan Combination. The _________ Mortgage Loan and the mortgaged real property will be serviced and administered by the master servicer pursuant to the series 201_-C_ pooling and servicing agreement. The master servicer and/or special servicer will service and administer the related subordinate non-trust mortgage loan to the extent described below. The Servicing Standard set forth in the series 201_-C_ pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the series 201_-C_ certificateholders and the holder of the related subordinate non-trust mortgage loan when servicing the _________ Loan Combination, with a view to maximizing the realization for both as a collective whole. Any reference in this prospectus supplement to the interests of the series 201_-C_ certificateholders will mean, with respect to the servicing and administration of the _________ Loan Combination, the series 201_-C_ certificateholders and the holder of the related subordinate non-trust mortgage loan, as a collective whole.
     The master servicer and the special servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, the _________ Loan Combination. Subject to certain limitations with respect to modifications and certain rights of the holder of the related subordinate non-trust mortgage loan to purchase the _________ Mortgage Loan, the holder of the related subordinate non-trust mortgage loan has no voting, consent or other rights whatsoever with respect to the master servicer’s or special servicer’s administration of, or the exercise of its rights and remedies with respect to, the _________ Loan Combination.
     Prior to a securitization of the related subordinate non-trust mortgage loan, the holder of the _________ Mortgage Loan will service or cause to be serviced the related subordinate non-trust mortgage loan. When the related subordinate non-trust mortgage loan is included within a securitization, primary and master servicers of the related subordinate non-trust mortgage loan will be designated, and such servicers will be responsible for collecting from the related borrower and distributing payments in respect of the related subordinate non-trust mortgage loan pursuant to a separate servicing agreement that governs the securitization for such subordinate non-trust mortgage loan. The master servicer under the 2005-C1 pooling and servicing agreement will otherwise administer the _________ Mortgage Loan and the related subordinate non-trust mortgage loan unless: (i) there shall occur and be continuing a _________ Material

Default, in which case the master servicer and the special servicer shall collect and distribute such payments with respect to the _________ Loan Combination, subject to the terms of the _________ Intercreditor Agreement during which time the master servicer and the special servicer shall be entitled to servicing compensation in accordance with the series 201_-C_ pooling and servicing agreement, or (ii) the holder of the related subordinate non-trust mortgage loan purchases the _________ Mortgage Loan pursuant to the terms of the _________ Intercreditor Agreement, in which case the servicers designated to service the related subordinate non-trust mortgage loan shall assume all responsibility with respect to the servicing of the _________ Loan Combination.
     Modifications. The holder of the related subordinate non-trust mortgage loan may exercise certain approval rights relating to a modification of such subordinate non-trust mortgage loan that materially and adversely affects the holder of such subordinate non-trust mortgage loan prior to the expiration of the repurchase period described in the following paragraph. Furthermore, the holder of the related subordinate non-trust mortgage loan may exercise certain approval rights relating to a modification of the _________ Mortgage Loan or the related subordinate non-trust mortgage loan that materially and adversely affects the holder of such subordinate non-trust mortgage loan and certain other matters related to defaulted lease claims.
     Purchase of the _________ Mortgage Loan by the Holder of the Related Subordinate Companion Loan. In the event that (i) any payment of principal or interest on the _________ Mortgage Loan or the related subordinate non-trust mortgage loan becomes 90 or more days delinquent, (ii) the principal balance of such _________ Mortgage Loan or the related subordinate non-trust mortgage loan has been accelerated, (iii) the principal balance of such _________ Mortgage Loan or the related subordinate non-trust mortgage loan is not paid at maturity, (iv) the borrower declares bankruptcy or (v) any other event where the cash flow payment under the related subordinate non-trust mortgage loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the related subordinate non-trust mortgage loan will be entitled to purchase the _________ Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the _________ Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the _________ Mortgage Loan, together with all unpaid interest on the _________ Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the _________ Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing the _________ Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of the _________ Mortgage Loan.
     The holder of the related subordinate non-trust mortgage loan does not have any rights to cure any defaults with respect to the _________ Loan Combination.
Assignment of the Mortgage Loans; Repurchases and Substitutions
     On or before the Issue Date, we will acquire the Mortgage Loans pursuant to one or more mortgage loan purchase agreements. On the Issue Date, we will transfer the mortgage loans, without recourse, to the trustee for the benefit of the series 201_-C_ certificateholders. In connection with such transfer, the applicable mortgage loan seller is required to deliver to the trustee or to a document custodian appointed by the trustee, among other things, the following documents with respect to each mortgage loan, excluding the Outside Serviced Trust Mortgage Loan, that we intend to include in the trust fund (as to each such underlying mortgage loan, the “Mortgage File”):
(a)	the original mortgage note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original mortgage note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the mortgage note);
(b)	the original or a copy of the mortgage instrument, together with an original or a copy of any intervening assignments of the mortgage instrument, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(c)	the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the related mortgage instrument), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(d)	an original assignment of the mortgage instrument in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

(e)	an original assignment of any related assignment of leases (if such item is a document separate from the related mortgage instrument) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

(f)	originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the mortgage instrument or mortgage note have been consolidated or modified or the mortgage loan has been assumed or consolidated;

(g)	the original or a copy of the policy or certificate of lender’s title insurance, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a pro forma or marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(h)	any filed copies (bearing evidence of filing) or other evidence of filing reasonably satisfactory to us of any prior UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(i)	an original assignment in favor of the trustee or in blank of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction;

(j)	any intercreditor, co-lender or similar agreement relating to permitted debt of the related borrower;

(k)	copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to such mortgage loan; and

(l)	the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to such mortgage loan.
     In the case of the Outside Serviced Trust Mortgage Loan, the applicable mortgage loan seller is required to deliver to the trustee or to a document custodian appointed by the trustee, only the related mortgage note, in form similar to that described in clause (a) in the preceding paragraph and the related Loan Combination Intercreditor Agreement (as to the Outside Serviced Trust Mortgage Loan, the “Mortgage File”).

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 201_-C_ certificateholders and, in the case of a Loan Combination, also for the benefit of the related Non-Trust Loan Noteholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee’s review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.
     The trustee may appoint at the trustee’s expense one or more custodians to hold all or a portion of the mortgage files as agent for the trustee, which custodian may not be the depositor, any mortgage loan seller or any affiliate of any of them. Neither the master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 201_-C_ pooling and servicing agreement. The trustee may enter into agreements to appoint a custodian which is not the trustee, provided that such agreement: (i) is consistent with the series 201_-C_ pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 201_-C_ pooling and servicing agreement; (ii) provides that if the trustee no longer acts in the capacity of trustee hereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent such indemnification would be permitted under the series 201_-C_ pooling and servicing agreement. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 201_-C_ pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in therein. [DISCUSS SAFEKEEPING AND PRESERVATION OF ASSETS AND PROCEDURES TO REFLECT SEGREGATION OF ASSETS FROM OTHER SERVICED ASSETS]
     As provided in the series 201_-C_ pooling and servicing agreement, subject to the second preceding paragraph, the trustee or a custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the series 201_-C_ certificateholders therein, the applicable mortgage loan seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such mortgage loan seller’s receipt of notice thereof, will be obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which will be assigned by us the trustee) to: (1) repurchase the affected mortgage loan within such 90-day period at a price (the “Purchase Price”) generally equal to the sum of (a) the unpaid principal balance of such mortgage loan, (b) the unpaid accrued interest on such mortgage loan (other than any Default Interest and/or Post-ARD Additional Interest) to but not including the due date in the collection period in which the purchase is to occur plus any accrued and unpaid interest on monthly debt service advances, (c) all related and unreimbursed servicing advances plus any accrued and unpaid interest thereon, (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the master servicer, the special servicer, the trustee or the trust fund in connection with any purchase by a mortgage loan seller (to the extent not included in clause (c) above), and (e) any other Additional Trust Fund Expenses in respect of such underlying mortgage loan (including any Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or other party or from insurance proceeds or condemnation proceeds or any other collections in respect of the underlying mortgage loan or the related mortgaged real property from a source other than the trust fund, and including, if the subject underlying mortgage loan is repurchased after the end of the required cure period (as it may be extended as described below), any liquidation fee payable to the special servicer in respect of such underlying mortgage loan, as described under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Liquidation Fee”); or (2) substitute a Qualified Substitute Mortgage Loan for such mortgage loan and pay the master servicer for deposit into the master servicer’s collection account a shortfall amount equal to the difference between the Purchase Price of the deleted mortgage loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the “Substitution Shortfall Amount”); provided that, unless the document omission or defect would cause the subject mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code, the applicable mortgage loan seller will generally have an additional 90-day period to deliver the missing document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure. The foregoing repurchase or substitution obligation constitutes the sole remedy available to the series 201_-C_ certificateholders and the trustee for any uncured failure to deliver, or any uncured defect in, a constituent mortgage loan document. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and those obligations will not be our responsibility. Any substitution of a Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the Issue Date, and the                                          Mortgage Loan may not be substituted for.
     The series 201_-C_ pooling and servicing agreement and/or the applicable mortgage loan purchase agreement will require the trustee or the related mortgage loan seller to cause each of the assignments described in clauses (d), (e) and (i) of the second preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records within a specified time period.
Representations and Warranties; Repurchases and Substitutions
     In the related mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan that we intend to include in the trust fund (subject to certain exceptions specified in the related mortgage loan purchase agreement), as of the Issue Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:
(i)	the information with respect to the subject mortgage loan set forth in the schedule of mortgage loans attached to the applicable mortgage loan purchase agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the cut-off date;

(ii)	as of the date of its origination, the subject mortgage loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for thereunder complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such mortgage loan, including those pertaining to usury;

(iii)	immediately prior to the sale, transfer and assignment to us, the applicable mortgage loan seller had good and marketable title to, and was the sole owner of, each mortgage loan, and is transferring the mortgage loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the subject mortgage loan;

(iv)	the proceeds of the subject mortgage loan have been fully disbursed and there is no requirement for future advances thereunder by the lender;

(v)	each related mortgage note, mortgage instrument, assignment of leases, if any, and other agreement executed by the mortgagor in connection with the subject mortgage loan is a legal, valid and binding obligation of the related borrower (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such mortgage loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the mortgage loan documents invalid as a whole and such mortgage loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);
(vi)	as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related mortgage note, mortgage instrument or other agreements executed in connection therewith, and, as of the cut-off date, there was no valid offset, defense, counterclaim or right to rescission with respect to such mortgage note, mortgage instrument or other agreements, except in each case with respect to the enforceability of any provisions requiring the payment of Default Interest, late fees, Post-ARD Additional Interest, prepayment premiums or yield maintenance charges;

(vii)	each related assignment of the related mortgage instrument and assignment of any related assignment of leases from the applicable mortgage loan seller to the trustee constitutes the legal, valid and binding assignment from such mortgage loan seller (subject to the customary limitations set forth in clause (v) above);

(viii)	the related mortgage instrument is a valid and enforceable first lien on the related mortgaged real property except for the exceptions set forth in clause (v) above and subject to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower’s ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower’s ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower’s ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the mortgaged real property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the related mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if the subject mortgage loan is cross-collateralized with any other mortgage loan, the lien of such mortgage instrument for such other mortgage loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the mortgagor’s ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property;

(ix)	all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the related mortgaged real property and that prior to the cut-off date have become delinquent in respect of the related mortgaged real property, have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established; provided that for purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof will not be considered delinquent until the earlier of (x) the date on which interest and/or penalties would first be payable thereon and (y) the date on which enforcement action is entitled to be taken by the related taxing authority;

(x)	to the applicable mortgage loan seller’s actual knowledge as of the cut-off date, and to the applicable mortgage loan seller’s actual knowledge based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans by the applicable mortgage loan seller, each related mortgaged real property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would materially and adversely affect the value of such mortgaged real property as security for the subject mortgage loan and to the applicable mortgage loan seller’s actual knowledge as of the cut-off date there was no proceeding pending for the total or partial condemnation of such mortgaged real property;

(xi)	as of the date of its origination, all insurance coverage required under each related mortgage instrument, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related mortgaged real property in the jurisdiction in which such mortgaged real property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such mortgaged real property, or (b) the initial principal balance of the subject mortgage loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, was in full force and effect with respect to each related mortgaged real property;

(xii)	as of the Issue Date, the subject mortgage loan is not, and in the prior 12 months (or since the date of origination if the subject mortgage loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any scheduled payment; and

(xiii)	one or more environmental site assessments, updates or transaction screens thereof were performed by an environmental consulting firm independent of the applicable mortgage loan seller and the applicable mortgage loan seller’s affiliates with respect to each related mortgaged real property during the 18-month period preceding the origination of the subject mortgage loan, and the applicable mortgage loan seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s), updates or transaction screens referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such mortgaged real property that was not disclosed in such report(s).
     In the case of a breach of any of the loan-level representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of any of the underlying mortgage loans or the interests of the series 201_-C_ certificateholders therein, the applicable mortgage loan seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected mortgage loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the mortgage loan not to be a qualified mortgage within the meaning of Section

860G(a)(3) of the Internal Revenue Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. Any substitution of a Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the Issue Date, and a Qualified Substitute Mortgage Loan may not be substituted for the                                          Mortgage Loan.
     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the series 201_-C_ certificateholders and the trustee for any uncured material breach of any mortgage loan seller’s representations and warranties regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by that mortgage loan seller to us, and no other person or entity will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller’s representations and warranties if such mortgage loan seller defaults on its obligation to do so.
Repurchase or Substitution of Cross-Collateralized Mortgage Loans
     If (a) any underlying mortgage loan is required to be repurchased or substituted for in the manner described above in “—Assignment of the Mortgage Loans; Repurchases and Substitutions” or “—Representations and Warranties; Repurchases and Substitutions,” (b) that mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund and (c) the applicable document omission or defect or breach of a representation and warranty giving rise to the repurchase/substitution obligation does not otherwise relate to any other Crossed Loan in the subject Crossed Group (without regard to this paragraph), then the applicable document omission or defect or the applicable breach, as the case may be, will be deemed to relate to the other Crossed Loans in the subject Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the subject Crossed Group as provided above in “—Assignment of the Mortgage Loans; Repurchases and Substitutions” or “—Representations and Warranties; Repurchases and Substitutions” unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the actually affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller is not greater than the loan-to-value ratio for all such related Crossed Loans, including the actually affected Crossed Loan, determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller, and (iii) the trustee receives an opinion of counsel to the effect that such repurchase or substitution will not adversely affect the tax status of REMIC I or REMIC II. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the actually affected Crossed Loan as to which the related breach or the related document omission or defect, as the case may be, exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.
     To the extent that the related mortgage loan seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed Loans, we and the related mortgage loan seller have agreed in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the trustee, the Primary Collateral securing mortgage loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the related mortgage loan purchase agreement to remove the threat of material impairment as a result of the exercise of remedies.
     Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if—
•	the affected mortgaged real property(ies) may be released pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released, and to the extent not covered by the applicable release price required under the related loan documents, the related mortgage loan seller pays (or causes to be paid) any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the master servicer, the special servicer, the trustee or the trust fund in connection with such release,

•	the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Internal Revenue Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of either REMIC I or REMIC II under the Internal Revenue Code, and

•	the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.
Changes in Mortgage Pool Characteristics
     The description in this prospectus supplement of the underlying mortgage loans and the related mortgaged real properties is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, and (ii) there will be no principal prepayments on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if we or the applicable mortgage loan seller deems that removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities, as well as other characteristics, of the subject mortgage loans described in this prospectus supplement may vary.
     A copy of the series 201_-C_ pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K. In addition, if and to the extent that any material terms of the series 201_-C_ pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series 201_-C_ pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue

Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See “Available Information” in the accompanying base prospectus.
TRANSACTION PARTICIPANTS
The Issuing Entity
     The issuing entity with respect to the series 201_-C_ certificates will be the ___ Commercial Mortgage Trust, Series 201_-C_, a common law trust created under the laws of the State of New York pursuant to the series 201_-C_ pooling and servicing agreement. The ___ Commercial Mortgage Trust, Series 201_-C_ is sometimes referred to in this prospectus supplement and in the accompanying base prospectus as the “trust” or the “trust fund.” We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 201_-C_ certificates being issued to us or at our direction.
     The trust’s activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the trust will be created pursuant to the series 201_-C_ pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the series 201_-C_ pooling and servicing agreement. See “Description of the Governing Documents—Amendment” in the accompanying base prospectus. The fiscal year end of the trust will be December 31.
     The trust will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the series 201_-C_ pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.
     Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust.”
     [The aggregate expenses incurred in connection with the selection and acquisition of the underlying mortgage loans that are payable from offering proceeds are approximately $                    .]
The Depositor
     We, Citigroup Commercial Mortgage Securities Inc., a Delaware corporation, are the depositor for the series 201_-C_ commercial mortgage securitization transaction. We are a wholly owned, direct subsidiary of                     , which is in turn a wholly-owned, direct subsidiary of                     .                      is a wholly owned, direct subsidiary of                     . Our principal executive offices are located at 388 Greenwich Street, New York, New York, 10013. We are only engaged in the securitization of commercial and multifamily mortgage loans and have been since we were organized in                     . See “Transaction Participants—The Depositor” in the accompanying base prospectus.
The Sponsors
     Citigroup Global Markets Realty Corp. Citigroup Global Markets Realty Corp. will act as co-sponsor of the series 201_-C_ transaction. Citigroup Global Markets Realty Corp., a                      (“CGMRC”), was

founded in                      and its executive offices are located at 388 Greenwich Street, New York, New York 10013.
     CGMRC, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. CGMRC has been engaged in the securitization of assets since                      and in the securitization of multifamily and commercial mortgage loans since                     . CGMRC and its affiliates securitized approximately (a) $                     of multifamily and commercial mortgage loans since                     .
     CGMRC and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad and have been engaged in the origination of commercial mortgage loans since                     . Most of the commercial mortgage loans included in commercial mortgage securitizations sponsored by                      and its affiliates have been originated, directly or through correspondents, by                      or an affiliate.
     For further information about CGMRC and its affiliates, the general character if its business, its securitization program and a general discussion of CGMRC’s procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see “Transaction Participants—The Sponsor” in the accompanying base prospectus.
     [Name of Co-Sponsor]. [                                                             ] will also act as co-sponsor of the series 201_-C_ transaction [INSERT SPONSOR DISCLOSURE]
Mortgage Loan Sellers
     We will acquire the mortgage loans from the respective mortgage loan sellers on or prior to the Issue Date pursuant to separate mortgage loan purchase agreements.
                          of the mortgage loans that we intend to include in the trust fund, representing ___ % of the Initial Mortgage Pool Balance, of which                      mortgage loans are in loan group no. 1, representing ___ % of the Initial Loan Group No. 1 Balance, and ___ mortgage loans are in loan group no. 2, representing ___ % of the Initial Loan Group No. 2 Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation whose principal offices are located in New York, New York and that is primarily engaged in the business of purchasing and originating commercial mortgage loans. CGMRC is a subsidiary of Citigroup Financial Products, Inc. and is also one of our affiliates. Citigroup Global Markets Inc., an affiliate of CGMRC, is acting as an underwriter for this transaction.
                          of the mortgage loans that we intend to include in the trust fund representing ___ % of the Initial Mortgage Pool Balance, of which                      mortgage loans are in loan group no. 1, representing ___ % of the Initial Loan Group No. 1 Balance, and                      mortgage loans are in loan group no. 2, representing ___ % of the Initial Loan Group No. 2 Balance, were originated by                     .                      is a                      whose principal offices are located in                     .                      is an affiliate of                     , which is an underwriter.
                          of the mortgage loans that we intend to include in the trust fund, representing ___ % of the Initial Mortgage Pool Balance, of which                      mortgage loans are in loan group no. 1, representing ___ % of the Initial Loan Group No. 1 Balance, and ___ mortgage loans are in loan group no. 2, representing ___ % of the Initial Loan Group No. 2 Balance, were acquired by                      from its affiliates,                      and                     .                      is a limited liability company organized under the laws of the State of Delaware.                      is a wholly-owned, limited purpose, subsidiary of                     , which is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States.

                          of the mortgage loans that we intend to include in the trust fund, representing ___% of the Initial Mortgage Pool Balance, of which                      mortgage loans are in loan group no. 1, representing ___% of the Initial Loan Group No. 1 Balance, and                      mortgage loans are in loan group no. 2, representing ___% of the Initial Loan Group No. 2 Balance, were originated by                     .                      is a national banking association with its principal office in                      .                      is a wholly-owned indirect subsidiary of                      , a                      corporation, and is                      ’s principal bank subsidiary.                      is an affiliate of                     , which is an underwriter, and is the parent of                     , which is acting as master servicer for the underlying mortgage loans.
     No mortgage loan seller has an obligation to repurchase or replace any underlying mortgage loans sold to us by another mortgage loan seller.
     All information concerning the underlying mortgage loans contained herein or used in the preparation of this prospectus supplement is as underwritten by the related mortgage loan seller.
The Originators
     In general, one of our affiliates and an affiliate of                      is the originator with respect to the underlying mortgage loans contributed to the issuing entity by the [                    ] Mortgage Loan Seller. In addition, [                                        ] is the [                                        ] Mortgage Loan Seller and the originator with respect to the underlying mortgage loans contributed to the issuing entity by the [                                        ] Mortgage Loan Seller. In addition to each such sponsor and/or its affiliates, each of the following entities will be or is expected to be an originator of underlying mortgage loans representing in excess of 10% of the mortgage pool balance—
•	, with respect to ___% of the Initial Mortgage Pool Balance, and

•	, with respect to ___% of the Initial Mortgage Pool Balance.
[INSERT ORIGINATOR DISCLOSURE, IF APPLICABLE (ITEM 1110)]
The Servicers
     General. The parties primarily responsible for servicing the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loan) include the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the series 201_-C_ pooling and servicing agreement, and are described under “Description of the Series 201_-C_ Pooling and Servicing Agreement” below in this prospectus supplement. In addition, as permitted under the series 201_-C_ pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers. With respect to most of the underlying mortgage loans, the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions, however, with respect to certain underlying mortgage loans, [in each case aggregating less than 10% of the Initial Mortgage Pool Balance], for which the master servicer or the special servicer, as the case may be, has entered or will enter into a sub-servicing agreement, such servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. See “Description of the Series 201_-C_ Pooling and Servicing Agreement—Sub-Servicers” below in this prospectus supplement.
     The Initial Master Servicer.                      will act as master servicer under the series 201_-C_ pooling and servicing agreement. Its principal servicing offices are located at                                         .
     [INSERT MASTER SERVICER DISCLOSURE (ITEM 1108)]

     The information set forth in this prospectus supplement concerning                      has been provided by it.
                         , whose principal servicing offices are located at                     , is the master servicer under both (a) the series                      pooling and servicing agreement, which governs the servicing of the                      Loan Combination and the                      Loan Combination, and (b) the series                      pooling and servicing agreement, which governs the servicing of the                      Loan Combination and the                      Loan Combination.
     The Initial Special Servicer.                     , a                      corporation, will initially be appointed as special servicer of the mortgage pool. The principal executive offices of                      are located at                                         , and its telephone number is                     .
     [INSERT SPECIAL SERVICER DISCLOSURE (ITEM 1108)]
     The information set forth in this prospectus supplement concerning                      has been provided by it.
                         , a                      corporation, whose principal executive offices are located at                     , is the initial special servicer under the series                      pooling and servicing agreement, which governs the servicing of the                      Loan Combination and the                      Loan Combination.
                         , whose principal executive offices are located at                     , is the initial special servicer under the series                      pooling and servicing agreement, which governs the servicing of the                      Loan Combination and the                      Loan Combination.
     Certain Initial Sub-Servicers. [Each of the following entities will be or is expected to be a sub-servicer of underlying mortgage loans representing in excess of 10% [but less than 20%] of the Initial Mortgage Pool Balance—
•	, with respect to ___% of the initial mortgage pool balance, and

•	, with respect to ___% of the initial mortgage pool balance.]
The Trustee and the Fiscal Agent
     The Trustee.                     , a national banking association, will act as trustee on behalf of the series 201_-C_ certificateholders. As of the Issue Date, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at                    , Attention:                     .
     [INSERT TRUSTEE DISCLOSURE (ITEM 1109)]
     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 201_-C_ certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will—
•	accrue at the annual rate stated in the series 201_-C_ pooling and servicing agreement,

•	accrue on the total Stated Principal Balance of the mortgage pool outstanding from time to time, and

•	be calculated on a 30/360 Basis.
     The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.
     In addition, the trustee will be authorized to invest or direct the investment of funds held in its payment account and interest reserve account in Permitted Investments. See “Description of the Series 201_-C_ Pooling and Servicing Agreement—Accounts—Collection Account” and “—Accounts—Interest Reserve Account” below in this prospectus supplement. It will be—
•	entitled to retain any interest or other income earned on those funds, and

•	required to cover any losses of principal of those investments from its own funds.
     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the payment account or the interest reserve account.
     See also “Description of the Governing Documents—Duties of the Trustee,” and “—Resignation and Removal of the Trustee” in the accompanying base prospectus.
                          is also the trustee under the series                      pooling and servicing agreement, which governs the administration of the                      Loan Combination and the                      Loan Combination, and the series                      pooling and servicing agreement, which governs the administration of the                      Loan Combination and the                      Loan Combination.
     The Fiscal Agent.                     , a                      banking corporation, will act as fiscal agent pursuant to the series 201_-C_ pooling and servicing agreement. The fiscal agent’s office is located at                                         . The duties and obligations of the fiscal agent consist only of making P&I advances as described under [“Description of the Series 201_-C_ Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments”] and servicing advances as described under [“Description of the Series 201_-C_ Pooling and Servicing Agreement—Advances—Servicing Advances”] in this prospectus supplement. The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections, immunities and indemnities substantially similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.
AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     We are a wholly owned, direct subsidiary of                     .                      is a wholly-owned, direct subsidiary of                     , one of the underwriters with respect to this offering.                      is a wholly owned, direct subsidiary of                     , the co-sponsor and one of the mortgage loan sellers. In general, one of our affiliates and an affiliate of Citigroup Global Markets Realty Corp. is also the originator with respect to the underlying mortgage loans contributed to the trust by the [                    ] Mortgage Loan

Seller. See also “Transaction Participants—The Depositor,” “—The Sponsor” and “—The Originators” in the accompanying base prospectus.
     [We, the master servicer, the special servicer and their respective affiliates may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. See also “Transaction Participants—The Trustee and the Fiscal Agent—The Trustee and the Fiscal Agent” in this prospectus supplement.]
[INSERT ADDITIONAL AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS (ITEM 1119)]
DESCRIPTION OF THE SERIES 201_-C_ POOLING AND SERVICING AGREEMENT
General
     The parties to the series 201_-C_ pooling and servicing agreement will consist of us, the trustee, the master servicer and the special servicer. The series 201_-C_ pooling and servicing agreement will govern, among other things:
•	the issuance of the series 201_-C_ certificates;

•	the formation of the issuing entity;

•	the transfer of the initial trust assets to the issuing entity;

•	the retention of the trust assets on behalf of the series 201_-C_ certificateholders; and

•	the servicing and administration of the mortgage loans in the trust, as well as the servicing and administration of (a) the Non-Trust Loans, and (b) any REO Properties acquired by the special servicer on behalf of the series 201_-C_ certificateholders and, if and when applicable, the related Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action.
     Because                      of the Loan Combinations are to be serviced and administered under the series 201_-C_ pooling and servicing agreement, while                      of the Loan Combinations are subject to other servicing arrangements, we have adopted the use of the following terms:
•	“Serviced Loan Combinations,” which refers to the Loan Combinations that are being serviced and administered under the series 201_-C_ pooling and servicing agreement, which Loan Combinations consist of all of the A/B Loan Combinations;

•	“Serviced Non-Trust Loans,” which refers to the Non-Trust Loans that are part of Serviced Loan Combinations, which Non-Trust Loans consist of all of the A/B Loan Combination Non-Trust Loans;

•	“Serviced Non-Trust Loan Noteholders,” which refers to the holders of the Serviced Non-Trust Loans, which holders consist of all of the A/B Loan Combination Non-Trust Loan Noteholders;

•	“Outside Serviced Loan Combination,” which refers to the Loan Combinations that are being serviced and administered under pooling and servicing agreements other than the series 201_-C_ pooling and servicing agreement, which Loan Combinations consist of the Loan Combination, the Loan Combination, the Loan Combination and the Loan Combination; and

•	“Outside Serviced Trust Mortgage Loan”, which refers to the underlying mortgage loan that is part of the Outside Serviced Loan Combination, which underlying mortgage loan consists of the Mortgage Loan.
     The following summaries describe some of the material provisions of the series 201_-C_ pooling and servicing agreement. In addition, see “Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions,” “—Representations and Warranties; Repurchases and Substitutions” and “Description of the Offered Certificates” in this prospectus supplement and “Description of the Governing Documents” in the accompanying base prospectus.
Overview of Servicing
     The series 201_-C_ pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and any REO Properties in the trust for which it is responsible, together with, when appropriate, the Serviced Non-Trust Loans, directly or through sub-servicers, in accordance with—
•	any and all applicable laws,

•	the express terms of the series 201_-C_ pooling and servicing agreement,

•	the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements, and

•	to the extent consistent with the foregoing, the Servicing Standard.
     In general, the master servicer will be responsible for the servicing and administration of each underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) and each Serviced Non-Trust Loan—
•	as to which no Servicing Transfer Event has occurred, or

•	that has been worked-out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.
     The special servicer, on the other hand, will be responsible for the servicing and administration of each underlying mortgage loan (other than, if applicable, the Outside Serviced Trust Mortgage Loan) and Serviced Non-Trust Loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.
     Despite the foregoing, the series 201_-C_ pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to an Outside Serviced Trust Mortgage Loan, will be received from the master servicer under the governing servicing agreement for the related Outside Serviced Loan Combination) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, the Outside Serviced Loan Combination) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Outside Serviced Trust Mortgage Loan). Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 201_-C_ pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 201_-C_ pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of “Servicing Transfer Event” in the glossary to this prospectus supplement.
     In general, the occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Serviced Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination; provided that if, subject to the terms, conditions and limitations of the related Loan Combination Intercreditor Agreement, a Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Loan Combination Intercreditor Agreement, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination (provided that a separate Servicing Transfer Event may occur with respect thereto).
     In general, the Serviced Non-Trust Loans will be serviced and administered under the series 201_-C_ pooling and servicing agreement as if each such Non-Trust Loan was a mortgage loan in the trust.
     Notwithstanding the foregoing, the Outside Serviced Trust Mortgage Loan will not be serviced under the series 201_-C_ pooling and servicing agreement. Under the terms of the related Loan Combination Intercreditor Agreement—
•	for so long as the Note A1 Non-Trust Loan is part of the Series Securitization, the Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series Securitization (subject to replacement of each such party), in accordance with the series pooling and servicing agreement (or any permitted successor servicing agreement);

•	for so long as the Note A1 Non-Trust Loan is part of the Series Securitization, the Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series Securitization (subject to replacement of each such party), in accordance with the series pooling and servicing agreement (or any permitted successor servicing agreement);

•	for so long as the Note 1-A3, Note 1-A4, Note 1-B1 and Note 1-B2 Non-Trust Loans are part of the Series Securitization, the Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series Securitization (subject to replacement of each such party), in accordance with the series pooling and servicing agreement (or any permitted successor servicing agreement); and

•	for so long as the Note 1-A3, Note 1-A4, Note 1-B1 and Note 1-B2 Non-Trust Loans are part of the Series Securitization, the Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series Securitization (subject to replacement of each such party), in accordance with the series pooling and servicing agreement (or any permitted successor servicing agreement).

     The discussion below regarding servicing generally relates solely to the servicing of the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loan) under the series 201_-C_ pooling and servicing agreement. For a description of certain of the servicing arrangements for the Outside Serviced Loan Combination, see “Servicing of the                      Loan Combination” in this prospectus supplement.
Sub-Servicers
     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.
     Pursuant to the series 201_-C_ pooling and servicing agreement, the master servicer and the special servicer may enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 201_-C_ pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (i) is materially consistent with the series 201_-C_ pooling and servicing agreement, requires the sub-servicer to comply with all of the applicable conditions of the series 201_-C_ pooling and servicing agreement, and, provides for certain material events of default with respect to the sub-servicer; (ii) provides that if the master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 201_-C_ pooling and servicing agreement (including by reason of an Event of Default), the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the master servicer or the special servicer, as the case may be, under such agreement or may terminate such sub-servicing agreement without cause (provided, that those sub-servicing agreements in effect as of the Issue Date or within 90 days thereafter may only be terminated for cause); (iii) provides that the trustee, for the benefit of the series 201_-C_ certificateholders and, in the case of a sub-servicing agreement relating to a Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), shall each be a third-party beneficiary under such agreement; (iv) permits any purchaser of an underlying mortgage loan to terminate such agreement with respect to such purchased mortgage loan at its option and without penalty; (v) does not permit the sub-servicer to enter into or consent to certain modifications, extensions, waivers or amendments or otherwise take certain actions on behalf of the master servicer or the special servicer without the consent of the master servicer or special servicer, as the case may be; and (vi) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 201_-C_ pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer (including any with an effective date on or before the Issue Date) must provide that such agreement shall, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan (or, alternatively, be subject to the special servicer’s rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer shall relate only to specially serviced mortgage loans and shall terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.
     References in the series 201_-C_ pooling and servicing agreement, and under this “Description of the Series 201_-C_ Pooling and Servicing Agreement” section, to actions taken or to be taken by the master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the master servicer or the special servicer, as the case may be; and, in connection therewith, all amounts advanced by any sub-servicer to satisfy the obligations of the master servicer or the special servicer under the series 201_-C_ pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, such advances will be recoverable by such sub-servicer in the same manner and out of the same funds as if such sub-servicer were the master servicer or the special servicer, as the case may be. The series 201_-C_ pooling and servicing agreement provides that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 201_-C_ pooling and servicing agreement, such interest to be allocable between the master servicer or the special servicer, as the case may be, and such sub-servicer as they may agree. For purposes of the series 201_-C_ pooling and servicing agreement, the master servicer and the special servicer each will be deemed to have received any payment when a sub-servicer retained by it receives such payment.
     The series 201_-C_ pooling and servicing agreement requires the master servicer and the special servicer, for the benefit of the trustee, the series 201_-C_ certificateholders and, in the case of a Serviced Loan Combination, also for the benefit of the related Serviced Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 201_-C_ pooling and servicing agreement provides that, notwithstanding any sub-servicing agreement, the master servicer and the special servicer remain obligated and liable to the trustee, the series 201_-C_ certificateholders and the Serviced Non-Trust Loan Noteholder(s) for the performance of their respective obligations and duties under the series 201_-C_ pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans and the master servicer and the special servicer will be responsible (without right of reimbursement) for all compensation of each sub-servicer retained by it.
Servicing and Other Compensation and Payment of Expenses
     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.
     The master servicing fee will be earned with respect to each and every mortgage loan (including the                                          Non-Pooled Portion) in the trust fund, including:
•	each specially serviced mortgage loan, if any;

•	each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property; and

•	each mortgage loan, if any, that has been defeased.
     In the case of each mortgage loan in the trust, the master servicing fee will:
•	be calculated on an Actual/360 Basis;

•	accrue at the related master servicing fee rate, which on a loan-by-loan basis will range from ___% per annum to ___% per annum;

•	accrue on the same principal amount as interest accrues or is deemed to accrue, from time to time with respect to that mortgage loan; and

•	be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.
     For purposes of this prospectus supplement, master servicing fees include primary servicing fees.
     In addition, a separate servicing fee will be paid to the Series                      servicer with respect to the Outside Serviced Trust Mortgage Loan.
     Subject to certain conditions,                      is entitled, under the series 201_-C_ pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor

(other than a Plan), an excess servicing strip, which is a portion of the master servicing fee. If                      resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of the excess servicing strip is needed to compensate any successor master servicer for assuming the duties of                      as master servicer under the series 201_-C_ pooling and servicing agreement). We make no representation or warranty regarding whether, following any resignation or termination of                      as master servicer, (a) any holder of the excess servicing strip would dispute the trustee’s determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.
     Master servicing fees payable with respect to a Serviced Loan Combination will be payable out of collections on the entire Serviced Loan Combination.
     Prepayment Interest Shortfalls. The series 201_-C_ pooling and servicing agreement will provide that, if any Prepayment Interest Shortfall is incurred by reason of a voluntary principal prepayment being made by a borrower with respect to any of the underlying mortgage loans (excluding the Outside Serviced Trust Mortgage Loan, any specially serviced mortgage loan and any mortgage loan for which the special servicer has waived a prepayment restriction) during any collection period, then the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:
•	the amount of the subject Prepayment Interest Shortfall; and

•	the sum of—
1.	the master servicing fee (calculated for this purpose only at a rate of [___]% per annum) received by the master servicer during such collection period on the subject prepaid mortgage loan, and

2.	any investment income earned on the related principal prepayment during such collection period while on deposit in the master servicer’s collection account.
     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.
     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included in the Total Available P&I Funds for that payment date, as described under “Description of the Offered Certificates—Payments” in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the total of any and all payments made by the master servicer with respect to the related payment date to cover those Prepayment Interest Shortfalls, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 201_-C_ certificates, in reduction of the interest payable thereon, as and to the extent described under “Description of the Offered Certificates—Payments—Payments of Interest” in this prospectus supplement.
     The master servicer will not cover any interest shortfalls similar to Prepayment Interest Shortfalls that occur by reason of involuntary prepayments made with insurance proceeds, condemnation proceeds and/or liquidation proceeds.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the underlying mortgage loans (including the                      Non-Pooled Portion) will be:
•	the special servicing fee;

•	the workout fee; and

•	the liquidation fee.
     The Special Servicing Fee. The special servicing fee will be earned with respect to any underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan):
•	that is being specially serviced; or

•	as to which the corresponding mortgaged real property has become an REO Property.
     In the case of each underlying mortgage loan that satisfies the criteria described in the foregoing paragraph, the special servicing fee will:
•	be calculated on a Actual/360 Basis;

•	accrue at a special servicing fee rate of ___ % per annum, with a minimum fee of $___ for any one-month period for each mortgage loan that is being specially serviced or as to which the related mortgaged real property has become an REO Property;

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

•	generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the master servicer’s collection account from time to time.
     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) as to which, following a period of special servicing and resolution of all Servicing Transfer Events, servicing thereof has been returned to the master servicer. The workout fee for any such underlying mortgage loan will generally be payable out of, and will be calculated by application of a workout fee rate of [1.0]% to, each collection of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.
     The workout fee with respect to any underlying mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan or if the related mortgaged real property becomes an REO Property. However, a new workout fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.
     If the special servicer is terminated or resigns, then it will retain the right to receive any and all workout fees payable with respect to mortgage loans (other than the Outside Serviced Trust Mortgage Loan) that were worked-out — or, in some cases, about to be worked out — by it during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee may reduce amounts payable to the holders of the offered certificates.
     The Liquidation Fee. Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan in the trust fund (or any Qualified Substitute Mortgage Loan delivered in replacement thereof by the related mortgage loan seller), other than the Outside Serviced Trust Mortgage Loan, for which it obtains a full, partial or discounted payoff; and (b) any specially serviced mortgage loan or REO Property in the trust fund (or any Qualified Substitute Mortgage Loan delivered in replacement thereof by the related mortgage loan seller), other than the Outside Serviced Trust Mortgage Loan and any Outside Administered REO Property, as to which it receives any liquidation proceeds, sale proceeds or REO revenues, including any specially serviced mortgage loan repurchased by the applicable mortgage loan seller outside of the required cure period (as that cure period may be extended) as described above under “Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions” and “—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement. As to each such specially serviced mortgage loan and REO Property, other than the Outside Serviced Trust Mortgage Loan and any Outside Administered REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of [1.0]% to, the portion of the related payment, proceeds or revenues allocable as a full or partial recovery of principal, interest or expenses.
     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, insurance proceeds, condemnation proceeds or proceeds received in connection with:
•	the repurchase or replacement of any mortgage loan in the trust fund by or on behalf of a mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, so long as the repurchase or substitution occurs within the required cure period (as that cure period may be extended), as described under “Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions” and “—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement;

•	the purchase of any Defaulted Mortgage Loan out of the trust fund by the special servicer or the Majority Controlling Class Certificateholder, as described under “—Fair Value Purchase Option” below;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by a related Non-Trust Loan Noteholder, as described under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement, or by the Majority Class OCS Certificateholders, as described under “—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders,” so long as the purchase occurs within 90 days of the date that the purchase option is first exercisable;

•	the purchase of any mortgage loan out of the trust fund by a related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement unless specified in the related mezzanine intercreditor agreement; or

•	the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or the Majority Controlling Class Certificateholder in connection with the termination of the trust, all as described under “Description of the Offered Certificates—Termination” in this prospectus supplement.
     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee may reduce amounts payable to the holders of the offered certificates.

     Serviced Loan Combinations. Any special servicing fees, workout fees and liquidation fees earned with respect to a Serviced Loan Combination may be paid out of collections on the entire Serviced Loan Combination.
     Outside Serviced Trust Mortgage Loan. With respect to the special servicing fees, workout fees and liquidation fees relating to the Outside Serviced Trust Mortgage Loan, see “Description of the Mortgage Pool—The Loan Combinations—The                                          Loan Combination—Comparison of Servicing Under the Series 201_-C_ Pooling and Servicing Agreement and the Series                      Pooling and Servicing Agreement” in this prospectus supplement.
     Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment Interest Excesses collected (and, in the case of the Outside Serviced Trust Mortgage Loan, passed through to the trust fund, if any) with respect to the underlying mortgage loans.
     In addition, the following items collected (and, in the case of the Outside Serviced Trust Mortgage Loan, passed through to the trust fund, if any) on any particular mortgage loan in the trust fund will be allocated between the master servicer and the special servicer as additional compensation in accordance with the series 201_-C_ pooling and servicing agreement:
•	any late payment charges and Default Interest actually collected on any particular mortgage loan in the trust fund, which late payment charges and Default Interest are not otherwise applied to reimburse the parties to the series 201_-C_ pooling and servicing agreement for, or to offset, certain expenses of the trust (including interest on advances), each as provided in the series 201_-C_ pooling and servicing agreement; and

•	any modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.
     The master servicer will be authorized to invest or direct the investment of funds held in its collection account or in any escrow and/or reserve account maintained by it, in Permitted Investments. See “—Accounts—Collection Account” below and “Description of the Offered Certificates” in this prospectus supplement. The master servicer:
•	will generally be entitled to retain any interest or other income earned on those funds; and

•	will generally be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer’s benefit.
The master servicer will not be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts so long as those institutions or trust companies meet certain eligibility requirements set forth in the series 201_-C_ pooling and servicing agreement.
     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See “—REO Properties” below. The special servicer:
•	will be entitled to retain any interest or other income earned on those funds; and

•	will generally be required to cover any losses of principal of those investments from its own funds.

The special servicer will not be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding its REO account so long as that institution or trust company meets certain eligibility requirements set forth in the series 201_-C_ pooling and servicing agreement.
     Payment of Expenses. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 201_-C_ pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 201_-C_ pooling and servicing agreement.
     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer’s collection account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 201_-C_ pooling and servicing agreement. In addition, the series 201_-C_ pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer’s collection account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 201_-C_ certificateholders (or, if the subject specially serviced asset is a Serviced Loan Combination or any related REO Property, the best interests of the series 201_-C_ certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole.
Trustee Compensation
     The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its payment account, the trustee fee. With respect to each calendar month, the trustee fee will equal one-twelfth of the product of                     % multiplied by the total Stated Principal Balance of the entire mortgage pool outstanding immediately prior to the distribution date in that month.
     In addition, the trustee will be authorized to invest or direct the investment of funds held in its payment account and its interest reserve account in Permitted Investments. See “—Accounts—Collection Account” and “—Accounts—Interest Reserve Account” below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s payment account or interest reserve account.
Advances
     Servicing Advances. Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent in connection with the servicing of a mortgage loan in the trust fund (which, in the case of the                                          Mortgage Loan, will include the                                           Non-Pooled Portion) or in connection with the administration of any REO Property in the trust fund, will generally be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.
     The special servicer will generally be required to give the master servicer not less than five business days’ notice (or two business days’ notice, if required to be made on an emergency or urgent basis) with respect to servicing advances to be made on a specially serviced mortgage loan or REO Property in the trust fund (other than the Outside Serviced Trust Mortgage Loan or any Outside Administered REO Property, as the case may be), before the date on which the master servicer is required to make any servicing advance with respect to that mortgage loan or REO Property.
     If the master servicer is required under the series 201_-C_ pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage) after the servicing advance is required to be made, then the trustee will be required:
•	if any of certain officers of the trustee has actual knowledge of the failure, to give the master servicer notice of the failure; and

•	if the failure continues for five more business days after such notice, to make the servicing advance.
     The fiscal agent will be required to make any servicing advances that the trustee was required, but failed, to make.
     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (in the case of a servicing advance by the master servicer, the trustee or the fiscal agent), would not be ultimately recoverable (together with accrued and unpaid interest on the advance) from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines, or that the special servicer determines (in the case of servicing advances by the master servicer, the trustee or the fiscal agent), is not recoverable (together with accrued and unpaid interest on the advance) from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the underlying mortgage loans and any related REO Properties that are on deposit in the master servicer’s collection account from time to time as more particularly described in this prospectus supplement. The trustee and the fiscal agent may conclusively rely on the determination of the master servicer, and the master servicer, the trustee and the fiscal agent, in the case of specially serviced mortgage loans and REO Properties, must conclusively rely on the determination of the special servicer, regarding the nonrecoverability of a servicing advance. In making a recoverability determination in accordance with the series 201_-C_ pooling and servicing agreement, the master servicer, the special servicer, the trustee and the fiscal agent may consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, the condition of the related mortgaged real property, future expenses, and the existence and amount of any outstanding advances on the subject underlying mortgage loan, together with (to the extent accrued and unpaid) interest on such advances, and the existence and amount of any nonrecoverable advances in respect of other underlying mortgage loans, the reimbursement of which is being deferred as contemplated in the next paragraph.
     Notwithstanding the foregoing, upon a determination that a previously made servicing advance (together with interest accrued and unpaid on the advance) is not recoverable from expected collections on the related underlying mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable servicing advance over a period of time (not to exceed more than 12 months without the consent of the series 201_-C_ controlling class representative) and the unreimbursed portion of that advance will accrue interest at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable servicing advance over time, or not to do so, benefits some classes of series 201_-C_ certificateholders to the detriment of other classes of series 201_-C_ certificateholders will not, with respect to the master servicer or the special servicer, constitute a violation of the Servicing Standard or, with respect to the trustee or the fiscal agent, constitute a violation of any fiduciary duty to the series 201_-C_ certificateholders and/or contractual duty under the series 201_-C_ pooling and servicing agreement. In the event that the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, elects not to recover such nonrecoverable advances over time, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will be required to give S&P and Moody’s at least 15 days’ notice prior to any such reimbursement, unless the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, makes a determination not to give such notices in accordance with the terms of the series 201_-C_ pooling and servicing agreement.
     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any servicing advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 201_-C_ principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 201_-C_ certificates), thereby reducing the payments of principal on the series 201_-C_ principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments and other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. Notwithstanding the foregoing, amounts otherwise payable with respect to the class OCS certificates will not be available to reimburse advances or pay interest thereon with respect to any underlying mortgage loan other than the                                          Mortgage Loan. With respect to a nonrecoverable servicing advance on the                                          Mortgage Loan, the master servicer will be entitled to reimbursement, first, from collections on, and proceeds of, the                                          Non-Pooled Portion, second, from collections on, and proceeds of, the                                          Pooled Portion, and then from general collections of the trust fund.
     The series 201_-C_ pooling and servicing agreement will permit the master servicer to pay, and will permit the special servicer to direct the master servicer to pay, some servicing expenses out of general collections on the underlying mortgage loans and any REO Properties (but, in the case of the                                          Non-Pooled Portion, only if those expenses relate to the                                          Mortgage Loan) on deposit in the master servicer’s collection account, including, to the extent not advanced, for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, under the series 201_-C_ pooling and servicing agreement, the master servicer will be permitted (or, in the case of a specially serviced mortgage loan or an REO Property, if the special servicer directs, the master servicer will be required) to pay directly out of the master servicer’s collection account some servicing expenses that, if advanced by the master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer or the special servicer, as applicable, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 201_-C_ certificateholders (and, in the case of the a Serviced Loan Combination, the related Non-Trust Loan Noteholder(s)), as a collective whole. The master servicer will be able to conclusively rely on any such determination made by the special servicer.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable:
•	first, out of any late payment charges and Default Interest collected on the related underlying mortgage loan in the collection period in which that servicing advance was reimbursed; and

•	then, after or at the same time that advance is reimbursed, but only if and to the extent that the late payment charges and Default Interest referred to in clause first above is insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer’s collection account.
If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest collected during the following 12 months on the underlying mortgage loan as to which those advances were made will be applied to reimburse the trust for that payment prior to being applied as additional compensation to the master servicer or the special servicer.
     Notwithstanding the foregoing, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any servicing advances with respect to the Outside Serviced Trust Mortgage Loan or any related mortgaged real property under the series 201_-C_ pooling and servicing agreement. Those servicing advances will be made by the Series                      servicer, the series                      special servicer, the Series                      trustee or the Series                      fiscal agent (and will be reimbursable together with interest thereon) under the Series                      pooling and servicing agreement, on generally the same terms and conditions as are applicable under the series 201_-C_ pooling and servicing agreement.
     Advances of Delinquent Monthly Debt Service Payments. The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments—other than balloon payments—and assumed monthly debt service payments, in each case net of related master servicing fees and special servicing fees and, in the case of the Outside Serviced Trust Mortgage Loan, net of servicing fees payable to the applicable Outsider Servicer that are equivalent to master servicing fees, that:
•	were due or deemed due, as the case may be, with respect to the underlying mortgage loans—including the Non-Pooled Portion—during the related collection period; and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.
     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any such underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal:
•	the amount of the interest portion of that advance of monthly debt service payments that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence; reduced (to not less than zero) by

•	with respect to each class of series 201_-C_ principal balance certificates (or, if applicable, the class A-MFL REMIC II regular interest) to which any portion of the subject Appraisal Reduction Amount is allocated, one month’s interest (calculated on a 30/360 Basis) on the portion of the subject Appraisal Reduction Amount allocated to that class or REMIC II regular interest, as the case may be, at the applicable pass-through rate.
     Appraisal Reduction Amounts will be allocated to the respective classes of the series 201_-C_ principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest, in each case up to (but without any reduction in) the related outstanding total principal balance thereof, in the following order: (a) if the subject Appraisal Reduction Amount relates to any mortgage loan other than the                      Mortgage Loan, then first, to the Q, P, O, N, M, L, K, J, H, G, F, E, D, C, B, A-J and A-M classes, in that order; and then, to the class A-MFL REMIC II regular interest and the A-1, A-2, A-3, A-SB, A-4 and A-1A classes, on a pro rata basis by balance; and (b) if the subject Appraisal Reduction Amount relates to the                      Mortgage Loan, then first, to the OCS, Q, P, O, N, M, L, K, J, H, G, F, E, D, C, B, A-J and A-M classes, in that order; and last, to the class A-MFL REMIC II regular interest and the A-1, A-2, A-3, A-SB, A-4 and A-1A classes, on a pro rata basis by balance.
     With respect to any payment date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to the conditions set forth in the series 201_-C_ pooling and servicing agreement, funds held in the master servicer’s collection account that are not required to be paid on the series 201_-C_ certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest.
     If the master servicer fails to make a required advance and the trustee is aware of that failure, the trustee will be obligated to make that advance. If the trustee fails to make a required advance and the fiscal agent is aware of that failure, the fiscal agent will be obligated to make that advance. See “Transaction Participants—The Trustee and the Fiscal Agent” above in this prospectus supplement.
     The master servicer, the trustee and the fiscal agent will each be entitled to recover any monthly debt service advance made by it out of its own funds with respect to any underlying mortgage loan, together with interest thereon, from collections on that mortgage loan. None of the master servicer, the trustee or the fiscal agent will be obligated to make any monthly debt service advance with respect to any underlying mortgage loan that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable (together with interest thereon) out of collections on that mortgage loan. The trustee and the fiscal agent will be entitled to conclusively rely on any determination of nonrecoverability made by the master servicer, and the master servicer, the trustee and the fiscal agent, in the case of a specially serviced mortgage loans and REO Properties, must conclusively rely on any determination of nonrecoverability made by the special servicer. If the master servicer, the trustee or the fiscal agent makes any monthly debt service advance with respect to any underlying mortgage loan (including the                      Non-Pooled Portion) that it subsequently determines will not be recoverable (together with interest thereon) out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described below, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the master servicer’s collection account from time to time. See “Description of the Governing Documents—Advances” in the accompanying base prospectus and “Description of the Series 201_-C_ Pooling and Servicing Agreement—Accounts—Collection Account” in this prospectus supplement.
     If the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any monthly debt service advance (including the portion of any monthly debt service advance made with respect to the                      Non-Pooled Portion) that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 201_-C_ principal balance certificates on the related payment date (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 201_-C_ certificates, thereby reducing the payments of principal on the series 201_-C_ principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. Notwithstanding the foregoing, amounts otherwise payable with respect to the class OCS certificates will not be available to reimburse advances on any underlying mortgage loan other than the                      Mortgage Loan.
     In making a recoverability determination in accordance with the series 201_-C_ pooling and servicing agreement, the master servicer, the special servicer, the trustee and the fiscal agent may consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, the condition of the related mortgaged real property, future expenses, and the existence and amount of any outstanding advances on the subject underlying mortgage loan, together with (to the extent accrued and unpaid) interest on such advances, and the existence and amount of any nonrecoverable advances in respect of other underlying mortgage loans, the reimbursement of which is being deferred as contemplated in the next paragraph.
     Notwithstanding the foregoing, upon a determination that a previously made monthly debt service advance is not recoverable from expected collections on the related underlying mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable monthly debt service advance (together with accrued and unpaid interest thereon) over a period of time (not to exceed more than 12 months without the consent of the series 201_-C_ controlling class representative) and the unreimbursed portion of such advance will accrue interest at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable monthly debt service advance over time, or not to do so, benefits some classes of series 201_-C_ certificateholders to the detriment of other classes of series 201_-C_ certificateholders will not, with respect to the master servicer, constitute a violation of the Servicing Standard or, with respect to the trustee or the fiscal agent, constitute a violation of any fiduciary duty to the series 201_-C_ certificateholders and/or contractual duty under the series 201_-C_ pooling and servicing agreement. In the event that the master servicer, the trustee or the fiscal agent, as applicable, elects not to recover such nonrecoverable advances over time, the master servicer, the trustee or the fiscal agent, as applicable, will be required to give S&P and Moody’s at least 15 days’ notice prior to any such reimbursement, unless the master servicer, the trustee or the fiscal agent, as applicable, makes a determination not to give such notices in accordance with the terms of the series 201_-C_ pooling and servicing agreement.
     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on monthly debt service advances made by it out of its own funds with respect to the underlying mortgage loans. That interest will accrue on the amount of each such monthly debt service advance, and compound annually, for so long as that advance is outstanding — or, if the advance was made during the grace period for the subject monthly debt service payment, for so long as that advance is outstanding from the end of that grace period — at an annual rate equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any such monthly debt service advance will be payable:

•	first, out of any Default Interest and/or late payment charge collected on the related underlying mortgage loan during the collection period in which that monthly debt service advance is reimbursed; and

•	then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in clause first above are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer’s collection account.
If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest collected during the following 12 months on the underlying mortgage loan as to which those advances were made will be applied to reimburse the trust for that payment prior to being applied as additional compensation to the master servicer or the special servicer. With respect to the                      Loan Combination, in the case of clause first above, only Default Interest and late payment charges allocated to the                      Mortgage Loan (as provided in the related intercreditor agreement and after application of such amounts to interest on servicing advances under the Series                      pooling and servicing agreement) will be available to pay interest accrued on the related monthly debt service advance.
     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding monthly debt service advances with respect to the underlying mortgage loans will result in a reduction in amounts payable on one or more classes of the series 201_-C_ certificates.
     A monthly debt service payment will be assumed to be due with respect to:
•	each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

•	each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.
The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect immediately prior to, and without regard to the occurrence of, the subject maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due if the related mortgaged real property had not become an REO Property. Assumed monthly debt service payments for an ARD Loan will not include Post-ARD Additional Interest or accelerated amortization payments.
     None of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any P&I advance with respect to any of the Non-Trust Mortgage Loans.
     With respect to the                      Mortgage Loan, the master servicer will be required (subject to the second succeeding sentence below) to make its determination that it has made a nonrecoverable monthly debt service advance on such mortgage loan or that any proposed monthly debt service advance, if made, would constitute a nonrecoverable monthly debt service advance with respect to such mortgage loan independently of any determination made by the servicer with respect to a commercial mortgage securitization holding one of the                      Pari Passu Non-Trust Loans. If the master servicer determines, in accordance with the provisions of the series 201_-C_ pooling and servicing agreement, that a proposed monthly debt service advance with respect to the                      Mortgage Loan, if made, or any outstanding monthly debt service advance with respect to such mortgage loan previously made, would be, or is, as applicable, a nonrecoverable advance, the master servicer will be required to provide the servicer of each securitization that holds a                      Pari Passu Non-Trust Loan written notice of such determination within one business day of the date of such determination. If the master servicer receives written notice from any such servicer that it has determined, with respect to a                      Pari Passu Non-Trust Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will generally be binding on the series 201_-C_ certificateholders and neither the master servicer nor the trustee will be permitted to make any additional monthly debt service advances with respect to the related mortgage loan unless the master servicer has consulted with the other servicers of the related securitizations and they agree that circumstances with respect to the                      Loan Combination have changed such that a proposed monthly debt service advance in respect of the related mortgage loan would be recoverable; provided, however, that such determination will not be so binding on the series 201_-C_ certificateholders, the master servicer, the trustee or the fiscal agent in the event that the servicer that made such determination is not approved as a master servicer by each of the rating agencies. Notwithstanding the foregoing, if the servicer of a                      Pari Passu Non-Trust Loan determines that any advance of principal and/or interest with respect to such                      Pari Passu Non-Trust Loan would be recoverable, then the master servicer will continue to have the discretion to determine that any proposed monthly debt service advance or outstanding monthly debt service advance would be, or is, as applicable, a nonrecoverable monthly debt service advance. Once such a nonrecoverability determination is made by the master servicer or the trustee receives written notice of such nonrecoverability determination by any of the other servicers, none of the master servicer, the trustee or the fiscal agent will be permitted to make any additional monthly debt service advances with respect to the                      Mortgage Loan except as set forth in this paragraph.
     None of the master servicer, the trustee or the fiscal agent will be required to advance any amounts payable or required to be paid by the swap counterparty with respect to the class A-MFL certificates.
     Certain Litigation Matters. The management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the trust fund or any party to the series 201_-C_ pooling and servicing agreement will generally be handled by the master servicer and the special servicer, as more specifically provided for in the series 201_-C_ pooling and servicing agreement. In connection with handling such matters, the master servicer and the special servicer will be required to seek the consent of the controlling class representative with respect to material decisions and settlement proposals.
The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders
     Series 201_-C_ Controlling Class. As of any date of determination, the controlling class of series 201_-C_ certificateholders will be the holders of the most subordinate class of series 201_-C_ certificates then outstanding, other than the class X, OCS, Y and R certificates, that has a total principal balance that is greater than 25% of that class’s original total principal balance. However, if no class of series 201_-C_ certificates, exclusive of the class X, OCS, Y and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 201_-C_ certificateholders will be the holders of the most subordinate class of series 201_-C_ certificates then outstanding, other than the class X, OCS, Y and R certificates, that has a total principal balance greater than zero. For purposes of determining, and exercising the rights of, the series 201_-C_ controlling class, the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates will represent a single class.

     Selection of the Series 201_-C_ Controlling Class Representative. The series 201_-C_ controlling class certificateholders entitled to a majority of the voting rights allocated to the series 201_-C_ controlling class, will be entitled to:
•	select a representative having the rights and powers described under “—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders—Rights and Powers of the Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders” below and elsewhere in this prospectus supplement; or

•	replace an existing series 201_-C_ controlling class representative.
     The trustee will be required to notify promptly all the certificateholders of the series 201_-C_ controlling class that they may select a series 201_-C_ controlling class representative upon:
•	the receipt by the trustee of written requests for the selection of a successor series 201_-C_ controlling class representative from series 201_-C_ certificateholders entitled to a majority of the voting rights allocated to the series 201_-C_ controlling class;

•	the resignation or removal of the person acting as series 201_-C_ controlling class representative; or

•	a determination by the trustee that the series 201_-C_ controlling class has changed.
The notice will explain the process for selecting a series 201_-C_ controlling class representative. The appointment of any person (other than the initial series 201_-C_ controlling class representative) as a series 201_-C_ controlling class representative will not be effective until that person provides the trustee and the master servicer with:
1.	written confirmation of its acceptance of its appointment;

2.	an address and telecopy number for the delivery of notices and other correspondence; and

3.	a list of officers or employees of the person with whom the parties to the series 201_-C_ pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.
     Resignation and Removal of the Series 201_-C_ Controlling Class Representative. The series 201_-C_ controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the series 201_-C_ controlling class. The certificateholders entitled to a majority of the voting rights allocated to the series 201_-C_ controlling class, will be entitled to remove any existing series 201_-C_ controlling class representative by giving written notice to the trustee and to the existing series 201_-C_ controlling class representative.
     Selection, Resignation and Removal of the Class OCS Representative. The Majority Class OCS Certificateholders may elect and/or remove a class OCS representative, and a class OCS representative may resign, in each case in a manner substantially similar to that discussed above as being applicable to the series 201_-C_ controlling class certificateholders and the series 201_-C_ controlling class representative.
     Rights and Powers of the Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders. The special servicer will be required to prepare a report, referred to as an “Asset Status Report,” for each mortgage loan in the trust fund (other than the Outside Serviced

Trust Mortgage Loan) that becomes a specially serviced mortgage loan, not later than 30 days after the servicing of the mortgage loan is transferred to the special servicer. Each Asset Status Report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer’s recommended action with respect to the subject specially serviced mortgage loan. Each Asset Status Report will be delivered to the applicable Loan-Specific Controlling Party, among others, by the special servicer.
     If within ten business days of receiving an Asset Status Report that relates to a recommended action to which the applicable Loan-Specific Controlling Party is entitled to object, as described below, the applicable Loan-Specific Controlling Party does not disapprove such Asset Status Report in writing, then the special servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable mortgage loan documents. If the applicable Loan-Specific Controlling Party disapproves such Asset Status Report, the special servicer must revise such Asset Status Report and deliver to the applicable Loan-Specific Controlling Party, among others, a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.
     The special servicer must continue to revise such Asset Status Report as described above until the applicable Loan-Specific Controlling Party fails to disapprove such revised Asset Status Report in writing within ten business days of receiving such revised Asset Status Report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report; provided that such report shall have been prepared, reviewed and not rejected pursuant to the terms of this discussion. Notwithstanding the foregoing, the special servicer (a) may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in such Asset Status Report (and consistent with the terms of the series 201_-C_ pooling and servicing agreement) before the expiration of a ten-business day period if the special servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the series 201_-C_ certificateholders and any related Non-Trust Loan Noteholder(s), as a collective whole, and it has made a reasonable effort to contact the applicable Loan-Specific Controlling Party and (b) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the series 201_-C_ certificateholders and any related Non-Trust Loan Noteholder(s) pursuant to the Servicing Standard. Upon making the determination in clause (b) of the prior sentence, the special servicer shall so notify the trustee, the master servicer and the controlling class representative, in which event the most recently prepared Asset Status Report that the special servicer determines is consistent with the Servicing Standard will be deemed adopted.
     The special servicer will have the authority to meet with the borrower under any specially serviced mortgage loan in the trust fund and take such actions consistent with the Servicing Standard, the terms of the series 201_-C_ pooling and servicing agreement and the related Asset Status Report. The special servicer may not take any action inconsistent with the related Asset Status Report unless that action would be required in order to act in accordance with the Servicing Standard.
     No direction of any Loan-Specific Controlling Party in connection with any Asset Status Report may (a) require or cause the master servicer or the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the series 201_-C_ pooling and servicing agreement, including the master servicer’s or the special servicer’s, as the case may be, obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of any REMIC created under the series 201_-C_ pooling and servicing agreement, (b) result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Internal Revenue Code, or (c) expand the scope of the master servicer’s, trustee’s fiscal agent’s or special servicer’s responsibilities under the series 201_-C_ pooling and servicing agreement.
     The “Loan-Specific Controlling Party” will be: (a) the                                          Loan Combination Controlling Party in the case of the                                          Loan Combination; (b) the

                                         Loan Combination Controlling Party in the case of the                                          Loan Combination; (c) the                      Controlling Party in the case of the                                           Mortgage Loan; and (d) the series 201_-C_ controlling class representative in the case of all other underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loan).
     In addition, except in the case of the Outside Serviced Trust Mortgage Loan, the                                          Loan Combination, the                                          Loan Combination and, unless a                                            Change of Control Event exists, the                                      Mortgage Loan, the series 201_-C_ controlling class representative will generally be entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer will not be permitted to take any of the following actions as to which the series 201_-C_ controlling class representative has objected in writing within ten business days of having been notified in writing of the particular action:
1.	any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of any mortgaged real properties securing those specially serviced mortgage loans in the trust fund as come into and continue in default;

2.	any modification of a monetary term (other than late payment charge and Default Interest provisions) of an underlying mortgage loan, but excluding a modification consisting of the extension of the maturity date of the subject mortgage loan for one year or less;

3.	any proposed sale of an REO Property out of the trust fund (other than in connection with the termination of the trust fund) for less than the related Purchase Price;

4.	any determination to bring an REO Property held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at such REO Property;

5.	any release of collateral, or acceptance of substitute or additional collateral, for an underlying mortgage loan unless required by the related mortgage loan documents and/or applicable law;

6.	any waiver of a “due-on-sale” clause or “due-on-encumbrance” clause; and

7.	any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan (other than in connection with a defeasance permitted under the terms of the applicable mortgage loan documents).
     Unless a                                          Change of Control Event has occurred and is continuing: (i) the master servicer or the special servicer, as the case may be, will be required to consult with the class OCS representative upon the occurrence of any event of default for the                                          Mortgage Loan under the related mortgage loan documents, to consider alternative actions recommended by the class OCS representative and to consult with the class OCS representative with respect to certain determinations made by the special servicer pursuant to the series 201_-C_ pooling and servicing agreement, (ii) at any time (whether or not an event of default for the                                          Mortgage Loan under the related mortgage loan documents has occurred) the master servicer and the special servicer will be required to consult with the class OCS representative (1) with respect to proposals to take any significant action with respect to the                                          Mortgage Loan and the related mortgaged real property and to consider alternative actions recommended by the class OCS representative and (2) to the extent that the related mortgage loan documents grant the lender the right to approve budgets for the related mortgage real property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the                                          Mortgage Loan, the master servicer and the special servicer will be required to notify in writing the class OCS representative of any proposal to take any of such actions with respect to the                                          Mortgage Loan or any related REO Property (and to provide the class OCS representative with such information reasonably requested as may be necessary in the reasonable judgment of the class OCS representative in order to make a judgment, the expense of providing such information to be an expense of the requesting party) and to receive the written approval of the class OCS representative (which approval may be withheld in its sole discretion and will be deemed given if notice of approval or disapproval is not delivered within ten business days of delivery to the class OCS representative of written notice of the applicable action, together with information reasonably requested by the class OCS representative) with respect to:
•	any modification or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the Mortgage Loan, a modification or waiver of any other monetary term of the Mortgage Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related mortgaged real property;

•	the waiver of any “due-on-sale” clause and/or “due-on-encumbrance” clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

•	any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the mortgage real property if the Mortgage Loan should become a specially serviced loan and continue in default or any acquisition of such related mortgaged real property by deed in lieu of foreclosure;

•	any proposed or actual sale of any related REO Property or the Mortgage Loan (other than in connection with exercise of the fair value purchase option, the termination of the trust fund, or the purchase of the Mortgage Loan by the related mortgage loan seller by reason of a breach of a representation or warranty or a document defect);

•	any release of the related borrower, any guarantor or other obligor from liability;

•	any modification or amendment of, or waiver of any term of the Mortgage Loan that would result in a discounted pay-off;

•	any action to bring the related mortgaged real property, or any related REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at mortgaged real property;

•	any substitution or release of collateral or acceptance of additional collateral for the Mortgage Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a “curb-cut”) unless required by the related mortgage loan documents;

•	any adoption or approval of a plan in a bankruptcy of the related borrower;

•	any consent to the execution of a new lease, the amendment, modification, waiver or termination of any major lease to the extent lender’s approval is required under the mortgage loan documents; or

•	any renewal or replacement of the then-existing insurance policies (to the extent the lender’s approval is required under the related mortgage loan documents) or waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;
provided that, if the master servicer or the special servicer determines that immediate action is necessary to protect the interests of the series 201_-C_ certificateholders (as a collective whole), then the master servicer or the special servicer, as applicable, may take any such action without waiting for the instruction of the class OCS representative.
     A “                                         Change of Control Event” will be deemed to have occurred and be continuing if (i) the initial principal balance of the                                          Non-Pooled Portion, as reduced by any payments of principal (whether as principal prepayments or otherwise) allocated to the                                          Non-Pooled Portion, any Appraisal Reduction Amount with respect to the                                          Mortgage Loan and any realized losses allocated to the                                           Non-Pooled Portion, is less than 25% of the initial principal balance of the                                          Non-Pooled Portion, as reduced by any payments of principal (whether as principal prepayments or otherwise allocated to the                                          Non-Pooled Portion) or (ii) if the class OCS representative is an affiliate of the related borrower.
     With respect to each of the                                          Loan Combination and the                                          Loan Combination, the special servicer will, in general, not be permitted to take, or consent to the master servicer’s taking, any of the following actions, among others, under the series 201_-C_ pooling and servicing agreement with respect to the subject Loan Combination, as to which the                                          Loan Combination Controlling Party, in the case of the                                          Loan Combination, or the                                           Loan Combination Controlling Party, in the case of the                                          Loan Combination, as applicable, has objected within 10 business days of having been notified thereof in writing and receiving the information reasonably necessary to make an informed decision with respect thereto:
1.	any determination to expend money to bring the related mortgaged real property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

2.	any termination or replacement of the property manager or the consummation, termination, renewal or material modification of the property management agreement, in each case if approval is required by the related loan documents;

3.	any approval of annual budgets, business plans for the property or material capital expenditures, to the extent approval is required by the related loan documents;

4.	any acceleration of a mortgage loan that is part of the subject Loan Combination (unless such acceleration is by its terms automatic under the related loan agreement) and any proposed foreclosure upon or comparable conversion, which may include acquisition of an REO Property, of ownership the related mortgaged real property and the other collateral securing the Serviced Loan Combination, or any acquisition of the property by deed-in-lieu of foreclosure, or other enforcement action under the loan documents;

5.	any proposed modification, amendment or waiver of (a) a monetary term (including the timing of payments, any extension of the maturity date, deferral or forgiveness of interest (other than Default Interest) or principal or reduction in interest rate) or (b) any material non-monetary term of a mortgage loan that is part of the subject Loan Combination (including any provision restricting the borrower or any guarantor from incurring additional indebtedness or placing additional liens on the mortgaged real property);
6.	any acceptance of a discounted payoff of a mortgage loan that is part of the subject Loan Combination or any modification of the related loan documents that provides for a discounted payoff;

7.	any release of a portion of the collateral for the subject Loan Combination or any release of the borrower or any guarantor, other than pursuant to and in accordance with the terms of the loan documents where no material discretion is given to the mortgagee;

8.	any acceptance of substitute or additional collateral for the subject Loan Combination, other than pursuant to and in accordance with the terms of the loan documents where no material discretion is given to the mortgagee;

9.	any waiver or determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the subject Loan Combination;

10.	approval of the waiver or modification of any insurance requirements under the related loan documents;

11.	any proposed sale or transfer of the mortgaged real property securing the subject Loan Combination (or any part thereof) or assumption of any mortgage loan that is part of the subject Loan Combination (other than in accordance with the terms of the loan documents where no material discretion given to the mortgagee) or any proposed sale or transfer of REO Property relating to the subject Loan Combination;

12.	any release or waiver of amounts of escrows or reserves not expressly required by the terms of the loan documents or under applicable law;

13.	determinations regarding the use or application of casualty proceeds or condemnation awards other than in accordance with the terms of the related loan documents;

14.	any approval of the incurrence of additional indebtedness by the related borrower secured by the related mortgaged real property or mezzanine financing by the holders of equity interests (whether direct or indirect) in the borrower, other than pursuant to and in accordance with the terms of the loan documents where no material discretion is given to the mortgagee;

15.	any workout in respect of the subject Loan Combination;

16.	the voting on any plan of reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the related borrower under the subject Loan Combination;

17.	any subordination of any document recorded in connection with the subject Loan Combination;

18.	any material alteration of the related mortgaged real property (to the extent the lender’s consent is required pursuant to the related loan documents);

19.	the making, material modification or termination of any lease (to the extent the lender’s consent is required pursuant to the loan documents) for the related mortgaged real property; and

20.	any waiver of any guarantor’s obligation under any guarantee or indemnity in respect of the subject mortgage loan.

provided that, if the special servicer determines that immediate action is necessary to protect the interests of the series 201_-C_ certificateholders and the related Non-Trust Loan Noteholder(s), as a collective whole, then the special servicer may take any such action without waiting for the response of                                          Loan Combination Controlling Party, in the case of the                                          Loan Combination, or the                                           Loan Combination Controlling Party, in the case of the                                          Loan Combination, as applicable.
     Furthermore, the applicable Loan-Specific Controlling Party may direct the special servicer to take, or to refrain from taking, such other actions with respect to any underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) as the applicable Loan-Specific Controlling Party may deem advisable or as to which provision is otherwise made in the series 201_-C_ pooling and servicing agreement; provided that, notwithstanding anything herein to the contrary no such direction, and no objection contemplated by any of the other preceding paragraphs, may (and the special servicer or the master servicer must disregard any such direction or objection that would) require or cause the special servicer or the master servicer to violate any applicable law, any provision of the series 201_-C_ pooling and servicing agreement or any underlying mortgage loan or the REMIC provisions of the Internal Revenue Code, including the special servicer’s or the master servicer’s obligation to act in accordance with the Servicing Standard, or materially expand the scope of the special servicer’s or the master servicer’s responsibilities under the series 201_-C_ pooling and servicing agreement or cause the special servicer or the master servicer to act, or fail to act, in a manner which in the reasonable judgment of the special servicer or the master servicer is not in the best interests of the series 201_-C_ certificateholders and any related Non-Trust Loan Noteholder(s).
     If the trustee is requested to take any action in its capacity as holder of the Outside Serviced Trust Mortgage Loan, pursuant to the pooling and servicing agreement under which it is being serviced, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that pooling and servicing agreement, then (subject to any more specific discussion within this prospectus supplement, including under “—Rights Upon Event of Default” below, with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 201_-C_ controlling class representative.
     When reviewing the rest of this “Description of the Series 201_-C_ Pooling and Servicing Agreement” section, it is important that you consider the effects that the rights and powers of the series 201_-C_ controlling class representative, the class OCS representative and the related Non-Trust Loan Noteholder(s), if applicable, discussed above could have on the actions of the special servicer.
     With respect to certain consultation and consent rights relating to the                                          Loan Combination, see “Description of the Mortgage Pool—The Loan Combinations—The                                          Loan Combination—Rights of the Class                      Directing Certificateholder and the Holders of the                                          Pari Passu Senior Loans—Consultation and Consent Rights” in this prospectus supplement.
     Certain Liability Matters. In general, any and all expenses of the series 201_-C_ controlling class representative and the class OCS representative are to be borne by the holders of the series 201_-C_ controlling class and the holders of the class OCS certificates, respectively, in each case in proportion to their respective percentage interests in the subject class(es), and not by the trust. However, if a claim is made against the series 201_-C_ controlling class representative or the class OCS representative by a borrower with respect to the series 201_-C_ pooling and servicing agreement or any particular underlying mortgage loan, then (subject to the discussion under “Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us” in the accompanying base prospectus) the special servicer on behalf of, and at the expense of, the trust, will assume the defense of the claim against the series 201_-C_ controlling class representative or the class OCS representative, as the case may be, but only if:
•	the special servicer or the trust are also named parties to the same action; and

•	in the sole judgment of the special servicer—
1.	the series 201_-C_ controlling class representative or the class OCS representative, as the case may be, acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

2.	there is no potential for the special servicer or the trust to be an adverse party in the action as regards the series 201_-C_ controlling class representative or the class OCS representative, as the case may be.
     The series 201_-C_ controlling class representative and the class OCS representative may each have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 201_-C_ controlling class representative does not have any duties or liability to the holders of any class of series 201_-C_ certificates other than the series 201_-C_ controlling class. It may act solely in the interests of the certificateholders of the series 201_-C_ controlling class and will have no liability to any other series 201_-C_ certificateholders for having done so. Likewise, the class OCS representative does not have any duties or liability to the holders of any class of series 201_-C_ certificates other than the OCS class. It may act solely in the interests of the certificateholders of the OCS class and will have no liability to any other series 201_-C_ certificateholders for having done so. No series 201_-C_ certificateholder may take any action against the series 201_-C_ controlling class representative or the class OCS representative for its having acted solely in the interests of the certificateholders of the series 201_-C_ controlling class or the OCS class, as the case may be.
     Additional Rights of the Majority Class OCS Certificateholders; Rights to Cure and Purchase.
     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the                                          Mortgage Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within thirty days, the person designated by the Majority Class OCS Certificateholders will have the right to cure such event of default (each such cure, a “                                         Cure Event”) subject to certain limitations set forth in the series 201_-C_ pooling and servicing agreement; provided that the right of the Majority Class OCS Certificateholders to effect a                                          Cure Event is subject to the limitation that there be no more than three consecutive                                          Cure Events, no more than an aggregate of                                                               Cure Events in any 12 calendar month period and no more than                                                               Cure Events during the term of the                                          Mortgage Loan. So long as the Majority Class OCS Certificateholders or their designee is exercising its cure right, neither the master servicer nor the special servicer will be permitted to:
•	accelerate the Mortgage Loan,

•	treat such event of default as such for the purposes of transferring the Mortgage Loan to special servicing, or

•	commence foreclosure proceedings.
     The Majority Class OCS Certificateholders will not be permitted to exercise, or designate any party to exercise, any cure rights if they are an affiliate of the related borrower.
     Purchase Option. So long as no                      Control Appraisal Event exists, the Majority Class OCS Certificateholders have the option of purchasing the                                          Mortgage Loan from the trust at any time after the                                          Mortgage Loan becomes a specially serviced mortgage loan under the series 201_-C_ pooling and servicing agreement as a result of an event that constitutes an event of

default under the                                          Mortgage Loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related mortgaged real property has occurred and that the                                          Mortgage Loan has not become a corrected mortgage loan.
     The purchase price required to be paid by the Majority Class OCS Certificateholders will generally equal the aggregate outstanding principal balance of the                                          Mortgage Loan, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the                                          Mortgage Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the Majority Class OCS Certificateholders’ purchase, a 1% liquidation fee (which will be paid to the special servicer).
     Additional Rights of the Non-Trust Loan Noteholders; Rights to Purchase and Cure. For a discussion of the rights of a related Non-Trust Loan Noteholder to purchase, or cure defaults under, the underlying mortgage loan that is part of any Serviced Loan Combination, see “Description of the Mortgage Pool — Loan Combinations” in this prospectus supplement.
Replacement of the Special Servicer
     Series 201_-C_ certificateholders entitled to a majority of the voting rights allocated to the series 201_-C_ controlling class may terminate an existing special servicer and appoint a successor. However, any such termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of:
1.	written confirmation from each of S&P and Moody’s that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to any class of the series 201_-C_ certificates (provided that such confirmation need not be obtained from S&P if the proposed successor special servicer is on S&P’s approved special servicer list); and

2.	the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 201_-C_ pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 201_-C_ pooling and servicing agreement against the proposed special servicer.
     Subject to the foregoing, any series 201_-C_ certificateholder or any affiliate of a series 201_-C_ certificateholder may be appointed as special servicer.
     If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer’s responsibilities and rights under the series 201_-C_ pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an REO account or should have been delivered to the master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 201_-C_ pooling and servicing agreement, the certificateholders and the Non-Trust Loan Noteholders of any termination of the special servicer and appointment of a new special servicer.
     Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 201_-C_ controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and the appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense. Furthermore, the terminated special servicer will be entitled to all amounts due and payable to it under the series 201_-C_ pooling and servicing agreement at the time of the termination (including workout fees as described under “—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Workout Fee” above).
     The series 201_-C_ controlling class certificateholders will have the right to replace the special servicer under Series                      pooling and servicing agreement with respect to the                                          Loan Combination only to the extent described under “Description of the Mortgage Pool—The Loan Combinations—                                         Loan Combination—Rights of the Class                      Directing Certificateholder and the Holders of the                                          Pari Passu Senior Loans—Termination of the Series                      Special Servicer” in this prospectus supplement.
     Notwithstanding the foregoing, for so long as a                                          Non-Trust Loan Noteholder is the                                          Directing Lender:
•	the Loan Combination Controlling Party may terminate an existing special servicer with respect to, but solely with respect to, the Loan Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the Loan Combination that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1) and (2) of the first paragraph under this “—Replacement of Special Servicer” section; and

•	the majority holders of the series 201_-C_ controlling class certificates cannot terminate a special servicer appointed by the Loan Combination Controlling Party with respect to the Loan Combination without cause.
     Notwithstanding the foregoing, for so long as a                                          Non-Trust Loan Noteholder is the                                          Directing Lender:
•	the Loan Combination Controlling Party may terminate an existing special servicer with respect to, but solely with respect to, the Loan Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the Loan Combination that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1) and (2) of the first paragraph under this “—Replacement of Special Servicer” section; and

•	the majority holders of the series 201_-C_ controlling class certificates cannot terminate a special servicer appointed by the Loan Combination Controlling Party with respect to the Loan Combination without cause.
     In the case of the                                          Mortgage Loan, the class OCS representative will not have a right to remove or appoint the special servicer.
     If the special servicer for the                                          Loan Combination or the                                          Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 201_-C_ pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying base prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

Beneficial Owners of the Controlling Class of Series 201_-C_ Certificates
     If the certificates of the series 201_-C_ controlling class or the OCS class are held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled to:
•	receive all notices described under “—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders” and/or “—Replacement of the Special Servicer” above; and

•	exercise directly all rights described under “—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders” and/or “—Replacement of the Special Servicer” above, that it otherwise would if it were the registered holder of certificates of the subject class.
     Beneficial owners of series 201_-C_ controlling class certificates or class OCS certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the subject class.
Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions
     Upon receipt of any request for a waiver in respect of a due-on-sale (including, without limitation, a sale of a mortgaged real property (in full or in part) or a sale, transfer, pledge or hypothecation of direct or indirect interests in a borrower or its owners) or due-on-encumbrance (including, without limitation, any mezzanine financing of a borrower or a mortgaged real property or a sale or transfer of preferred equity in a borrower or its owners) provision with respect to any of the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loan) or a request by a borrower for a determination with respect to an underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) which by its terms permits transfer, assumption or further encumbrance without lender consent upon the satisfaction of certain conditions, that such conditions have been satisfied, the master servicer must promptly forward that request to the special servicer, who, if otherwise permitted pursuant to the series 201_-C_ pooling and servicing agreement, is to analyze that request, to prepare all written materials in connection with such analysis and, if it approves such request, to close the related transaction, subject to the consent rights of the applicable Loan-Specific Controlling Party, and any applicable intercreditor, co-lender or similar agreement. The foregoing sentence notwithstanding, in certain circumstances involving non-specially serviced mortgage loans, as provided in the series 201_-C_ pooling and servicing agreement, the master servicer will handle requests for waivers or determinations in connection with a proposed transfer, assumption or further encumbrance; provided that the master servicer may not waive any due-on-sale or due-on-encumbrance provision or consent to any assumption without the consent of the special servicer. With respect to all mortgage loans in the trust fund (other than the Outside Serviced Trust Mortgage Loan), the master servicer (in the circumstances specified in the series 201_-C_ pooling and servicing agreement) or the special servicer, on behalf of the trustee as the mortgagee of record, must, to the extent permitted by applicable law, enforce the restrictions contained in the related mortgage instrument on transfers or further encumbrances of the related mortgaged real property and on transfers of interests in the related borrower, unless the master servicer (with the consent of the special servicer) or the special servicer, as the case may be, has determined, consistent with the Servicing Standard, that waiver of those restrictions would be in accordance with the Servicing Standard. Neither the master servicer nor the special servicer may exercise any waiver in respect of a due-on-encumbrance provision of any of the underlying mortgage loans (1) with respect to which (a) the aggregate of the Stated Principal Balance of that mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-

collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $20,000,000, (b) the aggregate of the Stated Principal Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 2% (or with respect to Moody’s, 5%) of the aggregate Stated Principal Balance of all the underlying mortgage loans or (c) the subject mortgage loan is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from Moody’s that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the series 201_-C_ certificates and (2) with respect to which (a) the criteria set forth in clause (1)(a), (1)(b) and (1)(c) have been met or (b) the subject mortgage loan has a loan-to-value ratio (calculated to include the additional indebtedness secured by any encumbrance) that is equal to or greater than 85% and a debt service coverage ratio (calculated to include the additional debt from any encumbrance) of 1.2:1 or less, without receiving a prior written confirmation from S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the series 201_-C_ certificates. With respect to a waiver of a due-on-sale provision of any of the underlying mortgage loans, neither the master servicer (in the circumstances specified in the series 201_-C_ pooling and servicing agreement) nor the special servicer may waive any such restriction with respect to which (a) the aggregate of the Stated Principal Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $35,000,000 (or $20,000,000 with respect to Moody’s), (b) the aggregate of the Stated Principal Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans in the trust fund that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 5% of the aggregate Stated Principal Balance of all the underlying mortgage loans or (c) the subject mortgage loan is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from S&P and Moody’s that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the series 201_-C_ certificates; provided that, if the subject mortgage loan does not meet the criteria set forth in clauses (a), (b) and (c) of this sentence, the master servicer (in the circumstances specified in the series 201_-C_ pooling and servicing agreement and with the consent of the special servicer) or the special servicer, as the case may be, may waive such requirement without approval by S&P or Moody’s in accordance with the Servicing Standard. Any fees charged by the rating agencies in connection with obtaining any written confirmation contemplated in the two preceding sentences will be charged to the borrower unless prohibited by the related mortgage loan documents, in which case such fees will be Additional Trust Fund Expenses. If the special servicer, in accordance with the Servicing Standard, determines with respect to any underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) that by its terms permits transfer, assumption or further encumbrance of that mortgage loan or the related mortgaged real property, as applicable, without lender consent upon the satisfaction of certain conditions, that such conditions have not been satisfied, then the master servicer may not permit such transfer, assumption or further encumbrance. As used in this paragraph, the terms “sale,” “transfer” and “encumbrance” include the matters contemplated by the parentheticals in the first sentence of this paragraph.
     Notwithstanding the foregoing, if the master servicer rejects a borrower’s request in connection with a “due-on-sale” or “due-on-encumbrance” clause under a mortgage loan as to which it is reviewing such request in the circumstances specified in the series 201_-C_ pooling and servicing agreement, the special servicer will be given the opportunity to review and, subject to the provisions of the preceding paragraph regarding “due-on-sale” and “due-on-encumbrance” clauses, determine to approve such borrower’s request.
     In addition, except in the case of the Outside Serviced Trust Mortgage Loan, the master servicer (with respect to underlying mortgage loans that are not specially serviced mortgage loans and are not related to REO Properties) (without the special servicer’s consent) or the special servicer (with respect to specially serviced mortgage loans and REO Properties in the trust fund), without any rating agency confirmation as provided in the prior paragraph, may grant a borrower’s request for consent (or, in the case of an REO Property, may consent) to subject the related mortgaged real property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related underlying mortgage loan to such easement or right-of-way, provided that the master servicer or the special servicer, as applicable, has determined in accordance with the Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument or the related borrower’s ability to repay the related underlying mortgage loan, and will not materially or adversely affect the value of such mortgaged real property or cause certain adverse tax consequences with respect to the trust fund.
     The responsibility for the enforcement of due-on-sale and due-on-encumbrance clauses with respect to the Outside Serviced Trust Mortgage Loan will belong to the related Outside Servicers.
Modifications, Waivers, Amendments and Consents
     Subject to the following discussion in this “—Modifications, Waivers, Amendments and Consents” section and to the rights of the series 201_-C_ controlling class representative, the class OCS representative or the related Non-Trust Loan Noteholder(s), as applicable, and further subject to any applicable intercreditor, co-lender or similar agreement, the master servicer (to the extent provided in the penultimate paragraph of this “—Modifications, Waivers, Amendments and Consents” section and in connection with certain waivers of Default Interest and late payment charges) and the special servicer may, on behalf of the trustee, except in the case of Outside Serviced Trust Mortgage Loan, agree to any modification, waiver or amendment of any term of any underlying mortgage loan (including, subject to the penultimate paragraph of this “—Modifications, Waivers, Amendments and Consents” section, the lease reviews and lease consents related thereto) without the consent of the trustee or any series 201_-C_ certificateholder.
     All modifications, waivers or amendments of any underlying mortgage loan serviced under the series 201_-C_ pooling and servicing agreement must be in writing and must be considered and effected in accordance with the Servicing Standard; provided, however, that neither the master servicer nor the special servicer, as applicable, may make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any underlying mortgage loan serviced under the series 201_-C_ pooling and servicing agreement if that modification, waiver or amendment (a) would constitute a “significant modification” of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b) and (b) is not otherwise permitted as described in this “—Modifications, Waivers, Amendments and Consents” section.
     Except as discussed in the next paragraph and except for waivers of Default Interest and late payment charges, neither the master servicer nor the special servicer, on behalf of the trustee, may agree or consent to any modification, waiver or amendment of any term of any mortgage loan in the trust fund that would:
(a)	affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Default Interest, late payment charges and amounts payable as additional servicing compensation) payable thereunder;

(b)	affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments;

(c)	except as expressly contemplated by the related mortgage instrument or in circumstances involving environmental issues, result in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount not less than the fair market value of the property to be released, other than in connection with a taking of all or part of the related mortgaged real property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such mortgaged real property or REO Property;

(d)	if the subject mortgage loan has a Stated Principal Balance, individually or in the aggregate with all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, equal to or in excess of 5% of the then aggregate current principal balances of all mortgage loans in the trust fund or $35,000,000 (or with respect to Moody’s $20,000,000), or is one of the ten largest mortgage loans in the trust fund by Stated Principal Balance as of such date, permit the transfer or transfers of (A) the related mortgaged real property or any interest therein or (B) equity interests in the borrower or any equity owner of the borrower that would result, in the aggregate during the term of the subject mortgage loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each applicable rating agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the series 201_-C_ certificates;

(e)	allow any additional lien on the related mortgaged real property if the subject mortgage loan has a Stated Principal Balance, individually or in the aggregate with all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, equal to or in excess of 2% (or with respect to Moody’s, 5%) of the then aggregate current principal balances of all the mortgage loans in the trust fund or $20,000,000, is one of the ten largest mortgage loans in the trust fund by Stated Principal Balance as of such date, or, with respect to S&P only, has (together with that additional lien) an aggregate loan-to-value ratio that is equal to or greater than 85% or has an aggregate debt service coverage ratio that is less than 1.2:1, without the prior written confirmation from each applicable rating agency that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the series 201_-C_ certificates; or

(f)	in the reasonable, good faith judgment of the special servicer, otherwise materially impair the security for the subject mortgage loan or reduce the likelihood of timely payment of amounts due thereon.
     Notwithstanding the foregoing, but subject to the following paragraph, and further subject to the rights of the series 201_-C_ controlling class representative, the class OCS representative or the related Non-Trust Loan Noteholder(s), as applicable, and any applicable co-lender, intercreditor or similar agreement, the special servicer may, except in the case of the Outside Serviced Trust Mortgage Loan, (1) reduce the amounts owing under any specially serviced mortgage loan in the trust fund by forgiving principal, accrued interest or any prepayment premium or yield maintenance charge, (2) reduce the amount of the scheduled monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage rate, (3) forbear in the enforcement of any right granted under any mortgage note or mortgage instrument relating to a specially serviced mortgage loan in the trust fund, (4) extend the maturity date of any specially serviced mortgage loan in the trust fund, or (5) accept a principal prepayment on any specially serviced mortgage loan in the trust fund during any prepayment lockout period; provided that, among any other conditions specified in the series 201_-C_ pooling and servicing agreement, (A) the related borrower is in default with respect to the subject specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable, and (B) in the judgment of the special servicer, such modification would increase the recovery on the subject mortgage loan to the series 201_-C_ certificateholders on a net present value basis. In the case of every other modification, waiver or consent, the special servicer must determine and may rely on an opinion of counsel to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the subject mortgage loan under Treasury regulations section 1.860G-2(b) of the Internal Revenue Code and (2) cause any REMIC created under the series 201_-C_ pooling and servicing agreement to fail to qualify as a REMIC under the Internal Revenue Code or result in the imposition of any tax on “prohibited transactions” or “contributions” after the startup day under the REMIC provisions of the Internal Revenue Code.

     In no event, however, may the special servicer: (1) extend the maturity date of a mortgage loan in the trust fund beyond a date that is two years prior to the rated final payment date or, in connection with any extension of maturity, reduce the mortgage rate of a mortgage loan in the trust fund to less than the least of (a) the original mortgage rate of the subject mortgage loan, (b) the highest fixed pass-through rate of any class of series 201_-C_ principal balance certificates then outstanding and (c) a rate below the then prevailing interest rate for comparable loans, as determined by the special servicer; or (2) if the subject mortgage loan is secured by a ground lease (and not by the corresponding fee simple interest), extend the maturity date of the subject mortgage loan beyond a date which is less than 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years) prior to the expiration of the term of such ground lease.
     Any modification, extension, waiver or amendment of the payment terms of an A/B Loan Combination will be required to be structured so as to be generally consistent with the allocation and payment priorities in the related loan documents and the related Loan Combination Intercreditor Agreement, such that neither the trust as holder of the related A-Note Mortgage Loan, on the one hand, nor the related B-Note Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the loan documents and the related Loan Combination Intercreditor Agreement. Further, to the extent consistent with the Servicing Standard, including the provisions of the related Loan Combination Intercreditor Agreement, with respect to any A/B Loan Combination, taking into account the subordinate position of the related B-Note Non-Trust Loan, the series 201_-C_ pooling and servicing agreement will require that:
•	no waiver, reduction or deferral of any amounts due on the related A-Note Mortgage Loan may be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related B-Note Non-Trust Loan; and

•	no reduction of the mortgage interest rate of the related A-Note Mortgage Loan may be effected prior to the reduction of the mortgage interest rate of the related B-Note Non-Trust Loan, to the fullest extent possible.
     The special servicer or the master servicer, as applicable, may, as a condition to granting any request by a borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the subject underlying mortgage loan and is permitted by the terms of the series 201_-C_ pooling and servicing agreement, require that the borrower pay to it (a) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided that such fee would not itself be a “significant modification” pursuant to Treasury regulations section 1.1001-3(e)(2); and (b) any related costs and expenses incurred by it. In no event will the special servicer or the master servicer be entitled to payment for such fees or expenses unless such payment is collected from the related borrower.
     The special servicer must notify, among others, the master servicer, any related sub-servicers, the trustee, the series 201_-C_ controlling class representative and the rating agencies, in writing, of any material modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it (including fees charged the related borrower) and the date thereof, and must deliver to the custodian (with a copy to the master servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any underlying mortgage loan is effected will be made available for review upon prior request during normal business hours at the offices of the special servicer as described under “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this prospectus supplement.
     For any non-specially serviced mortgage loan in the trust fund (other than the Outside Serviced Trust Mortgage Loan), and subject to the rights of the special servicer described above and the rights of the series 201_-C_ controlling class representative, the class OCS representative or the related Non-Trust Loan Noteholder(s), as applicable, the master servicer, without the consent of the special servicer, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:
1.	approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the series 201_-C_ pooling and servicing agreement) with respect to any lease for less than the amount or percentage of the square footage of the related mortgaged real property specified in the series 201_-C_ pooling and servicing agreement;

2.	approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

3.	approving annual budgets for the related mortgaged real property; provided that no such budget (a) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (b) provides for the payment of any material expenses to any affiliate of the related borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the cut-off date);

4.	subject to other restrictions herein regarding principal prepayments, waiving any provision of a mortgage loan in the trust fund requiring a specified number of days notice prior to a principal prepayment;

5.	approving modifications, consents or waivers (other than those described in the third paragraph of this “—Modifications, Waivers, Amendments and Consents” section) in connection with a defeasance permitted by the terms of the subject underlying mortgage loan if the master servicer receives an opinion of counsel to the effect that such modification, waiver or consent would not cause any REMIC created under the series 201_-C_ pooling and servicing agreement to fail to qualify as a REMIC or result in a “prohibited transaction” under the REMIC provisions of the Internal Revenue Code; and

6.	approving certain consents with respect to non-material rights-of-way and easements and consent to subordination of the subject underlying mortgage loan to non-material rights-of-way or easements.
     Notwithstanding anything to the contrary described in this prospectus supplement, neither the master servicer nor the special servicer, as applicable, may take the following action unless, in the case of an underlying mortgage loan that is not the Outside Serviced Trust Mortgage Loan, to the extent permitted by the related loan documents, it has received prior written confirmation from the applicable rating agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such rating agency to the series 201_-C_ certificates:
(a)	with respect to any mortgaged real property that secures a mortgage loan in the trust fund with an unpaid principal balance that is at least equal to 5% of the then aggregate principal balance of all mortgage loans in the trust fund or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

(b)	with respect to each mortgage loan in the trust fund with an unpaid principal balance that is equal to or greater than (i) 5% of the then aggregate principal balance of all the mortgage loans in the trust fund or (ii) $20,000,000 and which is secured by a mortgaged real property which is a hotel property, the giving of any consent to any change in the franchise affiliation of such mortgaged real property.

     Any modifications, waivers and amendments with respect to the Outside Serviced Trust Mortgage Loan will be undertaken by the Outside Servicers according to provisions in the related pooling and servicing agreement that are generally similar but not identical to those described above in this “—Modifications, Waivers, Amendments and Consents” subsection.
Required Appraisals
     The special servicer must obtain, within 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans in the trust fund (other than the Outside Serviced Trust Mortgage Loan), and deliver to the trustee and the master servicer, among others, a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 201_-C_ pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer is not aware of any subsequent material change in the condition of that property (in which case a letter update will be permitted).
     Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan is less than $2,000,000, the special servicer may, at its option, cause an internal valuation of the mortgaged real property to be performed.
     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan and, in the case of an underlying mortgage loan that is part of a Serviced Loan Combination, to certain control issues. See “Description of the Series 201_-C_ Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement and “—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders” above.
     If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan in the trust fund (other than the Outside Serviced Trust Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, a new appraisal, an update of the prior required appraisal or other valuation, as applicable. Based thereon, the appropriate party under the series 201_-C_ pooling and servicing agreement is to redetermine and report to the trustee and the master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when all Appraisal Trigger Events have ceased to exist with respect to the subject mortgage loan in accordance with the definition of “Appraisal Trigger Event.”
     The cost of each required appraisal, and any update of that appraisal, obtained by the special servicer, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.
     If an Appraisal Reduction Amount exists with respect to an A-Note Mortgage Loan, the related B-Note Non-Trust Loan Noteholder will be entitled, at its expense, to cause the special servicer to obtain a new appraisal meeting the requirements of the series 201_-C_ pooling and servicing agreement in order to establish that such Appraisal Reduction Amount does not exist or should be a lesser amount.
     Any Appraisal Reduction Amount related to the                                          Mortgage Loan will be allocated to, first, to the                                          Non-Pooled Portion (up to its outstanding principal balance) and, second, to the                                          Pooled Portion.
     The equivalent reduction amount with respect to the Outside Serviced Trust Mortgage Loan will be determined with respect to the loans comprising the related Loan Combination as if it was a single loan, by an Outside Servicer pursuant to, and allocated, first, to the                                          B-Note Non-Trust Loans (up

to their aggregate outstanding principal balance) and, second, to the                                          Pari Passu Senior Loans, on a pro rata basis (based on each such loan’s outstanding principal balance).
Maintenance of Insurance
     The master servicer (with respect to mortgage loans, other than the Outside Serviced Trust Mortgage Loan, in the trust fund) and the special servicer (with respect to REO Properties, other than any Outside Administered REO Property, in the trust fund) will be required to use reasonable efforts to cause the related borrower to maintain or, consistent with the Servicing Standard and to the extent that the trust has an insurable interest and the subject coverage, except as discussed below with respect to insurance against terrorist or similar acts, is available at commercially reasonable rates, otherwise cause to be maintained for each mortgaged real property all insurance coverage as is required under the related mortgage instrument; provided that, if and to the extent that any such mortgage instrument permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related borrower is required to maintain, the master servicer must exercise such discretion in a manner consistent with the Servicing Standard. The cost of any such insurance coverage obtained by either the master servicer or the special servicer shall be a servicing advance to be paid by the master servicer.
     The special servicer must also cause to be maintained for each REO Property, other than any Outside Administered REO Property, in the trust fund no less insurance coverage than was previously required of the borrower under the related underlying mortgage loan.
     Notwithstanding the foregoing, the master servicer or special servicer, as applicable, will not be required to maintain and will not cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if, the special servicer, in consultation with the series 201_-C_ controlling class representative and, in the case of a                                          Mortgage Loan or a Serviced Loan Combination, subject to the discussion under “—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders—Rights and Powers of the Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders” above, has determined in accordance with the Servicing Standard that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located; provided, however, that the series 201_-C_ controlling class representative will not have more than three business days to respond to the special servicer’s request for consultation; and provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the series 201_-C_ controlling class representative, the special servicer will not be required to do so; and provided, further, that, during the period that the special servicer is evaluating such insurance under the series 201_-C_ pooling and servicing agreement, the master servicer will not be liable for any loss related to its failure to require the borrower to maintain terrorism insurance and will not be in default of its obligations hereunder as a result of such failure.
     If the master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy insuring against hazard losses on all of the underlying mortgage loans and/or REO Properties that it is required to service and administer or a force placed policy as to any particular such underlying mortgage loan and/or REO Property, then, to the extent such policy (i) is obtained from an insurer meeting the criteria specified in the series 201_-C_ pooling and servicing agreement and (ii) provides protection equivalent to the individual policies otherwise required, the master servicer or the special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. Such blanket policy or force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as appropriate, must, if there has not been maintained on the related mortgaged real property or REO Property a hazard insurance policy complying with the requirements of the series 201_-C_ pooling and servicing agreement, and there has been one or more losses that would have been covered by such policy, promptly deposit into the collection account from its own funds the amount not otherwise payable under the blanket policy or force placed policy because of such deductible clause, to the extent the amount of such deductible exceeds the deductible permitted under the related mortgage loan documents or, if the related mortgage loan documents are silent regarding a permitted deductible, to the extent the amount of the deductible under the blanket policy or force placed policy, as the case may be, exceeds a customary deductible for a particular type of individual policy.
     With respect to the Outside Serviced Trust Mortgage Loan, the Outside Servicers are required to cause the related borrower to maintain or otherwise cause to be maintained for the related Loan Combination all insurance coverage as are required under the related loan documents.
Fair Value Purchase Option
     Within 60 days after any of the underlying mortgage loans (other than an Outside Serviced Trust Mortgage Loan) becomes a Defaulted Mortgage Loan, the special servicer must determine the fair value of the subject mortgage loan in accordance with the Servicing Standard. The special servicer will be required to make that determination without taking into account any effect the restrictions on the sale of the subject mortgage loan contained in the series 201_-C_ pooling and servicing agreement may have on the value thereof. In addition, the special servicer will be required to use reasonable efforts promptly to obtain an appraisal with respect to the related mortgaged real property unless it has an appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event that in the special servicer’s judgment would materially affect the validity of such appraisal. The special servicer must make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new appraisal, if applicable. The special servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; and, in any event, the special servicer must update its determination of the fair value at least once every 90 days. The special servicer must notify the trustee, the master servicer, each rating agency and the Majority Controlling Class Certificateholder promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted Mortgage Loan, the special servicer will be required to take into account, among other factors, the period and amount of the delinquency on the subject mortgage loan, the occupancy level and physical condition of the related mortgaged real property, the state of the local economy in the area where the related mortgaged real property is located, and the time and expense associated with a purchaser’s foreclosing on the related mortgaged real property. In addition, the special servicer will be required to refer to all other relevant information obtained by it or otherwise contained in the mortgage loan file; and, in any event, the special servicer must take account of any change in circumstances regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would, in the special servicer’s judgment, materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Furthermore, the special servicer will be required to consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the special servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related mortgaged real property is located. The special servicer may conclusively rely on the opinion and reports of independent third parties in making such determination.
     In the event any of the underlying mortgage loans becomes a Defaulted Mortgage Loan, each of the Majority Controlling Class Certificateholder and the special servicer will have an assignable option (a “Purchase Option”) to purchase such Defaulted Mortgage Loan from the trust at a price (the “Option Price”) equal to (a) a par purchase price that includes such additional items as are provided for in the series 201_-C_ pooling and servicing agreement, if the special servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (b) the fair value of the Defaulted Mortgage Loan as determined by the special servicer in the manner described in the preceding paragraph and in accordance with the Servicing Standard, if the special servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its

Purchase Option with respect to any Defaulted Mortgage Loan to any party other than the related borrower or an affiliate of the related borrower at any time after the subject mortgage loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option must notify the trustee and the master servicer of such transfer, which notice should include the transferee’s name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. In general, the Majority Controlling Class Certificateholder shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by any other holder of a Purchase Option, except that, if the Purchase Option is not exercised by the Majority Controlling Class Certificateholder or any assignee thereof within 60 days of an underlying mortgage loan becoming a Defaulted Mortgage Loan, then the special servicer will have the right to exercise its Purchase Option prior to any exercise by the Majority Controlling Class Certificateholder and the special servicer or its assignee may exercise such Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of that 15-day period, the Majority Controlling Class Certificateholder will again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the special servicer. If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate (a) once the subject mortgage loan is no longer a Defaulted Mortgage Loan, although, if such mortgage loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option will again be exercisable, (b) upon the acquisition, by or on behalf of the trust, of title to the related mortgaged real property through foreclosure or deed in lieu of foreclosure, (c) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout or (d) removal of such Defaulted Mortgage Loan from the trust fund.
     The series 201_-C_ pooling and servicing agreement will specify the procedure for exercising a Purchase Option.
     If the special servicer or the Majority Controlling Class Certificateholder, or any of their respective affiliates, is the person expected to acquire any Defaulted Mortgage Loan, then the trustee will be required to determine as soon as reasonably practicable (and, in any event, within 30 days) after the trustee has received the applicable written notice, whether the Option Price represents fair value for the Defaulted Mortgage Loan; except that, if the special servicer is then in the process of obtaining a new appraisal with respect to the related mortgaged real property, then the trustee will make its fair value determination with respect to the subject mortgage loan as soon as reasonably practicable (but in any event within 30 days) after the trustee’s receipt of such new appraisal. Such fair value determination shall be made in accordance with the trustee’s good faith reasonable judgment. In determining the fair value of any Defaulted Mortgage Loan, the trustee may rely on the opinion and reports of independent third parties in making such determination and, further, may rely on the most current appraisal obtained for the related mortgaged real property pursuant to the series 201_-C_ pooling and servicing agreement. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the trustee or any such third party pursuant to this subsection are to be advanced by the master servicer and shall constitute, and be reimbursable as, servicing advances.
     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the series 201_-C_ pooling and servicing agreement with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the special servicer may deem appropriate consistent with the Servicing Standard. The special servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option or in connection with a repurchase by the applicable mortgage loan seller as described under “Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions” and “—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.
     Notwithstanding the foregoing, with respect to the fair market value purchase option related to the Outside Serviced Trust Mortgage Loan, see “Description of the Mortgage Pool—The Loan Combinations—                                         Loan Combination—Rights of the Class ___ Directing Certificateholder and the

Holders of the                                          Pari Passu Senior Loans—Sale of Defaulted Mortgage Loan” in this prospectus supplement.
     Notwithstanding the foregoing, the holder of a B-Note Non-Trust Loan will have the right to purchase the related A-Note Mortgage Loan from the trust in certain default situations, as described above under “Description of the Mortgage Pool—The Loan Combinations.” Also, in the case of the                                          Mortgage Loan, the Majority Class OCS Certificateholders will have the right to purchase the                                          Pooled Portion as described under “—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders—Additional Rights of the Majority Class OCS Certificateholders; Right to Cure and Purchase” above. In addition, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur.
Realization Upon Defaulted Mortgage Loans
     If a default on an underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) has occurred, then, subject to the discussion under “—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders” above, the special servicer may, on behalf of the trust, take any of the following actions:
•	work out the mortgage loan;

•	institute foreclosure proceedings;

•	exercise any power of sale contained in the related mortgage instrument;

•	obtain a deed in lieu of foreclosure; and/or

•	otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.
     The special servicer may not, however, initiate foreclosure proceedings, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 201_-C_ certificateholders and, if applicable, any related Non-Trust Loan Noteholder(s), or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of the particular real property within the meaning of various federal environmental laws, unless:
•	the special servicer has, within the prior six months, received an environmental assessment report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

•	either—
1.	the report indicates that—
(a)	the particular real property is in compliance with applicable environmental laws and regulations, and

(b)	there are no circumstances or conditions present at the particular real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

2.	the special servicer, based on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, would maximize the recovery for the series 201_-C_ certificateholders and any related Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, than not taking those actions.
     See, however, “—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders—Rights and Powers of the Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders” above.
     The cost of any environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this “—Realization Upon Defaulted Mortgage Loans” section, will generally be payable directly out of the master servicer’s collection account.
     If neither of the conditions in clauses 1. and 2. of the second bullet of the second paragraph of this “—Realization Upon Defaulted Mortgage Loans” section has been satisfied with respect to any mortgaged real property securing an underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan), then the special servicer may, subject to the discussion under “—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders” above, take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In connection with the foregoing, when the special servicer determines it to be appropriate, it may, subject to the discussion under “—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders” above, on behalf of the trust, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.
     If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the master servicer, the trustee and/or the fiscal agent will be entitled to reimbursement out of the liquidation proceeds, insurance proceeds and condemnation proceeds recovered on any defaulted mortgage loan, prior to the payment of those proceeds to the series 201_-C_ certificateholders, for:
•	any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan;

•	any unreimbursed servicing expenses and advances incurred with respect to the mortgage loan; and

•	any unreimbursed advances of delinquent payments made with respect to the mortgage loan.
     In addition, amounts otherwise payable on the series 201_-C_ certificates may be further reduced by interest payable to the master servicer, the special servicer, the trustee and/or the fiscal agent on servicing expenses and advances and on monthly debt service advances.
     Any foreclosure or similar proceedings with respect to the Outside Serviced Trust Mortgage Loan will be undertaken by an Outside Servicer under the related pooling and servicing agreement.

REO Properties
     If title to any mortgaged real property (other than the mortgaged real property securing the Outside Serviced Trust Mortgage Loan) is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third taxable year following the year of acquisition, unless:
•	the IRS grants an extension of time to sell the property; or

•	the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 201_-C_ pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.
     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a commercially reasonable manner. Neither the trustee nor any of its affiliates may bid for or purchase from the trust any REO Property.
     Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property on behalf of the trust, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion, as the case may be.
     Sales of REO Properties by the trust will be subject to the approval of the series 201_-C_ controlling class representative, the class OCS representative or a related Non-Trust Loan Noteholder, as applicable, as and to the extent described under “—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders” above.
     The special servicer may retain an independent contractor to operate and manage any REO Property held by the trust.
     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:
•	maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

•	would, to the extent commercially feasible and consistent with the preceding bullet, maximize net after-tax revenues received from that property.
     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust’s federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer’s determination as to how each REO Property is to be managed is to be based on the Servicing Standard. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of:
•	a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code; or

•	a tax on prohibited transactions under section 860F of the Internal Revenue Code.

     To the extent that income the trust receives from an REO Property is subject to:
•	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%; or

•	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.
     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 201_-C_ certificateholders. See “Federal Income Tax Consequences” in this prospectus supplement and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer’s collection account.
     The Series _________ pooling and servicing agreement contains requirements generally similar but not identical to those described above regarding the operation and disposition of any Outside Administered REO Property.
Securities Backed by a Non-Trust Loan
     One or more of the Non-Trust Loans may be included in a separate commercial mortgage securitization. If so, some servicing actions with respect to a Serviced Loan Combination that includes a securitized Non-Trust Loan may be subject to confirmation that those actions will not result in a qualification, downgrade or withdrawal of any ratings assigned by the applicable rating agencies, which may include S&P, Moody’s, Fitch or any other nationally recognized statistical rating organization, to the securities backed by that Non-Trust Loan. As a result, any such servicing action may be delayed, and it is possible that the master servicer or special servicer, as applicable, may be prevented from taking a servicing action with respect to any Serviced Loan Combination that includes a securitized Non-Trust Loan that it otherwise would have if it were not required to obtain the aforementioned rating confirmation.
Inspections; Collection of Operating Information
     The special servicer is required to perform or cause to be performed a physical inspection of the related mortgaged real property as soon as practicable after any of the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loan) becomes specially serviced; and the expense of that inspection will be payable first out of Default Interest and late payment charges received with respect to the subject underlying mortgage loan in the collection period during which such inspection related expenses were incurred, and then as an Additional Trust Fund Expense.
     In addition, beginning in 201___, with respect to each mortgaged real property securing an underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) with a principal balance (or allocated loan amount) at the time of such inspection of at least $2,000,000, the master servicer (with respect to each such mortgaged real property securing an underlying mortgage loan other than a specially serviced mortgage loan) and the special servicer (with respect to each such mortgaged real property securing a specially serviced mortgage loan in the trust fund) is required (in the case of the master servicer, at its expense) to inspect or cause to be inspected the related mortgaged real property every calendar year, and with respect to each mortgaged real property securing an underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year, provided that the master servicer is not obligated to inspect any mortgaged real property that has been inspected by the special servicer in the previous six months. The special servicer and the master servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the subject mortgaged real property and that specifies the existence with respect thereto of any sale, transfer or abandonment of the subject mortgaged real property, any material change in its condition or value or any visible waste committed on it.
     The special servicer or the master servicer, as applicable, is also required to endeavor to collect from the related borrower and review the quarterly and annual operating statements of each mortgaged real property and to cause annual operating statements to be prepared for each REO Property, except in the case of the Outside Serviced Trust Mortgage Loan and any Outside Administered REO Property. Generally, the mortgage loans that we intend to include in the trust fund require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the master servicer or special servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.
     Copies of the inspection reports and operating statements referred to above are required to be available for review by series 201_-C_ certificateholders during normal business hours at the offices of the special servicer or the master servicer, as applicable. See “Description of the Offered Certificates—Reports to Certificateholders, Available Information” in this prospectus supplement.
     Inspections of the mortgaged real property securing the Outside Serviced Trust Mortgage Loan are to be performed by the Outside Servicers.
Evidence as to Compliance
     No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Exchange Act is required to be filed with the SEC with respect to the trust), beginning in 201_, each of the master servicer and the special servicer (and the trustee to the extent it constitutes a servicer for the purposes of Regulation AB of the Exchange Act) must deliver or cause to be delivered, as applicable, to us and the trustee, among others:
•	a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of the master servicer, the special servicer or the trustee, as the case may be, which report shall contain (a) a statement by the master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that the master servicer, the special servicer or the trustee, as the case may be, used the servicing criteria in Item 1122(d) of Regulation AB of the Exchange Act to assess compliance with the applicable servicing criteria, (c) the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

•	as to each annual assessment report delivered by the master servicer, the special servicer or the trustee, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm—made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board—that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and
•	a statement of compliance signed by an officer of the master servicer, the special servicer or the trustee, as the case may be, to the effect that (i) a review of the activities of the master servicer, the special servicer or the trustee, as the case may be, during the preceding calendar year—or, in the case of the first such certification, during the period from the Issue Date to December 31, 201_, inclusive—and of its performance under the series 201_-C_ pooling and servicing agreement, has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the master servicer, special servicer or trustee, as the case may be, has fulfilled its obligations under the series 201_-C_ pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 201_-C_ certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).
     Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicer and the special servicer will be made available to series 201_-C_ certificateholders, at their expense, upon written request to the trustee.
Accounts
     General. Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicer on behalf of the respective borrowers and the trust, for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series 201_-C_ pooling and servicing agreement will consist of:
•	the master servicer’s collection account;

•	each of the Loan Combination-specific accounts maintained by the master servicer, which Loan Combination-specific accounts are comparable to the collection account;

•	the trustee’s payment account;

•	the special servicer’s REO account; and

•	the special servicer’s loss of value reserve fund.
     In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 201_-C_ pooling and servicing agreement or other third party.
     Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the trust therefrom, will be distributable to the applicable series 201_-C_ certificateholders on the distribution date relating to the collection period in which those collections were received.
     There will be no independent verification of the above-referenced transaction accounts or account activity.

     Collection Account.
     General. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. That collection account will be maintained separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the master servicer. Payments and collections received in respect of the Serviced Non-Trust Loans will not be deposited in the collection accounts.
     The funds held in the master servicer’s collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer’s collection account will be paid to the master servicer as additional compensation, subject to the limitations set forth in the series 201_-C_ pooling and servicing agreement.
     Deposits. Under the series 201_-C_ pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 201_-C_ pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:
•	all payments on account of principal on the underlying mortgage loans, including principal prepayments;

•	all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

•	all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

•	all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to an underlying mortgage loan or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing an underlying mortgage loan, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

•	any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

•	any amounts required to be deposited by the master servicer or the special servicer in connection with losses resulting from a deductible clause in any blanket or force placed insurance policy maintained by it as described under “—Maintenance of Insurance” above;

•	any amount required to be transferred to the master servicer’s collection account from any REO account maintained by the special servicer;

•	all amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund by foreclosure or similar proceeding or as otherwise contemplated under “—Fair Value Purchase Option” above;

•	any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of an underlying mortgage loan as described under “Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions” and “—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement;

•	any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in the trust fund in connection with the termination of the trust as contemplated under “Description of the Offered Certificates—Termination” in this prospectus supplement;

•	any amounts paid by the master servicer to cover Prepayment Interest Shortfalls;

•	any monthly remittances to the trust with respect to the Outside Serviced Trust Mortgage Loan;

•	any amounts paid by a borrower under an underlying mortgage loan to cover items for which a servicing advance has been previously made and for which the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, has been previously reimbursed out of the collection account; and

•	any cure payments by a Non-Trust Loan Noteholder or a mezzanine lender;
provided that Default Interest and late payment charges will be deposited in the master servicer’s collection account only to the extent necessary to reimburse parties to the series 201_-C_ pooling and servicing agreement for, or to offset, certain expenses of the trust (including interest on advances), each as provided in the series 201_-C_ pooling and servicing agreement.
     Upon its receipt of any of the amounts described in the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer’s collection account. The obligation of the master servicer to deposit the amounts identified in this “—Collection Account—Deposits” section with respect to the Outside Serviced Trust Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering such Outside Serviced Trust Mortgage Loan.
     Notwithstanding the foregoing, amounts received in respect of a Serviced Loan Combination are generally required to be deposited into separate accounts maintained by the master servicer before being transferred to the master servicer’s collection account. The foregoing sentence notwithstanding, the master servicer may deposit amounts received in respect of a Serviced Loan Combination into a sub-account of its collection account, which sub-account for purposes of the discussion in this prospectus supplement is presented as a separate account.
     Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:
1.	to remit to the trustee for deposit in the trustee’s payment account (or, in the case of Post-ARD Additional Interest, any other applicable account), as described under “—Payment Account” below in this prospectus supplement, on the business day preceding each payment date, an amount (the “Master Servicer Remittance Amount”) equal to all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:
(a)	monthly debt service payments due on a due date subsequent to the end of the related collection period;

(b)	payments and other collections received after the end of the related collection period; and

(c)	amounts that are payable or reimbursable from the collection account in accordance with any of clauses 3. through 19. below;
2.	to apply amounts held for future distribution on the series 201_-C_ certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments;

3.	to reimburse itself, the special servicer, the trustee or the fiscal agent, as applicable, for any unreimbursed advances made by that party under the series 201_-C_ pooling and servicing agreement, which reimbursement is to be made out of collections on or proceeds from the mortgage loan or REO Property in the trust fund as to which the advance was made;

4.	to pay itself earned and unpaid master servicing fees with respect to each mortgage loan in the trust fund, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the collection account;

5.	to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust fund, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund (other than the Outside Serviced Trust Mortgage Loan) that is either:
(a)	a specially serviced mortgage loan; or

(b)	a mortgage loan as to which the related mortgaged real property has become an REO Property;
6.	to pay the special servicer or, if applicable, its predecessor earned and unpaid workout fees and liquidation fees to which it is entitled, which payment is to be made from the sources described under “—Servicing and Other Compensation and Payment of Expenses” above;

7.	to reimburse itself, the special servicer, the trustee or the fiscal agent, as applicable, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party under the series 201_-C_ pooling and servicing agreement that has been determined to be a Nonrecoverable Advance;

8.	in connection with the reimbursement of any advance as described in clause 3. or 7. above, to pay itself, the special servicer, the trustee or the fiscal agent, as applicable, unpaid interest accrued on that advance, with that payment to be made out of Default Interest and late payment charges received (during the collection period in which that advance was reimbursed) with respect to the particular underlying mortgage loan as to which, or that relates to the mortgaged real property as to which, that advance was made;

9.	to pay the cost of inspections by the special servicer of any mortgaged real property that secures a specially serviced mortgage loan (other than the Outside Serviced Trust Mortgage Loan) or of any REO Property (other than any Outside Administered REO Property);

10.	in connection with the reimbursement of advances as described in clause 3. or 7. above, to pay itself, the special servicer, the trustee or the fiscal agent, as the case may be, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, any interest accrued and payable on that advance and not otherwise paid or payable under clause 8. above;
11.	to pay itself or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under “—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” above;

12.	subject to the determinations described under “—Servicing and Other Compensation and Payment of Expenses” above, to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, any servicing expenses that would, if advanced, be a Nonrecoverable Advance;

13.	to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for costs and expenses incurred by the trust in connection with environmental assessments of, and/or the remediation of adverse environmental conditions at, any mortgaged real property that secures a defaulted mortgage loan in the trust fund;

14.	to pay itself, the special servicer, the trustee, us or any of their or our respective directors, officers, managers, members, employees and agents, as the case may be, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, any of the fees, expenses, reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under “Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us” and “Description of the Governing Documents—Rights, Protection, Indemnities and Immunities of the Trustee” in the accompanying base prospectus;

15.	to pay, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, for the costs of various opinions of counsel, the costs of appraisals and other valuations of mortgaged real properties, the cost of recording the series 201_-C_ pooling and servicing agreement, the costs of rating confirmations not otherwise paid by a borrower or other party and expenses properly incurred and fees earned by the trustee in connection with providing tax advice to the special servicer;

16.	to make any required payments (other than normal monthly remittances) due under the related co-lender, intercreditor or similar agreement from the trust fund, as the holder of an underlying mortgage loan that is part of a Loan Combination, including to reimburse the servicer of the Outside Serviced Trust Mortgage Loan for a servicing advance that is not recoverable from collections on the related Loan Combination;

17.	to pay any other items provided in the series 201_-C_ pooling and servicing agreement as being payable from the collection account;

18.	to pay to the person entitled thereto any amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust;

19.	to withdraw amounts deposited in the collection account in error; and

20.	to clear and terminate the collection account upon the termination of the series 201_-C_ pooling and servicing agreement.
     In no event may the master servicer apply amounts otherwise distributable with respect to the class OCS certificates to pay and/or reimburse Additional Trust Fund Expenses and/or advances attributable to underlying mortgage loans other than the _________ Mortgage Loan.

     REO Account.
     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within two business days after receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer’s REO account will be payable to the special servicer, subject to the limitations described in the series 201_-C_ pooling and servicing agreement.
     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer’s collection account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of:
•	any withdrawals made out of those amounts as described in the preceding sentence; and

•	any portion of those amounts that may be retained as reserves as described in the next sentence.
The special servicer may, subject to the limitations described in the series 201_-C_ pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the trust as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.
     Only the special servicer will have access to funds in the special servicer’s REO Account. The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.
     Payment Account.
     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 201_-C_ certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest and from which it will make those payments. That payment account must be maintained in a manner and with a depository institution that satisfies the criteria set forth in the series 201_-C_ pooling and servicing agreement. Any funds in the trustee’s payment account may, at the trustee’s risk, be invested in Permitted Investments, and any interest or other income earned on those funds will be paid to the trustee as additional compensation, subject to the limitations set forth in the series 201_-C_ pooling and servicing agreement.
     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the payment account an amount equal to the sum of the following:
•	the applicable Master Servicer Remittance Amount, exclusive of any portion thereof that represents Post-ARD Additional Interest (which will be remitted to the trustee for deposit in an account relating solely to Post-ARD Additional Interest);

•	the aggregate amount of any advances of delinquent monthly debt service payments required to be made by the master servicer with respect to the underlying mortgage loans for that payment date; and

•	the aggregate amount deposited by the master servicer in the collection account for such payment date in connection with Prepayment Interest Shortfalls.
     In addition, for each payment date occurring in March, and for the final payment date if the final payment date occurs in February or, if such year is not a leap year, in January, the trustee must, on or before that payment date, transfer from its interest reserve account to its payment account the aggregate of the interest reserve amounts in respect of each underlying mortgage loan that accrues interest on an Actual/360 Basis.
     See “—Advances—Advances of Delinquent Monthly Debt Service Payments;” “—Servicing and Other Compensation and Payment of Expenses” and “—Collection Account” above in this prospectus supplement and “—Interest Reserve Account” below in this prospectus supplement.
     Withdrawals. The trustee may from time to time make withdrawals from its payment account for any of the following purposes:
•	to pay itself the investment earnings on Permitted Investments of funds in the payment account;

•	to pay itself or any of various related persons and entities any reimbursements or indemnities to which they are entitled, as described under “Description of the Governing Documents—Rights, Protection, Indemnities and Immunities of the Trustee” in the accompanying base prospectus;

•	to pay for various opinions of counsel required to be obtained in connection with any amendments to the series 201_-C_ pooling and servicing agreement and the administration of the trust;

•	to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under “Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the accompanying base prospectus and “Description of the Series 201_-C_ Pooling and Servicing Agreement—REO Properties” in this prospectus supplement;

•	to transfer from its payment account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under “—Interest Reserve Account”;

•	to pay to the person entitled thereto any amounts deposited in the payment account in error; and

•	to clear and terminate the payment account at the termination of the series 201_-C_ pooling and servicing agreement;
provided that amounts otherwise payable with respect to the class OCS certificates will not be available to cover Additional Trust Fund Expenses attributable to any underlying mortgage loan other than the _________—_________ Mortgage Loan.
     On each payment date, all amounts on deposit in the payment account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, and the Post-ARD Additional Interest account will represent the “Total Available Funds” for that date. On each payment date, the trustee will apply the Total Available Funds to make payments on the series 201_-C_ certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest.
     For any payment date, the Total Available Funds will consist of the following separate components:
•	the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFX, A-J, B, C, D, E, F, G, H, J and/or X certificates and with respect to the class A-MFL REMIC II regular interest, as described under “Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges” below;

•	the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class Y certificates as described under “Description of the Offered Certificates—Payments—Payments of Post-ARD Additional Interest” below; and

•	the remaining portion of those funds, which we refer to as the Total Available P&I Funds, and which will be paid to the holders of all the series 201_-C_ certificates, other than the class A-MFL and Y certificates, and with respect to the class A-MFL REMIC II regular interest, as and to the extent described under “Description of the Offered Certificates—Payments—Priority of Payments” and “—Payments—Payments on the Class OCS Principal Balance Certificates” below.
     Floating Rate Account.
     The trustee, on behalf of the class A-MFL certificateholders, will be required to establish and maintain an account in which it will hold funds pending their distribution on the class A-MFL certificates or to the swap counterparty and from which it will make those distributions. That floating rate account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Any funds held in the trustee’s floating rate account may be held in cash or, at the trustee’s risk, invested in Permitted Investments. Subject to the limitations in the series 201_-C_ pooling and servicing agreement, any interest or other income earned on funds in the trustee’s floating rate account will be paid to the trustee as additional compensation.
     Deposits. The trustee will deposit into the floating rate account:
•	all payments received from the swap counterparty under the swap agreement, as described under “Description of the Swap Agreement” in this prospectus supplement; and

•	all amounts allocable to the class A-MFL REMIC II regular interest, as described under “Description of the Offered Certificates.”
     The trustee will be required to deposit in the floating rate account the amount of any losses of principal arising from investments of funds held in the floating rate account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the floating rate account.
     Withdrawals. The trustee may from time to time make withdrawals from the floating rate account for any of the following purposes:

•	to make payments to the swap counterparty in respect of regularly scheduled payments payable under the swap agreement, as described under “Description of the Swap Agreement” in this prospectus supplement;

•	to make distributions to the class A-MFL certificates on each payment date, as described under “Description of the Offered Certificates—Payments—Payments on the Class A-MFL Certificates” below;

•	to pay itself interest and other investment income earned on funds held in the floating rate account; and

•	to pay to the person entitled thereto any amounts deposited in the floating rate account in error.
     Interest Reserve Account.
     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Any funds in the trustee’s interest reserve account may, at the trustee’s risk, be invested in Permitted Investments, and any interest or other income earned on those funds will be paid to the trustee as additional compensation, subject to the limitations set forth in the series 201_-C_ pooling and servicing agreement.
     During January, except in a leap year, and February of each calendar year, beginning in 201___, the trustee will deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will, for each payment date in those months, equal one day’s interest accrued at the related Net Mortgage Rate on the Stated Principal Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.
     During March of each calendar year, beginning in 201___, the trustee will withdraw from its interest reserve account and deposit in its payment account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the payment account will be included in the Total Available P&I Funds for the payment date during the month of transfer.
     Only the trustee will have access to funds in the interest reserve account.

Flow of Funds

Events of Default
     Each of the following events, circumstances and conditions will be considered events of default (each, an “Event of Default”) under the series 201_-C_ pooling and servicing agreement:
•	the master servicer fails to deposit into its collection account any amount required to be so deposited, and that failure continues unremedied for two business days following the date on which the deposit or remittance was required to be made;

•	the master servicer fails to remit to the trustee for deposit in the trustee’s payment account any amount (other than P&I advances) required to be so remitted, and that failure continues unremedied until 10:00 a.m., New York City time, on the applicable payment date;

•	any failure by the special servicer to timely deposit into its REO account or to timely deposit into, or to timely remit to the master servicer for deposit into, the master servicer’s collection account, any amount required to be so deposited or remitted;

•	the master servicer fails to timely make any servicing advance required to be made by it under the series 201_-C_ pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice of such failure has been given to the master servicer by the trustee;

•	any failure on the part of the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 201_-C_ pooling and servicing agreement, which failure continues unremedied for 30 days after the date on which written notice of that failure, requiring the same to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 201_-C_ pooling and servicing agreement or to the master servicer or the special servicer, as the case may be (with a copy to each other party to the series 201_-C_ pooling and servicing agreement), by the series 201_-C_ certificateholders entitled to at least 25% of the series 201_-C_ voting rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect the cure thereof so long as the master servicer or the special servicer, as the case may be, has commenced to cure that failure within the initial 30-day period and has provided the trustee with an officer’s certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

•	any breach on the part of the master servicer or the special servicer of any representation or warranty contained in the series 201_-C_ pooling and servicing agreement that materially and adversely affects the interests of any class of series 201_-C_ certificateholders, which breach continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 201_-C_ pooling and servicing agreement or to the master servicer or the special servicer, as the case may be (with a copy to each other party to the series 201_-C_ pooling and servicing agreement), by the series 201_-C_ certificateholders entitled to at least 25% of the series 201_-C_ voting rights; provided, however, that with respect to any such breach which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days so long as the master servicer or the special servicer, as the case may be, has commenced to cure within the initial 30-day period and has provided the trustee with an officer’s certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

•	a decree or order of a court, agency or supervisory authority having jurisdiction in an involuntary case under any present or future bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the master servicer or the special servicer and the decree or order remains in force undischarged or unstayed for a period of 60 days; provided, however, that the master servicer or the special servicer, as applicable, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the above-referenced 60-day period;

•	the master servicer or special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property;

•	the master servicer or special servicer admits in writing its inability to pay its debts as they become due or takes various other actions indicating its insolvency or inability to pay its obligations;

•	the consolidated net worth of the master servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, declines below $15,000,000;

•	the master servicer or the special servicer, as the case may be, receives actual knowledge that Moody’s has (a) qualified, downgraded or withdrawn its rating or ratings of one or more classes of series 201_-C_ certificates or (b) placed one or more classes of series 201_-C_ certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such “watch status” placement shall not have been withdrawn by Moody’s within 60 days of the date that the master servicer or the special servicer obtained such actual knowledge), and, in the case of either clause (a) or (b), has cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action;

•	the master servicer or the special servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and the master servicer or special servicer, as the case may be, is not reinstated to that list within 60 days after its removal from the applicable list;

•	the master servicer fails to remit to the trustee for deposit into the trustee’s payment account, on the applicable date in any calendar month, the full amount of monthly debt service advances required to be made on that date, which failure continues unremedied until 10:00 a.m. New York City time on the next business day; or

•	the special servicer fails to be rated at least “CSS2” by Fitch, Inc.
     The series 201_-C_ pooling and servicing agreement may provide that a Non-Trust Loan Noteholder may have the right, similar to those of series 201_-C_ certificateholders entitled to not less than 25% of the voting rights for the series 201_-C_ certificates, to notify the master servicer or the special servicer of the defaults and breaches described in the fifth and sixth bullets above, to the extent those defaults or breaches relate to the Non-Trust Loan held by such Non-Trust Loan Noteholder. Additionally, the series 201_-C_ pooling and servicing agreement may provide for additional events of default, including those that relate solely to a Non-Trust Loan.

     [If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the master servicer or the special servicer, then—within 10 days after such officer’s receipt of that notice—the trustee will transmit by mail to us, all the series 201_-C_ certificateholders, [S&P and ___] notice of that occurrence, unless the default has been cured.]
Rights Upon Event of Default
     If an event of default described above under “—Events of Default” occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 201_-C_ certificateholders entitled to not less than 25% of the series 201_-C_ voting rights, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the series 201_-C_ pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 201_-C_ certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the series 201_-C_ pooling and servicing agreement and will continue to be entitled to the benefits any provisions for reimbursement or indemnity as and to the extent provided in the series 201_-C_ pooling and servicing agreement. Upon any termination, the trustee must either:
•	succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 201_-C_ pooling and servicing agreement; or

•	appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 201_-C_ pooling and servicing agreement.
     [Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 201_-C_ pooling and servicing agreement, all authority and power of the defaulting party under the series 201_-C_ pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series 201_-C_ pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the mortgage loans included in the trust and the Non-Trust Mortgage Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series 201_-C_ pooling and servicing agreement in connection with an Event of Default on the part of the master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.]
     The holders of series 201_-C_ certificates entitled to at least 51% of the series 201_-C_ voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 201_-C_ pooling and servicing agreement, rather than have the trustee act as that successor.
     In general, the series 201_-C_ certificateholders entitled to at least 66 2/3% of the series 201_-C_ voting rights allocated to the classes of series 201_-C_ certificates affected by any Event of Default may waive the Event of Default. However, some events of default may only be waived by all of the holders of the series 201_-C_ certificates. Further, some events of default may only be waived with the consent of the trustee. Upon any waiver of an Event of Default, the Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 201_-C_ pooling and servicing agreement.

     The series 201_-C_ pooling and servicing agreement may provide that the applicable primary servicer or the special servicer may be terminated and replaced solely with respect to a Serviced Loan Combination and no other mortgage loan in the trust fund in circumstances where a default of the master servicer or the special servicer affects the related Non-Trust Loan(s). If the special servicer for a Serviced Loan Combination is different from the special servicer(s) for the rest of the mortgage pool, then all references to the special servicer in this prospectus supplement or the accompanying base prospectus are intended to mean the applicable special servicer or all such special servicers together, as the context may require.
     No series 201_-C_ certificateholder will have the right under the series 201_-C_ pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless, with respect to any suit, action or proceeding upon or under or with respect to the series 201_-C_ pooling and servicing agreement:
•	that holder previously has given to the trustee written notice of default;

•	except in the case of a default by the trustee, series 201_-C_ certificateholders entitled to not less than 25% of the series 201_-C_ voting rights have made written request upon the trustee to institute that suit, action or proceeding in its own name as trustee under the series 201_-C_ pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require; and

•	the trustee for 60 days has neglected or refused to institute any such suit, action or proceeding, as the case may be.
The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 201_-C_ pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 201_-C_ certificateholders, unless in the trustee’s opinion, those series 201_-C_ certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.
SERVICING OF THE ________________ LOAN COMBINATION
[TO COME]
DESCRIPTION OF THE OFFERED CERTIFICATES
General
     The series 201_-C_ certificates will be issued, on or about ___, 201_, under the series 201_-C_ pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:
•	the underlying mortgage loans;

•	any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

•	the loan documents for the underlying mortgage loans;

•	our rights under our mortgage loan purchase agreement with the [_________] Mortgage Loan Seller;

•	any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

•	those funds or assets as from time to time are deposited in the master servicer’s collection account described under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Accounts—Collection Account,” the special servicer’s REO account described under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Accounts—REO Account” above in this prospectus supplement, the trustee’s payment account described under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Accounts—Payment Account” above in this prospectus supplement, or the trustee’s interest reserve account described under “Description of the Series 201_-C_ Pooling and Servicing Agreement —Accounts—Interest Reserve Account” above in this prospectus supplement.
     The series 201_-C_ certificates will include the following classes:
•	the [XP, A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E and F] classes, which are the classes of series 201_-C_ certificates that are offered by this prospectus supplement, and

•	the [XC, G, H, J, K, L, M, N, O, P, Q, S, T, OCS-1, OCS-2, OCS-3, OCS-4, OCS-5, OCS-6, OCS-7, R-I, R-II, R-III and Y] classes, which are the classes of series 201_-C_ certificates that—
1.	will be retained by us or sold in transactions that do not require registration under the Securities Act, and

2.	are not offered by this prospectus supplement.
     The class A-MFL certificates will represent undivided interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the class A-MFL REMIC II regular interest, the trustee’s floating rate account, and the rights and obligations under a swap agreement. For so long as it is in effect, that swap agreement will provide, among other things, that amounts payable as interest by the trust with respect to the class A-MFL REMIC II regular interest will be exchanged for amounts payable as interest by the swap counterparty under the swap agreement, with payments to be made between the trust and the swap counterparty on a net basis. The swap agreement will provide for the calculation of interest at a LIBOR-based rate and the accruing of interest on a notional amount equal to the total principal balance of the class A-MFL certificates outstanding from time to time. The total principal balance of the class A-MFL certificates at any time will equal the total principal balance of the class A-MFL REMIC II regular interest. See “Description of the Swap Agreement” in this prospectus supplement.
     The class [A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S, T, OCS-1, OCS-2, OCS-3, OCS-4, OCS-5, OCS-6 and OCS-7] certificates are the series 201_-C_ certificates that will have principal balances and are sometimes referred to as the series 201_-C_ principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that distribution date. See “—Payments” below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 201_-C_ principal balance certificates immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 201_-C_ principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.
     Notwithstanding the foregoing, in the case of the class A-MFL certificates, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the class A-MFL REMIC II regular interest before actually being distributed to the class A-MFL certificateholders. In addition, any reduction in the total principal balance of the class A-MFL certificates on any given distribution date, without a corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses, and any reinstatement of any portion of the total principal balance of the class A-MFL certificates on any given distribution date, will be made in response to a corresponding reduction made in the total principal balance of the class A-MFL REMIC II regular interest in connection with those losses and expenses or a corresponding reinstatement of a portion of the total principal balance of the class A-MFL REMIC II regular interest, as the case may be.
     The class XC and XP certificates will not have principal balances and are sometimes referred to as the series 201_-C_ interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series 201_-C_ interest-only certificates will have a total notional amount.
     The total notional amount of the class XC certificates will equal the total principal balance of the class [A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S and T] certificates outstanding from time to time. The total notional amount of the class XC certificates at initial issuance will be approximately $_________, although it may be as much as 5% larger or smaller.
     The total notional amount of the class XP certificates will equal:
•	during the period from the Issue Date through and including the distribution date in _________, the sum of (a) the lesser of $_________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $_________ and the total principal balance of the class ___ certificates outstanding from time to time, and (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates outstanding from time to time;

•	during the period following the distribution date in _________ through and including the distribution date in _________, the sum of (a) the lesser of $_________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $______ and the total principal balance of the class ___ certificates outstanding from time to time, and (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___and ___ certificates outstanding from time to time;

•	during the period following the distribution date in _________ through and including the distribution date in _________, the sum of (a) the lesser of $___ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $_________ and the total principal balance of the class ___ certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___and ___ certificates outstanding from time to time, and (d) the lesser of $_________ and the total principal balance of the class ___ certificates outstanding from time to time;

•	during the period following the distribution date in _________ through and including the distribution date in _________, the sum of (a) the lesser of $________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $_________ and the total principal balance of the class ___ certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates outstanding from time to time, and (d) the lesser of $_________ and the total principal balance of the class ___ certificates outstanding from time to time;

•	during the period following the distribution date in _________ through and including the distribution date in ______, the sum of (a) the lesser of $_________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $_________ and the total principal balance of the class ___ certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___ and ___ certificates outstanding from time to time, and (d) the lesser of $______ and the total principal balance of the class ___ certificates outstanding from time to time;

•	during the period following the distribution date in ______ through and including the distribution date in ______, the sum of (a) the lesser of $______ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $______ and the total principal balance of the class ___ certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___, ___, ___ and ___ certificates outstanding from time to time and (d) the lesser of $______ and the total principal balance of the class ___ certificates outstanding from time to time;

•	during the period following the distribution date in ______ through and including the distribution date in ___, the sum of (a) the lesser of $______ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $______ and the total principal balance of the class ___ certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___and ___ certificates outstanding from time to time, and (d) the lesser of $______ and the total principal balance of the class ___ certificates outstanding from time to time;

•	during the period following the distribution date in ______ through and including the distribution date in ___, the sum of (a) the lesser of $______ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $______ and the total principal balance of the class ___ certificates outstanding from time to time, (c) the total principal balance of the class ___, ___ and ___ certificates outstanding from time to time, and (d) the lesser of $______ and the total principal balance of the class ___ certificates outstanding from time to time; and

•	following the distribution date in _________, $0.
     The total initial notional amount of the class XP certificates will be approximately $_________, although it may be as much as 10% larger or smaller.
     The class R-I, R-II, R-III and Y certificates will not have principal balances or notional amounts.
     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount, as applicable, of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount, as applicable, of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee’s distribution date statement.
Registration and Denominations
     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class XP certificates, $250,000 initial notional amount—and in any additional whole dollar denominations.
     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under “Description of the Certificates—Book-Entry Registration.” For so long as any class of offered certificates is held in book-entry form—
•	all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

•	all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC’s procedures.
     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.
     DTC, Euroclear and Clearstream. You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see “Description of the Certificates—Book-Entry Registration—DTC, Euroclear and Clearstream” in the accompanying base prospectus.
     Transfers between participants in DTC will occur in accordance with DTC’s rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See “Description of the Certificates—Book-Entry Registration—Holding and Transferring Book-Entry Certificates” in the accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G hereto.

Payments
     General. For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 201_-C_ certificates will be divided into:
1.	Loan Group No. 1, which will consist of ______ underlying mortgage loans, with an Initial Loan Group No. 1 Balance of $_________, representing approximately ___% of the Initial Mortgage Pool Balance.

2.	Loan Group No. 2, which will consist of ______ underlying mortgage loans, with an Initial Loan Group No. 2 Balance of $_________, representing approximately ___% of the Initial Mortgage Pool Balance.
     On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 201_-C_ certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.
     In order for a series 201_-C_ certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.
     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See “—Registration and Denominations” above.
     Payments of Interest. All of the classes of the series 201_-C_ certificates, except for the R-I, R-II, R-III and Y classes, and the class A-MFL REMIC II regular interest, will bear interest.
     With respect to each interest-bearing class of the series 201_-C_ certificates and with respect to the class A-MFL REMIC II regular interest, that interest will accrue during each interest accrual period based upon—
•	the pass-through rate applicable for that particular class of series 201_-C_ certificates or the class A-MFL REMIC II regular interest, as the case may be, for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of that particular class of series 201_-C_ certificates or the class A-MFL REMIC II regular interest, as the case may be, outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months (or, in the case of the class A-MFL certificates, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in the applicable interest accrual period and the assumption that each year consists of 360 days).
     However, no interest will accrue with respect to the class XP certificates following the _________ interest accrual period.

     In addition, if the pass-through rate of the class A-MFL REMIC II regular interest for any interest accrual period is limited by the Weighted Average Pool Pass-Through Rate, then the amount by which the interest distributable with respect to the class A-MFL REMIC II regular interest is reduced as a result of that limitation will result in a corresponding reduction to the amount of interest payable by the swap counterparty with respect to the related distribution date and therefore a corresponding reduction to the amount of interest distributable with respect to the class A-MFL certificates on that distribution date.
     On each distribution date, subject to the Standard Available P&I Funds or the Class OCS Available P&I Funds, as applicable, for that date and the priority of payments described under “—Payments—Priority of Payments” or “—Payments—Payments on the Class OCS Principal Balance Certificates,” as applicable, below, the total amount of interest distributable with respect to each interest-bearing class of the series 201_-C_ certificates (exclusive of the class A-MFL certificates) and with respect to the class A-MFL REMIC II regular interest will equal—
•	the total amount of interest accrued during the related interest accrual period with respect to that class of series 201_-C_ certificates or the class A-MFL REMIC II regular interest, as the case may be, reduced by

•	the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 201_-C_ certificates or the class A-MFL REMIC II regular interest, as the case may be.
     If the full amount of interest distributable with respect to any interest-bearing class of the series 201_-C_ certificates (exclusive of the class A-MFL certificates) or with respect to the class A-MFL REMIC II regular interest is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable on future distribution dates, subject to the Standard Available P&I Funds or the Class OCS Available P&I Funds, as applicable, for those future distribution dates and the priorities of payment described under “—Payments—Priority of Payments” or “—Payments—Payments on the Class OCS Principal Balance Certificates,” as applicable, below. However, no interest will accrue on any of that unpaid interest, and a portion of any past-due interest with respect to the class A-MFL REMIC II regular interest may be payable to the swap counterparty.
     The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of the series 201_-C_ certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest in the following manner:
•	that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any distribution date that is attributable to the __________________ Non-Pooled Portion will be allocated on a pro rata basis to the respective classes of Class OCS Principal Balance Certificates in accordance with the respective amounts of accrued interest in respect of each such class of series 201_-C_ certificates for the related interest accrual period; and

•	the remaining portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of series 201_-C_ certificates (exclusive of the class A-MFL certificates and the Class OCS Principal Balance Certificates) and the class A-MFL REMIC II regular interest on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 201_-C_ certificates and the class A-MFL REMIC II regular interest for the related interest accrual period.
     Although Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to the class A-MFL certificates, any such shortfalls allocated to the class A-MFL REMIC II regular interest will result in a dollar-for-dollar reduction in the interest distributable on the class A-MFL certificates.

     Any distributions of interest allocated to the class A-MFL REMIC II regular interest will be deposited in the trustee’s floating rate account and will thereafter be distributed to the holders of the class A-MFL certificates and/or the swap counterparty, as applicable.
     Calculation of Pass-Through Rates. The table on page S-___ of this prospectus supplement provides the initial pass-through rate for each class of the series 201_-C_ certificates. Set forth below is a description of how the pass-through rate will be calculated with respect to each class of the series 201_-C_ certificates.
     The pass-through rates for the class [A-1, A-2, A-3, A-SB, A-4, A-1A, L, M, N, O, P, Q, S and T] certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table on page S-___ of this prospectus supplement as the initial pass-through rate for that class.
     The pass-through rates for the class [A-MFX, A-J, B, C, D, E, F and G] certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page S-___ of this prospectus supplement as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the applicable Weighted Average Pool Pass-Through Rate is below the identified initial pass-through rate for the class [A-MFX, A-J, B, C, D, E, F or G] certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 201_-C_ certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.
     The pass-through rate applicable to the class A-MFL REMIC II regular interest for each interest accrual period will equal the lesser of—
•	___% per annum, and

•	the Weighted Average Pool Pass-Through Rate for the related distribution date.
     For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to the class A-MFL certificates for each interest accrual period will equal LIBOR plus ___% per annum. However, the pass-through rate with respect to the class A-MFL certificates may be effectively reduced as a result of shortfalls allocated to the class A-MFL REMIC II regular interest. In addition, if there is a continuing Swap Payment Default, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate applicable to the class A-MFL certificates will convert to a per annum rate equal to the pass-through rate on the class A-MFL REMIC II regular interest, and accordingly the interest accrual period and interest accrual basis for the class A-MFL certificates will convert to those of the class A-MFL REMIC II regular interest. See “—Payments on the Class A-MFL Certificates” and “Description of the Swap Agreement—The Swap Agreement” in this prospectus supplement.
     The term “LIBOR” means, with respect to the class A-MFL certificates and each interest accrual period for those certificates, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If that rate does not appear on Dow Jones Market Service Page 3750, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any five major reference banks in the London interbank market selected by the calculation agent under the swap agreement to provide that bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of the subject interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under the swap agreement will request the principal London office of any five major reference banks in the London interbank market selected by the calculation agent to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the calculation agent under the swap agreement, at approximately 11:00 a.m., New York City time, on the related LIBOR Determination Date with respect to the subject interest accrual period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under the swap agreement will determine LIBOR for each interest accrual period and the determination of LIBOR by that calculation agent will be binding absent manifest error.
     The “LIBOR Determination Date” for the class A-MFL certificates is (i) with respect to the initial interest accrual period, _________, 201_, and (ii) with respect to each applicable interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A “LIBOR Business Day” is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and/or New York, New York, as applicable for purposes of calculating LIBOR as described in the prior paragraph.
     The pass-through rates for the class [A-3, H, J and K] certificates will, in the case of each of those classes, for any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.
     The pass-through rate for the class XP certificates, for each interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in _________, will equal the weighted average of the respective strip rates, which we refer to as class XP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 201_-C_ principal balance certificates. If all or a designated portion of the total principal balance of any class of series 201_-C_ principal balance certificates is identified under “—General” above as being part of the total notional amount of the class XP certificates outstanding immediately prior to any distribution date, then that total principal balance, or designated portion thereof, will represent a separate component of the total notional amount of the class XP certificates for purposes of calculating the accrual of interest during the related interest accrual period.
     For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in _________, on any particular component of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, the applicable class XP strip rate will equal the excess, if any, of:
(1)	the lesser of (a) the reference rate specified on Annex F to this prospectus supplement for that interest accrual period and (b) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over

(2)	the pass-through rate in effect during that interest accrual period for the class of series 201_-C_ principal balance certificates whose total principal balance, or a designated portion thereof, comprises the subject component (or, in the case of the class A-MFL certificates, the pass-through rate in effect during that interest accrual period for the class A-MFL REMIC II regular interest).
     Following the interest accrual period that ends in _________, the class XP certificates will cease to accrue interest. In connection therewith, the class XP certificates will have a 0% pass-through rate for the interest accrual period beginning in _________ and for each interest accrual period thereafter.

     The pass-through rate for the class XC certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class XC strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XC certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 201_-C_ principal balance certificates. In general, the total principal balance of each class of series 201_-C_ principal balance certificates will constitute a separate component of the total notional amount of the class XC certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 201_-C_ principal balance certificates is identified under “—General” above as being part of the total notional amount of the class XP certificates outstanding immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period.
     For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in                     , on any particular component of the total notional amount of the class XC certificates outstanding immediately prior to the related distribution date, the applicable class XC strip rate will be calculated as follows:
(1)	if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any class of series 201_-C_ principal balance certificates, and if such total principal balance or such designated portion of such total principal balance, as applicable, also constitutes a component of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on Annex F to this prospectus supplement for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 201_-C_ principal balance certificates (or, in the case of the class A-MFL certificates, if applicable, the pass-through rate in effect during that interest accrual period for the class A-MFL REMIC II regular interest); and

(2)	if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any class of series 201_-C_ principal balance certificates, and if such total principal balance or such designated portion of such total principal balance, as applicable, does not also constitute a component of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 201_-C_ principal balance certificates (or, in the case of the class A-MFL certificates, if applicable, the pass-through rate in effect during that interest accrual period for the class A-MFL REMIC II regular interest).
     Notwithstanding the foregoing, for purposes of accruing interest on the class XC certificates during each interest accrual period subsequent to the interest accrual period that ends in                     , the total principal balance of each class of series 201_-C_ principal balance certificates (exclusive of the Class OCS Principal Balance Certificates) will constitute a single separate component of the total notional amount of the class XC certificates, and the applicable class XC strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 201_-C_ principal balance certificates whose total principal balance makes up that component

(or, in the case of the class A-MFL certificates, if applicable, the pass-through rate in effect during that interest accrual period for the class A-MFL REMIC II regular interest).
     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.
     The class R-I, R-II, R-III and Y certificates will not be interest-bearing and, therefore, will not have pass-through rates.
     Payments of Principal. Subject to the Standard Available P&I Funds or the Class OCS Available P&I Funds, as applicable, for each distribution date and the priority of payments described under “—Payments—Priority of Payments” or “—Payments—Payments on the Class OCS Principal Balance Certificates,” as applicable, below, the holders of each class of series 201_-C_ principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 201_-C_ principal balance certificates on any distribution date will generally equal the Total Principal Payment Amount for that distribution date. However, all payments of principal on the class A-MFL certificates will be made out of payments of principal made to the trustee’s floating rate account with respect to the class A-MFL REMIC II regular interest.
     The Total Principal Payment Amount for any distribution date will consist of the Class OCS Principal Payment Amount for that distribution date, which is payable with respect to the Class OCS Principal Balance Certificates, and the Net Principal Payment Amount for that distribution date, which is payable with respect to the remaining series 201_-C_ principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest.
     On each distribution date, after all required payments of interest have been made with respect to the class [XC, XP, A-1, A-2, A-3, A-SB, A-4 and A-1A] certificates on that date, the trustee will be required to apply any and all remaining Standard Available P&I Funds to make payments of principal with respect to the class [A-1, A-2, A-3, A-SB, A-4 and A-1A] certificates. In general:
•	except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group No. 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-3, A-SB and A-4 certificates is reduced to zero;

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group No. 2 will be made to the holders of the class A-1, A-2, A-3, A-SB and/or A-4 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

•	on any given distribution date, except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-1, A-2, A-3, A-SB and/or A-4 certificates until the holders of the class A-1A certificates have received all payments of principal to which they are entitled on that distribution date with respect to Loan Group No. 2;

•	on any given distribution date, beginning with the distribution date in , except as otherwise discussed in the paragraph following these bullets, the total principal balance of the class A-SB certificates must be paid down to the Class A-SB Planned Principal Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2, A-3 and/or A-4 certificates; and

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-SB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-SB certificates (other than as described in the immediately preceding bullet) until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.
     Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the [A-1, A-2, A-3, A-SB, A-4 and A-1A] classes are outstanding at that time, payments of principal on the outstanding class [A-1, A-2, A-3, A-SB, A-4 and A-1A] certificates, will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 201_-C_ certificates then outstanding.
     The “Class A-SB Planned Principal Balance” for any distribution date is the scheduled principal balance specified for that distribution date on Annex E to this prospectus supplement. Such principal balances were calculated using, among other things, the Maturity Assumptions and a 0% CPR. Based on the Maturity Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this prospectus supplement. There is no assurance, however, that the underlying mortgage loans will not be subject to prepayment or that they will perform in conformity with the Maturity Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to (and, following retirement of the class A-1, A-2 and A-3 certificates, there can be no assurance that the total principal balance of the class A-SB certificates will not be less than) the principal balance that is specified for such distribution date on Annex E to this prospectus supplement.
     Following the retirement of the class [A-1, A-2, A-3, A-SB, A-4 and A-1A] certificates, and subject to available funds, payments of principal, up to the Net Principal Payment Amount for each distribution date (net of any portion of that amount applied in retirement of the class [A-1, A-2, A-3, A-SB, A-4 and/or A-1-A] certificates), will be allocated between the class A-MFL REMIC II regular interest and the class A-MFX certificates, on a pro rata basis in accordance with the respective total principal balances thereof, to the extent necessary to reduce those respective total principal balances to zero. Any distributions of principal allocated to the class A-MFL REMIC II regular interest will be deposited in the trustee’s floating rate account and thereafter distributed to the holders of the class A-MFL certificates.
     Following the retirement of the class [A-1, A-2, A-3, A-SB, A-4, A-1A and A-MFX] certificates and the class A-MFL REMIC II regular interest, the holders of the class[A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S and T] certificates will, in the case of each of those classes, subject to the available funds and the priority of payments described under “—Payments—Priority of Payments” below, be entitled to payments of principal on each distribution date up to the lesser of:
•	the total principal balance of the subject class of series 201_-C_ principal balance certificates outstanding immediately prior to the subject distribution date; and

•	the excess, if any, of (a) the Net Principal Payment Amount for the subject distribution date, over (b) the total principal balance of the class A-MFL REMIC II regular interest and all other classes of series 201_-C_ principal balance certificates (exclusive of the class A-MFL certificates and the Class OCS Principal Balance Certificates) that, as described under “—Payments—Priority of

Payments” below, are senior in right of payment to the subject class of series 201_-C_ principal balance certificates, outstanding immediately prior to the subject distribution date.
     In no event will the holders of the class A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S and T certificates be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 201_-C_ principal balance certificates (exclusive of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates and the Class OCS Principal Balance Certificates) be entitled to receive any payments of principal until the total principal balance of all other more senior classes of series 201_-C_ principal balance certificates and, if applicable, the class A-MFL REMIC II regular interest, is reduced to zero.
     The Class OCS Principal Payment Amount for each distribution date will be allocated to the class OCS-1, OCS-2, OCS-3, OCS-4, OCS-5, OCS-6 and OCS-7 certificates, in that order, in each case up to the lesser of (a) the total principal balance of the subject class of Class OCS Principal Balance Certificates immediately prior to that distribution date and (b) any remaining unallocated portion of that Class OCS Principal Payment Amount.
     Notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Standard Available P&I Funds or the Class OCS Available P&I Funds, as applicable, for that final distribution date and the priority of payments described under “—Payments—Priority of Payments” or “—Payments—Payments on the Class OCS Principal Balance Certificates,” as applicable, below, the holders of each class of series 201_-C_ principal balance certificates (in the case of the class A-MFL certificates, through the class A-MFL REMIC II regular interest) will be entitled to payments of principal, up to the total principal balance of that class of series 201_-C_ principal balance certificates outstanding immediately prior to that final distribution date.
     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance (including the portion of any monthly debt service advance with respect to the                                          Non-Pooled Portion) that it has determined is not recoverable out of collections on the related mortgage loan in the trust fund, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 201_-C_ principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 201_-C_ certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest), thereby reducing the payments of principal on the series 201_-C_ principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest). As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described above in this paragraph, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. Notwithstanding the foregoing, amounts otherwise distributable with respect to the Class OCS Principal Balance Certificates will not be available to reimburse advances or pay Additional Trust Fund Expenses with respect to any underlying mortgage loan other than the                                          Mortgage Loan.
     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 201_-C_ principal balance certificates (exclusive of the class A-MFL certificates and the Class OCS Principal Balance Certificates) and the class A-MFL REMIC II regular interest. In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 201_-C_ principal balance certificates (exclusive of the class A-MFL certificates and the Class OCS Principal Balance Certificates) and the class A-MFL REMIC II regular interest). For purposes of determining the respective portions of the Total Principal Payment Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 201_-C_ principal balance certificates (exclusive of the class A-MFL certificates and the Class OCS Principal Balance Certificates) and the class A-MFL REMIC II regular interest will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.
     The class XC, XP, R-I, R-II, R-III and Y certificates do not have principal balances and do not entitle their respective holders to payments of principal.
     Reimbursement Amounts. As discussed under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, the total principal balance of any class of series 201_-C_ principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 201_-C_ principal balance certificates (exclusive of the class A-MFL certificates) or with respect to the class A-MFL REMIC II regular interest, then, subject to the Standard Available P&I Funds or the Class OCS Available P&I Funds, as applicable, and the priority of payments described under “—Payments—Priority of Payments” or “—Payments—Payments on the Class OCS Principal Balance Certificates,” as applicable, below, the holders of that class or that REMIC III regular interest will be entitled to be reimbursed for the amount of that reduction, without interest. References to the “loss reimbursement amount” under “—Payments—Priority of Payments” below and elsewhere in this prospectus supplement mean, in the case of any class of series 201_-C_ principal balance certificates (exclusive of the class A-MFL certificates) and in the case of the class A-MFL REMIC II regular interest, for any distribution date, the total amount to which the holders of that class or that REMIC III regular interest, as the case may be, will be entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class or that REMIC III regular interest on all prior distribution dates as discussed under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.
     In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool (exclusive of the Allocated Principal Balance of the                                          Non-Pooled Portion) exceeds the total principal balance of the series 201_-C_ principal balance certificates (exclusive of the Class OCS Principal Balance Certificates) immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 201_-C_ principal balance certificates (exclusive of the Class OCS Principal balance Certificates) that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 201_-C_ principal balance certificates. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.
     Priority of Payments. On each distribution date, the trustee will apply the Standard Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining Standard Available P&I Funds:

(1)	concurrently, (a) from the portion of the Standard Available P&I Funds attributable to Loan Group No. 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject distribution date, (b) from the portion of the Standard Available P&I Funds attributable to Loan Group No. 1, to pay interest to the holders of the class A-1, A-2, A-3, A-SB and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date, and (c) from any and all Standard Available P&I Funds, to pay interest to the holders of the class XC and XP certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date; provided, however, that if the Standard Available P&I Funds for the subject distribution date, or the applicable portion of those Standard Available P&I Funds attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Standard Available P&I Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

(2)	to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Total Principal Payment Amount for the subject distribution date that is attributable to Loan Group No. 2;

(3)	to pay principal to the holders of the class A-SB certificates, in an amount up to the lesser of (a) the Total Principal Payment Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A certificate on the subject distribution date as described in the immediately preceding clause (2), and (b) the excess, if any, of (i) the total principal balance of the class A-SB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class A-SB Planned Principal Balance for the subject distribution date;

(4)	to pay principal to the holders of the class [A-1, A-2, A-3, A-SB, A-4 and A-1A] certificates, sequentially in that order, in each case until the total principal balance of the subject class of series 201_-C_ certificates has been reduced to zero, in an aggregate amount up to the Total Principal Payment Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A and/or A-SB certificates on the subject distribution date as described in the immediately preceding clauses (2) and (3); and

(5)	to make payments to the holders of the class [A-1, A-2, A-3, A-SB, A-4 and A-1A] certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;
provided that, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, assuming any two or more of the [A-1, A-2, A-3, A-SB, A-4 and A-1A] classes are outstanding at that time, the allocations and order of principal payments described in clauses (2), (3) and (4) above will be ignored and payments of principal on the A-1, A-2, A-3, A-SB, A-4 and/or A-1A classes will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes then outstanding.
     On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-3, A-SB, A-4, A-1A, XC and XP certificates as described above, the trustee will apply any remaining Standard Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Standard Available P&I Funds:

(1)	payments to the trustee’s floating rate account with respect to the class A-MFL REMIC II regular interest and to the holders of the class A-MFX certificates—
          first, in respect of interest, up to the total amount of interest payable with respect to the class A-MFL REMIC II regular interest and the class A-MFX certificates on the subject distribution date, pro rata in proportion to the respective amounts of interest then payable thereon, second, in respect of principal, until the total principal balance of the class A-MFL REMIC II regular interest and the class A-MFX certificates is reduced to zero, pro rata based on total principal balance, up to an amount equal to the excess, if any, of the Net Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to, and pro rata in accordance with, the then respective loss reimbursement amounts for the class A-MFL REMIC II regular interest and the class A-MFX certificates;
(2)	payments to the holders of the class A-J certificates—
          first, in respect of interest, up to the total amount of interest payable with respect to the class A-J certificates on the subject distribution date, second, in respect of principal, until the total principal balance of the class A-J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A and A-MFX certificates and the class A-MFL REMIC II regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-J certificates;
(3)	payments to the holders of the class B certificates—
          first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date, second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFX and A-J certificates and the class A-MFL REMIC II regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;
(4)	payments to the holders of the class C certificates—
          first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date, second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J and B certificates and the class A-MFL REMIC II regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;
(5)	payments to the holders of the class D certificates—
          first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date, second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B and C certificates and the class A-MFL REMIC II regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;
(6)	payments to the holders of the class E certificates—
          first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date, second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C and D certificates and the class A-MFL REMIC II regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;
(7)	payments to the holders of the class F certificates—
          first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date, second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D and E certificates and the class A-MFL REMIC II regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;
(8)	payments to the holders of the class G certificates—
          first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date, second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E and F certificates and the class A-MFL REMIC II regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

(9)	payments to the holders of the class H certificates—
          first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date, second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E, F and G certificates and the class A-MFL REMIC II regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;
(10)	payments to the holders of the class J certificates—
          first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date, second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E, F, G and H certificates and the class A-MFL REMIC II regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;
(11)	payments to the holders of the class K certificates—
          first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date, second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Principal Payment Amount for the subject distribution date, over the total principal balance of the class [A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E, F, G, H and J] certificates and the class A-MFL REMIC II regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;
(12)	payments to the holders of the class L certificates—
          first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date, second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J and K certificates and the class A-MFL REMIC II regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;
(13)	payments to the holders of the class M certificates—

          first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date, second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K and L certificates and the class A-MFL REMIC II regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;
(14)	payments to the holders of the class N certificates—
          first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date, second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L and M certificates and the class A-MFL REMIC II regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;
(15)	payments to the holders of the class P certificates—
          first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date, second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M and N certificates and the class A-MFL REMIC II regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;
(16)	payments to the holders of the class Q certificates—
          first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date, second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P certificates and the class A-MFL REMIC II regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;
(17)	payments to the holders of the class S certificates—

          first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date, second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates and the class A-MFL REMIC II regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;
(18)	payments to the holders of the class T certificates—
          first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date, second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates and the class A-MFL REMIC II regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and
(19)	payments to the holders of the class R-I, R-II and R-III certificates, up to the amount of any remaining Standard Available P&I Funds;
provided that, on the final distribution date, subject to the Standard Available P&I Funds for such distribution date and the priority of payments described above in this paragraph, the holders of each class of series 201_-C_ principal balance certificates referred to above in this paragraph will be entitled to receive payments of principal sufficient to retire their certificates, without regard to the Total Principal Payment Amount for the final distribution date.
     Interest, principal and loss reimbursement amount in respect to the class A-MFL REMIC II regular interest will be paid to the trustee’s floating rate account for distribution to the holders of the class A-MFL certificates and/or the swap counterparty on the subject distribution date.
     Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust (exclusive of any default prepayment consideration collected with respect to the                                          Non-Pooled Portion), regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class [A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFX, A-J, B, C, D, E, F, G, H, J or K] certificates that are, and to the trustee’s floating rate account with respect to the class A-MFL REMIC II regular interest if it is, then entitled to payments of principal from the loan group (i.e. Loan Group No. 1 or Loan Group No. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates and/or that REMIC III regular interest, the product of—
•	the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

•	a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 201_-C_ principal balance certificates or that REMIC III regular interest, as the case may be, for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

•	a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 201_-C_ principal balance certificates or with respect to that REMIC III regular interest, as the case may be, on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Net Principal Payment Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.
     The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class XC certificates and/or the holders of the class XP certificates, allocable between such classes as follows:
•	on any distribution date up to and including the distribution date in ,
1.	___% thereof to the holders of the class XC certificates, and

2.	___% thereof to the holders of the class XP certificates; and
•	on any distribution date subsequent to the distribution date in and up to and including the distribution date in ,
1.	___% thereof to the holders of the class XC certificates, and

2.	___% thereof to the holders of the class XP certificates; and
•	on any distribution date subsequent to the distribution date in , 100% thereof to the holders of the class XC certificates.
     For so long as the swap agreement relating to the class A-MFL certificates remains in effect and there is no continuing payment default thereunder on the part of the swap counterparty, prepayment consideration allocated to the class A-MFL REMIC II regular interest will be payable to the swap counterparty.
     If any default prepayment consideration is collected during any particular collection period with respect to the                                          Mortgage Loan, then on the distribution date corresponding to that collection period, the trustee will allocate that prepayment consideration between the                                          Pooled Portion and the                                         Non-Pooled Portion on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such portion. The portion of any prepayment consideration allocable to the                                          Non-Pooled Portion, net of workout fees and liquidation fees payable in connection with the receipt thereof, will be distributed among the holders of the respective classes of Class OCS Principal Balance Certificates, pro rata, based on the amount of principal then being prepaid with respect to each such class of series 201_-C_ certificates.
     Neither we nor the underwriters make any representation as to—

•	the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

•	the collectability of any prepayment premium or yield maintenance charge.
     See “Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Voluntary Prepayment Provisions” in this prospectus supplement.
     Payments of Post-ARD Additional Interest. The holders of the class Y certificates will be entitled to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD Loans in the trust.
     Payments on the Class A-MFL Certificates. On each distribution date, for so long as the total principal balance of the class A-MFL certificates has not been reduced to zero, the trustee is required to apply amounts on deposit in the floating rate account (exclusive of any portion thereof that constitutes prepayment consideration, amounts deposited in error, amounts payable to the swap counterparty and/or interest and other investment earnings payable to the trustee), in the following order of priority:
•	first, to make distributions of interest to the holders of the class A-MFL certificates, up to an amount equal to the Class A-MFL Interest Distribution Amount for the subject distribution date;

•	second, to make distributions of principal to the holders of the class A-MFL certificates, up to the Class A-MFL Principal Distribution Amount for the subject distribution date, until the total principal balance of that class is reduced to zero; and

•	third, to reimburse the holders of the class A-MFL certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.
     For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the “Class A-MFL Interest Distribution Amount” with respect to any distribution date will generally be equal to: (a) all interest accrued during the related interest accrual period at the applicable pass-through rate for the class A-MFL certificates on the total principal balance of such class, reduced (to not less than zero) by (b) the excess, if any, of (i) 1/12th of the product of (A) ___% and (B) the total principal balance of the class A-MFL certificates immediately prior to the subject distribution date, over (ii) the amount of interest distributions with respect to the class A-MFL REMIC II regular interest pursuant to the priority of distributions on that distribution date; and increased by (c) to the extent not otherwise payable to the swap counterparty, the amount, if any, by which (i) interest distributions with respect to the class A-MFL REMIC II regular interest pursuant to the priority of distributions on that distribution date exceeds (ii) 1/12th of the product of (A) ___%, multiplied by (B) the notional amount of the swap agreement for that distribution date. All or a portion of the amount described in clause (c) of the prior sentence with respect to any distribution date may be payable to the swap counterparty if, with respect to any prior distribution date, the amount of the reduction described in clause (b) of the prior sentence exceeded the maximum amount payable by the swap counterparty with respect to that prior distribution date without regard to any such reduction. Notwithstanding the foregoing, if there is a continuing Swap Payment Default, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then the “Class A-MFL Interest Distribution Amount” with respect to any distribution date will be the amount of interest distributions with respect to the class A-MFL REMIC II regular interest on such distribution date pursuant to the priority of distributions.
     With respect to any distribution date, the “Class A-MFL Principal Distribution Amount” will be an amount equal to the amount of principal allocated to the class A-MFL REMIC II regular interest pursuant to the priority of distributions on such distribution date.

     For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, all prepayment consideration allocable to the class A-MFL REMIC II regular interest will be payable to the swap counterparty. However, if there is a continuing Swap Payment Default, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then all prepayment consideration allocable to the class A-MFL REMIC II regular interest will be payable to the holders of the class A-MFL certificates.
     See “—Payments—Priority of Payments” and “Description of the Swap Agreement” in this prospectus supplement.
     Payments on the Class OCS Principal Balance Certificates. On each distribution date, the trustee will apply the Class OCS Available P&I Funds for that date to make the following payments and in the following order of priority, in each case to the extent of the remaining portion of the Class OCS Available P&I Funds:

Order of
Payment	Recipient Class or Classes	Type and Amount of Payment

1	OCS-1	Interest up to the total interest payable on that class

2	OCS-1	Principal up to the total principal payable on that class

3	OCS-1	Reimbursement up to the total loss reimbursement amount for that class

4	OCS-2	Interest up to the total interest payable on that class

5	OCS-2	Principal up to the total principal payable on that class

6	OCS-2	Reimbursement up to the loss reimbursement amount for that class

7	OCS-3	Interest up to the total interest payable on that class

8	OCS-3	Principal up to the total principal payable on that class

9	OCS-3	Reimbursement up to the loss reimbursement amount for that class

10	OCS-4	Interest up to the total interest payable on that class

11	OCS-4	Principal up to the total principal payable on that class

12	OCS-4	Reimbursement up to the loss reimbursement amount for that class

13	OCS-5	Interest up to the total interest payable on that class

14	OCS-5	Principal up to the total principal payable on that class

15	OCS-5	Reimbursement up to the loss reimbursement amount for that class

16	OCS-6	Interest up to the total interest payable on that class

17	OCS-6	Principal up to the total principal payable on that class

18	OCS-6	Reimbursement up to the loss reimbursement amount for that class

Order of
Payment	Recipient Class or Classes	Type and Amount of Payment

19	OCS-7	Interest up to the total interest payable on that class

20	OCS-7	Principal up to the total principal payable on that class

21	OCS-7	Reimbursement up to the loss reimbursement amount for that class
Treatment of REO Properties
     Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—
•	payments on the series 201_-C_ certificates and/or the class A-MFL REMIC II regular interest,

•	allocations of Realized Losses and Additional Trust Fund Expenses to the series 201_-C_ certificates and/or the class A-MFL REMIC II regular interest, and

•	the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 201_-C_ pooling and servicing agreement.
     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each distribution date.
     Operating revenues and other proceeds derived from an REO Property administered under the series 201_-C_ pooling and servicing agreement will be applied—
•	first, to pay, or to reimburse the master servicer, the special servicer, the trustee and/or the fiscal agent for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).
     To the extent described under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments” above in this prospectus supplement, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses
     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool (exclusive of the Allocated Principal Balance of the                                          Non-Pooled Portion) may decline below the total principal balance of the series 201_-C_ principal balance certificates (exclusive of the Class OCS Principal Balance Certificates). If this occurs following the payments made to the series 201_-C_ certificateholders and with respect to the class A-MFL REMIC II regular interest on any distribution date, then the respective total principal balances of the following classes of the series 201_-C_

principal balance certificates (or, in the case of the reference to “A-MFL” below, the class A-MFL REMIC II regular interest) are to be successively reduced in the following order, until the total principal balance of those classes of certificates or the class A-MFL REMIC II regular interest, as the case may be, equals the total Stated Principal Balance of the mortgage pool (reduced by the total Allocated Principal Balance of the                                          Non-Pooled Portion) that will be outstanding immediately following that distribution date.

Order of Allocation	Class

1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-MFL and A-MFX, pro rata based on total outstanding principal balances
19th	A-1, A-2, A-3, A-SB, A-4 and A-1A, pro rata based on total outstanding principal balances
     The reference in the foregoing table to “A-MFL” means the class A-MFL REMIC II regular interest. However, any reduction in the total principal balance of the class A-MFL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-MFL certificates.
     In no event will the total principal balance of the class A-MFL REMIC II regular interest or any class of series 201_-C_ principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other series 201_-C_ principal balance certificates listed above it in the table has been reduced to zero. In no event will the total principal balance of any of the A-1, A-2, A-3, A-SB, A-4 or A-1A classes be reduced until the total principal balance of the class A-MFL REMIC II regular interest has been reduced to zero.
     The reductions in the total principal balances of the respective classes of series 201_-C_ principal balance certificates or the class A-MFL REMIC II regular interest, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the underlying mortgage loans and those classes of series 201_-C_ certificates.
     Notwithstanding the foregoing, all Realized Losses and Additional Trust Fund Expenses, if any, in respect of or related to the                                          Mortgage Loan will be allocated—

•	first, to the class OCS-7, OCS-6, OCS-5, OCS-4, OCS-3, OCS-2 and OCS-1 certificates, in that order, in each case up to the total principal balance of the subject class, until the total principal balance of the Class OCS Principal Balance Certificates equals the Allocated Principal Balance of the Non-Pooled Portion that will be outstanding immediately following that distribution date; and

•	then, to the respective classes of series 201_-C_ principal balance certificates (exclusive of the class A-MFL, OCS-1, OCS-2, OCS-3, OCS-4, OCS-5, OCS-6 and OCS-7 certificates) and the class A-MFL REMIC II regular interest, as described above in this “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” section.
     The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, will generally equal the excess, if any, of:
•	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest), over

•	the total amount of liquidation proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest and/or Post-ARD Additional Interest) on, that mortgage loan.
     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest and/or Post-ARD Additional Interest) also will be treated as a Realized Loss.
     Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the mortgage pool.
     Additional Trust Fund Expenses may include:
•	any special servicing fees, workout fees and liquidation fees paid to the special servicer;

•	any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	any unanticipated, non-mortgage loan specific expense of the trust, including—
1.	any reimbursements and indemnifications to the trustee, the fiscal agent and various related persons described under “Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee” in the accompanying base prospectus (the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee),
2.	any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under “Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us” in the accompanying base prospectus, and

3.	any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under “Description of the Series 201_-C_ Pooling and Servicing Agreement —REO Properties” in this prospectus supplement and/or “Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the accompanying base prospectus;
•	rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

•	any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans” in this prospectus supplement, and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.
     Any expenses under the governing servicing agreement for an Outside Serviced Loan Combination that are similar to the Additional Trust Fund Expenses described above and that relate to such Outside Serviced Loan Combination, are to be paid out of collections on that Loan Combination, could adversely affect amounts available for payments on the series 201_-C_ certificates and, to the extent paid out of amounts otherwise distributable to the trust with respect to the related Outside Serviced Trust Mortgage Loan, should be considered Additional Trust Fund Expenses.
     The Total Principal Payment Amount may from time to time include amounts that were used to reimburse Nonrecoverable Advances (including interest on such Nonrecoverable Advances) from principal collections on the mortgage pool and that are, in any such case, recovered during the related collection period on the related underlying mortgage loan as to which any such reimbursed advance was made. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool (exclusive of the Allocated Principal Balance of the                                          Non-Pooled Portion) may exceed the total principal balance of the series 201_-C_ principal balance certificates (exclusive of the Class OCS Principal Balance Certificates). If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 201_-C_ principal balance certificates, the total principal balances of one or more classes of series 201_-C_ principal balance certificates (exclusive of the class A-MFL certificates) or the class A-MFL REMIC II regular interest that had previously been reduced as described above in this “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 201_-C_ principal balance certificates (exclusive of the class A-MFL certificates) or the class A-MFL REMIC II regular interest, as the case may be, in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 201_-C_ principal balance certificates or the class A-MFL REMIC II regular interest, as applicable, with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 201_-C_ principal balance certificates (exclusive of the Class OCS Principal Balance Certificates) being in excess of the total Stated Principal Balance of the mortgage pool (exclusive of the

                                         Non-Pooled Portion). Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 201_-C_ certificates (exclusive of the Allocated Principal Balance of the class A-MFL certificates) and the class A-MFL REMIC II regular interest that would otherwise have accrued if the reinstated principal amounts had never been written off. Any restoration of the total principal balance of the class A-MFL REMIC II regular interest will result in a dollar-for-dollar increase in the total principal balance of the class A-MFL certificates.

Fees and Expenses
     The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Fees

Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, one-twelfth of the product of the related annual master servicing fee rate(3) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan.	Compensation	First, out of recoveries of interest with respect to that mortgage loan and then, if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the collection account. (4)	Monthly

Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period.	Compensation	Interest payments made by the related mortgagor intended to cover interest accrued on the subject principal prepayment with respect to the subject mortgage loan during the period from and after the related due date.	Time to time

	All interest and investment income earned on amounts on deposit in the master servicer’s collection account and in any Loan Combination-specific account.	Compensation	Interest and investment income related to the subject accounts (net of investment losses).	Monthly

	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account, to the extent not otherwise payable to the borrowers.	Compensation	Interest and investment income related to the subject accounts (net of investment losses).	Monthly

Outside Master Servicing Fee/master servicer of an Outside Serviced Trust Mortgage Loan	With respect to the Outside Serviced Trust Mortgage Loan, one-twelfth of the product of the related annual outside master servicing fee rate(5) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan.	Compensation	Out of payments of interest with respect to that Outside Serviced Trust Mortgage Loan.	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Special Servicing Fee /Special Servicer	With respect to each underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) and Serviced Non-Trust Loan that is being specially serviced or as to which the related mortgaged real property has become an REO Property, one-twelfth of the product of the annual special servicing fee rate(6) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan (with a minimum of $ per month for each specially serviced mortgage loan or Loan Combination).	Compensation	Out of general collections on all the mortgage loans and any REO Properties in the trust on deposit in the collection account. (7)	Time to time

Outside Special Servicing Fee/ Special Servicer of an Outside Serviced Trust Mortgage Loan	With respect to the Outside Serviced Trust Mortgage Loan, one-twelfth of the product of the related annual outside special servicing fee rate (5) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan.	Compensation	Out of payments with respect to that Outside Serviced Trust Mortgage Loan and then out of general collections on all the mortgage loans and any REO Properties in the trust on deposit in the collection account.	Time to time

Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) and each Serviced Non-Trust Loan that has been and continues to be worked-out, the workout fee rate of 1.0% multiplied by each collection of interest (other than Default Interest), principal, and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.	Compensation	Out of each collection of interest (other than Default Interest), principal, and prepayment consideration received on the subject mortgage loan. (7)	Time to time

Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) or REO Property for which the special servicer receives any liquidation proceeds (8), an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of Default Interest).	Compensation	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest) in respect of the related specially serviced mortgage loan or related REO Property, as the case may be. (7)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / special servicer of an Outside Serviced Trust Mortgage Loan	With respect to the Outside Serviced Trust Mortgage Loan, the related liquidation fee rate and workout fee rate due and owing under the applicable outside servicing agreement. (9)	Compensation	Out of payments with respect to that Outside Serviced Trust Mortgage Loan and then out of general collections on all the mortgage loans and any REO Properties in the trust on deposit in the collection account.	Time to time

Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO Account.	Compensation	Interest and investment income related to the subject accounts (net of investment losses).	Time to time

	Late payment charges and Default Interest actually collected with respect to any mortgage loan, but only to the extent such late payment charges and Default Interest (a) accrued with respect to that mortgage loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged real property from collections on the mortgage pool and not previously reimbursed.	Compensation	Late payment charges and Default Interest actually collected in respect of the underlying mortgage loans.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Additional Servicing Compensation / Master Servicer and/or Special Servicer(10)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees and similar fees actually collected on the underlying mortgage loans (other than Outside Serviced Trust Mortgage Loan) and Serviced Non-Trust Loans.	Compensation	Related payments made by mortgagors with respect to the subject mortgage loans.	Monthly

	Late payment charges and default interest collected on any mortgage loan (and, in the case of an outside serviced underlying mortgage loan, passed through to the issuing entity), but only to the extent such late payment charges and default interest are not otherwise applied to cover (i) interest on advances or (ii) additional trust fund expenses (exclusive of special servicing fees, liquidation fees and workout fees) with respect to the subject mortgage loan or mortgaged real property, which items either are then currently payable or were previously paid from collections on the mortgage pool and not previously reimbursed	Compensation	Payments of late payment charges and Default Interest made by mortgagors with respect to the underlying mortgage loans.	Time to time

Trustee Fee / Trustee	With respect to each distribution date, an amount equal to one-twelfth of the product of the annual trustee fee rate(11), multiplied by the aggregate Stated Principal Balance of the mortgage pool outstanding immediately prior to such distribution date.	Compensation	General collections on the mortgage pool on deposit in the trustee’s payment account.	Monthly

Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s payment account and interest reserve account.	Compensation	Interest and investment income realized on funds deposited in the trustee’s payment account and interest reserve account (net of investment losses).	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Expenses

Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	Reimbursement of expenses	Amounts on deposit in the collection account that represent (a) payments made by the related mortgagor to cover the item for which such servicing advance was made or (b) liquidation proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the particular mortgage loan or related REO Property, provided that if the master servicer, special servicer or trustee determines that a servicing advance is not recoverable out of collections on the related underlying mortgage, then such reimbursement will be paid out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the collection account. (12)	Time to time

Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, accrued on the amount of each outstanding servicing advance.	Payment of interest on servicing advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s collection account. (13)	Time to time

P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances.	Reimbursement of P&I advances made with respect to the mortgage pool	Amounts on deposit in the master servicer’s collection account that represent late collections of interest and principal (net of related master servicing, workout and liquidation fees) received in respect of the related underlying mortgage loan or REO Property as to which such P&I advance was made, provided that if the master servicer or trustee determines that a P&I advance is not recoverable out of collections on the related underlying mortgage, then out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the collection account. (14)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, accrued on the amount of each outstanding P&I advance.	Payment of interest on P&I advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s collection account. (13)	Time to time

Unpaid expenses (other than interest on servicing advances or P&I advances, special servicing fees, workout fees and liquidation fees)	To the extent of funds available, the amount of any outstanding expenses.	Reimbursement of Expenses	Default Interest and late payment charges on deposit in the collection account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent not applied to the payment of interest on outstanding servicing or P&I advances.	Time to Time

Reimbursement of costs and expenses for the remediation of adverse environmental conditions at any mortgaged real property / Special Servicer	To the extent of funds available, the costs and expenses in connection with the remediation of adverse environmental condition at any mortgaged real property that secures a defaulted mortgage loan in the trust (such costs and expenses will be incurred only if the Special Servicer has determined to acquire title or possession of the related mortgaged real property).	Reimbursement of Expenses	Out of general collections on deposit in the master servicer’s collection account.	Time to time

Cost of an independent appraiser or other expert in real estate matters	To the extent of funds available, the cost of such independent appraiser or other expert in real estate matters.	Payment of Expenses	Out of general collections on deposit in the master servicer’s collection account.	Time to time

Fees of an independent contractor retained to manage an REO Property	To the extent of funds available, the amount of the fees of such independent contractor.	Payment of Expenses	Out of general collections on deposit in the master servicer’s collection account.	Time to time

Servicing expenses, that would, if advanced by the master servicer or special servicer, constitute nonrecoverable servicing advances	To the extent of funds available, the amount of such servicing advance.	Payment of servicing expenses	Out of general collections on deposit in the master servicer’s collection account.	Time to time

Amounts payable or reimbursable to a Non-Trust Noteholder or a servicer of an Outside Serviced Trust Mortgage Loan	Amounts (other than normal monthly payments) specifically payable or reimbursable to such party by the trust in its capacity as holder of the related underlying mortgage loan that is part of the relevant Loan Combination, pursuant to the terms of the related Loan Combination Intercreditor Agreement.	Payment or reimbursement or amounts payable by the trust	Out of general collections on deposit in the master servicer’s collection account.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Reimbursement of nonrecoverable advances and interest thereon / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any P&I advance or servicing advance, and interest thereon, that the advancing party has determined to be not recoverable out of collections on the related underlying mortgage loan.	Reimbursement of Expenses	First, out of amounts on deposit in the collection account that represent payments or collections of principal on the mortgage loans and second, out of any other payments and/or collections on the mortgage loans and third, out any other amounts on deposit in the collection account.	Time to time

Indemnification of expenses in connection with the termination and removal of the master servicer or the special servicer as a result of an Event of Default / the applicable party to the series 201_-C_ pooling and servicing agreement
	Any cost or expenses in connection with any actions taken by any party to the series 201_-C_ pooling and servicing agreement with respect to the termination and removal of the master servicer or special servicer following an Event of Default (if not paid by the defaulting party within 90 days after notice of such costs and expenses).	Indemnification	General collections on the mortgage pool on deposit in the trustee’s payment account.	Time to time

Cost of transferring mortgage files and related documents to a successor trustee/ trustee	The cost of transferring mortgage files and related documents to a successor trustee.	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s payment account.	Time to time

Cost of opinions or advice of counsel / Party incurring such expense	To the extent of funds available, the cost of such opinions of counsel or advice of counsel.	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s payment account or the master servicer’s collection account.	Time to time

Payment of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust / Party incurring such expense
	The amount of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses.	Payment of taxes and related expenses	General collections on the mortgage pool on deposit in the trustee’s payment account.	Time to time

Indemnification Expenses / Tax Administrator	The amount of any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities.	Indemnification	General collections on the mortgage pool on deposit in the trustee’s payment account.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Funds necessary for the proper operation, management, leasing, maintenance and disposition of any administered REO Property/Special Servicer	To the extent of funds available, the amount of the expenses for the proper operation, management, leasing, maintenance and disposition of such REO Property.	Payment of expenses	Amounts on deposit in the account established by the special servicer for the retention of revenues and other proceeds derived from such REO Property. (4)	Time to time

The cost or expenses incurred in connection with determining the identity of the series 201_-C_ controlling class representative or the Class OCS Representative	The amount of such cost or expenses.	Indemnification of expenses	Out of the trust funds (in any event, out of amounts otherwise payable with respect to the series 201_-C_ controlling class or the class OCS certificates, as the case may be).	Time to time

Indemnification Expenses/Trustee and any director, officer, employee or agent of the Trustee	Any loss, liability or reasonable “out-of-pocket” expense arising out of, or incurred in connection with the series 201_-C_ pooling and servicing agreement, the certificates (provided that such loss, liability or expense constitutes an “unanticipated expense” within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii). (15)	Indemnification	Amounts on deposit on the master servicer’s collection account and the trustee’s payment account (and, to the extent that a Serviced Loan Combination or any related REO Property is affected, such indemnity will be payable out of the related Loan Combination-specific collection account).	Time to time

Indemnification Expenses/ the Depositor, the Master Servicer or the Special Servicer and any director, officer, employee or agent of the Depositor, Master Servicer or Special Servicer	Any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with (a) any legal action or claim relating to the series 201_-C_ pooling and servicing agreement or the certificates or (b) any mediation and/or arbitration, relating to the series 201_-C_ pooling and servicing agreement, the certificates, or any dispute as to the existence of any material document defect or material breach with respect to any mortgage loan. (15)	Indemnification	Amounts on deposit on the master servicer’s collection account. (16)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series 201_-C_ pooling and servicing agreement. See “Description of the Governing Documents—Amendment” in the accompanying base prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or trustee in the case of amounts owed to either of them) prior to distributions on the certificates.

(3)	The master servicing fee rate for each mortgage loan will [equal ___% per annum] [range, on a loan-by-loan basis, from ___% per annum to ___% per annum], as described in this prospectus supplement under “Description of the Series 201_-C_ Pooling and Servicing Agreement— Servicing and Other Compensation and Payment of Expenses—The Master Servicing Fee.”

(4)	In the case of a mortgage loan in a Serviced Loan Combination, first, out of amounts on deposit in the Loan Combination-specific collection account.

(5)	The outside master servicing fee rate for each mortgage loan will equal ___% per annum. The outside special servicing fee rate for each mortgage loan will equal ___% per annum.

(6)	The special servicing fee rate for each mortgage loan will equal ___% per annum., as described in this prospectus supplement under “Description of the Series 201_-C_ Pooling and Servicing Agreement— Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Special Servicing Fee.”

(7)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such amounts will generally be paid first, to the maximum extent permitted under the related Loan Combination Intercreditor Agreement, out of any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Loan Combination Intercreditor Agreement to the related Non-Trust Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Non-Trust Loan(s) included in the subject Serviced Loan Combination with such payment to be deducted (if and to the extent so provided in the related Loan Combination Intercreditor Agreement) from such amounts otherwise so distributable, prior to affecting amounts distributable to the trust.

(8)	Circumstances as to when a liquidation fee is not payable are set forth under “Description of the Series 201_-C_ Pooling and Servicing Agreement— Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Liquidation Fee” in this prospectus supplement.

(9)	The liquidation fee rate and the workout fee rate with respect to each outside serviced trust mortgage loan is described under “Servicing of the ___ Loan Combination” in this prospectus supplement.

(10)	Allocable between the master servicer and the special servicer as provided in the series 201_-C_ pooling and servicing agreement.

(11)	The trustee fee rate will equal ___% per annum., as described in this prospectus supplement under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Trustee Compensation.”

(12)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such servicing advance will generally be paid out of amounts on deposit in the related Loan Combination-specific collection account that represent payments made by the related mortgagor to cover the item for which such servicing advance was made, and amounts on deposit in the related Loan Combination-specific account that represent liquidation proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the subject Serviced Loan Combination or any related REO Property, provided that if the party entitled to the reimbursement of such servicing advance has made a determination that such servicing advance is nonrecoverable, then such servicing advance shall generally be paid out of first, to the maximum extent permitted under the related Loan Combination Intercreditor Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Loan Combination Intercreditor Agreement to the related Non-Trust Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Non-Trust Loan(s) included in the subject Serviced Loan Combination, with such payment to be deducted (if and to the extent so provided in the related Loan Combination Intercreditor Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Loan Combination Intercreditor Agreement to the holders of the mortgage loans comprising the subject Serviced Loan Combination.

(13)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such amounts will generally be paid out of first, to the maximum extent permitted under the related Loan Combination Intercreditor Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Loan Combination Intercreditor Agreement to holders of the mortgage loans comprising the subject Serviced Loan Combination as Default Interest and late payment charges, with such payment to be deducted from the amounts otherwise so distributable; and, second, to the maximum extent permitted under the related Loan Combination Intercreditor Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Loan Combination Intercreditor Agreement to related Non-Trust Loan Noteholder(s), as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Non-Trust Loan(s) included in the subject Serviced Loan Combination with such payment to be deducted (if and to the extent so provided in the related Loan Combination Intercreditor Agreement) from such amounts otherwise so distributable; and, third, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Loan Combination Intercreditor Agreement to the holders of the mortgage loans comprising the subject Serviced Loan Combination with such payment to be deducted (if and to the extent so provided in the related Loan Combination Intercreditor Agreement) from such amounts otherwise so distributable.

(14)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, reimbursement of P&I advances will generally be paid out of amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable to the trust or the related Non-Trust Loan Noteholder, as applicable, as late collections of interest on and/or principal of the mortgage loan included in the subject Serviced Loan Combination without regard to such P&I advances, such reimbursement to be deducted (if and to the extent so provided in the related Loan Combination Intercreditor Agreement) from the amounts otherwise so distributable, provided that if the party entitled to the reimbursement of such P&I advance has made a determination that such P&I advance is nonrecoverable, then such P&I advance will generally be paid out of first, to the maximum extent permitted under the related Loan Combination Intercreditor Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Loan Combination Intercreditor Agreement to the related Non-Trust Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Non-Trust Loan(s) included in the subject Serviced Loan Combination, with such payment to be deducted (if and to the extent so provided in the related Loan Combination Intercreditor Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Loan Combination Intercreditor Agreement to the holders of the mortgage loans comprising the subject Serviced Loan Combination.

(15)	In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 201_-C_ pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 201_-C_ pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 201_-C_ pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance the reimbursement of which has otherwise been provided for under the series 201_-C_ pooling and servicing agreement, or allocable overhead.

(16)	If a Serviced Loan Combination is involved, such indemnity will be payable out of the related Loan Combination-specific collection account and, if and to the extent not solely attributable to one or more Non-Trust Loans included in such Serviced Loan Combination, will also be payable out of the master servicer’s collection account if amounts on deposit in the related Loan Combination-specific account(s) are insufficient therefor.
Reports to Certificateholders; Available Information
     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under “—Information Available Electronically” below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:
•	A distribution date statement containing substantially the information contained in Annex D to this prospectus supplement.

•	A CREFC bond level file, together with a CREFC collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

•	A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-5 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.
     The master servicer or the special servicer, as specified in the series 201_-C_ pooling and servicing agreement, is required to deliver to the trustee (or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under “—Information Available Electronically,” a copy of each of the following reports with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to the Outside Serviced Trust Mortgage Loan) and the corresponding mortgaged real properties:
•	a CREFC delinquent loan status report;

•	a CREFC historical loan modification and corrected mortgage loan report;

•	a CREFC REO status report;

•	a CREFC servicer watch list;

•	a loan payoff notification report;

•	a CREFC comparative financial status report;

•	a CREFC loan level reserve/LOC report;

•	a CREFC loan periodic update file;

•	a CREFC advance recovery report;

•	a CREFC property file; and

•	a CREFC financial file.
     In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:
•	with respect to any mortgaged real property or REO Property, a CREFC operating statement analysis report; and

•	with respect to any mortgaged real property or REO Property, a CREFC NOI adjustment worksheet.

     The reports identified in the preceding three paragraphs as CREFC reports will be in the forms prescribed in the standard Commercial Real Estate Finance Council investor reporting package. Forms of these reports are available at the CREFC’s internet website, located at www.cmbs.org.
     Recipients of the reports described above in this “—Reports to Certificateholders; Available Information” section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws. Notwithstanding the foregoing, any information made available by or duplicated in filings made pursuant to the Exchange Act is required to be and will be made available to anyone.
     With respect to each of the Outside Serviced Trust Mortgage Loan, the reports required to be delivered to the holder of those mortgage loans by the series                      master servicer or the series            master servicer, as applicable, pursuant to the governing servicing agreement are substantially similar, but not identical, to those required to be delivered to the trustee by the master servicer under the series 201_-C_ pooling and servicing agreement. To the extent any such information with respect to an Outside Serviced Trust Mortgage Loan or the related mortgaged real property is received from the series                      master servicer or the series            master servicer, as applicable, the series 201_-C_ master servicer is required to aggregate that information with the CREFC reports the series 201_-C_ master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under “—Information Available Electronically.” The obligation of the series 201_-C_ master servicer and/or the trustee to remit any reports or information identified in this “—Certificateholder Reports; Available Information” section with respect to an Outside Serviced Trust Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing that mortgage loan.
     Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 201_-C_ certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.
     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.
     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee’s internet website.
     Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 201_-C_ certificate registrar are required to recognize as certificateholders only those persons in whose names the series 201_-C_ certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 201_-C_ certificateholders and beneficial owners of series 201_-C_ certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial Real Estate Finance Council investor reporting package formats via the trustee’s internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 201_-C_ pooling and servicing agreement from the person(s) seeking access. The trustee’s internet website will initially be located at www.                    .
     The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See “Description of the Certificates—Incorporation of Certain Documents by Reference; Reports Filed with the SEC” in the accompanying base prospectus.
     The trustee will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Requests for this information should be made to the trustee at its corporate trust office or                     .
     The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made in accordance with the series 201_-C_ pooling and servicing agreement.
     Upon notice from the underwriters that the non-offered classes of series 201_-C_ certificates have been sold by them, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series 201_-C_ certificateholders.
     None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.
     Other Information. The series 201_-C_ pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:
•	the final prospectus supplement, the accompanying base prospectus and any other disclosure documents relating to the non-offered classes of the series 201_-C_ certificates, in the form most recently provided by us or on our behalf to the trustee;

•	the series 201_-C_ pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

•	all monthly reports of the trustee delivered, or otherwise electronically made available, to series 201_-C_ certificateholders since the Issue Date;

•	all statements of compliance delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Evidence as to Compliance” in this prospectus supplement;

•	all assessment reports and attestation reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the Issue Date, as described under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Evidence as to Compliance” in this prospectus supplement;

•	the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

•	the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

•	upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Inspections; Collection of Operating Information” in this prospectus supplement;

•	upon request, except in the case of an Outside Serviced Trust Mortgage Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Inspections; Collection of Operating Information” in this prospectus supplement; and

•	with respect to the Outside Serviced Trust Mortgage Loan, the governing servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the trust as holder of such Outside Serviced Trust Mortgage Loan.
     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.
     In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:
•	in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 201_-C_ pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity; and

•	in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 201_-C_ pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.
Voting Rights
     The voting rights for the series 201_-C_ certificates will be allocated among the respective classes of those certificates as follows:
•	96.0% of the voting rights will be allocated among the holders of the various classes of series 201_-C_ certificates that have principal balances, pro rata in accordance with those principal balances;

•	4.0% of the voting rights will be allocated among the holders of the class XC and XP certificates, pro rata in accordance with their respective notional amounts; and

•	0.0% of the voting rights will be allocated among the holders of the class R-I, R-II, R-III and Y certificates.
provided that, solely for the purpose of determining the voting rights of the classes of certificates specified in the first bullet, the aggregate Appraisal Reduction Amount (determined as set forth herein) will be treated as Realized Losses with respect to the calculation of the total principal balances of such certificates; and provided, further, that the aggregate Appraisal Reduction Amount will not reduce the total principal balance of any class for purposes of determining the series 201_-C_ controlling class, the series 201_-C_ controlling class representative or the Majority Controlling Class Certificateholder. In addition, for purposes of the foregoing, the total principal balance of each class of Class OCS Principal Balance Certificates will be reduced by any portion of an Appraisal Reduction Amount with respect to the                                          Mortgage Loan that is allocable to that class. Any Appraisal Reduction Amount with respect to the                                          Mortgage Loan will be allocable to the class OCS-7, OCS-6, OCS-5, OCS-4, OCS-3, OCS-2 and OCS-1 certificates, in that order, in each case up to the total principal balance of the subject class of Class OCS Principal Balance Certificates.
     Voting rights allocated to a class of series 201_-C_ certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.
Termination
     The obligations created by the series 201_-C_ pooling and servicing agreement will terminate following the earliest of:
1.	the final payment or advance on, or other liquidation of, the last mortgage loan (including the Non-Pooled Portion) or related REO Property remaining in the trust fund; and

2.	the purchase of all of the mortgage loans (including the Non-Pooled Portion) and REO Properties remaining in the trust fund by the special servicer, the Majority Controlling Class Certificateholder or the master servicer, in that order of preference.
     Written notice of termination of the series 201_-C_ pooling and servicing agreement will be given to each series 201_-C_ certificateholder. The final payment with respect to each series 201_-C_ certificate will be made only upon surrender and cancellation of that certificate at the office of the series 201_-C_ certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the special servicer, the Majority Controlling Class Certificateholder or the master servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:
•	the sum of—
1.	the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with—
(a)	all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans up to, but not including their respective due dates in the related collection period, and

(b)	all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and
2.	the appraised value of all REO Properties then included in the trust fund, as determined by an appraiser selected by the master servicer and approved by the trustee; minus
•	if the purchaser is the master servicer or the special servicer, the aggregate amount of unreimbursed advances made by that servicer, together with any interest accrued and payable to that servicer in respect of unreimbursed advances in accordance with the series 201_-C_ pooling and servicing agreement and any unpaid master servicing fees or special servicing fees, as applicable, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the master servicer or the special servicer, as the case may be, in connection with such purchase).
That purchase will result in early retirement of the then outstanding series 201_-C_ certificates. However, the right of the special servicer, the Majority Controlling Class Certificateholder or the master servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool, including the                           Non-Pooled Portion, be less than 1.0% of the initial total principal balance of all the series 201_-C_ certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 201_-C_ certificateholders, will constitute part of the Total Available P&I Funds for the final payment date.
YIELD AND MATURITY CONSIDERATIONS
Yield Considerations
     General. The yield on any offered certificate will depend on:
•	the price at which the certificate is purchased by an investor, and

•	the rate, timing and amount of payments on the certificate.
     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,
•	the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

•	the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

•	the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate,

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate, and

•	in the case of the class A-MFL certificates only, whether the pass-through rate on the class A-MFL REMIC II regular interest is limited by the Weighted Average Pool Pass-Through Rate.
     See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” and “Description of the Mortgage Pool” in this prospectus supplement and “—Rate and Timing of Principal Payments” below.
     Pass-Through Rates. If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default. The pass-through rate on the class A-MFL REMIC II regular interest will be sensitive to changes in the relative composition of the mortgage pool.
     For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate on the class A-MFL certificates is based on LIBOR, and therefore the yield on the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. The yield to investors in the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. If you purchase a class A-MFL certificate, you should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than you anticipate.
     In addition, because interest payments on the class A-MFL certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the Weighted Average Pool Pass-Through Rate, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-MFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.
     See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” and “Description of the Mortgage Pool” in this prospectus supplement and “—Rate and Timing of Principal Payments” below.
     Rate and Timing of Principal Payments. The yield to maturity of the class XP certificates will be extremely sensitive to, and the yield maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.
     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 201_-C_ certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amount of the class XP certificates is reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 201_-C_ certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.
     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class XP certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.
     The yield to investors on the class XP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. Depending on the timing thereof, a payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of the class [A-1, A-2, A-3, A-SB, A-1A, A-4, A-MFX, A-J, B, C, D, E, F, G, H and J] certificates may result in a reduction in the total notional amount of the class XP certificates. If you are considering the purchase of class XP certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.
     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the pass-through rate for, and the yield on, the class XP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 201_-C_ principal balance certificates.
     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.
     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.
     If—
•	you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.
     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.
     Depending on the timing thereof, any reduction of the total principal balance of the class [A-1, A-2, A-3, A-SB, A-1A, A-4, A-MFX, A-J, B, C, D, E, F, G, H or J] certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense may result in a reduction in the total notional amount of the class XP certificates.
     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.
     In addition, if the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 201_-C_ principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 201_-C_ certificates. As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto. Notwithstanding the foregoing, amounts otherwise payable with respect to the Class OCS Principal Balance Certificates will not be available to reimburse advances and/or pay Additional Trust Fund Expenses with respect to any underlying mortgage loan other than the                                          Mortgage Loan.
     The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2, A-3, A-SB and A-4 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2. In addition, the holders of the class A-1A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2 and, prior to the retirement of the class A-1, A-2, A-3, A-SB and A-4 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1. Investors should take this into account when reviewing this “Yield and Maturity Considerations” section.
     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:
•	prevailing interest rates;

•	the terms of the mortgage loans, including—
1.	provisions that require the payment of prepayment premiums and yield maintenance charges,

2.	provisions that impose prepayment lock-out periods, and

3.	amortization terms that require balloon payments;
•	the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

•	the quality of management of the mortgaged real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.
     See “Risk Factors,” “Description of the Mortgage Pool,” “Description of the Series 201_-C_ Pooling and Servicing Agreement” and “Servicing of the                           Loan Combination” in this prospectus supplement and “Description of the Governing Documents” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the accompanying base prospectus.
     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan.

Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.
     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.
     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.
     We make no representation or warranty regarding:
•	the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

•	the relative importance of those factors;

•	the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the underlying mortgage loans.
     Unpaid Interest. If the portion of the Standard Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Standard Available P&I Funds on those subsequent distribution dates and the priority of payments described under “Description of the Offered Certificates—Payments—Priority of Payments” in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.
     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.
Yield Sensitivity
     The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates with principal balances. We prepared those tables using the Maturity Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount, as applicable, of each class of offered certificates. For example, 99-24 means 99 24/32%.
     We calculated the yields set forth in the tables on Annex C-1 by—

•	determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Maturity Assumptions, and

•	converting those monthly rates to semi-annual corporate bond equivalent rates.
     That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.
     For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the “PSA Standard Formulas.” The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest (or, in the case of the class XP certificates, just payments of interest), and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.
     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.
     The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that—
•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will prepay at any particular rate,

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

•	the ARD Loan in the trust will be paid in full on its anticipated repayment date,

•	the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

•	the total purchase prices of the offered certificates will be as assumed.

You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.
Weighted Average Lives
     The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate with a principal balance is determined as follows:
•	multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

•	sum the results; and

•	divide the sum by the total amount of the reductions in the principal balance of the certificate.
     Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate. The weighted average life of any offered certificate may also be affected to the extent that additional payments of principal are in turn applied in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.
     As described in this prospectus supplement, the Total Principal Payment Amount for each distribution date will be payable first with respect to the class [A-1, A-2, A-3, A-SB, A-4 and/or A-1A] certificates (allocated among those classes as described under “Description of the Offered Certificates—Payments—Payments of Principal” and “—Payments—Priority of Payments” in this prospectus supplement), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates with principal balances (in the case of the class A-MFL certificates, through the class A-MFL REMIC II regular interest), sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class [A-1, A-2, A-3, A-SB and A-1A] certificates may be shorter, and the weighted average lives of the other classes of offered certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 201_-C_ certificates with principal balances.
     The tables set forth in Annex C-2 show with respect to each class of offered certificates (exclusive of the class XP certificates)—
•	the weighted average life of that class, and

•	the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Maturity Assumptions.
     The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex C 2. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C 2 and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.
     We make no representation that—
•	the mortgage loans (or any particular group of underlying mortgage loans) in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

•	all the mortgage loans (or any particular group of underlying mortgage loans) in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

•	mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.
LEGAL PROCEEDINGS
     There are no legal proceedings pending against us, the sponsors, the trustee, the trust or the master servicer, or to which any property of the foregoing parties are subject, that is material to the series 201_-C_ certificateholders, nor does the depositor have actual knowledge of any proceedings of this type contemplated by governmental authorities.
USE OF PROCEEDS
     Substantially all of the proceeds from the sale of the offered certificates will be used by us to—
•	purchase the mortgage loans that we will include in the trust, and

•	pay expenses incurred in connection with the issuance of the series 201_-C_ certificates.
DESCRIPTION OF THE SWAP AGREEMENT
General
     On the Issue Date, the trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the class A-MFL certificates with the swap counterparty. The initial notional amount of the swap agreement will be equal to the total initial principal balance of the class A-MFL certificates (and, correspondingly, the class A-MFL REMIC II regular interest). The notional amount of the swap agreement will decrease to the extent of any decrease in the total principal balance of the class A-MFL certificates (and, correspondingly, the class A-MFL REMIC II regular interest). The maturity date of the swap agreement will be the earlier of the rated final distribution date for the class A-MFL certificates and the date on which the notional amount of the swap agreement is zero (including as a result of the termination of the trust fund). A copy of the swap agreement entered into by the trustee on behalf of the trust with respect to the class A-MFL certificates will be filed with the SEC as an exhibit to a current report on Form 8-K after the Issue Date.
The Swap Agreement
     The swap agreement will provide that, with respect to each distribution date, commencing in November 201_, (a) the trust will generally be obligated to pay to the swap counterparty, on that distribution date, (i) any prepayment consideration distributable in respect of the class A-MFL REMIC II regular interest for that distribution date and (ii) an amount equal to 1/12th of the product of (x) the notional amount of the swap agreement for that distribution date and (y)           % per annum, and (b) the swap counterparty will pay to the trust, for the benefit of the class A-MFL certificateholders, on the business day prior to that distribution date, an amount equal to the product of (i) the notional amount of the swap agreement for that distribution date, (ii) LIBOR plus      % per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related interest accrual period, and the denominator of which is 360. For so long as the applicable swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate for the class A-MFL certificates for any interest accrual period will equal LIBOR plus                     %, although the effective pass-through rate with respect to the class A-MFL certificates may be less as a result of any reduction in the amount payable by the swap counterparty as described below.
     If the pass-through rate on the class A-MFL REMIC II regular interest is reduced below           % per annum or if there is an interest shortfall with respect to the class A-MFL REMIC II regular interest, then the amount payable by the trust to the swap counterparty with respect to the subject distribution date will be reduced by an amount equal to the excess, if any, of (a) 1/12th of the product of (i)      %, multiplied by (ii) the notional amount of the swap agreement for that distribution date, over (b) the amount of interest distributions with respect to the class A-MFL REMIC II regular interest pursuant to the priority of distributions on that distribution date. If the amount described in clause (a) of the preceding sentence exceeds the amount described in clause (b) of the preceding sentence, then the amount payable by the swap counterparty to the trust will be reduced on a dollar-for-dollar basis (to not less than zero) by the amount of that excess.
     If the reduction in the amount payable by the trust to the swap counterparty with respect to any distribution date, which reduction is determined as described in the first sentence of the prior paragraph, exceeds the total amount payable by the swap counterparty to the trust without regard to that reduction, then the swap counterparty will in the future be entitled to be reimbursed by the trust to the extent that such reduction more than offset the payment from the swap counterparty; provided that any such reimbursement payment from the trust will, with respect to any future distribution date, generally be limited to the excess, if any, of (a) the amount of interest distributions with respect to the class A-MFL REMIC II regular interest with respect to that future distribution date over (b) 1/12th of the product of (i)      % per annum and (ii) the notional amount of the swap agreement for that future distribution date.
     Payments by the trust to the swap counterparty and by the swap counterparty to the trust will, in general, be made on a net basis, and any such amounts paid to the trust will be available to make payments of interest to the class A-MFL certificateholders.
     If at any time a Collateralization Event is in effect, the swap counterparty will be required to: (a) post collateral securing its obligations under the swap agreement, but only to the extent necessary to cover any termination fee payable by it in the event of a termination of the swap agreement; (b) find a replacement swap counterparty whose ratings would not cause a Collateralization Event; or (c) find a party to guarantee the swap counterparty’s obligations under the swap agreement, the ratings of which guarantor would have allowed it to be an acceptable replacement swap counterparty under the immediately preceding clause (b). If at any time a Rating Agency Trigger Event is in effect, the swap counterparty will be required to find a replacement swap counterparty or a guarantor whose ratings would not cause a Collateralization Event. If the swap counterparty fails to post acceptable collateral, find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement while a Collateralization Event is in effect, fails to find a suitable replacement swap counterparty or find a suitable guarantor while a Rating Agency Trigger Event is in effect, fails to make a payment to the trust required under the swap agreement (which failure continues unremedied for one business day following notice), or if an early termination date is designated under the swap agreement in accordance with its terms (each such event, a “Swap Default”), then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-MFL certificates, to enforce the rights of the trust under the swap agreement as may be permitted by the terms of the swap agreement, including the termination thereof, and use any termination payments received from the swap counterparty (as described under “—Termination Fees” below) to enter into a replacement interest rate swap agreement on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement interest rate swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class A-MFL certificates. Notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to the swap agreement unless it has received from the class A-MFL certificateholders an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under the swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.
     A “Collateralization Event” will be in effect if: (a) either (i) the unsecured long-term senior debt obligations of the swap counterparty are rated below “A1” by Moody’s or are rated “A1” by Moody’s and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured short-term debt obligations of the swap counterparty are rated below “P-1” by Moody’s or are rated “P-1” by Moody’s and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade); (b) no short-term rating is available from Moody’s and the unsecured long-term senior debt obligations of the swap counterparty are rated below “Aa3” by Moody’s or are rated “Aa3” by Moody’s and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade); or (c) either (i) the unsecured long-term senior debt obligations of the swap counterparty are rated below “A+” by S&P or are rated “A+” by S&P and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured short-term debt obligations of the swap counterparty are rated below “A-1+” by S&P or (d) no short-term rating is available from S&P and the unsecured long-term senior debt obligations of the swap counterparty are rated below “AA—” by S&P or are rated “AA—” by S&P and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade).
     A “Rating Agency Trigger Event” will be in effect if at any time after the date hereof the swap counterparty and any guarantor of its obligations under the swap agreement will both fail to satisfy the Swap Counterparty Ratings Threshold. “Swap Counterparty Ratings Threshold” will mean: (a) either (i) the unsecured long-term senior debt obligations of the swap counterparty are rated at least “BBB” and the unsecured short-term debt obligations of the swap counterparty are rated at least “A-3” by S&P or (ii) if the swap counterparty does not have a short-term rating from S&P, the unsecured long-term senior debt obligations of the swap counterparty are rated at least “BBB+” by S&P; and (b) either (i) the unsecured long-term senior debt obligations of the swap counterparty are rated at least “Baa2” by Moody’s (and such rating is not on watch for possible downgrade) and the unsecured short-term debt obligations of the swap counterparty are rated at least “P-3” by Moody’s (and such rating is not on watch for possible downgrade) or (ii) no short-term rating is available from Moody’s and the unsecured long-term senior debt obligations of the swap counterparty are rated at least “Baa1” by Moody’s; provided that, if a guarantor of the swap counterparty’s obligations under the swap agreement is in place, then the ratings requirements set forth in clauses (a) and (b) of this sentence will instead apply to that guarantor, and the Swap Counterparty Ratings Threshold will be satisfied if the ratings of that guarantor satisfy the ratings requirements set forth in clauses (a) and (b) of this sentence.

     Any conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL certificates to the pass-through rate, interest accrual period and interest accrual basis, respectively, of the class A-MFL REMIC II regular interest following a payment default under the swap agreement on the part of the swap counterparty (a “Swap Payment Default”) will become permanent following the determination by either the trustee or the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-MFL certificates not to enter into a replacement interest rate swap agreement and distribution of any termination payments to the holders of the class A-MFL certificates. Any such Swap Payment Default and the consequent conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL certificates to the pass-through rate, interest accrual period and interest accrual basis, respectively, of the class A-MFL REMIC II regular interest will not constitute a default under the series 201_-C_ pooling and servicing agreement. Any such conversion might result in a temporary delay of payment of the distributions to the holders of the class A-MFL certificates if notice of the resulting change in payment terms of the class A-MFL certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.
     The trustee will have no obligation on behalf of the trust to pay or cause to be paid to the swap counterparty any portion of the amounts due to the swap counterparty under the swap agreement for any distribution date unless and until the related payment of interest and/or prepayment consideration on the class A-MFL REMIC II regular interest for such distribution date is actually received by the trustee.
Termination Fees
     In the event of the termination of the swap agreement and the failure of the swap counterparty to replace the swap agreement, the swap counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap agreement with another swap counterparty. If that termination fee is not used to pay for such a replacement swap agreement, then such termination fee will be distributed to the class A-MFL certificateholders. To the extent that a replacement swap agreement is obtained and any upfront payment is received from the replacement swap counterparty, then that upfront payment will be applied to pay any termination fee owing to the terminated swap counterparty, with any balance thereof to be paid to us. Other than to the extent provided in the foregoing sentence, no termination fee will be paid by the trust to the swap counterparty. No upfront payment from a replacement swap counterparty will be available for payments on the class A-MFL certificates.
The Swap Counterparty
                                               (“                          ”) is the swap counterparty under the swap agreement (see “Description of the Swap Agreement—The Swap Agreement” in this prospectus supplement).                     , a Delaware corporation, is                                        .
     [PROVIDE ALL INFORMATION REQUIRED BY ITEM 1115 OF REGULATION AB WITH RESPECT TO THE SWAP COUNTERPARTY, IF APPLICABLE]
                          has not participated in the preparation of this offering document and has not reviewed and is not responsible for any information contained herein, [other than the information contained in the preceding five paragraphs].
     The information in this section has been provided by                     . Except for the information contained herein under the caption “—The Swap Counterparty,”                      has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying base prospectus.

     The delivery of this prospectus supplement will not create any implication that there has been no change in the affairs of                       since the date of this prospectus supplement, or that the information contained in this section is correct as of any time subsequent to its date.
     The swap contracts are obligations of                       and are not obligations of the depositor or the underwriters.
     The swap counterparty may assign its rights and obligations under the swap agreement provided that, among other conditions, the ratings of the replacement swap counterparty would not result in a Collateralization Event.
DESCRIPTION OF THE [LETTER OF CREDIT, SURETY BOND, INSURANCE POLICY, GUARANTEE AND/OR RESERVE
FUNDS]
     [PROVIDE ALL INFORMATION REQUIRED BY ITEM 1114 OF REGULATION AB WITH RESPECT TO THE RELEVANT CREDIT ENHANCEMENT, IF APPLICABLE]
FEDERAL INCOME TAX CONSEQUENCES
General
     Upon the issuance of the offered certificates, Kaye Scholer LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 201_-C_ pooling and servicing agreement and the governing servicing agreement for the Outside Serviced Trust Mortgage Loan, and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code, and the arrangement under which the class A-MFL REMIC II regular interest, the trustee’s floating rate account and the swap agreement relating to the class A-MFL certificates is held will be classified as a grantor trust for U.S. federal income tax purposes.
     The assets of REMIC I will generally include—
•	the underlying mortgage loans,

•	any REO Properties acquired on behalf of the series 201_-C_ certificateholders,

•	the master servicer’s collection account,

•	the special servicer’s REO account, and

•	the trustee’s payment account and interest reserve account.
     However, REMIC I will exclude any collections of Post-ARD Additional Interest on the ARD Loan held in that REMIC.
     For federal income tax purposes,
•	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

•	the class R-I certificates will evidence the sole class of residual interests in REMIC I,

•	the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

•	the class R-II certificates will evidence the sole class of residual interests in REMIC II,

•	the class [A-1, A-2, A-3, A-SB, A-4, A-1A, XC, XP, A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S, T, OCS-1, OCS-2, OCS-3, OCS-4, OCS-5, OCS-6 and OCS-7] certificates and the class A-MFL REMIC II regular interest certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

•	the class R-III certificates will evidence the sole class of residual interests in REMIC III, and

•	the class A-MFL certificates will evidence interests in a grantor trust consisting of the class A-MFL REMIC II regular interest, the swap agreement and the trustee’s floating rate account.
     For federal income tax purposes, each of the XC and XP classes will evidence multiple regular interests in REMIC III.
Discount and Premium; Prepayment Consideration
     For federal income tax reporting purposes, one or more classes of the offered certificates may be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.
     The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.
     If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class XP certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class XP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.
     Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the accompanying base prospectus.

     When determining the rate of accrual of market discount and premium, if any, with respect to the series 201_-C_ certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:
•	the mortgage loans with anticipated repayment dates will be paid in full on those dates,

•	no mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.
     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under “Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.
Characterization of Investments in Offered Certificates
     Except to the extent noted below, the offered certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.
     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a “domestic building and loan association” under section 7701(a)(19)(C) of the Internal Revenue Code. In particular, potential thrift institution purchasers of class A-1, A-2, A-3, A-SB and A-4 certificates may wish to consult their tax advisors concerning the application of section 7701(a)(19)(C) of the Internal Revenue Code to those certificates in light of the preponderant economic interests those certificates represent in Loan Group No. 1, which generally, with the exception of            underlying mortgage loans, does not consist of assets described in that section of the Internal Revenue Code. The offered certificates will be treated as “qualified mortgages” for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.
     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

•	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.
     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—
(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)	the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.
     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a “loan secured by an interest in real property” or a “real estate asset” and interest on that loan would not constitute “interest on obligations secured by real property” for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.
     See “Description of the Mortgage Pool” in this prospectus supplement and “Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates” in the accompanying base prospectus.
Constructive Sales of Class XP Certificates
     Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—
•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Accordingly, only class XP certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

Prohibited Transactions Tax and Other Taxes
     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as “service” or “non-service” income. The “service” portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 201_-C_ certificateholders.
     See “Description of the Series 201_-C_ Pooling and Servicing Agreement—REO Properties” in this prospectus supplement and “Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the accompanying base prospectus.
     For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the accompanying base prospectus.
The Class A-MFL Certificates
     Each holder of a class A-MFL certificate will be treated for federal income tax purposes as having bought its proportionate share of the class A-MFL REMIC II regular interest and having entered into its proportionate share of the swap agreement. Holders of the class A-MFL certificates must allocate the price they pay for their certificates between their interests in the class A-MFL REMIC II regular interest and the swap agreement based on their relative market values. Such allocation will be used for, among other things, purposes of computing any original issue discount, market discount or premium on the class A-MFL REMIC II regular interest. Any amount allocated to the swap agreement will be treated as a swap premium (the “Swap Premium”) either paid or received by the holders of the class A-MFL certificates, as the case may be. If a Swap Premium is deemed paid by a holder, it will reduce the purchase price allocable to the class A-MFL REMIC II regular interest. If the Swap Premium is deemed received by a holder, it will be deemed to have increased the purchase price for the class A-MFL REMIC II regular interest.
     Based on the anticipated purchase prices of the class A-MFL certificates and issue price of the class A-MFL REMIC II regular interest, it is anticipated that the class A-MFL REMIC II regular interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the initial holders of the class A-MFL certificates. The initial holders of a class A-MFL certificate will be required to amortize the amount of the Swap Premium into income over the term of the swap agreement. Such holders may do so under a method based on the Swap Premium representing the present value of a series of equal payments made over the term of the swap agreement that would fully amortize a loan with an interest rate equal to the discount rate used to determine the Swap Premium (or at some other reasonable rate). The amount amortized into income in each period would be the principal amount of the hypothetical level payment in such period. Moreover, while Regulations promulgated by the U.S. Treasury Department (“Treasury”) treat a non-periodic payment made under a swap contract as a loan for all federal income tax purposes if the payment is “significant,” it is anticipated that the Swap Premium would not be treated “significant” under those Treasury regulations. Prospective purchasers of class A-MFL certificates are encouraged to consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.
     Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code, such as REMIC regular interests. Therefore, holders of the class A-MFL certificate will be unable to use the integration method provided for under such regulations with respect to such certificates. Consequently, the rate at which holders of the class A-MFL certificates amortize the Swap Premium they are deemed to receive in income each period may differ from the rate at which such holders amortize (and offset against interest income on the class A-MFL REMIC II regular interest) in each such period the initially corresponding amount of bond premium at which they are deemed to have purchased the class A-MFL REMIC II regular interest.
     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the swap agreement must be netted against payments made under the swap agreement and deemed made or received as a result of the Swap Premium over the recipient’s taxable year and accounted for as a net payment, rather than accounted for on a gross basis. The resulting net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. Such deduction (including the amortization of the upfront payment) is treated as a miscellaneous itemized deduction, which, for individuals, is subject to limitations on deductibility, including that the deduction may not be used at all if the individual is subject to the alternative minimum tax. Prospective investors who are individuals are encouraged to consult their tax advisors prior to investing in the class A-MFL certificates, which may not be an appropriate investment for investors who are subject to limitations on the deductibility of miscellaneous itemized deductions.
     Any amount of proceeds from the sale, redemption or retirement of a class A-MFL certificate that is considered to be allocated to the holder’s rights under the swap agreement or that the holder is deemed to have paid to the purchaser would be considered a “termination payment” allocable to that class A-MFL certificate under Treasury regulations. A holder of a class A-MFL certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the swap agreement or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the swap agreement. Gain or loss realized upon the termination of the swap agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Internal Revenue Code would likely not apply to treat such gain or loss as ordinary.
     The class A-MFL certificates, representing a beneficial ownership in the class A-MFL REMIC II regular interest and in the swap agreement, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Internal Revenue Code would apply. A selling holder’s capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the swap agreement would be short term. If the holder of a class A-MFL certificate incurred or continued to incur indebtedness to acquire or hold such class A-MFL certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the swap agreement.
ERISA CONSIDERATIONS
     If you are—
•	a fiduciary of a Plan, or

•	any other person investing “plan assets” of any Plan,
you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See “ERISA Considerations” in the accompanying base prospectus.

     If a Plan acquires a series 201_-C_ certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “ERISA Considerations—Plan Asset Regulations” in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 201_-C_ certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 201_-C_ certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 201_-C_ certificates.
     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust’s underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.
     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—
•	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

•	the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.
     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:
•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody’s;

•	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

•	fourth, the following must be true—
1.	the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the series 201_-C_ pooling and servicing agreement and reimbursement of that person’s reasonable expenses in connection therewith; and
•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.
     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Fitch. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.
     The Underwriter Exemption also requires that the trust meet the following requirements:
•	the trust assets must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch or Moody’s for at least one year prior to the Plan’s acquisition of an offered certificate; and

•	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an offered certificate.
     We believe that these requirements have been satisfied as of the date of this prospectus supplement.
     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with—
•	the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, any party responsible for servicing an Outside Serviced Trust Mortgage Loan, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

•	the continued holding of an offered certificate by a Plan.
     However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.
     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:
•	the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

•	the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

•	the continued holding of offered certificates by a Plan.
     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.
     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of—
•	providing services to the Plan, or

•	having a specified relationship to this person,
     solely as a result of the Plan’s ownership of offered certificates.
     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.
     The Underwriter Exemption contains specific requirements applicable to the swap agreement and the swap counterparty. Among other requirements, the swap agreement must relate to an interest rate swap that is denominated in U.S. dollars and that is not leveraged. If the swap counterparty fails to maintain certain rating levels described in the swap agreement, the swap counterparty will be required to post collateral, arrange for a guarantee or assign its rights and obligations under the swap agreement to a replacement swap counterparty, and, if the swap counterparty does not, within the time period specified therein, take such action, the trustee will be permitted to terminate the swap agreement. In addition, the class A-MFL certificates may be sold to a person investing assets of a Plan only if such person is a “Qualified Plan Investor.” A “Qualified Plan Investor” is a plan investor or group of plan investors on whose behalf the decision to purchase such class A-MFL certificates is made by an independent fiduciary that is (i) qualified to analyze and understand the terms and conditions of the swap agreement and the effect of the swap agreement on the credit ratings of the class A-MFL certificates, and (ii) a “qualified professional asset manager,” as defined in Part Y(a) of PTCE 84-14, an “in-house asset manager” as defined in Part IV(a) of PTCE 96-23, or a plan fiduciary with total Plan and non-Plan assets under management of at least $100 million at the time of the acquisition of such class A-MFL certificates.
     A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.
     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.
     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—
•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.
LEGAL INVESTMENT
     None of the offered certificates will be mortgage related securities for purposes of SMMEA. Furthermore, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates—
•	are legal investments for them, or

•	are subject to investment, capital or other restrictions.
     See “Legal Investment” in the accompanying base prospectus.
METHOD OF DISTRIBUTION
     Subject to the terms and conditions of an underwriting agreement dated _________, between us and the underwriters, the underwriters will purchase from us, upon initial issuance, their respective allotments, as specified in the tables below, of the offered certificates. As specified in the tables below, not every underwriter is obligated to purchase offered certificates from us. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about _________, against payment therefor in immediately available funds. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately _________% of the initial total principal balance of the offered certificates, plus accrued interest on all the offered certificates from _________.

Citigroup Global
Class	Markets Inc.	[Underwriter]	[Underwriter]	[Underwriter]	[Underwriter]	[Underwriter]	[Underwriter]

Class A-1
Class A-2
Class A-3
Class A-SB
Class A-4
Class A-1A
Class A-M
Class A-J
Class B
Class C
Class D
Class E
     With respect to this offering—
•	Citigroup Global Markets Inc. is acting as co-lead manager and sole bookrunner;

•	_________ is acting as co-lead manager; and

•	_________ and _________ will act as co-managers.
     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In the case of each underwriter, any profit on the resale of the offered certificates positioned by it may be deemed to be underwriting discounts and commissions under the Securities Act.
     The underwriters may sell the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. Depending on the facts and circumstances of the purchases, purchasers of the offered certificates, including dealers, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Accordingly, any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale of those certificates.
     The underwriters have advised us that some of the underwriters presently intend to make a market in the offered certificates, but they have no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.
     We have agreed to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the underwriters and each of those controlling persons with respect to, various liabilities, including specific liabilities under the Securities Act. Each of the mortgage loan sellers has agreed to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section 15 of the Securities Act, with respect to liabilities, including specific liabilities under the Securities Act, relating to the mortgage loans being sold by the particular mortgage loan seller for inclusion in the trust fund.
     We expect that delivery of the offered certificates will be made against payment therefor on or about November 15, 2005, which is more than three business days following the date of pricing of the offered certificates. Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the offered certificates should take this into account on re-trade.
LEGAL MATTERS
     Particular legal matters relating to the offered certificates will be passed upon for us by Kaye Scholer LLP, New York, New York and for the underwriters by [_________], [_________, _________].
RATINGS
     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

	[Rating Agency	[Rating Agency
Class	No. 1]	No. 2]

XP
A-1
A-2
A-3
A-SB
A-4
A-1A
A-MFL
A-MFX
A-J
B
C
D
E
F
     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled (subject to the below discussion of the ratings on the class A-MFL certificates) on each distribution date and, except in the case of the class XP certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The rated final distribution dates for the respective classes of the offered certificates, exclusive of the class XP certificates, are as follows:
•	for the class [A-1, A-2, A-3, A-SB, A-4 and A-1A] certificates, the distribution date in _________; and

•	for the class [A-MFL, A-MFX, A-J, B, C, D, E and F] certificates, the distribution date in _________.
     The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.
     The ratings on the respective classes of offered certificates do not represent any assessment of—
•	the tax attributes of the offered certificates or of the trust,

•	whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

•	the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

•	whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

•	whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

•	the yield to maturity that investors may experience.
     Also, a security rating does not represent any assessment of the possibility that the holders of the class XP certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.
     In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class XP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class XP certificates receive only a single month’s interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class XP certificates. The ratings of the class XP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.
     A rating on the class A-MFL certificates does not represent any assessment of whether the floating interest rate on such certificates will convert to the pass-through rate on the class A-MFL REMIC II regular interest. The ratings on the class A-MFL certificates do not constitute a rating with respect to the likelihood of the receipt of payments to be made by the swap counterparty or any interest rate reductions or increases contemplated herein. With respect to the class A-MFL certificates, the rating agencies are only rating the receipt of interest up to the pass-through rate applicable to the class A-MFL REMIC II regular interest, and are not rating the receipt of interest accrued at LIBOR plus _________%. In addition, the ratings do not address any shortfalls or delays in payment that investors in the class A-MFL certificates may experience as a result of the conversion of the pass-through rate on the class A-MFL certificates from a rate based on LIBOR to a fixed rate or the likelihood of investors in the class A-MFL certificates incurring additional costs as a result of the existence of the swap agreement.
     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by [Rating Agency No. 1] or [Rating Agency No. 2].
     See “Rating” in the accompanying base prospectus.

GLOSSARY
     The following capitalized terms will have the respective meanings assigned to them in this “Glossary” section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement or on the accompanying diskette.
     “30/360 Basis” means the accrual of interest based on a 360-day year consisting of twelve 30-day months.
     “A/B Loan Combination” means each of the _________ Loan Combination, the _________ Loan Combination and the _________ Loan Combination.
     “A-Note Mortgage Loan” means any of:
•	the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as _________, which A-Note Mortgage Loan has a cut-off date principal balance of $_________ and two (2) corresponding B-Note Non-Trust Loans that have an aggregate unpaid principal balance as the cut-off date of $_________;

•	the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as _________, which A-Note Mortgage Loan has a cut-off date principal balance of $_________ and two (2) corresponding B- Note Non-Trust Loans that have an aggregate unpaid principal balance as the cut-off date of $_________; and

•	the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as _________, which A-Note Mortgage Loan has a cut-off date principal balance of $_________ and a corresponding B-Note Non-Trust Loan that has an unpaid principal balance as the cut-off date of $_________.
     “Actual/360 Basis” means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.
     “Additional Trust Fund Expense” means any one of certain specified expenses of the trust that, in any such case, generally:
•	arises out of a default on a mortgage loan in the trust fund or an otherwise unanticipated event;

•	is paid out of collections on the mortgage pool or on a particular mortgage loan in the trust fund;

•	is not included in the calculation of a Realized Loss; and

•	is not covered by a servicing advance or a corresponding collection from either the related borrower or a party to the series 201_-C_ pooling and servicing agreement that has no recourse to the trust for reimbursement.
     We provide some examples of Additional Trust Fund Expenses under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Expenses” in this prospectus supplement.

     “Administrative Fee Rate” means, for any mortgage loan in the trust fund, the master servicing fee rate plus, in the case of the Outside Serviced Trust Mortgage Loan, the per annum rate at which the servicing fee earned by the applicable master servicer accrues. The master servicing fee rate will include any applicable primary servicing fee rate.
     “Allocated Cut-off Date Balance” means, with respect to any mortgaged real property, the cut-off date principal balance of the related underlying mortgage loan, multiplied by the Appraised Value of the particular mortgaged real property, with the resulting product to be divided by the sum of the Appraised Values of all mortgaged real properties securing the same underlying mortgage loan.
     “Allocated Principal Balance” means:
•	in the case of the _________ Pooled Portion, a principal amount equal to the lesser of—
1.	the excess, if any, of (a) the portion of the entire actual cut-off date principal balance of the _________ Mortgage Loan that is allocable to the _________ Pooled Portion (which initially is $_________), over (b) all collections and/or advances of principal with respect to the _________ Mortgage Loan that have previously been allocated to the _________ Pooled Portion, and included in the Standard Available P&I Funds as described under “Description of the Mortgage Pool—The Pooled and Non-Pooled Portions of the _________ Mortgage Loan” in this prospectus supplement, and

2.	the then Stated Principal Balance of the _________ Mortgage Loan; and
•	in the case of the _________ Non-Pooled Portion, the excess, if any, of (a) the then Stated Principal Balance of the _________ Mortgage Loan, over (b) the then Allocated Principal Balance of the _________ Pooled Portion.
     “Annual Debt Service” means, for any underlying mortgage loan or Non-Trust Loan, 12 times the amount of the monthly debt service due under that mortgage loan as of the cut-off date (or, in the case of a mortgage loan with an initial interest-only period, 12 times the amount of the monthly debt service due under that mortgage loan as of the related due date on which amortization is scheduled to begin and, in the case of a mortgage loan that is interest-only up to the related maturity date or, if applicable, any related anticipated repayment date, the product of (a) the principal balance of that mortgage loan as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method).
     “Appraisal Reduction Amount” means, for any mortgage loan (other than the Outside Serviced Trust Mortgage Loan) in the trust fund as to which an Appraisal Trigger Event has occurred, an amount that:
•	will be determined shortly following either—
A.	the date on which the relevant appraisal or other valuation is obtained or performed, as described under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Required Appraisals” in this prospectus supplement, or

B.	if no such appraisal or other valuation is required, the date on which the master servicer obtained knowledge of the relevant Appraisal Trigger Event, and monthly thereafter for so long as an Appraisal Trigger Event exists with respect to the mortgage loan; and

•	will generally equal the excess, if any, of “x” over “y” where—
X.	“x” is equal to the sum of:
1.	the Stated Principal Balance of the mortgage loan;

2.	to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest accrued on the mortgage loan through the most recent due date prior to the date of determination at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Post-ARD Additional Interest);

3.	all accrued but unpaid master servicing fees and special servicing fees and all accrued but unpaid Additional Trust Fund Expenses with respect to the mortgage loan;

4.	all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances; and

5.	all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property, and
Y.	“y” is equal to the sum of:
1.	90% of the resulting appraised value (net of any prior liens and estimated liquidation expenses) of the related mortgaged real property or REO Property; and

2.	all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related mortgage loan documents) held with respect to the mortgage loan.
     If, however, the appraisal or other valuation referred to above in clause A. of the first bullet of this definition is required, but it is not obtained or performed by the 60th day after the Appraisal Trigger Event referred to in the first bullet of this definition, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the outstanding principal balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.
     Notwithstanding the foregoing, each Serviced Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Loan Combination will be allocated first to the related B-Note Non-Trust Loan(s), up to the outstanding principal balance thereof, and then to the related A-Note Mortgage Loan.
     In the case of the _________  Loan Combination, which includes the Outside Serviced Trust Mortgage Loan, any Appraisal Reduction Amount will be calculated with respect to that Loan Combination under the Series _________  pooling and servicing agreement in a manner similar but not identical to that described above as if it was a single mortgage loan, and then allocated, first, to the_________  B-Note Non-Trust Loans (up to their aggregate outstanding principal balance) and second, to the _________  Pari Passu Senior Loans, on a pro rata basis (based on each such loan’s outstanding principal balance).

     “Appraisal Trigger Event” means, with respect to any mortgage loan in the trust fund (other than the Outside Serviced Trust Mortgage Loan), any of the following events:
•	the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment (other than a balloon payment);

•	the mortgaged real property securing the mortgage loan becomes an REO Property;

•	the mortgage loan has been modified by the special servicer to reduce the amount of any monthly debt service payment (other than a balloon payment);

•	a receiver is appointed and continues in that capacity with respect to the related mortgaged real property;

•	the related borrower declares bankruptcy or becomes the subject of a bankruptcy proceeding; or

•	the related borrower fails to make any balloon payment on such mortgage loan by its scheduled maturity date unless the master servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan within 60 days after the due date of such balloon payment (provided that if such refinancing does not occur during such time specified in the commitment, an Appraisal Trigger Event will occur immediately).
However, an Appraisal Trigger Event will cease to exist with respect to a mortgage loan (other than the Outside Serviced Trust Mortgage Loan) in the trust fund:
•	with respect to the circumstances described in the first and third bullets of the prior sentence, when the related borrower has made three consecutive full and timely monthly debt service payments under the terms of such mortgage loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer), and

•	with respect to the circumstances described in the fourth, fifth and sixth bullets of the prior sentence, when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in the fourth and fifth bullets of the prior sentence, no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in the sixth bullet of the prior sentence, no later than the date that the special servicer agrees to an extension, so long as at that time no circumstance identified in the first through sixth bullets of the prior sentence exists that would cause an Appraisal Trigger Event to continue to exist with respect to such mortgage loan.
     The equivalents of Appraisal Trigger Events with respect to the Outside Serviced Trust Mortgage Loan is set forth in the pooling and servicing agreement under which that mortgage loan is being serviced and include events that are generally similar but not identical to those specified above as well as events that differ from those specified above. See “Description of the Mortgage Pool—The Loan Combinations—The _________  Loan Combination—Comparison of Servicing Under the Series 201_-C_ Pooling and Servicing Agreement and the _________  Series _________ Pooling and Servicing Agreement” in this prospectus supplement.
     “Appraisal Value” or “Appraised Value” means, for any mortgaged real property securing an underlying mortgage loan, the independent appraiser’s estimate of value of the fee simple estate or, where applicable, the leasehold estate, as stated in the appraisal with a valuation date as specified on Annex A-1 to this prospectus supplement.
     “ARD” means anticipated repayment date.
     “ARD Loan” means any mortgage loan in the trust fund having the characteristics described in the first paragraph under “Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—ARD Loans” in this prospectus supplement.
     “Asset Status Report” means the report designated as such, and described under, “Description of the Series 201_-C_ Pooling And Servicing Agreement—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders—Rights and Powers of the Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders” in this prospectus supplement.
     “B-Note Non-Trust Loan” means, with respect to any A-Note Mortgage Loan, any other mortgage loan that—
•	is not included in the trust fund,

•	is subordinate in right of payment to that A-Note Mortgage Loan to the extent set forth in the related co-lender, intercreditor or similar agreement, and

•	is secured by the same mortgage or deed of trust on the same mortgaged real property as that A-Note Mortgage Loan.
     “B-Note Non-Trust Loan Noteholder ” means any holder of the promissory note evidencing a B-Note Non-Trust Loan.
     “_________Change of Control Event” has the meaning assigned to that term under “Description of the Mortgage Loan— Loan Combinations — The _________ Loan Combination —_________ Intercreditor Agreement” in this prospectus supplement.
     “_________ Directing Lender” has the meaning assigned to that term under “Description of the Mortgage Loan— Loan Combinations — The _________ Loan Combination—_________ Intercreditor Agreement” in this prospectus supplement.
     “_________ Intercreditor Agreement ” has the meaning described under “Description of the Mortgage Pool—The _________ Loan Combination” in this prospectus supplement.
     “_________ Loan Combination” means, together, the _________ Mortgage Loan and the _________ Non-Trust Loan.
     “_________ Loan Combination Controlling Party” has the meaning assigned to that term under “Description of the Mortgage Loan—Loan Combinations— The _________ Loan Combination—_________ Intercreditor Agreement” in this prospectus supplement.
     “_________ Mortgage Loan ” means the underlying mortgage loan that is secured by the _________ Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $_________.
     “_________ Mortgaged Property” means the mortgaged real property identified on Annex A-1 to this prospectus supplement as _________.

     “_________ Non-Trust Loan Noteholder ” means the holder of a _________ Non-Trust Loan.
     “_________ Non-Trust Loans” means the two (2) mortgage loans secured by the _________ Mortgaged Property that are not included in the trust and that are, as and to the extent described under “Description of the Mortgage Pool—The _________ Loan Combination” in this prospectus supplement, subordinate in right of payment to the _________ Mortgage Loan. The _________ Non-Trust Loans are represented by two (2) promissory notes that, as of the cut-off date, have an aggregate unpaid principal balance of $_________.
     “Citigroup Mortgage Loan” means any of the underlying mortgage loans transferred by Citigroup Global Markets Realty Corp. to us for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by Citigroup Global Markets Realty Corp. in replacement of a Citigroup Mortgage Loan.
     “Class A-SB Planned Principal Balance” means, with respect to the class A-SB certificates for any payment date, the principal balance specified for that payment date on Annex E to this prospectus supplement. The principal balances set forth on Annex E to this prospectus supplement were calculated using, among other things, the Maturity Assumptions and a 0% CPR. Based on the Maturity Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each payment date would be reduced to approximately the scheduled principal balance indicated for that payment date on Annex E to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Maturity Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any payment date will be equal to the scheduled principal balance that is specified for that payment date on Annex E to this prospectus supplement.
     “Class A Senior Principal Payment Cross-Over Date” means the first distribution date as of the commencement of business on which—
•	the class [A-1, A-2, A-3, A-SB, A-4 and A-1A] certificates, or any two or more of those classes, remain outstanding, and

•	the total principal balance of the class [A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T] certificates have previously been reduced to zero as described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.
     “Class OCS Available P&I Funds” means funds allocable to interest on, principal of, and loss/expense reimbursements with respect to the _________ Non-Pooled Portion in accordance with “Description of the Mortgage Pool—The Pooled and Non-Pooled Portions of the _________ Mortgage Loan” in this prospectus supplement.
     “Class OCS Principal Balance Certificates” means, collectively, the class OCS-1, OCS-2, OCS-3, OCS-4, OCS-5, OCS-6 and OCS-7 certificates.
     “Class OCS Principal Payment Amount” means, with respect to any distribution date, the amount of principal allocable to the _________ Non-Pooled Portion, without regard to available funds, in accordance with clause fifth under “Description of the Mortgage Pool—The Pooled and Non-Pooled Portions of the _________ Mortgage Loan” in this prospectus supplement.
     “Class OCS Representative” means a holder (or, in the case of a class of book-entry certificates, a beneficial owner) of the Class OCS Principal Balance Certificates selected by the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the total principal balance of the Class

OCS Principal Balance Certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class OCS Representative is so selected or after receipt of a notice from the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the total principal balance of the Class OCS Principal Balance Certificates that a Class OCS Representative is no longer designated, the holder (or, in the case of a class of book-entry certificates, beneficial owner) of Class OCS Principal Balance Certificates that beneficially owns Class OCS Principal Balance Certificates evidencing the largest aggregate percentage of series 201_-C_ voting rights allocable to those certificates, will be the Class OCS Representative.
     “Class _________ Certificates” has the meaning given to that term under “Description of the Mortgage Pool—The Loan Combinations—The _________ Loan Combination—Rights of the Class _________ Directing Certificateholder and the Holders of the _________ Pari Passu Senior Loans” in this prospectus supplement.
     “Class _________ Directing Certificateholder” has the meaning given to that term under “Description of the Mortgage Pool—The Loan Combinations—The _________ Loan Combination—Rights of the Class _________ Directing Certificateholder and the Holders of the _________ Pari Passu Senior Loans” in this prospectus supplement.
     “Clearstream” means Clearstream Banking Luxembourg.
     “Collateralization Event” has the meaning given to that term under “Description of the Swap Agreement—The Swap Agreement” in this prospectus supplement.
     “CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.
     “CREFC” and “CRE Financial Council” each means the Commercial Real Estate Finance Council, or any association or organization that is a successor thereto.
     “Crossed Loan” means any mortgage loan in the trust fund that is cross-collateralized with another mortgage loan in the trust fund.
     “Crossed Group” means any group of mortgage loans in the trust fund that are cross-collateralized and cross-defaulted with each other.
     “Cut-off Date Loan-to-Value Ratio” and “Cut-off Date LTV Ratio ” each generally means, subject to the discussion under “Risk Factors—The Underwritten Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans Have Been Adjusted in Consideration of a Cash Holdback or a Letter of Credit” in this prospectus supplement:
•	with respect to any underlying mortgage loan (other than a Crossed Loan or the _________ Mortgage Loan), the ratio of—
1.	the cut-off date principal balance of the mortgage loan (or, in the case of the _________ Mortgage Loan, unless the context clearly indicates otherwise, the portion of that cut-off date principal balance allocable to the _________ Pooled Portion, which is $_________), to

2.	the Appraised Value of the related mortgaged real property or properties;
•	with respect to any Crossed Loan, the ratio of—

1.	the total cut-off date principal balance for all of the underlying mortgage loans in the applicable Crossed Group, to

2.	the total Appraised Value for all of the mortgaged real properties related to the applicable Crossed Group; and
•	with respect to the _________ Mortgage Loan, the ratio of—
1.	the total cut-off date principal balance of that underlying mortgage loan and the _________ Pari Passu Non-Trust Loans, to

2.	the total Appraised Value of the related mortgaged real property or properties.
     “CY Ended” means calendar year ended.
     “Default Interest” means, for any underlying mortgage loan, any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that:
•	accrues on a defaulted mortgage loan solely by reason of the subject default; and

•	is in excess of all interest at the related mortgage rate set forth on Annex A-1 to this prospectus supplement and any Post-ARD Additional Interest accrued on the mortgage loan.
     “Defaulted Mortgage Loan” means an underlying mortgage loan, other than the Outside Serviced Trust Mortgage Loan, (i) that (A) is delinquent 60 days or more in respect to a monthly debt service payment (not including the balloon payment) or (B) is delinquent in respect of its balloon payment unless the master servicer has, on or prior to the due date of that balloon payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance such underlying mortgage loan within 60 days after the due date of such balloon payment (provided that, if such refinancing does not occur during such time specified in the commitment, the subject underlying mortgage loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage instrument or mortgage note and without regard to any acceleration of payments under the related mortgage instrument and mortgage note, or (ii) as to which the master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related mortgage note.
     “Deficient Valuation” means, with respect to any underlying mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged real property in an amount less than the then outstanding principal balance of the underlying mortgage loan, which valuation results from a proceeding initiated under the U.S. Bankruptcy Code.
     “Detailed Property Type” means, with respect to any mortgaged real property, the general purpose or use for which it is operated, along with, when applicable, certain ancillary distinctions or characteristics. In the case of a mixed use property, the percentages included in the parenthesis next to each detailed property type are meant to be the estimated percentage of that purpose or use at the mortgaged real property, as measured by its relative contribution to the mortgaged real property’s Underwritten Revenues. Each tenant space at the mortgaged real property may be comprised of only one of the uses, or may be some mixture of the two.
     “_________ Mortgage Loan” means any of the underlying mortgage loans transferred by _________ to us for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by _________ in replacement of a _________ Mortgage Loan.

     “Environmental Report” means a Phase I environmental assessment, a limited scope environmental assessment, a transaction screen, or an update of any of the foregoing, prepared by a third-party consultant.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Plan” means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.
     “Escrowed Replacement Reserves Current Annual Deposit” means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a replacement reserves escrow account in conjunction with the _________ monthly debt service payment, multiplied by 12.
     “Escrowed Replacement Reserves Initial Deposit” means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future ongoing repairs and replacements for the related mortgaged real property or properties.
     “Escrowed TI/LC Reserves Current Annual Deposit” means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a tenant improvements and leasing commissions escrow account in conjunction with the _________ monthly debt service payment, multiplied by 12.
     “Escrowed TI/LC Reserves Initial Deposit” means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future tenant improvements and leasing commissions for the related mortgaged real property or properties.
     “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.
     “Event of Default” has the meaning assigned to that term under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Events of Default” in this prospectus supplement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exemption-Favored Party” means any of the following—
•	Citigroup Global Markets Inc.,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Citigroup Global Markets Inc., and

•	any member of the underwriting syndicate or selling group of which a person described in either of the prior two bullets is a manager or co-manager with respect to the offered certificates.
     “Expenses” are the operating expenses incurred for a mortgaged real property for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those expenses generally include:
•	salaries, wages and benefits;

•	the costs of utilities;

•	repairs and maintenance;

•	marketing;

•	insurance;

•	management;

•	landscaping;

•	security, if provided at the mortgaged real property;

•	real estate taxes;

•	general and administrative expenses;

•	ground lease payments; and

•	other similar costs;
but without any deductions for debt service, depreciation, amortization, capital expenditures or reserves for any of these deductions.
     In the case of certain properties used for retail, office and/or industrial purposes, Expenses may have included leasing commissions and tenant improvements.
     “Fitch” means Fitch, Inc.
     “FSMA” means the Financial Services and Markets Act 2000.
     “GAAP” means generally accepted accounting principles in the United States.
     “Government Securities” means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.
     “Initial Loan Group No. 1 Balance” has the meaning given to that term under “Description of the Mortgage Pool—General” in this prospectus supplement.
     “Initial Loan Group No. 2 Balance” has the meaning given to that term under “Description of the Mortgage Pool—General” in this prospectus supplement.
     “Initial Mortgage Pool Balance” has the meaning given to that term under “Description of the Mortgage Pool—General” in this prospectus supplement.
     “Interest Differential (Annual)” means the product obtained by multiplying:
1.	the prepaid amount, multiplied by

2.	the excess, if any, of the mortgage rate over the Yield Maintenance Interest Rate, multiplied by

3.	the present value factor using the following formula:

where:
r	=	Yield Maintenance Interest Rate

n	=	the number of years, and any fraction thereof, remaining between the date of such prepayment and the scheduled maturity date or anticipated repayment date of the loan.
     “Interest Differential (Monthly)” means the product obtained by multiplying:
1.	the prepaid amount, multiplied by

2.	the excess, if any, of the mortgage rate over the Yield Maintenance Interest Rate, multiplied by

3.	the present value factor using the following formula:

where:
r	=	Yield Maintenance Interest Rate

n	=	the number of monthly interest periods remaining between the date of such prepayment and the scheduled maturity date or anticipated repayment date of the loan
     “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
     “IRS” means the Internal Revenue Service.
     “Issue Date” means the date of initial issuance for the series 201_-C_ certificates, which will be on or about _________, 201_.
     “Junior Non-Trust Loan Component” means __________________.
     “LIBOR” has the meaning given to that term under “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in this prospectus supplement.
     “LIBOR Business Day” has the meaning given to that term under “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in this prospectus supplement.
     “LIBOR Determination Date” has the meaning given to that term under “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in this prospectus supplement.
     “Loan Balance at Maturity/ARD” means, with respect to any underlying mortgage loan and any Non-Trust Loan, the principal balance remaining after giving effect to the principal component of the monthly debt service payment made on the maturity date of the mortgage loan or Non-Trust Loan or, in the case of an ARD Loan or any Non-Trust Loan having an anticipated repayment date, the anticipated repayment date, assuming no prior prepayments or defaults.
     “Loan Combination” means each of the loan combinations identified in the chart and described in the first paragraph under “Description of the Mortgage Pool—The Loan Combinations—General” in this prospectus supplement.
     “Loan Combination Intercreditor Agreement” has the meaning assigned thereto under “__________________” in this prospectus supplement.

     “Loan Group No. 1 Principal Payment Amount” means the portion of the Net Principal Payment Amount for any payment date attributable to loan group no. 1.
     “Loan Group No. 2 Principal Payment Amount” means the portion of the Net Principal Payment Amount for any payment date attributable to loan group no. 2.
     “Loan-Specific Controlling Party” has the meaning assigned thereto under “Description of the Series 201_-C_ Pooling and Servicing Agreement—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholder” in this prospectus supplement.
     “LOC” means letter of credit.
     “                                           B-Note Non-Trust Loan” means a                                           Non-Trust Loan that—
•	is not included in the trust fund,

•	is subordinate in right of payment to the Pari Passu Senior Loans, and

•	is secured by the same mortgage or deed of trust on the same mortgaged real property as the Non-Trust Loan and the Mortgage Loan.
     “                                         Control Appraisal Event” has the meaning given to that term under “Description of the Mortgage Pool—The Loan Combinations—The                                          Loan Combination—Rights of the Class       Directing Certificateholder and the Holders of the                                          Pari Passu Senior Loans” in this prospectus supplement.
     “                                         Cure Event” has the meaning given to that term under “Description of the Mortgage Pool—The Loan Combinations—The                                          Loan Combination—Cure Rights” in this prospectus supplement.
     “                                         Intercreditor Agreement” has the meaning described under “Description of the Mortgage Pool—The                                          Loan Combination—Priority of Payments” in this prospectus supplement.
     “                                         Loan Combination” means, together, the                                           Mortgage Loan and the                                          Non-Trust Loans.
     “                                         Mortgage Loan” means the underlying mortgage loan that is secured by the                                          Mortgaged Properties.
     “                                         Mortgaged Properties” means any of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as                                         .
     “                                         Non-Trust Loan” means each mortgage loan that is, together with the                                          Mortgage Loan, secured by the same mortgage instruments encumbering the                                          Mortgaged Properties and that is not included in the trust. The                                          Non-Trust Loans are represented by separate promissory notes that, as of the cut-off date, have an aggregate unpaid principal balance of $                    .
     “                                           Pari Passu Non-Trust Loan” means each                                           Non-Trust Loan that is pari passu in right of payment and in certain other respects with the                                          Mortgage Loan.

     “                                         Pari Passu Senior Loans” means the                                       Mortgage Loan, together with the                                          Pari Passu Non-Trust Loans.
     “                                         Directing Lender” has the meaning described under “Description of the Mortgage Pool—Loan Combination—The                                          Loan Combination—                                          Intercreditor Agreement” in this prospectus supplement.
     “                                         Intercreditor Agreement” has the meaning described under “Description of the Mortgage Pool—The                                          Loan Combination—                                          Intercreditor Agreement” in this prospectus supplement.
     “                                         Loan Combination” means, together, the                                           Mortgage Loan and the                                          Non-Trust Loans.
     “                                         Loan Combination Controlling Party” has the meaning described under “Description of the Mortgage Pool—Loan Combination—The                                          Loan Combination—                                         Intercreditor Agreement” in this prospectus supplement.
     “                                         Mortgage Loan” means the underlying mortgage loan that is secured by the                                          Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $                    .
     “                                         Mortgaged Property” means the mortgaged real property identified on Annex A-1 to this prospectus supplement as                                         .
     “                                           Non-Trust Loan Noteholder” means the holder of a                                            Non-Trust Loan.
     “                                         Non-Trust Loans” means the two (2) mortgage loans secured by the                                          Mortgaged Property that are not included in the trust and that are, as and to the extent described under “Description of the Mortgage Pool—The Loan Combinations—The                                          Loan Combination” in this prospectus supplement, subordinate in right of payment to the                                            Mortgage Loan. The                                           Non-Trust Loans are represented by two (2) promissory notes that, as of the cut-off date, have an aggregate unpaid principal balance of $                    .
     “                                         Note B Change of Control Event” has the meaning described under “Description of the Mortgage Pool—The Loan Combinations—The                                          Loan Combination—                                         Intercreditor Agreement” in this prospectus supplement.
     “                                         Note B1 Non-Trust Loan” has the meaning assigned thereto under “Description of the Mortgage Pool—The Loan Combinations—The                                          Loan Combination—General” in this prospectus supplement.
     “                                         Note B2 Non-Trust Loan” has the meaning assigned thereto under “Description of the Mortgage Pool—The Loan Combinations—The                                          Loan Combination—General” in this prospectus supplement.
     “Major Tenant” means either the largest, second largest or third largest tenant in occupancy at a commercial mortgaged real property, as measured by its rentable area as a percentage of the total net rentable area.

     “Majority Class OCS Certificateholders” means, as of any date of determination, the holders — or, if applicable, the beneficial owners — of class OCS certificates entitled to greater than 50% of the voting rights allocated to the OCS class.
     “Majority Controlling Class Certificateholder” means, as of any date of determination, any single holder — or, if applicable, beneficial owner — of series 201_-C_ certificates (other than any holder — or, if applicable, beneficial owner — that is an affiliate of us or a mortgage loan seller) entitled to greater than 50% of the voting rights allocated to the series 201_-C_ controlling class; provided, however, that, if there is no single holder — or, if applicable, beneficial owner — of series 201_-C_ certificates entitled to greater than 50% of the voting rights allocated to such class, then the Majority Controlling Class Certificateholder will be the single holder — or, if applicable, beneficial owner — of series 201_-C_ certificates with the largest percentage of voting rights allocated to the series 201_-C_ controlling class. With respect to determining the Majority Controlling Class Certificateholder, the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates will be treated as a single class of series 201_-C_ certificates, with the subject voting rights allocated among the holders — or, if applicable, beneficial owners — of those series 201_-C_ certificates in proportion to the respective total principal balances thereof as of such date of determination.
     “Master Servicer Remittance Amount” has the meaning given to that term under “Description of the Series 201_-C_ Pooling and Servicing Agreement            Accounts—Collection Account—Withdrawals” in this prospectus supplement.
     “Maturity Assumptions” means, collectively, the following assumptions regarding the series 201_-C_ certificates and the underlying mortgage loans:
•	the mortgage loans have the characteristics set forth on Annex A-1 to this prospectus supplement, the Initial Mortgage Pool Balance is approximately $ , the Initial Loan Group No. 1 Balance is approximately $ and the Initial Loan Group No. 2 Balance is approximately $ ;

•	the initial total principal balance or notional amount, as the case may be, of each class of series 201_-C_ certificates, exclusive of the class R and Y certificates is as described in this prospectus supplement;

•	the pass-through rate for each interest-bearing class of series 201_-C_ certificates is as described in this prospectus supplement;

•	there are no delinquencies or losses with respect to the underlying mortgage loans;

•	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

•	there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

•	there are no casualties or condemnations affecting the corresponding mortgaged real properties;

•	each of the underlying mortgage loans provides for monthly debt service payments to be due on the first, fifth, tenth or eleventh day of each month and accrues interest on the respective basis described in this prospectus supplement;

•	there are no breaches of any mortgage loan seller’s representations and warranties regarding the underlying mortgage loans that are being sold by it;

•	monthly debt service payments on the mortgage loans are timely received on the respective payment day of each month, and amortization, if applicable, is assumed to occur prior to prepayment;

•	no voluntary or involuntary prepayments are received as to any of the underlying mortgage loans during that mortgage loan’s prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

•	each ARD Loan is paid in full on its anticipated repayment date;

•	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayment;

•	all prepayments on the underlying mortgage loans are assumed to be accompanied by a full month’s interest;

•	no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under “Description of the Offered Certificates—Termination”;

•	no underlying mortgage loan is required to be repurchased by any mortgage loan seller;

•	there are no Additional Trust Fund Expenses;

•	payments on the offered certificates are made on the 15th day of each month, commencing in ; and

•	the offered certificates are settled on November 15, 2005.
     “Maturity Date/ARD Loan-to-Value Ratio” and “Maturity Date/ARD LTV Ratio” each generally means, subject to the discussion under “Risk Factors—The Underwritten Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans Have Been Adjusted in Consideration of a Cash Holdback or a Letter of Credit” in this prospectus supplement:
•	with respect to any underlying mortgage loan (other than a Crossed Loan or the Mortgage Loan), the ratio of—
1.	the related Loan Balance at Maturity/ARD for the particular mortgage loan (or, in the case of the Mortgage Loan, unless the context clearly indicates otherwise, the portion of the Loan Balance at Maturity/ARD for that mortgage loan that is allocable to the Pooled Portion, which is $ ), to

2.	the Appraised Value of the related mortgaged real property or properties;
•	with respect to any Crossed Loan, the ratio of—
1.	the total Loan Balance at Maturity/ARD for all of the underlying mortgage loans in the applicable Crossed Group, to

2.	the total Appraised Value for all of the mortgaged real properties related to the applicable Crossed Group; and

•	with respect to the Mortgage Loan, the ratio of—
1.	the sum of the Loan Balance at Maturity/ARD for that underlying mortgage loan and the aggregate Loan Balance at Maturity/ARD for the Pari Passu Non-Trust Loans, to

2.	the Appraised Value of the related mortgaged real property or properties.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Mortgage Deferred Interest” means, with respect to any underlying mortgage loan, the amount of any interest accrued thereon at the related mortgage rate (other than Post-ARD Additional Interest) that, by virtue of a modification, is added to the outstanding principal balance of such underlying mortgage loan instead of being payable on the related due date on which it would otherwise have been due.
     “Mortgage File” has the meaning given to that term under “Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions” in this prospectus supplement.
     “N/A” and “NAP” each means not applicable.
     “Net Aggregate Prepayment Interest Shortfall” means, with respect to any payment date, the excess, if any, of:
•	the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

•	the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.
     “Net Mortgage Pass-Through Rate” means:
•	in the case of each underlying mortgage loan that accrues interest on a 30/360 Basis, for any payment date, an annual rate equal to the Net Mortgage Rate of that mortgage loan in effect as of the date of initial issuance of the offered certificates; and

•	in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis, for any payment date, an annual rate generally equal to the product of (1) 12, times (2) a fraction, expressed as a percentage, the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the calendar month preceding the month in which the subject payment date occurs, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately prior to the subject payment date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Rate of that mortgage loan in effect as of the date of initial issuance of the offered certificates, and the denominator of which fraction is the Stated Principal Balance of that mortgage loan immediately prior to the subject payment date.
     Notwithstanding the foregoing, if the subject payment date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause (2) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee’s payment account to its interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause (2) of the second bullet of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee’s interest reserve account to its payment account during that month.
     The Net Mortgage Pass-Through Rate for the                                          Pooled Portion and the                                            Non-Pooled Portion will be the same as it is for the                                           Mortgage Loan.
     “Net Mortgage Rate” means, for any underlying mortgage loan, the mortgage rate, minus the Administrative Fee Rate.
     “Net Operating Income” or “NOI” means, for any mortgaged real property securing an underlying mortgage loan, the net property income derived from the property, which is equal to Revenues less Expenses, for the applicable time period, that was available for debt service, as established by information provided by the related borrower, except that in some cases the net operating income has been adjusted by removing various non-recurring expenses and revenues or by other normalizations. NOI does not reflect accrual of costs such as reserves, capital expenditures, tenant improvements and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures, tenant improvements and leasing commissions and non-recurring items may have been treated by a borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by a particular borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by any borrower for the related mortgaged real property. NOI was not necessarily determined in accordance with GAAP. Moreover, NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a mortgaged real property’s operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. In certain cases, NOI may reflect partial-year annualizations.
     “Net Principal Payment Amount” means, for any payment date, an amount (not less than zero) equal to (a) the Total Principal Payment Amount for that date, less (b) the Class OCS Principal Payment Amount for that date.
     “NOI DSCR” means:
•	with respect to any underlying mortgage loan (other than a Crossed Loan or the Mortgage Loan), for any specified 12-month period, the ratio of—
1.	the NOI for the corresponding mortgaged real property or properties for that 12-month period, to

2.	the Annual Debt Service for the underlying mortgage loan (or, in the case of the Mortgage Loan, unless the context clearly indicates otherwise, the portion of the Annual Debt Service for that mortgage loan that is allocable to the Pooled Portion, based on the Allocated Principal Balance of the Pooled Portion as of the cut-off date as a percentage of the cut-off date principal balance of the entire Mortgage Loan);
•	with respect to any Crossed Loan, for any specified 12-month period, the ratio of—
1.	the total NOI for all of the mortgaged real properties related to the applicable Crossed Group for that 12-month period, to

2.	the total Annual Debt Service for all of the underlying mortgage loans in the applicable Crossed Group; and

•	with respect to the Mortgage Loan, for any specified 12-month period, the ratio of—
1.	the NOI for the corresponding mortgaged real property or properties for that 12-month period, to

2.	the sum of the Annual Debt Service for that underlying mortgage loan and the aggregate Annual Debt Service for the Pari Passu Non-Trust Loans.
     “Nonrecoverable Advance” means any advance made or proposed to be made, as applicable, with respect to any underlying mortgage loan or related REO Property that is determined in accordance with the series 201_-C_ pooling and servicing agreement, not to be ultimately recoverable (together with any accrued and unpaid interest thereon) out of payments or other collections on that mortgage loan or related REO Property (or, in the case of an underlying mortgage loan that is part of a Serviced Loan Combination, on or with respect to that Serviced Loan Combination).
     “Non-Trust Loan” means any B-Note Non-Trust Loan or                                          Non-Trust Loan.
     “Non-Trust Loan Noteholder” means any holder of the promissory note evidencing a Non-Trust Loan.
     “NRSF,” “NRS” or “SF” generally means the square footage of the net rentable area of a mortgaged real property.
     “Occupancy %” or “Occupancy Percentage” means, (a) for any mortgaged real property (other than a hotel property), the percentage of leasable square footage, total Units or total Pads, as the case may be, at the particular property that was physically occupied as of the “Occupancy as of Date” specified in the Annex A-1 to this prospectus supplement, and (b) for any mortgaged real property that is a hotel property, the average percentage of rooms that were occupied in the 12-month period ending on the “Occupancy as of Date” specified in the Annex A-1 to this prospectus supplement. Occupancy Percentages presented in this prospectus supplement may reflect leased space that is not currently occupied, that is subject to build out and/or that is subject to a free rent period or that is leased to an affiliate of the related borrower pursuant to a master lease.
     “                                         Change of Control Event” has the meaning assigned thereto under “Description of the Series 201_-C_ Pooling and Servicing Agreement—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders” in this prospectus supplement.
     “                                         Controlling Party” has the meaning assigned to that term under “Description of the Series 201_-C_ Pooling and Servicing Agreement—The Series 201_-C_ Controlling Class Representative, the Class OCS Representative and the Non-Trust Loan Noteholders” in this prospectus supplement.
     “                                         Mortgaged Property” means the mortgaged real property identified on Annex A-1 to this prospectus supplement as _________.
     “                                         Non-Pooled Portion” means the junior, non-pooled portion of the                                          Mortgage Loan that consists of $                     of the entire cut-off date principal balance of the                                          Mortgage Loan.
     “                                         Pooled Portion” means the senior, pooled portion of the                                          Mortgage Loan that consists of $                     of the entire cut-off date principal balance of the                                          Mortgage Loan.

     “Option Price” has the meaning given to that term under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Fair Value Purchase Option” in this prospectus supplement.
     “Original Amortization Term” means, with respect to any underlying mortgage loan, the number of months that would be required to fully amortize the mortgage loan’s original principal balance assuming:
•	the actual mortgage loan rate; and

•	the actual monthly debt service payment;
provided that, with respect to any underlying mortgage loan that provides for interest only payments for a period of months following the cut-off date followed by payments of interest and principal for the remaining term of the mortgage loan, the “actual monthly debt service payment” referenced in the second bullet of this definition means the monthly payment of principal and interest scheduled to be due following the interest-only period; and provided, further, that, with respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date or any related anticipated repayment date, the term “Original Amortization Term” is not applicable and Annexes to this prospectus supplement will indicate “Interest Only.”
     “Original Term to Maturity/ARD” means, with respect to any underlying mortgage loan, the total number of scheduled monthly debt service payments specified in the related promissory note, beginning with and including the first payment date of the mortgage loan through and including the stated maturity date or, in the case of an ARD Loan, the anticipated repayment date.
     “Outside Administered REO Property” means any REO Property with respect to the Outside Serviced Trust Mortgage Loan.
     “Outside Serviced Loan Combination” has the meaning assigned to that term under “Description of the Series 201_-C_ Pooling and Servicing Agreement—General” in this prospectus supplement.
     “Outside Serviced Trust Mortgage Loan” has the meaning assigned to that term under “Description of the Series 201_-C_ Pooling and Servicing Agreement—General” in this prospectus supplement.
     “Outside Servicer” means the master servicer or the special servicer, as applicable in the context, servicing the Outside Serviced Trust Mortgage Loan.
     “Pads” means, in the case of a mortgaged real property operated as a mobile home park, the number of pads, which are referred to in Annex A-1 to this prospectus supplement as “Pads.”
     “Pari Passu Loan Combination” means the                                          Loan Combination.
     “Pari Passu Mortgage Loan” means the                                          Mortgage Loan.
     “Pari Passu Non-Trust Loan” means, individually or collectively, as the context may require, the Non-Trust Loan(s) that are part of a Pari Passu Loan Combination and that are pari passu in right of payment and in other respects with the related Pari Passu Mortgage Loan.
     “Party in Interest” means any person that is a “party in interest” within the meaning of ERISA or a “disqualified person” as defined in Section 4975 of the Internal Revenue Code.
     “Permitted Encumbrances” means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following:

•	the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable;

•	covenants, conditions and restrictions, rights of way, easements and other matters that are of public record;

•	exceptions and exclusions specifically referred to in the related lender’s title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment;

•	other matters to which like properties are commonly subject;

•	the rights of tenants (whether under ground leases, space leases or operating leases) at the mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases); and

•	if the mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan.
     “Permitted Investments” means the U.S. government-related securities and other investment grade obligations specified in the series 201_-C_ pooling and servicing agreement.
     “Plan” means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.
     “Plan Asset Regulations” means the regulations issued by the United States Department of Labor concerning whether a Plan’s assets will be considered to include an undivided interest in each of the underlying assets of an entity for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code, if the Plan acquires an “equity interest” in that entity.
     “                     Mortgage Loan” means any of the underlying loans transferred to us by                      for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by                      in replacement of a                      Mortgage Loan.
     “Post-ARD Additional Interest” means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.
     “Prepayment Interest Excess” means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part made by the related borrower during any collection period, which principal prepayment was applied to such underlying mortgage loan following such underlying mortgage loan’s due date in such collection period, the amount of any interest (net of related master servicing fees and, if applicable, any related outside master servicing fees and/or any portion of that interest that constitutes Default Interest and/or Post-ARD Additional Interest) accrued on the amount of such principal prepayment during the period from and after such due date and ending on the date such principal prepayment was applied to such underlying mortgage loan, to the extent collected (exclusive of any related prepayment premium or yield maintenance charge actually collected).
     “Prepayment Interest Shortfall” means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part made by the related borrower during any collection period, which principal prepayment was applied to such underlying mortgage loan prior to such underlying mortgage loan’s due date in such collection period, the amount of interest, to the extent not collected from the related borrower (without regard to any prepayment premium or yield maintenance charge actually collected), that would have accrued on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to such underlying mortgage loan and ending on the day immediately preceding such due date, inclusive (net of related master servicing fees and, if applicable, any related outside master servicing fees and/or any portion of that interest that would have constituted Default Interest and/or Post-ARD Additional Interest).
     “Prepayment Provisions” for each underlying mortgage loan are as follows:
•	“LO(y)” means that the original duration of the lock-out period is y payments;

•	“Defeasance(y)” means that the original duration of the defeasance period is y payments;

•	“Grtrx%UPBorYM(y)” means that, for an original period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge and x% of the principal amount prepaid;

•	“Grtrx%UPBory%UPB+YM” means that the relevant prepayment premium will equal the greater of (1) y% of the principal amount prepaid plus the applicable yield maintenance charge and (2) x% of the principal amount prepaid;

•	“Free(y)” means that the underlying mortgage loan is freely prepayable for a period of y payments; and

•	“YM(y)” means that, for an original period of y payments, the relevant prepayment premium will equal the applicable yield maintenance charge.
     “Present Value” or “PV” means a yield maintenance charge that is equal to the excess, if any, of:
1.	the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date or anticipated repayment date, including any balloon payment or assumed prepayment on the anticipated repayment date, as applicable, determined by discounting those payments at the Yield Maintenance Interest Rate;

over

2.	the amount of principal being prepaid.
     “Primary Collateral” means the mortgaged real property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross-collateralization features of the related Crossed Group.
     “Privileged Person” means any certificateholder, certificate owner, any party to the series 201_-C_ pooling and servicing agreement, any person identified to the trustee or the master servicer, as applicable, as a prospective transferee of a certificate or interest therein (or licensed or registered investment adviser representing such person), any rating agency, any mortgage loan seller, any underwriter, any of our designees or a designee of any party to the series 201_-C_ pooling and servicing agreement; provided that no certificate owner or prospective transferee of a certificate or interest therein (or licensed or registered investment adviser representing such person) will be considered a “Privileged Person” or be entitled to a password or restricted access to any reports delivered on a restricted basis unless such person has delivered to the trustee or the master servicer, as applicable, a certification in the form required by the series 201_-C_ pooling and servicing agreement.
     “Property Type” means, with respect to any mortgaged real property, the general purpose or use for which it is operated.
     “                     Mortgage Loan” means any of the underlying mortgage loans transferred to us by                       for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by                       in replacement of a                       Mortgage Loan.
     “Purchase Option” has the meaning given to that term under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Fair Value Purchase Option” in this prospectus supplement.
     “Purchase Price” has the meaning given to that term under “Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions” in this prospectus supplement.
     “PV Yield Differential” means the result of:
A.	the excess, if any, of:
1.	the amount of interest that would be payable as of the prepayment date from such prepayment date through the maturity date of the mortgage loan on the prepaid amount,

over

2.	the amount of interest that would be payable as of the prepayment date from such prepayment date through the maturity date on the prepaid amount if such amount were invested at the Yield Maintenance Interest Rate;
     multiplied by
B.	the present value factor using the following formula:

where:
r =	Yield Maintenance Interest Rate

n =	the number of monthly interest periods remaining between the date of such prepayment and the scheduled maturity date or anticipated repayment date of the loan
     “Qualified Substitute Mortgage Loan” means a replacement mortgage loan which must, on the date of substitution, among other things:
•	have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs;

•	have a mortgage rate not less than the mortgage rate of the deleted mortgage loan;

•	have the same due date as the deleted mortgage loan;

•	accrue interest on the same basis as the deleted mortgage loan (for example, on an Actual/360 Basis);

•	have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;

•	have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan;

•	comply as of the date of substitution with all of the representations and warranties set forth in the applicable mortgage loan purchase agreement;

•	have an environmental report with respect to the related mortgaged real property which will be delivered as a part of the related servicing file;

•	have an original debt service coverage ratio (calculated to include the additional debt from any encumbrance) of not less than the original debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan and a current debt service coverage ratio (calculated to include the additional debt from any encumbrance) of not less than the current debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan;

•	be determined by an opinion of counsel to be a “qualified replacement mortgage” within the meaning of Section 860G(a)(4) of the Internal Revenue Code;

•	not have a maturity date after the date two years prior to the rated final payment date;

•	not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each applicable rating agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the rating agency to any class of series 201_-C_ certificates then rated by the rating agency (the cost, if any, of obtaining such confirmation to be paid by the applicable mortgage loan seller);

•	have a date of origination that is not more than 12 months prior to the date of substitution;

•	have been approved by the series 201_-C_ controlling class representative (or, if there is no series 201_-C_ controlling class representative then serving, by the series 201_-C_ certificateholders representing a majority of the series 201_-C_ voting rights allocated to the controlling class); and

•	not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any of the REMICs created under the series 201_-C_ pooling and servicing agreement or the imposition of tax on any of the REMICs created under the series 201_-C_ pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 201_-C_ pooling and servicing agreement.
     In the event that one or more mortgage loans are substituted for one or more deleted underlying mortgage loans, then the amounts described in the first bullet of this definition will be determined on the basis of aggregate principal balances and the rates described in the second bullet of this definition and the remaining term to stated maturity referred to in the fifth bullet of this definition will be determined on a weighted average basis; provided that no underlying mortgage loan may have a Net Mortgage Rate that is less than the highest pass-through rate of any class of series 201_-C_ principal balance certificates (exclusive of the class OCS certificates) bearing a fixed rate and outstanding at the time of the substitution. When a Qualified Substitute Mortgage Loan is substituted for a deleted underlying mortgage loan, the applicable mortgage loan seller will be required to certify that the replacement mortgage loan meets all of the requirements of the above definition and must send such certification to the trustee. A Qualified Substitute Mortgage Loan may not be substituted for the                                          Mortgage Loan.
     “Rating Agency Trigger Event” has the meaning given to that term under “Description of the Swap Agreement—The Swap Agreement” in this prospectus supplement.
     “Realized Losses” means losses on or with respect to the underlying mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.
     “Recommended Annual Replacement Reserves” means, for any mortgaged real property securing an underlying mortgage loan, the expected average annual amount for future ongoing repairs and replacements, without any adjustment for inflation, over a time horizon not less than the original loan term of the respective mortgage loan, as estimated in the property condition assessment.
     [“Related Underlying Mortgage Loans” means any two or more underlying mortgage loans for which the related mortgaged real properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.]
     “Relevant Implementation Date” has the meaning assigned to that term under “Method of Distribution” in this prospectus supplement.
     “Relevant Member State” has the meaning assigned to that term under “Method of Distribution” in this prospectus supplement.
     “Remaining Amortization Term” or “Stated Remaining Amortization Term” means: (a) with respect to any underlying mortgage loan that does not provide for an interest only payment as of the cut-off date, the Original Amortization Term less the Seasoning of the loan, calculated as of the cut-off date; and (b) with respect to any underlying mortgage loan that provides for an interest only payment as of the cut-off date, the Original Amortization Term. With respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date, the terms “Remaining Amortization Term and “Stated Remaining Amortization Term” are not applicable, and the Annexes to this prospectus supplement will indicate “Interest Only.”
     “Remaining Term to Maturity/ARD” means, with respect to any underlying mortgage loan, the Original Term to Maturity/ARD less the Seasoning of the loan, calculated as of the cut-off date.
     “REMIC” means a “real estate mortgage investment conduit” as defined in Section 860D of the Internal Revenue Code.
     “REO Property” means any mortgaged real property that is acquired by the trust (or any                                          Mortgaged Property that is acquired on behalf of the trust and the related Non-Trust Loan Noteholders by an Outside Servicer) through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan (or Loan Combination).
     “Restricted Group” means, collectively, the following persons and entities:
•	the trustee;

•	the Exemption-Favored Parties;

•	us;

•	the master servicer;

•	the special servicer;

•	any Outside Servicers;

•	any sub-servicers;

•	the mortgage loan sellers;

•	the swap counterparty;

•	each borrower, if any, with respect to underlying mortgage loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the series 201_-C_ certificates; and

•	any and all affiliates of any of the aforementioned persons.
     “Restricted Servicer Reports” means, collectively, the following reports:
•	CREFC servicer watch list;

•	CREFC operating statement analysis report;

•	CREFC NOI adjustment worksheet; and

•	CREFC comparative financial status report;
provided that, if a Restricted Servicer Report is filed with the SEC, it will thereafter become an Unrestricted Servicer Report.
     “Revenues” means the gross revenues received with respect to a mortgaged real property securing any underlying mortgage loan, for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those revenues generally include:
•	for the multifamily rental properties, gross rental and other revenues; and

•	for the retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
     “Seasoning” means, with respect to any underlying mortgage loan, the number of scheduled monthly debt service payments between and including the first payment date of the mortgage loan through and including the cut-off date.
     “SEC” means the Securities and Exchange Commission.

     “Securities Act” means the Securities Act of 1933, as amended.
     “Senior Non-Trust Loan Component” means
     “Senior Principal Payment Cross-Over Date” means the first payment date as of the commencement of business on which:
•	the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding; and

•	the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates has previously been reduced to zero as described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.
     “Series                      ” means of or relating to the securitization that includes                                                              Non-Trust Loans, and in connection with which the                                                 , Commercial Mortgage Pass-Through Certificates, Series                     , were issued.
     “Serviced Loan Combination” has the meaning assigned to that term under “Description of the Series 201_-C_ Pooling and Servicing Agreement—General” in this prospectus supplement.
     “Serviced Non-Trust Loan” has the meaning assigned to that term under “Description of the Series 201_-C_ Pooling and Servicing Agreement—General” in this prospectus supplement.
     “Serviced Non-Trust Loan Noteholder” has the meaning assigned to that term under “Description of the Series 201_-C_ Pooling and Servicing Agreement—General” in this prospectus supplement.
     “Servicing Standard” means, in general, with respect to each of the master servicer and the special servicer, to service and administer the mortgage loans (including any Non-Trust Loans that are part of a Serviced Loan Combination, but excluding the Outside Serviced Trust Mortgage Loan) and any REO Properties for which that party is responsible under the series 201_-C_ pooling and servicing agreement:
•	in the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers and similar foreclosure properties (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing and administering loans and foreclosure properties for third parties or (ii) held in its own portfolio, whichever standard is higher;

•	with a view to (i) the timely collection of all scheduled payments of principal and interest due on each such mortgage loan or, if any such mortgage loan shall come into and continue in default, the maximization of the recovery on such mortgage loan or REO Property on a net present value basis and (ii) the best interests (as determined by the master servicer or special servicer, as applicable, in its reasonable judgment) of the series 201_-C_ certificateholders and the trust fund and, in the case of a Serviced Loan Combination, the related Non-Trust Loan Noteholder(s); and

•	without regard to:
1.	any relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any related borrower, us, any mortgage loan seller or any other party to the transaction pursuant to which the series 201_-C_ certificates will be issued or any affiliate thereof;

2.	the ownership of any series 201_-C_ certificate (or other interest in any underlying mortgage loan) by the master servicer or the special servicer, as the case may be, or by any of its affiliates;

3.	the right of the master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the series 201_-C_ pooling and servicing agreement;

4.	the obligation of the master servicer to make advances;

5.	the ownership, servicing or management by the master servicer or the special servicer or any of its affiliates for others of any other mortgage loans or mortgaged real property;

6.	any obligation of the master servicer or any of its affiliates to repurchase or substitute an underlying mortgage loan as a mortgage loan seller;

7.	any obligation of the master servicer or any of its affiliates to cure a breach of a representation or warranty with respect to an underlying mortgage loan; and

8.	any debt the master servicer or the special servicer or any of its affiliates has extended to any related borrower or any affiliate of that borrower.
     The servicing standard under the Series                      pooling and servicing agreement, the agreement under which the Outside Serviced Trust Mortgage Loan will be serviced, is generally similar but not identical to the foregoing.
     “Servicing Transfer Event” means, with respect to any underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan), any of the following events:
1.	the related borrower—
A.	fails to make when due any balloon payment unless the master servicer has, on or prior to the due date of that balloon payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance the subject underlying mortgage loan within 60 days after the due date of such balloon payment and during the interim the related borrower has continued to make the monthly debt service payment in effect prior to maturity (provided that if such refinancing does not occur during such time specified in the commitment, a “Servicing Transfer Event” will occur immediately), or

B.	fails to make when due any scheduled payment of principal and interest (other than a balloon payment), and such failure continues unremedied for 60 days;
2.	the master servicer or the special servicer (in the case of the special servicer, with the consent of the series 201_-C_ controlling class representative or, in the case of the Loan Combination, the Loan Combination Controlling Party or, in the case of the Loan Combination, the Loan Combination Controlling Party or, in the case of the Mortgage Loan, the Controlling Party) determines in its good faith reasonable judgment and in accordance with the Servicing Standard, based on, among other things, communications with the related borrower, that a default in the making of a scheduled payment of principal and interest (including a balloon payment) or any other default under the related mortgage loan documents that would (with respect to such other default) materially impair the value of the mortgaged real property as security for the subject underlying mortgage loan or otherwise would materially adversely affect the interest of the series 201_-C_ certificateholders and would continue unremedied beyond the applicable grace period under the terms of the subject underlying mortgage loan (or, if no grace period is specified, for 60 days; provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days;

3.	there occurs a default (other than as described in clause 1. above) that the master servicer or special servicer determines, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the related mortgaged real property as security for the subject underlying mortgage loan or otherwise materially adversely affects the interests of the series 201_-C_ certificateholders and that continues unremedied beyond the applicable grace period under the terms of the subject underlying mortgage loan (or, if no grace period is specified, for 60 days; provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); provided, however, that, in the event the special servicer determines that the related borrower does not need to maintain terrorism insurance as provided in the series 201_-C_ pooling and servicing agreement, no default related to the failure to obtain such insurance will be considered outstanding for purposes of this clause 3.;

4.	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

5.	the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.
A Servicing Transfer Event will generally cease to exist:
•	with respect to the circumstances described in clause 1. of this definition, if and when the related borrower makes three consecutive full and timely scheduled monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

•	with respect to the circumstances described in clauses 2. and 4. of this definition, if and when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clause 4. of this definition, no later than the entry of an order or decree dismissing such proceeding;

•	with respect to the circumstances described in clause 3. of this definition, if and when the default is cured; and

•	with respect to the circumstances described in clause 5. of this definition, if and when the proceedings are terminated;

so long as at that time no circumstance identified in clauses 1. through 5. of this definition exists that would cause a Servicing Transfer Event to continue to exist with respect to the underlying mortgage loan.
     If a Servicing Transfer Event exists with respect to one mortgage loan in a Serviced Loan Combination, it will also be considered to exist for the other mortgage loan in that Serviced Loan Combination; provided that, if a B-Note Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related A-Note Mortgage Loan through the exercise of cure rights as set forth in the related co-lender, intercreditor or similar agreement, then the existence of such Servicing Transfer Event with respect to the subject B-Note Non-Trust Loan(s) will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related A-Note Mortgage Loan or cause the servicing of the Serviced Loan Combination to be transferred to the special servicer, unless a separate Servicing Transfer Event has occurred with respect thereto.
     The servicing transfer events for the Outside Serviced Trust Mortgage Loan under the Series                      pooling and servicing agreement are generally similar, but not identical, to the foregoing.
     “SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984.
     “Standard Available P&I Funds” means, with respect to any payment date, the Total Available P&I Funds, net of the Class OCS Available P&I Funds, for that date.
     “Stated Principal Balance” means, for any outstanding mortgage loan in the trust fund as of any date of determination, an amount (which amount will not be less than zero) equal to “x” plus “y” minus “z” where:
     X. “x” is equal to the cut-off date principal balance of the subject mortgage loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance after application of all principal payments due on or before the related date of substitution, whether or not received);
     Y. “y” is equal to any Mortgage Deferred Interest added to the principal balance of the mortgage loan prior to the end of the collection period for the then-most recent payment date coinciding with or preceding such date of determination; and
     Z. “z” is equal to the sum of—
1.	the principal portion of each scheduled payment of principal and interest due on the subject mortgage loan after the cut-off date or the related date of substitution, as the case may be, to the extent received from the related borrower or advanced by the master servicer, the trustee or the fiscal agent and distributed to series 201_-C_ certificateholders on or before such date of determination,

2.	all principal prepayments received with respect to the subject mortgage loan after the cut-off date or the related date of substitution, as the case may be, to the extent distributed to series 201_-C_ certificateholders on or before such date of determination,

3.	the principal portion of all insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to the subject mortgage loan after the cut-off date or the related date of substitution, as the case may be, to the extent distributed to series 201_-C_ certificateholders on or before such date of determination,

4.	the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the collection period for the then-most recent payment date coinciding with or preceding such date of determination, and

5.	to the extent not otherwise included as part of the amount described in the immediately preceding clause 4., any amount of reduction in the outstanding principal balance of the subject mortgage loan resulting from a Deficient Valuation that occurred prior to the end of the collection period for the then-most recent payment date coinciding with or preceding such date of determination.
     With respect to any mortgage loan in the trust fund as to which the related mortgaged real property has become an REO Property, the “Stated Principal Balance” of that mortgage loan will be, as of any date of determination, an amount equal to (x) the Stated Principal Balance of that mortgage loan as of the date of the related REO acquisition, minus (y) the sum of:
1.	the principal portion of any P&I advance made with respect to the subject mortgage loan on or after the date of the related REO acquisition, to the extent distributed to series 201_-C_ certificateholders on or before such date of determination;

2.	the principal portion of all insurance proceeds, condemnation proceeds, liquidation proceeds and REO revenues received with respect to the subject mortgage loan deemed to be outstanding, to the extent distributed to series 201_-C_ certificateholders on or before such date of determination; and

3.	the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the collection period for the then-most recent payment date coinciding with or preceding such date of determination.
     A mortgage loan (including a mortgage loan deemed to be outstanding with respect to an REO Property) will be deemed to be part of the mortgage pool and to have an outstanding Stated Principal Balance until the payment date on which the payments or other proceeds, if any, received in connection with a liquidation event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such liquidation event, would have been) distributed to series 201_-C_ certificateholders. For purposes of this definition, payments or other collections of principal on or with respect to any underlying mortgage loan (including any mortgage loan as to which the related mortgaged real property has become an REO Property) will be considered distributed to series 201_-C_ certificateholders as of the first payment date that those payments are included in the Total Principal Payment Amount. However, to the extent that principal from general collections on the mortgage pool is used to reimburse, or pay interest on, advances deemed to be nonrecoverable pursuant to the series 201_-C_ pooling and servicing agreement with respect to any particular mortgage loan, and such principal amount has not been included as part of the Total Principal Payment Amount, such principal amount will continue to be deemed to be distributed for purposes of calculating the Stated Principal Balance. Notwithstanding the foregoing, if any mortgage loan is paid in full, liquidated or otherwise removed from the trust fund, commencing as of the first payment date following the collection period during which such event occurred, the Stated Principal Balance of such mortgage loan will be zero.
     “Subordinate Non-Trust Loan” means any Non-Trust Loan that, during an uncured event of default with respect to the applicable Loan Combination, is subordinate in right of payment to the underlying mortgage loan that is part of that loan combination.
     “Sub-Servicing Fee Rate” means, for any underlying mortgage loan, the per annum rate at which the monthly sub-servicing fee is payable to any sub-servicer.
     “Substitution Shortfall Amount” has the meaning given to that term under “Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions” in this prospectus supplement.

     “                                           Intercreditor Agreement” means, with respect to the                                            Loan Combination, the related intercreditor and servicing agreement among noteholders.
     “                                           Loan Combination” means, collectively, the                                           Mortgage Loan and the related Subordinate Non-Trust Loan.
     “                                         Material Default” means, with respect to the                                           Loan Combination, any of the following events: (a) the acceleration of the                                          Mortgage Loan or the related Subordinate Non-Trust Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy proceeding.
     “                                         Mortgage Loan” means the underlying mortgage loan secured by the                                          Property.
     “                                         Property” means the mortgaged real property identified on Annex A-1 to this prospectus supplement as                                         .
     “Swap Counterparty Ratings Threshold” has the meaning given to that term under “Description of the Swap Agreement—The Swap Agreement” in this prospectus supplement.
     “Swap Default” has the meaning given to that term under “Description of the Swap Agreement—The Swap Agreement” in this prospectus supplement.
     “Swap Payment Default” has the meaning given to that term under “Description of the Swap Agreement—The Swap Agreement” in this prospectus supplement.
     “Swap Premium” has the meaning given to that term under “U.S. Federal Income Tax Consequences—The Class A-MFL Certificates” in this prospectus supplement.
     “Total Available Funds” means, with respect to any payment date, the total amount of funds available to make payments on the series 201_-C_ certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest on that date as described under “Description of the Series 201_-C_ Pooling and Servicing Agreement—Accounts—Payment Account—Withdrawals” in this prospectus supplement.
     “Total Available P&I Funds” means, with respect to any payment date, subject to the discussion under “Description of the Offered Certificates—Payments” in this prospectus supplement, all funds in the trustee’s payment account that are available to make payments of interest and principal on the series 201_-C_ certificates on that payment date. The Total Available P&I Funds do not include Post-ARD Additional Interest, yield maintenance charges or prepayment premiums. The trustee will apply the Total Available P&I Funds as described under “Description of the Offered Certificates—Payments” in this prospectus supplement to pay principal and accrued interest on the series 201_-C_ certificates (exclusive of the class R and Y certificates) on that date.
     “Total Principal Payment Amount” means, for any payment date, an amount generally equal to:
1.	the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due in respect of the underlying mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by the master servicer, the trustee or the fiscal agent, as applicable, for such payment date; plus

2.	the aggregate of all principal prepayments received on the underlying mortgage loans during the related collection period; plus

3.	with respect to any underlying mortgage loan as to which the related stated maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment) made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the subject underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total Principal Payment Amount for such payment date or any prior payment date pursuant to clause 1. above; plus

4.	the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause 1., 2. or 3. above, payments and revenues that were received on or in respect of the underlying mortgage loans and REO Properties during the related collection period and that were identified and applied by the master servicer and/or the special servicer as recoveries of principal of the underlying mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment due (other than a balloon payment) or deemed due in respect of the related underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total Principal Payment Amount for such payment date or any prior payment date pursuant to clause 1. above; plus

5.	if the subject payment date is subsequent to the initial payment date, the excess, if any, of (a) the Net Principal Payment Amount for the immediately preceding payment date, over (b) the total payments of principal made with respect to the series 201_-C_ principal balance certificates (exclusive of the class A-MFL and OCS certificates) and the class A-MFL REMIC II regular interest on the immediately preceding payment date; plus

6.	any amounts that were used to reimburse Nonrecoverable Advances (including interest on such Nonrecoverable Advances) from principal collections on the mortgage pool and that are, in any such case, recovered during the related collection period on the related underlying mortgage loan as to which any such reimbursed advance was made; minus

7.	the amount of any reimbursements of Nonrecoverable Advances (including interest on such Nonrecoverable Advances) that are paid or reimbursed from general principal collections on the mortgage pool with respect to such payment date where such principal collections would have otherwise been included in the Total Principal Payment Amount for such payment date pursuant to any of clauses 1. through 4. above;
provided that, for the final payment date, the Total Principal Payment Amount will be no less than the total Stated Principal Balance of the mortgage pool immediately prior to that payment date.
     “TRIA” means the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005.
     “UAV” means unavailable.
     “Underwriter Exemption” means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41.
     “Underwritten Annual Replacement Reserves” or “U/W Annual Replacement Reserves” means the average annual ongoing repairs and replacements estimated for a mortgaged real property, generally consistent with the greater of (a) the Recommended Annual Replacement Reserves and (b) the lender’s minimum underwriting standard for that property type.
     “Underwritten Annual TI/LC Reserves” or “U/W Annual TI/LC Reserves” means the average annual tenant improvement and leasing commissions estimated for a mortgaged real property, generally consistent with the lender’s minimum underwriting standard for that property type.
     “Underwritten Expenses” or “U/W Expenses” means, with respect to any mortgaged real property securing an underlying mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:
•	operating expenses were generally adjusted by various factors such as inflation, appraisers’ estimates and historical trends;

•	if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged real property in an amount that is the greater of the market rate as determined by an appraiser or the lender’s minimum management fee underwriting criteria for the applicable property type; and

•	those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.
     Underwritten Expenses generally include:
•	salaries, wages and benefits;

•	the costs of utilities;

•	repairs and maintenance;

•	marketing;

•	insurance;

•	management;

•	landscaping;

•	security, if provided at the mortgaged real property;

•	real estate taxes;

•	general and administrative expenses; and

•	ground lease payments, and other costs;
but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

     “Underwritten Net Cash Flow,” “Underwritten NCF” or “U/W NCF” means, for any mortgaged real property, the Underwritten NOI for that property reduced by the following items, if and to the extent that the items have not already been netted-out in calculating Underwritten NOI:
•	underwritten capital expenditure reserves; and

•	underwritten tenant improvements and leasing commission reserves.
Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI.
     “Underwritten NCF Debt Service Coverage Ratio” and “U/W NCF DSCR” means, subject to the discussion under “Risk Factors—The Underwritten Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans Have Been Adjusted in Consideration of a Cash Holdback or a Letter of Credit” in this prospectus supplement:
•	with respect to any underlying mortgage loan (other than a Crossed Loan and the _______________________ Mortgage Loan), the ratio of—
1.	the U/W NCF for the corresponding mortgaged real property or properties, to

2.	the Annual Debt Service for the underlying mortgage loan (or, in the case of the _______________________ Mortgage Loan, unless the context clearly indicates otherwise, the portion of the Annual Debt Service for that mortgage loan that is allocable to the _______________________ Pooled Portion, based on the Allocated Principal Balance of the _______________________ Pooled Portion as of the cut-off date as a percentage of the cut-off date principal balance of the entire _______________________ Mortgage Loan);
•	with respect to any Crossed Loan, the ratio of—
1.	the total U/W NCF for all of the mortgaged real properties related to the applicable Crossed Group, to

2.	the total Annual Debt Service for all of the underlying mortgage loans in the applicable Crossed Group; and
•	with respect to the _______________________ Mortgage Loan, the ratio of—
1.	the U/W NCF for the corresponding mortgaged real property or properties, to

2.	the sum of the Annual Debt Service for that underlying mortgage loan and the aggregate Annual Debt Service for the _______________________ Pari Passu Non-Trust Loans.
     “Underwritten NOI” or “U/W NOI” means, for any mortgaged real property securing any underlying mortgage loan, an estimate, made at or about the time of origination of that mortgage loan or, in some cases, more recently derived from current financial information, of the total cash flow anticipated to be available for Annual Debt Service on the underlying mortgage loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.
     Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses. Had those reserves been so included, Underwritten NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this prospectus supplement with respect to any mortgaged real property intended to represent such future net operating income.
     Actual conditions at any mortgaged real property may differ substantially from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding future revenues, tenant vacancies, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances with respect to any mortgaged real property. There can be no assurance that the actual financial performance of any of the mortgaged real properties will meet the underwritten results assumed in connection with the origination or purchase of the underlying mortgage loans.
     Underwritten NOI and the Underwritten Revenues and Underwritten Expenses used to determine Underwritten NOI for each mortgaged real property are derived from information furnished by the respective borrowers. Net income for a mortgaged real property as determined under GAAP would not be the same as the Underwritten NOI for the mortgaged real property set forth in this prospectus supplement. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.
     “Underwritten Revenues” or “U/W Revenues” means the annual operating revenues estimated for a mortgaged real property, and generally equals, subject to the assumptions and adjustments specified below:
•	in the case of the multifamily rental properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements; and

•	in the case of the commercial properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statement reporting requirements, plus—
1.	for some commercial properties, percentage rents or other revenues based on normalized actual amounts collected during previous operating periods, and/or

2.	in the case of some commercial properties with modified gross or net leases, the amount of expense reimbursements expected to be received over a 12-month period, as estimated based upon actual lease terms currently in effect or actual amounts collected during previous operating periods.
     For multifamily rental and commercial properties, Underwritten Revenues also may include some other revenue items such as parking fees, laundry income and late fees.
     However, Underwritten Revenues were generally decreased to take into account:
•	the market vacancy rate, if that rate was more than the vacancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower;

•	lender’s minimum vacancy underwriting criteria for the applicable property type; and

•	for some commercial properties, applicable market rental rates, resulting, in some cases, in base rents being marked downward to market rents.

     In addition, in the case of some commercial properties, the Underwritten Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take effect, generally within six months of the date of the rent roll used to underwrite the subject mortgaged real property, as well as any rents not currently payable but scheduled to be payable following the completion of a build-out or the end of a free rent period.
     “United States Person” means—
•	a citizen or resident of the United States,

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—
1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.
     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.
     “Units” means, in the case of a mortgaged real property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, which are referred to in Annex A-1 to this prospectus supplement as “Units.”
     “Unrestricted Servicer Reports” means, collectively, the following reports:
•	CREFC delinquent loan status report;

•	CREFC historical loan modification and corrected mortgage loan report;

•	CREFC loan level reserve/LOC report;

•	CREFC historical liquidation report;

•	CREFC REO status report;

•	CREFC advance recovery report; and

•	from and after its filing with the SEC, any item deemed to be an Unrestricted Servicer Report in accordance with the definition of “Restricted Servicer Reports” in this glossary.

     “Weighted Average Life to Maturity” means, with respect to any underlying mortgage loan, the number of years obtained by dividing:
(1)	the then outstanding principal amount of the mortgage loan

into

(2)	the total of the products obtained by multiplying:
(a)	the amount of each then remaining required principal payment, including the principal payment at the maturity date, in respect thereof,

by

(b)	the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the date on which such payment is to be made.
     “Weighted Average Pool Pass-Through Rate” means, for any payment date, the weighted average of the Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund (including mortgage loans as to which the related mortgaged real property has become an REO Property) for that payment date, weighted on the basis of the respective Stated Principal Balances of those mortgage loans (or, in the case of the _______________________ Mortgage Loan, the Allocated Principal Balance of the _______________________ Pooled Portion) immediately prior to that payment date.
     “Year Built” means, with respect to any mortgaged real property, the year during which construction of the mortgaged real property was completed. In the event of multiple years of construction, only the most recent of those years is shown.
     “Year Renovated” means, with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to either the interior or exterior of the mortgaged real property. In the event of multiple years of renovation, only the most recent of those years is shown.
     “Yield Maintenance Interest Rate” means, with respect to any mortgage loan in the trust fund and as indicated by the Yield Maintenance Discounting Horizon, one of the following:
1.	If the value specified in the column labeled “Yield Maintenance Discounting Horizon” on Annex A-1 to this prospectus supplement is “Maturity,” an annualized yield (the “Yield Rate”) equal to the yield on securities issued by the United States Treasury or other direct non-callable obligations backed by the full faith and credit of the United States of America having a maturity closest to the maturity of the subject mortgage loan, as the Yield Rate is quoted using the method specified in the related mortgage loan documents;

2.	If the value specified in the column labeled “Yield Maintenance Discounting Horizon” on Annex A-1 to this prospectus supplement is “WAL,” the Yield Rate equal to the yield on securities issued by the United States Treasury or other direct non-callable obligations backed by the full faith and credit of the United States of America with a term equal to the Weighted Average Life to Maturity of the subject mortgage loan, as the Yield Rate is quoted using the method specified in the related mortgage loan documents;

3.	If the value specified in the column labeled “Yield Maintenance Discounting Horizon” on Annex A-1 to this prospectus supplement is “Maturity or WAL (Lower Treasury),” the Yield Rate equal to the lesser of (i) the yield on securities issued by the United States Treasury or other direct non-

callable obligations backed by the full faith and credit of the United States of America having a maturity closest to the maturity date of the subject mortgage loan or (ii) the yield on securities issued by the United States Treasury or other direct non-callable obligations backed by the full faith and credit of the United States of America with a term equal to the Weighted Average Life to Maturity of the subject mortgage loan, in each case as the Yield Rate is quoted using the method specified in the related mortgage loan documents; or

4.	If the value specified in the column labeled “Yield Maintenance Discounting Horizon” on Annex A-1 to this prospectus supplement is “Specified,” the Yield Rate on securities issued by the United States Treasury having a maturity specified in the related mortgage loan documents.
     The Yield Maintenance Interest Rate should be increased by x basis points if the value specified for the subject mortgage loan in the column “Yield Maintenance Interest Rate” on Annex A-1 to this prospectus supplement is “T+x,” or by zero (0) basis points if the value specified is “Treasury Flat” (or “U.S. obligations Flat”).
     The Yield Maintenance Interest Rate, as adjusted in the preceding paragraph, shall be converted to a monthly equivalent yield if the value for the subject mortgage loan specified in the column labeled “Yield Maintenance Interest Rate Converted to Monthly Mortgage Rate” on Annex A-1 to this prospectus supplement is “Yes.”

ANNEX A-1
Characteristics of the Underlying
Mortgage Loans and the Mortgaged Real Properties
Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in this Annex A-1, each ARD Loan is assumed to mature on its anticipated repayment date.

Loan #	Originator	Property Name	Street Address

City	State	Zip Code	County

	Original Principal	Cut-off Date	Mortgage Interest
Property Type	Balance	Principal Balance	Rate

	First Payment		Remaining	Remaining
Note Date	Date	Seasoning(1)	Loan Term	Amortization Term

(1)	Age

A-1-1

		Cut-off Date	Underwritten Debt
Primary Servicer(2)	Loan Purpose	Loan-to-Value Ratio	Service Coverage Ratio

(2)	Only if the subject primary servicer, if any, is a servicer contemplated by Item 1108(a)(2) of Regulation AB.

Underwritten Net	Underwritten	Underwritten	Underwritten
Operating Income	Net Cash Flow	Revenues	Expenses

	Occupancy	Tenant	Square Feet	Lease
Occupancy %	Date	Name(3)	Occupied(3)	Expiration(3)

(3)	For three largest tenants at office, retail and industrial properties.

A-1-2

ANNEX A-2
Summary Characteristics of the Underlying
Mortgage Loans and the Mortgaged Real Properties
Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.
This annex will include the following stratification tables (each of which will show number of loans or properties, aggregate cut-off date principal balance and percentage of initial mortgage pool balance for each sub-category in a table):
1.	Mortgage Loan Seller;

2.	Property Type;

3.	Location by State;

4.	Cut-off Date Principal Balances;

5.	Mortgage Interest Rates;

6.	Underwritten Debt Service Coverage Ratios;

7.	Cut-off Date Loan-to-Value Ratios;

8.	Remaining Loan Terms; and

9.	Original Amortization Terms.

A-2-1

ANNEX A-3
Summary Characteristics of the Underlying Mortgage Loans
in Loan Group No. 1 and the related Mortgaged Real Properties
Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.
This annex will include the following stratification tables (each of which will show number of loans or properties in Loan Group No. 1, the aggregate cut-off date principal balance and percentage of the Initial Loan Group No. 1 Balance for each sub-category in a table):
1.	Mortgage Loan Seller;

2.	Property Type;

3.	Location by State;

4.	Cut-off Date Principal Balances;

5.	Mortgage Interest Rates;

6.	Underwritten Debt Service Coverage Ratios;

7.	Cut-off Date Loan-to-Value Ratios;

8.	Remaining Loan Terms; and

9.	Original Amortization Terms.

A-3-1

ANNEX A-4
Summary Characteristics of the Underlying Mortgage Loans
in Loan Group No. 2 and the related Mortgaged Real Properties
Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.
This annex will include the following stratification tables (each of which will show number of loans or properties in Loan Group No. 2, the aggregate cut-off date principal balance and percentage of the Initial Loan Group No. 2 Balance for each sub-category in a table):
1.	Mortgage Loan Seller;

2.	Property Type;

3.	Location by State;

4.	Cut-off Date Principal Balances;

5.	Mortgage Interest Rates;

6.	Underwritten Debt Service Coverage Ratios;

7.	Cut-off Date Loan-to-Value Ratios;

8.	Remaining Loan Terms; and

9.	Original Amortization Terms.

A-4-1

ANNEX A-5
Characteristics of the Multifamily and Manufactured Housing Mortgaged Real Properties

A-5-1

ANNEX B
Description of Ten Largest Mortgage Loans and/or Groups of Cross-Collateralized Mortgage Loans
[Includes individual write-up for each of ten largest mortgage loans and/or groups of cross-collateralized mortgage loans. Write-up for any mortgage loan representing 10% or more of the initial mortgage pool balance will include information contemplated by Item 1111(b)(9)(ii) of Regulation AB.]
[For any significant obligor, the related writeup or the related prospectus supplement will include the following information required pursuant to Item 1112 of Regulation AB for such significant obligor: (a) the following descriptive information: (1) the name of the obligor; (2) the organizational form and general character of the business of the obligor; (3) the nature of the concentration of the pool assets with the obligor; and 4) the material terms of the pool assets and the agreements with the obligor involving the pool assets; and (b) the following financial information: (1) if the pool assets relating to the significant obligor represent 10% or more, but less than 20%, of the asset pool, selected financial data required by Item 301 of Regulation S-K for the significant obligor, provided, however, that for a significant obligor under Item 1101(k)(2) of Regulation AB, only net operating income for the most recent fiscal year and interim period will be provided; and (2) if the pool assets relating to the significant obligor represent 20% or more of the asset pool, financial statements meeting the requirements of Regulation S-X (to the extent required under Item 1112 of Regulation AB), of the significant obligor.]

B-1

ANNEX C-1
PRICE/YIELD TABLES

C-1-1

ANNEX C-2
DECREMENT TABLES

C-2-1

Percentages of Initial Total Principal Balance at the Specified CPRs
(Prepayments Locked Out through Lock-out Period, Defeasance Period and
Yield Maintenance Period, then at following CPR)
Class A-1

Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage
_______________________
_______________________
_______________________
_______________________
_______________________ and thereafter
Weighted Average Life (in Years)
Class A-2

Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage
_______________________
_______________________
_______________________
_______________________
_______________________ and thereafter
Weighted Average Life (in Years)

C-2-2

Percentages of Initial Total Principal Balance at the Specified CPRs
(Prepayments Locked Out through Lock-out Period, Defeasance Period and
Yield Maintenance Period, then at following CPR)
Class A-3

Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage
_______________________
_______________________
_______________________
_______________________
_______________________ and thereafter
Weighted Average Life (in Years)

C-2-3

Percentages of Initial Total Principal Balance at the Specified CPRs
(Prepayments Locked Out through Lock-out Period, Defeasance Period and
Yield Maintenance Period, then at following CPR)
Class A-3

Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________ and thereafter
Weighted Average Life (in Years)
Class A-SB

Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________ and thereafter
Weighted Average Life (in Years)

C-2-4

Percentages of Initial Total Principal Balance at the Specified CPRs
(Prepayments Locked Out through Lock-out Period, Defeasance Period and
Yield Maintenance Period, then at following CPR)
Class A-4

Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________ and thereafter
Weighted Average Life (in Years)
Class A-1A

Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________ and thereafter
Weighted Average Life (in Years)

C-2-5

Percentages of Initial Total Principal Balance at the Specified CPRs
(Prepayments Locked Out through Lock-out Period, Defeasance Period and
Yield Maintenance Period, then at following CPR)
Class A-M

Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________ and thereafter
Weighted Average Life (in Years)
Class A-J

Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________ and thereafter
Weighted Average Life (in Years)

C-2-6

Percentages of Initial Total Principal Balance at the Specified CPRs
(Prepayments Locked Out through Lock-out Period, Defeasance Period and
Yield Maintenance Period, then at following CPR)
Class B

Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________ and thereafter
Weighted Average Life (in Years)
Class C

Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________ and thereafter
Weighted Average Life (in Years)

C-2-7

Percentages of Initial Total Principal Balance at the Specified CPRs
(Prepayments Locked Out through Lock-out Period, Defeasance Period and
Yield Maintenance Period, then at following CPR)
Class D

Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________ and thereafter
Weighted Average Life (in Years)
Class E

Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________
_______________________ and thereafter
Weighted Average Life (in Years)

C-2-8

ANNEX D
Form of Payment Date Statement

D-1

ANNEX E
CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

	Class A-SB		Class A-SB
Payment Date	Planned Principal Balance	Payment Date	Planned Principal Balance

E-1

ANNEX F
GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES
     Except in limited circumstances, the globally offered ___ 201_-C_ Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 201_-C_, Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-MFX, Class A-J, Class B, Class C, Class D and Class E, will be available only in book-entry form.
     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.
     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.
     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.
     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.
     As described under “U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.
Initial Settlement
     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.
     Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
     Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.
Secondary Market Trading
     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.
     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.
     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.
     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.
     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.
     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or

Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.
     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:
•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.
Certain U.S. Federal Income Tax Documentation Requirements
     A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:
1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):
(a)	if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):
(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed;

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary; and

(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or
(b)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):
(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed;

(ii)	certifying that the nonqualified intermediary is not acting for its own account;

(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners; and

(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or
5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.
     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.
     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:
•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).
     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PROSPECTUS
Citigroup Commercial Mortgage Securities Inc., the Depositor
Mortgage Pass-Through Certificates, Issuable in Series
     We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See “Method of Distribution.”

The Offered Certificates:	The Trust Assets:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will—

•   have its own series designation, and
The assets of each issuing entity will include— • mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

•   consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. The offered certificates will represent interests only in the issuing entity. They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.
•   mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

•   some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements and/or currency exchange agreements.
     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters’ compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.
     Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

You should carefully consider the risk factors beginning on page 19 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2010.

Page

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS	6
AVAILABLE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	19
The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable	19
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	22
The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks	28
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	49
Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	52
Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	52
Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	52
Changes in Pool Composition Will Change the Nature of Your Investment	53
The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery	53
Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates	54
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	55
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	57
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property	58
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	58
Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	60
Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights	60
With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.	61
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable	62
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	62

Page

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.	63
Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses	63
Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property	64
Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results	64
Compliance with the Americans with Disabilities Act of 1990 May Be Expensive	64
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	65
Potential Conflicts of Interest Can Affect a Person’s Performance	65
Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.	66
Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans	66
Limited Information Causes Uncertainty	66
The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets	66
Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	67
The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally	67
The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities	68
Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series	68
Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates	69
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	69
The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series	69
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	70
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets	70
Problems with Book-Entry Registration	71
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	71
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	71
CAPITALIZED TERMS USED IN THIS PROSPECTUS	73
THE TRUST FUND	73
Description of the Trust Assets	73
Mortgage Loans	73
Mortgage-Backed Securities	78
Acquisition, Removal and Substitution of Mortgage Assets	79
Cash, Accounts and Permitted Investments	81
Credit Support	81
Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection	81
TRANSACTION PARTICIPANTS	82

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.
AVAILABLE INFORMATION
     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-[                    ]. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, and that internet website is located at http://www.sec.gov.

SUMMARY OF PROSPECTUS
     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

The Depositor
We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 388 Greenwich Street, New York, New York 10013. Our main telephone number is 212-816-6000. We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc. We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See “Transaction Participants—The Depositor.”

The Sponsor
Citigroup Global Markets Realty Corp., which is our affiliate, will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates, unless otherwise specified in the prospectus supplement. If and to the extent there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See “Transaction Participants—The Sponsor.”

The Issuing Entity
The issuing entity with respect to each series of offered certificates will be a statutory trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued. See “Transaction Participants—The Issuing Entity.”

The Originators
Some or all of the mortgage loans backing a series of offered certificates may be originated by Citigroup Global Markets Realty Corp. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See “Transaction Participants—The Originators” and “Transaction Participants—The Sponsor.” We will identify in the prospectus supplement for each series of offered certificates any originator or group of affiliated originators — apart from a sponsor and/or its affiliates — that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

The Securities Being Offered
The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See “Rating.”

Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be Issued with Other Certificates
We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under “—The Securities Being Offered” above.

The Governing Documents	In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things—

• the issuance of each series of offered certificates,

• the creation of and transfer of assets to the issuing entity, and

• the servicing and administration of those assets.

The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing document(s) will also include—

•   one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

•   one or more special servicers that will generally be responsible for servicing and administering (a) those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect, including the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

Compensation arrangements for a trustee, master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction.

In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. In addition, in the related prospectus supplement, we will also identify any other material servicer responsible for making distributions to holders of a series of offered certificates, performing workouts or foreclosures, or other aspects of the servicing of a series of offered certificates or the related underlying mortgage assets upon which the performance of those offered certificates or underlying mortgage assets is materially dependent, and we will describe that servicer’s duties and compensation in further detail. See “Description of the Governing Documents.”

Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10% or more of the related mortgage assets, by balance.

Characteristics of the Mortgage Assets
The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

• rental or cooperatively-owned buildings with multiple dwelling units;

• retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

• office buildings;

• hospitality properties;

• casino properties;

• health care-related facilities;

• industrial facilities;

• warehouse facilities, mini-warehouse facilities and self-storage facilities;

• restaurants, taverns and other establishments involved in the food and beverage industry;

• manufactured housing communities, mobile home parks and recreational vehicle parks;

• recreational and resort properties;

• arenas and stadiums;

• churches and other religious facilities;

• parking lots and garages;

• mixed use properties;

• other income-producing properties; and/or

• unimproved land.

The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans—

• may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•   may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

• may provide for no accrual of interest;

•   may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

• may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

• may permit the negative amortization or deferral of accrued interest;

• may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

• may permit defeasance and the release of real property collateral in connection with that defeasance;

• may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

• may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless—

• the security has been registered under the Securities Act of 1933, as amended, or

• we would be free to publicly resell the security without registration.

In addition to the asset classes described above in this “—Characteristics of the Mortgage Assets” subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

The trust assets with respect to a series of offered certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

See “The Trust Fund.”

Acquisition, Removal and Substitution of Mortgage Assets
We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee or such other party as is specified in the related prospectus supplement to cover the shortfall, and we will specify in the related prospectus supplement the amount of, and the percentage of the mortgage asset pool represented by, that deposit. For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or such other party as is specified in the related prospectus supplement will be entitled to obtain a release of the deposited cash or investments upon delivery of a corresponding amount of mortgage assets. However, if there is a failure by us or any other applicable party to deliver mortgage assets sufficient to make up the entire shortfall by the end of the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee or other applicable party will be used to pay down the total principal balance of the related series of certificates or otherwise as described in the related prospectus supplement. If the subject securitization transaction contemplates a prefunding period, we will disclose in the related prospectus supplement any limitation on the ability to add pool assets and the requirements for mortgage assets that may be added to the related mortgage asset pool.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

• cash that would be applied to pay down the principal balances of certificates of that series; and/or

• other mortgage loans or mortgage-backed securities that—

1. conform to the description of mortgage assets in this prospectus, and

2. satisfy the criteria set forth in the related prospectus supplement.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified under circumstances described in the related prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Characteristics of the Offered Certificates	As more particularly described under “Description of the Certificates—General” and “—Payments on the Certificates,” an offered certificate may entitle the holder to receive:

• payments of interest;

• payments of principal;

•   payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or any other specific items or amounts received on the related mortgage assets; and/or

• payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including the principal balance or notional amount, pass-through rate, payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

See “Description of the Certificates.”

Credit Support and Reinvestment, Interest Rate and Currency Related Protection for the Offered Certificates
Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

The trust assets with respect to any series of offered certificates may also include any of the following agreements:

• guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

• interest rate exchange agreements, interest rate cap agreements and interest rate floor agreements; and

• currency exchange agreements.

We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

See “Risk Factors,” “The Trust Fund” and “Description of Credit Support.”

Advances with Respect to the Mortgage Assets
If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

• delinquent scheduled payments of principal and/or interest, other than balloon payments,

• property protection expenses,

• other servicing expenses, or

• any other items specified in the related prospectus supplement.

Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See “Description of the Governing Documents—Advances.”

If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional or Mandatory Redemption or Termination
We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell—

• all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

• that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

See “Description of the Certificates—Termination and Redemption.”

Federal Income Tax Consequences	Any class of offered certificates will constitute or evidence ownership of:

• regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

• interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986.

See “Federal Income Tax Consequences.”

ERISA Considerations
If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986. See “ERISA Considerations.”

Legal Investment
If your investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See “Legal Investment.”

Rating
It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto. See “Rating.”

RISK FACTORS
     You should consider the following factors, as well as the factors set forth under “Risk Factors” in the related prospectus supplement, in deciding whether to purchase offered certificates.
The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable
     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.
     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—
•	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

•	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.
In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.
     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.
     The investment performance of your offered certificates may vary materially and adversely from your expectations due to—
•	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

•	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.
     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.
     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.
     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—
•	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

•	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.
     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.
     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.
     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.
     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.
     See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.
     There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:
•	the fair market value and condition of the underlying real property;

•	the level of interest rates;

•	the borrower’s equity in the underlying real property;

•	the borrower’s financial condition;

•	occupancy levels at or near the time of refinancing;

•	the operating history of the underlying real property;

•	changes in zoning and tax laws;

•	changes in competition in the relevant area;

•	changes in rental rates in the relevant area;

•	changes in governmental regulation and fiscal policy;

•	prevailing general and regional economic conditions;

•	the state of the fixed income and mortgage markets; and

•	the availability of credit for multifamily rental or commercial properties.
     See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.
     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.
     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance
     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:
•	the sufficiency of the net operating income of the applicable real property;

•	the market value of the applicable real property at or prior to maturity; and

•	the ability of the related borrower to refinance or sell the applicable real property.
     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.
     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.
     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

•	the successful operation and value of the related mortgaged property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.
     See “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.
     Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:
•	the location, age, functionality, design and construction quality of the subject property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the characteristics of the neighborhood where the property is located;

•	the degree to which the subject property competes with other properties in the area;

•	the proximity and attractiveness of competing properties;

•	the existence and construction of competing properties;

•	the adequacy of the property’s management and maintenance;

•	tenant mix and concentration;

•	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

•	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

•	demographic factors;

•	customer confidence, tastes and preferences;

•	retroactive changes in building codes and other applicable laws;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

•	vulnerability to litigation by tenants and patrons.
     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:
•	an increase in interest rates, real estate taxes and other operating expenses;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

•	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

•	an increase in vacancy rates;

•	a decline in rental rates as leases are renewed or replaced;

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

•	environmental contamination.
     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:
•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the rental rates at which leases are renewed or replaced;

•	the percentage of total property expenses in relation to revenue;

•	the ratio of fixed operating expenses to those that vary with revenues; and

•	the level of capital expenditures required to maintain the property and to maintain or replace tenants.
Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.
     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:
•	to pay for maintenance and other operating expenses associated with the property;

•	to fund repairs, replacements and capital improvements at the property; and

•	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.
Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

     Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:
•	a general inability to lease space;

•	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

•	an increase in tenant payment defaults or any other inability to collect rental payments;

•	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

•	an increase in the capital expenditures needed to maintain the property or to make improvements;

•	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

•	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.
     With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.
     Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.
     Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.
     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.
     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Accordingly, factors that will affect the operation and value of a commercial property include:
•	the business operated by the tenants;

•	the creditworthiness of the tenants; and

•	the number of tenants.
     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:
•	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

•	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.
     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.
     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.
     Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:
•	changes in interest rates;

•	the availability of refinancing sources;

•	changes in governmental regulations, licensing or fiscal policy;

•	changes in zoning or tax laws; and

•	potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:
•	responding to changes in the local market;

•	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

•	operating the property and providing building services;

•	managing operating expenses; and

•	ensuring that maintenance and capital improvements are carried out in a timely fashion.
     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.
     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—
•	maintain or improve occupancy rates, business and cash flow,

•	reduce operating and repair costs, and

•	preserve building value.
On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.
     Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.
     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:
•	rental rates;

•	location;

•	type of business or services and amenities offered; and

•	nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:
•	offers lower rents;

•	has lower operating costs;

•	offers a more favorable location; or

•	offers better facilities.
     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.
     The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property. See, for example, “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below. Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.
The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks
     General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties.
     Factors affecting the value and operation of a multifamily rental property include:
•	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

•	the types of services or amenities offered at the property;

•	the location of the property;

•	distance from employment centers and shopping areas;

•	the characteristics of the surrounding neighborhood, which may change over time;

•	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

•	the ability of management to provide adequate maintenance and insurance;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

•	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

•	the ability of management to respond to competition;

•	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

•	in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

•	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

•	local factory or other large employer closings;

•	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

•	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

•	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

•	the extent to which increases in operating costs may be passed through to tenants; and

•	the financial condition of the owner of the property.
     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.
     In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.
     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may—
•	require written leases;

•	require good cause for eviction;

•	require disclosure of fees;

•	prohibit unreasonable rules;

•	prohibit retaliatory evictions;

•	prohibit restrictions on a resident’s choice of unit vendors;

•	limit the bases on which a landlord may increase rent; or

•	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.
     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.
     Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—
•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.
     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.
     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.
     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—
•	mortgage loan payments,

•	real property taxes,

•	maintenance expenses, and

•	other capital and ordinary expenses of the property.
These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.
     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—
•	maintenance payments from the tenant/shareholders, and

•	any rental income from units or commercial space that the cooperative corporation might control.
     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include—

•	the failure of the corporation to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

•	the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.
     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation’s board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.
     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.
     Retail Properties. The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—
•	shopping centers,

•	factory outlet centers,

•	malls,

•	automotive sales and service centers,

•	consumer oriented businesses,

•	department stores,

•	grocery stores,

•	convenience stores,

•	specialty shops,

•	gas stations,

•	movie theaters,

•	fitness centers,

•	bowling alleys,

•	salons, and

•	dry cleaners.
     A number of factors may affect the value and operation of a retail property. Some of these factors include:
•	the strength, stability, number and quality of the tenants;

•	tenants’ sales;

•	tenant mix;

•	whether the property is in a desirable location;

•	the physical condition and amenities of the building in relation to competing buildings;

•	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

•	the financial condition of the owner of the property.
     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—
•	lower rents,

•	grant a potential tenant a free rent or reduced rent period,

•	improve the condition of the property generally, or

•	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.
     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:
•	competition from other retail properties;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	perceptions regarding the safety of the surrounding area;

•	demographics of the surrounding area;

•	the strength and stability of the local, regional and national economies;

•	traffic patterns and access to major thoroughfares;

•	the visibility of the property;

•	availability of parking;

•	the particular mixture of the goods and services offered at the property;

•	customer tastes, preferences and spending patterns; and

•	the drawing power of other tenants.
     The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.
     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.
     With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.
     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.
     A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

     In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.
     Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:
•	an anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s lease;

•	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

•	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

•	a loss of an anchor tenant’s ability to attract shoppers.
     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:
•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	home shopping networks and programs;

•	internet web sites and electronic media shopping; and

•	telemarketing.
     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.
     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.
     Office Properties. Factors affecting the value and operation of an office property include:
•	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

•	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

•	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

•	the location of the property with respect to the central business district or population centers;

•	demographic trends within the metropolitan area to move away from or towards the central business district;

•	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

•	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

•	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

•	the quality and philosophy of building management;

•	access to mass transportation;

•	accessibility from surrounding highways/streets;

•	changes in zoning laws; and

•	the financial condition of the owner of the property.
     With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.
     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.
     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:
•	rental rates;

•	the building’s age, condition and design, including floor sizes and layout;

•	access to public transportation and availability of parking; and

•	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.
     The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:
•	the cost and quality of labor;

•	tax incentives; and

•	quality of life considerations, such as schools and cultural amenities.
     The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.
     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:
•	full service hotels;

•	resort hotels with many amenities;

•	limited service hotels;

•	hotels and motels associated with national or regional franchise chains;

•	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

•	other lodging facilities.
     Factors affecting the value, operation and economic performance of a hospitality property include:
•	the location of the property and its proximity to major population centers or attractions;

•	the seasonal nature of business at the property;

•	the level of room rates relative to those charged by competitors;

•	quality and perception of the franchise affiliation;

•	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

•	the existence or construction of competing hospitality properties;

•	nature and quality of the services and facilities;

•	financial strength and capabilities of the owner and operator;

•	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

•	increases in operating costs, which may not be offset by increased room rates;

•	the property’s dependence on business and commercial travelers and tourism;

•	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

•	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.
     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.
     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.
     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:
•	the continued existence and financial strength of the franchisor;

•	the public perception of the franchise service mark; and

•	the duration of the franchise licensing agreement.
     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.
     In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

     Casino Properties. Factors affecting the economic performance of a casino property include:
•	location, including proximity to or easy access from major population centers;

•	appearance;

•	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

•	the existence or construction of competing casinos;

•	dependence on tourism; and

•	local or state governmental regulation.
     Competition among major casinos may involve attracting patrons by—
•	providing alternate forms of entertainment, such as performers and sporting events, and

•	offering low-priced or free food and lodging.
     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.
     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.
     The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.
     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.
     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.
     Health Care-Related Properties. Health care-related properties include:
•	hospitals;

•	medical offices;

•	skilled nursing facilities;

•	nursing homes;

•	congregate care facilities; and

•	in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:
•	statutory and regulatory changes;

•	retroactive rate adjustments;

•	administrative rulings;

•	policy interpretations;

•	delays by fiscal intermediaries; and

•	government funding restrictions.
     In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.
     All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.
     Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:
•	federal and state licensing requirements;

•	facility inspections;

•	rate setting;

•	disruptions in payments;

•	reimbursement policies;

•	audits, which may result in recoupment of payments made or withholding of payments due;

•	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

•	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams,” by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

•	shortages in staffing, increases in labor costs and labor disputes.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.
     With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.
     The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.
     The Deficit Reduction Act of 2006 is expected to increase government anti-fraud efforts. Among other things, the statute required organizations, such as nursing facilities and assisted living facilities, that receive $5 million or more in Medicaid payments to have trained their work forces on the federal false claims act and its whistle blower provisions by January 1, 2007. The statute also encourages states to pass their own false claims laws by giving states a larger share of the money recovered from false claims cases. The effect of the Deficit Reduction Act of 2006 may be to create more whistle blowers and give rise to more false claims act prosecutions. There can be no assurance that government officials responsible for false claims act enforcement will not assert that one or more of a borrower’s arrangements, practices, nursing facilities, or assisted living facilities are in violation of such laws.
     Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

     Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.
     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.
     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.
     The value and operation of an industrial property depends on:
•	location of the property, the desirability of which in a particular instance may depend on—
1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;
•	building design of the property, the desirability of which in a particular instance may depend on—
1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and
•	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.
     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.
     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.
     Successful operation of a warehouse, mini-warehouse or self-storage property depends on—
•	building design,

•	location and visibility,

•	tenant privacy,

•	efficient access to the property,

•	proximity to potential users, including apartment complexes or commercial users,

•	services provided at the property, such as security,

•	age and appearance of the improvements, and

•	quality of management.
     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:
•	competition from facilities having businesses similar to a particular restaurant or tavern;

•	perceptions by prospective customers of safety, convenience, services and attractiveness;

•	the cost, quality and availability of food and beverage products;

•	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

•	changes in demographics, consumer habits and traffic patterns;

•	the ability to provide or contract for capable management; and

•	retroactive changes to building codes, similar ordinances and other legal requirements.
     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.
     The food and beverage service industry is highly competitive. The principal means of competition are—
•	market segment,

•	product,

•	price,

•	value,

•	quality,

•	service,

•	convenience,

•	location, and

•	the nature and condition of the restaurant facility.
     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—
•	lower operating costs,

•	more favorable locations,

•	more effective marketing,

•	more efficient operations, or

•	better facilities.
     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.
     Factors affecting the success of a regionally- or nationally-known chain restaurant include:
•	actions and omissions of any franchisor, including management practices that—
1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;
•	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

•	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.
     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.
     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.
     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:
•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the number of comparable competing properties in the local market;

•	the age, appearance, condition and reputation of the property;

•	the quality of management; and

•	the types of facilities and services it provides.
     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—
•	multifamily rental properties,

•	cooperatively-owned apartment buildings,

•	condominium complexes, and

•	single-family residential developments.
     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.
     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.
     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—
•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.
     In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.
     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:
•	the location and appearance of the property;

•	the appeal of the recreational activities offered;

•	the existence or construction of competing properties, whether or not they offer the same activities;

•	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

•	geographic location and dependence on tourism;

•	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

•	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

•	sensitivity to weather and climate changes; and

•	local, regional and national economic conditions.
     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.
     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.
     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:
•	sporting events;

•	musical events;

•	theatrical events;

•	animal shows; and/or

•	circuses.
     The ability to attract patrons is dependent on, among others, the following factors:
•	the appeal of the particular event;

•	the cost of admission;

•	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

•	perceptions by prospective patrons of the safety of the surrounding area; and

•	the alternative forms of entertainment available in the particular locale.
     In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.
     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.
     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:
•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.
     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on—
•	its location,

•	its size,

•	the surrounding neighborhood, and

•	local zoning laws.
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error
     Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—
•	the successful operation of the property, and

•	its ability to generate income sufficient to make payments on the loan.
This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.
     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—
•	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.
The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—
•	make the loan payments on the related mortgage loan,

•	cover operating expenses, and

•	fund capital improvements at any given time.
     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—
•	some health care-related facilities,

•	hotels and motels,

•	recreational vehicle parks, and

•	mini-warehouse and self-storage facilities,
tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—
•	warehouses,

•	retail stores,

•	office buildings, and

•	industrial facilities.
     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.
     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:
•	increases in energy costs and labor costs;

•	increases in interest rates and real estate tax rates; and

•	changes in governmental rules, regulations and fiscal policies.
     Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—
•	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.
     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—
•	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

•	the lender has greater protection against loss on liquidation following a borrower default.
     However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—
•	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

•	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

•	the income capitalization method, which takes into account the property’s projected net cash flow; or

•	a selection from the values derived from the foregoing methods.
     Each of these appraisal methods presents analytical difficulties. For example—
•	it is often difficult to find truly comparable properties that have recently been sold;

•	the replacement cost of a property may have little to do with its current market value; and

•	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.
     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.
     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.
     See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.
Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss
     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—
•	the operation of all of the related real properties, and

•	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.
For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.
Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss
     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.
Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss
     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:
•	any adverse economic developments that occur in the locale, state or region where the properties are located;

•	changes in the real estate market where the properties are located;

•	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

•	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment
     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.
     If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.
     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.
The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery
     Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.
     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:
•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

•	individuals that have personal liabilities unrelated to the property.
     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.
     However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.
     In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent. However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower. Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity. Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.
     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See “—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates” below and “Legal Aspects of Mortgage Loans—Bankruptcy Laws.”
     The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.
     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.
     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.
Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates
     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.
     A bankruptcy court also may:
•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.
     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.
     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower’s assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.
     As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing
     There can be no assurance—
•	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

•	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

•	that the results of the environmental testing were accurately evaluated in all cases;

•	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

•	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.
     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.
     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—
•	tenants at the property, such as gasoline stations or dry cleaners, or

•	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.
     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.
     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—
•	agents or employees of the lender are deemed to have participated in the management of the borrower, or

•	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.
     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.
     Federal law requires owners of residential housing constructed prior to 1978—
•	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

•	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.
     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums
     Some mortgage loans underlying the offered certificates will be secured by—
•	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

•	the related voting rights in the owners’ association for the subject building, development or project.
     Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.
     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.
     There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property
     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.
     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant’s lender may not be able to succeed to the tenant’s position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant’s obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.
     Further, in a 2003 decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable
     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—
•	the bankrupt party—
1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

•	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.
If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.
     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.
     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—
•	the related real property, or

•	a majority ownership interest in the related borrower.
     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.
     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:
•	the default is deemed to be immaterial,

•	the exercise of those remedies would be inequitable or unjust, or

•	the circumstances would render the acceleration unconscionable.
     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. See “Legal Aspects of Mortgage Loans—Bankruptcy Laws.”
     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.
Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property
     Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action,” “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional — and perhaps significant additional — delay and expense in foreclosing on the underlying real properties located in states affected by “one action,” “security first” or “anti-deficiency” rules. See “Legal Aspects of Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation.”
Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights
     With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt. In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See “The Trust Fund—Mortgage Loans—Loan Combinations.”
     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.
     The existence of any additional secured indebtedness may adversely affect the related borrower’s financial viability and/or the subject trust’s security interest in the related real property collateral. For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See “Legal Aspects of Mortgage Loans—Subordinate Financing.”

     In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:
•	grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of the payment terms of the subject underlying mortgage loan; and or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.
     See also “—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests” below.
With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.
     One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See “The Trust Fund—Mortgage Loans—Loan Combinations.” Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer — without cause — with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination — or, if applicable, any representative, designee or assignee thereof with respect to the particular right — that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.
     In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests. See “Description of the Governing Documents—Servicing Mortgage Loans That Are Part of a Loan Combination.”
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable
     One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust — directly or through an applicable servicer — will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates
     In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.
     In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:
•	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of payment terms of the subject underlying mortgage loan; and/or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.
     Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.
     The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.
Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses
     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:
•	war,

•	riot, strike and civil commotion,

•	terrorism,

•	nuclear, biological or chemical materials,

•	revolution,

•	governmental actions,

•	floods and other water-related causes,

•	earth movement, including earthquakes, landslides and mudflows,

•	wet or dry rot,

•	mold,

•	vermin, and

•	domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.
     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.
     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.
Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property
     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises “as is” in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.
Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results
     Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.
     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.
Compliance with the Americans with Disabilities Act of 1990 May Be Expensive
     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan
     From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that those legal proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.
     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:
•	breach of contract involving a tenant, a supplier or other party;

•	negligence resulting in a personal injury, or

•	responsibility for an environmental problem.
     Litigation will divert the owner’s attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.
     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.
Potential Conflicts of Interest Can Affect a Person’s Performance
     A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.
     In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.
     In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.
Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.
     In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:
•	the real properties may be managed by property managers that are affiliated with the related borrowers;

•	the property managers also may manage additional properties, including properties that may compete with those real properties; or

•	affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.
Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans
     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.
Limited Information Causes Uncertainty
     Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.
The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets
     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.
Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates
     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.
     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.
     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.
     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.
     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.
The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally
     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.
     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.
     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—
•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

•	legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

•	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.
     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.
The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities
     Recent events in the real estate securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate has resulted in increased delinquencies and defaults on loans secured by that real estate. In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector. Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on securities that are backed by loans secured by that real estate and thus affect the values of those securities. We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe or how it will affect the value of your offered certificates.
     In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also contributed to a decline in the market value and liquidity of commercial mortgage-backed securities. The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities. Even if your offered certificates are performing as anticipated, the value of your offered certificates in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of your offered certificates.
Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series
     If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

     When making an investment decision, you should consider, among other things—
•	the payment priorities of the respective classes of the certificates of the same series,

•	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the related trust.
Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates
     The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses
     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.
     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.
     Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.
The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series
     The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable. Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.
     The certificateholders and/or certificate owners possessing — directly or through representatives — the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series. You should expect that those certificateholders and/or certificate owners — directly or through representatives — will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates
     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets
     The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Problems with Book-Entry Registration
     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result—
•	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

•	you may have only limited access to information regarding your offered certificates;

•	you may suffer delays in the receipt of payments on your offered certificates; and

•	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.
     See “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates
     Any of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:
•	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

•	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.
The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.
     In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences
     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.
     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See “Federal Income Tax Consequences—REMICs.”
     Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:
•	generally will not be reduced by losses from other activities,

•	for a tax-exempt holder, will be treated as unrelated business taxable income, and

•	for a foreign holder, will not qualify for any exemption from withholding tax.
     Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:
•	individuals,

•	estates,

•	trusts beneficially owned by any individual or estate, and

•	pass-through entities having any individual, estate or trust as a shareholder, member or partner.
     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—
•	a foreign person under the Internal Revenue Code of 1986, or

•	a U.S. person that is classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons, or

•	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.
     It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this “—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences” section.
     See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.”

CAPITALIZED TERMS USED IN THIS PROSPECTUS
     From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the “Glossary” attached to this prospectus.
THE TRUST FUND
Description of the Trust Assets
     The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:
•	various types of multifamily and/or commercial mortgage loans;

•	mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

•	a combination of mortgage loans and mortgage-backed securities of the types described above.
     In addition to the asset classes described above in this “Description of the Trust Assets” section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.
     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.
     Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.
Mortgage Loans
     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:
•	rental or cooperatively-owned buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

•	retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

•	office properties;

•	hospitality properties, such as hotels, motels and other lodging facilities;

•	casino properties;

•	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

•	industrial properties;

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and

•	unimproved land.
     The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth above under “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.
     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include—
•	a fee interest or estate, which consists of ownership of the property for an indefinite period,

•	an estate for years, which consists of ownership of the property for a specified period of years,

•	a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

•	shares in a cooperative corporation which owns the property, or

•	any other real estate interest under applicable local law.
Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.
     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.
     Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. “Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”
     Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied—
•	first, to the payment of court costs and fees in connection with the foreclosure,

•	second, to the payment of real estate taxes, and

•	third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.
The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.
     Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement—
•	the period of the delinquency,

•	any forbearance arrangement then in effect,

•	the condition of the related real property, and

•	the ability of the related real property to generate income to service the mortgage debt.
     We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.
     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:
•	an original term to maturity of not more than approximately 40 years; and

•	scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.
     A mortgage loan included in one of our trusts may also include terms that:
•	provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	provide for no accrual of interest;

•	provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

•	be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	permit the negative amortization or deferral of accrued interest;

•	permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

•	prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.
     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:
•	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

•	the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

•	if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

•	information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

•	debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

•	the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.
     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide—
•	more general information in the related prospectus supplement, and

•	specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.
     In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.
     Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

Mortgage-Backed Securities
     The mortgage-backed securities underlying a series of offered certificates may include:
•	mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

•	certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.
     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.
     Each mortgage-backed security included in one of our trusts—
•	will have been registered under the Securities Act, or

•	will be exempt from the registration requirements of that Act, or

•	will have been held for at least the holding period specified in Rule 144(d) under that Act, or

•	may otherwise be resold by us publicly without registration under that Act.
     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:
•	the initial and outstanding principal amount(s) and type of the securities;

•	the original and remaining term(s) to stated maturity of the securities;

•	the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

•	the payment characteristics of the securities;

•	the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

•	a description of the related credit support, if any;

•	the type of mortgage loans underlying the securities;

•	the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

•	the terms and conditions for substituting mortgage loans backing the securities; and

•	the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.
Acquisition, Removal and Substitution of Mortgage Assets
     We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.
     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.
     If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:
•	the term or duration of the prefunding period;

•	the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds;

•	triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

•	when and how new mortgage assets may be acquired during the prefunding period, and any limitation on the ability to add mortgage assets;

•	the acquisition or underwriting criteria for additional mortgage assets to be acquired during the prefunding period;

•	which party has the authority to add mortgage assets or determine if proposed additional mortgage assets meet the acquisition or underwriting criteria for adding mortgage assets;

•	any requirements to add minimum amounts of mortgage assets and any effects of not meeting those requirements;

•	if applicable, the procedures and standards for the temporary investment of funds in the prefunding account pending use and a description of the financial products or instruments eligible for the prefunding account; and

•	the circumstances under which funds in a prefunding account will be distributed to certificateholders or otherwise disposed of.
     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:
•	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—
1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.
     For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on a direct or indirect equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement. In some cases, those purchase options may be assignable or exercisable by a specified designee.
     In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.
     Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.
     If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in ether case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.
     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.
     See also “Description of the Certificates—Termination and Redemption.”

Cash, Accounts and Permitted Investments
     The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.
     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.
     Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments. In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.
Credit Support
     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:
•	overcollateralization and/or excess cash flow;

•	the subordination of one or more other classes of certificates of the same series;

•	a letter of credit;

•	a surety bond;

•	an insurance policy;

•	a guarantee; and/or

•	a reserve fund.
     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.
Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection
     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested. For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.
     Trust assets may also include:
•	interest rate exchange agreements;

•	interest rate cap agreements;

•	interest rate floor agreements; or

•	currency exchange agreements.
     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.
TRANSACTION PARTICIPANTS
The Sponsor
     Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Realty Corp. (“CGMRC”), a New York corporation, will act as the sole sponsor or a co-sponsor of each securitization transaction involving the issuance of a series of offered certificates. Any other entity which acts as sponsor or co-sponsor with CGMRC will be described in the prospectus supplement.
     CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup Financial Products Inc. and an affiliate of Citigroup Global Markets Inc. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its telecopy number is (212) 723-8604. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (''CMBS’’) transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.
     CGMRC’s Commercial Real Estate Securitization Program.
     CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion and $0 of commercial mortgage loans in public and private offerings during the fiscal years 2002, 2003, 2004, 2005, 2006, 2007, 2008 and 2009, respectively.
     When CGMRC originates mortgage loans in conjunction with third-party correspondents, another third party due diligence provider generally performs the underwriting based on various criteria established or reviewed by CGMRC, and CGMRC originates or acquires the subject mortgage loan prior to inclusion in a securitization.
     In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.
     CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

     In connection with the commercial mortgage securitization transactions it participates in, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.
     CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions it participates in. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.
     In connection with CGMRC contributing mortgage loans to a commercial mortgage securitization transaction, CGMRC may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:
•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents; and

•	make various loan-specific representations and warranties.
     If it is later determined that any mortgage asset contributed by CGMRC fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then CGMRC will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the mortgage asset.
     Underwriting Standards
     General. Set forth below is a discussion of certain general underwriting guidelines of CGMRC with respect to multifamily and commercial mortgage loans originated by CGMRC. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by CGMRC from third party originators.
     Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this “—Underwriting Standards” section.
     Loan Analysis. CGMRC performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CGMRC’s underwriting staff and/or legal counsel will review leases of significant tenants. CGMRC may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CGMRC generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CGMRC staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.
     Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by CGMRC must be approved by one or more—depending on loan size—specified officers of CGMRC. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.
     Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CGMRC will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.
     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—
•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.
     However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.
     For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CGMRC may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:
•	the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal of particular leases and/or the re leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.
     In addition, CGMRC may “normalize” operating expenses by discounting certain extraordinary property-related expenses that may have occurred during the period under review or by assuming the existence of certain expenses that did not occur during the period under review.
     There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.
     Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CGMRC’s judgment of improved property performance in the future and/or other relevant factors.
     We expect to provide in the related prospectus supplement debt service coverage ratios for most mortgage loans backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.
     Loan-to-Value Ratio. CGMRC also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—
•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.
     Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or less than 80% (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CGMRC’s judgment of improved property performance in the future and/or other relevant factors.
     We expect to provide in the related prospectus supplement loan-to-value ratios for most mortgage loans backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.
     Additional Debt. When underwriting a multifamily or commercial mortgage loan, CGMRC will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that CGMRC or an affiliate will be the lender on that additional debt.
     The debt service coverage ratios described above under “—Debt Service Coverage Ratio” and the loan to-value ratios described above under “—Loan-to-Value Ratio” may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.
     Assessments of Property Condition. As part of the underwriting process, CGMRC will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, CGMRC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.
     Appraisals. CGMRC will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, CGMRC will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CGMRC may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
     Environmental Assessment. CGMRC may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, CGMRC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, CGMRC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CGMRC or the environmental consultant believes that such an analysis is warranted under the circumstances.
     Depending on the findings of the initial environmental assessment, CGMRC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.
     Engineering Assessment. In connection with the origination process, CGMRC may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CGMRC will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

     Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, CGMRC may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, CGMRC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.
     Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, CGMRC will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.
     Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CGMRC will analyze whether—
•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by CGMRC to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CGMRC’s judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.
     Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CGMRC may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CGMRC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CGMRC. Furthermore, CGMRC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.
     Notwithstanding the foregoing discussion under this “—Underwriting Standards” section, CGMRC may include mortgage loans in a trust fund which vary from, or do not comply with, CGMRC’s underwriting guidelines. In addition, in some cases, CGMRC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

The Depositor
     We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We were incorporated in the state of Delaware on July 17, 2003. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.
     We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc. Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013. Our telephone number is 212-816-6000.
     We do not have, and do not expect in the future to have, any significant assets.
     We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.
     We were organized, among other things, for the purposes of:
•	acquiring, holding, transferring and assigning mortgage loans, or interests in those loans;

•	acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans;

•	authorizing, issuing, selling and delivering bonds or other evidence of indebtedness that are secured by a pledge or other assignment of real properties, mortgage loans, mortgage-backed securities, reserve funds, guaranteed investment contracts, letters of credit, insurance contracts, surety bonds or any other credit enhancement device or interest rate or currency protection device;

•	acting as depositor of one or more trusts formed to issue, sell and deliver bonds or certificates of interest that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

•	doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.
     Since our incorporation in 2003, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. We generally acquire the commercial and multifamily mortgage loans from CGMRC or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.
     After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:
•	to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or failure to make certain distributions to the certificateholders required pursuant to the related Governing Document, and thereupon appoint a successor trustee;

•	to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

•	to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related Governing Document; and

•	to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related Governing Document.
     Generally, however, it is expected that the functions and/or duties set out under this “—The Depositor” section will be performed by our agents or affiliates.
The Issuing Entity
     The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued. Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of New York or other jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus. Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.
The Originators
     Some or all of the mortgage loans included in one of our trusts may be originated by CGMRC or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See “Transaction Participants—The Sponsor.” We will identify in the related prospectus supplement any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that will or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.
DESCRIPTION OF THE GOVERNING DOCUMENTS
General
     The “Governing Document” for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.
     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.
     A form of a pooling and servicing agreement has been filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under “Transaction Participants—The Depositor.”
Assignment of Mortgage Assets
     At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.
     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:
•	in the case of a mortgage loan—
1.	the address of the related real property,

2.	the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

3.	the remaining term to maturity,

4.	if the mortgage loan is a balloon loan, the remaining amortization term, and

5.	the outstanding principal balance; and
•	in the case of a mortgage-backed security—
1.	the outstanding principal balance, and

2.	the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets
     If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:
•	the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

•	the warranting party’s title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

•	in the case of a mortgage loan—
1.	the enforceability of the related mortgage note and mortgage,

2.	the existence of title insurance insuring the lien priority of the related mortgage, and

3.	the payment status of the mortgage loan.
     We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.
Collection and Other Servicing Procedures with Respect to Mortgage Loans
     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.
     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.
     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.
     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:
•	maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

•	ensuring that the related properties are properly insured;

•	attempting to collect delinquent payments;

•	supervising foreclosures;

•	negotiating modifications;

•	responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

•	protecting the interests of certificateholders with respect to senior lienholders;

•	conducting inspections of the related real properties on a periodic or other basis;

•	collecting and evaluating financial statements for the related real properties;

•	managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

•	maintaining servicing records relating to mortgage loans in the trust.
     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:
•	mortgage loans that are delinquent with respect to a specified number of scheduled payments;

•	mortgage loans as to which there is a material non-monetary default;

•	mortgage loans as to which the related borrower has—
1.	entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

2.	become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and
•	real properties acquired as part of the trust with respect to defaulted mortgage loans.
     The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.
     A borrower’s failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can—
•	make the initial determination of appropriate action,

•	evaluate the success of corrective action,

•	develop additional initiatives,

•	institute foreclosure proceedings and actually foreclose, or

•	accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series, may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See “Legal Aspects of Mortgage Loans—Bankruptcy Laws.”
     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as—
•	performing property inspections and collecting, and

•	evaluating financial statements.
     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as—
•	continuing to receive payments on the mortgage loan,

•	making calculations with respect to the mortgage loan, and

•	making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.
     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.
     If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See “Description of Credit Support” in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination
     One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under “The Trust Fund—Mortgage Loans—Loan Combinations.” With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts. See “Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”
Sub-Servicers
     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.
     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer’s or special servicer’s compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.
     We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.
Collection of Payments on Mortgage-Backed Securities
     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then—
•	that mortgage-backed security will be registered in the name of the related trustee or its designee;

•	the related trustee will receive payments on that mortgage-backed security; and

•	subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.
Advances
     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—
•	delinquent payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.
     If there are any limitations with respect to a party’s advancing obligations, we will discuss those limitations in the related prospectus supplement.
     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of—
•	subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

•	any other specific sources identified in the related prospectus supplement.
     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances—
•	periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

•	at any other times and from any sources as we may describe in the related prospectus supplement.
     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us
     Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon—
•	the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

•	a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.
     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.
     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.
     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of—
•	willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

•	reckless disregard of those obligations and duties.
     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with that Governing Document or series of offered certificates or the related trust. However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:
•	specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

•	incurred in connection with any breach on the part of the relevant party of a representation or warranty made in that Governing Document; or

•	incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of, or reckless disregard of, obligations or duties on the part of the relevant party under that Governing Document.
     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:
•	the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

•	either—
1.	that party is specifically required to bear the expense of the action, or

2.	the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.
     However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.
     With limited exception, any person or entity—
•	into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

•	resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

•	succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager, will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.
     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.
Events of Default
     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-

defaulting party to that Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party’s duties under that Government Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.
Amendment
     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons, as well as any other reasons as may be specified in the related prospectus supplement:
1.	to cure any ambiguity;

2.	to correct any error or to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with this prospectus or the related prospectus supplement;

3.	to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the already existing provisions of that document;

4.	to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

5.	to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

6.	to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

7.	to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

8.	to otherwise modify or delete existing provisions of the Governing Document.
     However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clause 3., 4. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to—
•	reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

•	adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

•	if the related trust is intended to be a “qualifying special purpose entity” under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

•	modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

•	modify the specified percentage of voting rights which is required to be held by certificateholders to consent or not to object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.
List of Certificateholders
     Upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will furnish the requesting certificateholder with a list of the other certificateholders of record of that series identified in the certificate register at the time of the request. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.
Eligibility Requirements for the Trustee
     The trustee for each series of offered certificates will be named in the related prospectus supplement.
     The trustee for a series of offered certificates is at all times required to be a bank, banking association, banking corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times—
•	be authorized under those laws to exercise trust powers;

•	with limited exception, have a combined capital and surplus of at least $50,000,000; and

•	be subject to supervision or examination by a federal or state banking authority.

     If the bank, banking association, banking corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.
     The bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.
Duties of the Trustee
     If no event of default has occurred and is continuing under the related Governing Document, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.
     The trustee for a series of offered certificates will not—
•	make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

•	be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.
     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.
     In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.
Rights, Protections, Indemnities and Immunities of the Trustee
     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.
     The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and control persons will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee’s acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document. Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.
     The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.
     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document, or to make any investigation of matters arising under that Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.
     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.
     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator and custodian for that trust.
Resignation and Removal of the Trustee
     The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us. Upon receiving that notice, we or the related master servicer or manager, as applicable, will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.
     In general, if, among other things—
•	the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we or the master servicer make a written request for the trustee to resign, or

•	the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

•	the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee’s reasonable control) to timely deliver or otherwise make available in accordance with the related Governing Document certain reports or statements required under the related Governing

Document and such failure continues unremedied for a period set forth in the related Governing Document after receipt of written notice by the trustee of such failure, or
•	if the trustee fails to make certain distributions to the certificateholders required pursuant to the related Governing Document, then we may remove the trustee and appoint a successor trustee acceptable to the master servicer and the rating agencies by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.
     In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%—or any other percentage specified in the related prospectus supplement—of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.
     In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the related Governing Document.
     The Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid: (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).
DESCRIPTION OF THE CERTIFICATES
General
     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.
     A series of certificates consists of all those certificates that—
•	have the same series designation;

•	were issued under the same Governing Document; and

•	represent beneficial ownership interests in the same trust.
     A class of certificates consists of all those certificates of a particular series that—
•	have the same class designation; and

•	have the same payment terms.
     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:
•	a stated principal amount, which will be represented by its principal balance, if any;

•	interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

•	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

•	payments of principal, with disproportionate, nominal or no payments of interest;

•	payments of interest, with disproportionate, nominal or no payments of principal;

•	payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

•	payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

•	payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

•	payments of principal to be made, from time to time or for designated periods, at a rate that is—
1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,
than the rate at which payments or other collections of principal are received on the related mortgage assets;

•	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

•	payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;
•	payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

•	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.
     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.
     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.
     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC.
Investor Requirements and Transfer Restrictions
     A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

Payments on the Certificates
     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:
•	the frequency of distributions on, and the periodic distribution date for, that series,

•	the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

•	the record date as of which certificateholders entitled to payments on any particular distribution date will be established.
     All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either—
•	by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days—generally not more than five—prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

•	by check mailed to the address of that holder as it appears in the certificate register, in all other cases.
     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.
     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:
•	the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

•	any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

•	any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

•	how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and
•	an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.
     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets — such as to reserve accounts, cash collateral accounts or expenses — and the purpose and operation of those requirements.
     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.
     The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:
•	a specified fixed rate;

•	a rate based on the interest rate for a particular related mortgage asset;

•	a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

•	a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

•	a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

•	a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

•	a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;
•	a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

•	the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

•	a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.
     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.
     Interest may accrue with respect to any offered certificate on the basis of:
•	a 360-day year consisting of 12 30-day months,

•	the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

•	the actual number of days elapsed during each relevant period in a normal calendar year, or

•	any other method identified in the related prospectus supplement.
     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.
     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.
     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:
•	based on the principal balances of some or all of the related mortgage assets; or

•	equal to the total principal balances of one or more other classes of certificates of the same series.
     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.
     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.
     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.
     The total outstanding principal balance of any class of offered certificates will be reduced by—
•	payments of principal actually made to the holders of that class, and

•	if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.
     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.
     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.
     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.
     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:
•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.
     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.
     The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.
Allocation of Losses and Shortfalls
     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:
•	by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

•	by establishing a priority of payments among those classes.
     Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.
     See “Description of Credit Support.”
Incorporation of Certain Documents by Reference; Reports Filed with the SEC
     All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus—or in the related prospectus supplement—or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
     We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

•	Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.
     We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under trust’s specific number, which will be a series number assigned to the file number for our registration statement as shown under “Available Information.”
     We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.
     We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus. Unless we state otherwise, in the related prospectus supplement, requests for this information should be directed to the corporate trust office of the trustee specified in the related prospectus supplement.

Reports to Certificateholders
     On or about each distribution date, the related master servicer, manager or trustee or another specified party will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding—
•	the payments made on that distribution date with respect to the applicable class of offered certificates, and

•	the recent performance of the mortgage assets.
     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for—
•	that calendar year, or

•	the applicable portion of that calendar year during which the person was a certificateholder.
The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.
     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.
     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.
Voting Rights
     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except—
•	with respect to those amendments to the governing documents described under “Description of the Governing Documents—Amendment,” or

•	as otherwise specified in this prospectus or in the related prospectus supplement.
     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

Termination and Redemption
     The trust for each series of offered certificates will terminate and cease to exist following:
•	the final payment or other liquidation of the last mortgage asset in that trust; and

•	the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.
     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.
     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.
     Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust. Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.
     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to purchase, or to solicit bids for the purchase of, all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.
     The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool — or, in the case of a master trust, of the particular series in which the class was issued — is still outstanding, will include the word “callable.”
Book-Entry Registration
     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg, for so long as they are participants in DTC.
     DTC, Euroclear and Clearstream. DTC is:
•	a limited-purpose trust company organized under the New York Banking Law,

•	a “banking corporation” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.
     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.
     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in a variety of currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.
     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this “—Book-Entry Registration” section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.
     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.
     The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.
     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC’s records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.
     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.
     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.
     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.
     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
     Payments on the book-entry certificates will be made to DTC. DTC’s practice is to credit DTC participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be—
•	governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

•	the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.
     Under a book-entry system, beneficial owners may receive payments after the related distribution date.
     The only “certificateholder” of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as “certificateholders.” The beneficial owners of book-entry certificates will be permitted to exercise the rights of “certificateholders” only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a “certificateholder” only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.
     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.
     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:
•	we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

•	we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC’s procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.
     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.
YIELD AND MATURITY CONSIDERATIONS
General
     The yield on your offered certificates will depend on—
•	the price you paid for your offered certificates,

•	the pass-through rate on your offered certificates,

•	the amount and timing of payments on your offered certificates.
     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.
Pass-Through Rate
     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.
Payment Delays
     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.
Yield and Prepayment Considerations
     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:
•	the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

•	the dates on which any balloon payments are due; and

•	the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.
     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.
     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon—
•	whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

•	when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.
     If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.
     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.
     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either—
•	be based on the principal balances of some or all of the mortgage assets in the related trust, or

•	equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.
Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which—
•	payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

•	payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.
     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:
•	the availability of mortgage credit;

•	the relative economic vitality of the area in which the related real properties are located;

•	the quality of management of the related real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.
In general, those factors that increase—
•	the attractiveness of selling or refinancing a commercial or multifamily property, or

•	the likelihood of default under a commercial or multifamily mortgage loan, would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.
     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as—
•	prepayment lock-out periods, and

•	requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.
If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.
     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:
•	to convert to a fixed rate loan and thereby lock in that rate, or

•	to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.
     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to—
•	realize its equity in the property,

•	meet cash flow needs or

•	make other investments.
     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to—
•	the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

•	the relative importance of those factors,

•	the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

•	the overall rate of prepayment on those mortgage loans.
Weighted Average Life and Maturity
     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.
     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of—
•	scheduled amortization, or

•	prepayments, including—
1.	voluntary prepayments by borrowers, and

2.	involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.
     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth—
•	the projected weighted average life of each class of those offered certificates with principal balances, and

•	the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.
Prepayment Models
     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.
     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.
Other Factors Affecting Yield, Weighted Average Life and Maturity
     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either—
•	to refinance the loan, or

•	to sell the related real property.
If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by—
•	the bankruptcy of the borrower, or

•	adverse economic conditions in the market where the related real property is located.
     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.
     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:
•	limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

•	provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

•	provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.
     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.
     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.
     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.
     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by—
•	the number of foreclosures with respect to the underlying mortgage loans; and

•	the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.
     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.
     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.
     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be affected by the following:
•	a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

•	the establishment of a priority of payments among classes of certificates.
     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:
•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.
     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.
DESCRIPTION OF CREDIT SUPPORT
General
     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:
•	overcollateralization and/or excess cash flow;

•	the subordination of one or more other classes of certificates of the same series;

•	the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

•	the establishment of one or more reserve funds; or

•	any combination of the foregoing.
     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.
     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:
•	the nature and amount of coverage under that credit support;

•	any conditions to payment not otherwise described in this prospectus;

•	any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

•	the material provisions relating to that credit support.
     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.
Subordinate Certificates
     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.
     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.
Overcollateralization and Excess Cash Flow
     If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.
Letters of Credit
     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.
Insurance Policies, Surety Bonds and Guarantees
     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers. These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.
     Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.
Reserve Funds
     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.
     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.
Credit Support with Respect to MBS
     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.
LEGAL ASPECTS OF MORTGAGE LOANS
     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See “The Trust Fund—Mortgage Loans.”
     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.
General
     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—
•	the terms of the mortgage,

•	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

•	the knowledge of the parties to the mortgage, and

•	in general, the order of recordation of the mortgage in the appropriate public recording office.
     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.
Types of Mortgage Instruments
     There are two parties to a mortgage—
•	a mortgagor, who is the owner of the encumbered interest in the real property, and

•	a mortgagee, who is the lender.
     In general, the mortgagor is also the borrower.
     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—
•	the trustor, who is the equivalent of a mortgagor,

•	the trustee to whom the real property is conveyed, and

•	the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.
     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.
     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.
     The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:
•	the express provisions of the related instrument,

•	the law of the state in which the real property is located,

•	various federal laws, and

•	in some deed of trust transactions, the directions of the beneficiary.
Installment Contracts
     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.
     The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.
     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.
Leases and Rents
     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.
     If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.
     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.
     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—
•	without a hearing or the lender’s consent, or

•	unless the lender’s interest in the room rates is given adequate protection.
     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “—Bankruptcy Laws” below.
Personalty
     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.
Foreclosure
     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.
     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are—
•	judicial foreclosure, involving court proceedings, and

•	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.
     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.
     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.
     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—
•	all parties having a subordinate interest of record in the real property, and

•	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.
     Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.
     Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:
•	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

•	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

•	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

•	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—
1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—
•	upheld the reasonableness of the notice provisions, or

•	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.
     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.
     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—
•	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

•	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.
     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—
•	record a notice of default and notice of sale, and

•	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.
In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.
     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of—
•	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

•	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.
     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower’s right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender’s investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.
     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.
     Rights of Redemption. The purposes of a foreclosure action are—
•	to enable the lender to realize upon its security, and

•	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.
     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.
     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.
     One Action and Security First Rules. Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.
     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale” under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.
     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:
•	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

•	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

•	contains other protective provisions typically required by prudent lenders to be included in a ground lease.
     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.
     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.
     Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.
     In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.
Bankruptcy Laws
     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.
     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—
•	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

•	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

•	extend or shorten the term to maturity of the loan;

•	permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

•	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.
     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender’s ability to enforce the borrower’s assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.
     A borrower’s ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—
•	past due rent,

•	accelerated rent,

•	damages, or

•	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.
     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:
•	assume the lease and either retain it or assign it to a third party, or

•	reject the lease.
     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor’s damages for lease rejection to:
•	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

•	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Environmental Considerations
     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.
     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.
     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called “secured creditor exemption.”
     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—
•	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

•	assumes day-to-day management of operational functions of a mortgaged property.
     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.
     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the

UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.
     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.
     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—
•	impose liability for releases of or exposure to asbestos-containing materials, and

•	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.
     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.
     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.
     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.
     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.
     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.
     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.
     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.

This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.
Due-on-Sale and Due-on-Encumbrance Provisions
     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on- sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.
Junior Liens; Rights of Holders of Senior Liens
     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.
     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:
•	first, to the payment of court costs and fees in connection with the foreclosure;

•	second, to real estate taxes;

•	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

•	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.
Subordinate Financing
     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:
•	the borrower may have difficulty servicing and repaying multiple loans;

•	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

•	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

•	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.
Default Interest and Limitations on Prepayments
     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.
Applicability of Usury Laws
     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.
Americans with Disabilities Act
     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.
Servicemembers Civil Relief Act
     Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.
     In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.
Forfeitures in Drug, RICO and Money Laundering Proceedings
     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.
     A lender may avoid forfeiture of its interest in the property if it establishes that—
•	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

•	the lender was, at the time of execution of the mortgage, “reasonably without cause to believe that the property was subject to forfeiture.”
     However, there is no assurance that such defense will be successful.

FEDERAL INCOME TAX CONSEQUENCES
General
     This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:
•	banks,

•	insurance companies,

•	foreign investors.

•	tax exempt investors,

•	holders whose “functional currency” is not the United States dollar,

•	United States expatriates, and

•	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.
     Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.
     Investors should consult their own tax advisers in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.
     The following discussion addresses securities of two general types:
•	REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code; and

•	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.
     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.
     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See “The Trust Fund—Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection.”
     The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.
REMICs
     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:
•	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

•	any and all offered certificates representing interests in a REMIC will be either—
1.	REMIC regular certificates, representing regular interests in the REMIC, or

2.	REMIC residual certificates, representing residual interests in the REMIC.
     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.
     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—
•	“real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, the interest (including OID) on which will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code, and

•	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution, in the same proportion that the assets of the related REMIC are so treated.
     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.
     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC. Generally, a “qualified mortgage” for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.
     The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.
     The assets of the REMIC will include, in addition to mortgage loans—
•	collections on mortgage loans held pending payment on the related offered certificates, and

•	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.
     The Treasury regulations do provide that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently.
     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Accordingly:
•	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine — assuming compliance with all applicable provisions — that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:
•	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

•	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Internal Revenue Code, and

•	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.
     Taxation of Owners of REMIC Regular Certificates.
     General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.
     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.
     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC, and prescribe a method for adjusting the amount and rate of accrual of such original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.
     In general, each REMIC regular certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.
     The stated redemption price at maturity of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Generally, qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:
•	a single fixed rate,

•	a “qualified floating rate,”

•	an “objective rate,”

•	a combination of a single fixed rate and one or more “qualified floating rates,”

•	a combination of a single fixed rate and one “qualified inverse floating rate,” or

•	a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.
     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.
     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.
     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.
     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be zero under the de minimis rule if it is less than 0.25% of the stated

redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:
•	the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

•	a fraction—
1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.
     Original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:
•	the total amount of the de minimis original issue discount, and

•	a fraction—
1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.
     You may alternatively elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.
     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.
     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:
•	the sum of:
1.	the present value, as of the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC regular certificate as calculated taking into account the prepayment assumption), of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over
•	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.
     The adjusted issue price of a REMIC regular certificate is:
•	the issue price of the certificate, increased by

•	the total amount of original issue discount previously accrued on the certificate, reduced by

•	the amount of all prior payments of amounts included in its stated redemption price.
     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.
     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, if the cost is in excess of its adjusted issue price, the daily portion will be reduced in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:
•	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

•	the daily portions of original issue discount for all days during that accrual period prior to that date of determination.
     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See “Risk Factors—The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable.”
     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Proposed regulations concerning the accrual of interest income by the holders of REMIC regular interests would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.
     The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC, in which the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.
     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if—
•	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

•	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.
     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income and must recognize as ordinary income the amount so allocated. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.
     You may elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.
     However, market discount with respect to a REMIC regular certificate will be considered to be zero under the de minimis rule if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.
     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:
•	on the basis of a constant yield method,

•	in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

•	in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.
     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.
     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.
     Further, you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.
     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.
     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—
•	the purchase price paid for your offered certificate, and

•	the payments remaining to be made on your offered certificate at the time of its acquisition by you.
     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.
     Deferred Interest. Certain classes of REMIC regular certificates may provide for the accrual of deferred interest (i.e., interest deferred by reason of negative amortization) with respect to one or more adjustable rate mortgage loans. Any deferred interest that accrues with respect to a class of REMIC regular certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such deferred interest are made. It is unclear, under the OID regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC regular certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC regular certificates.
     Accrued Interest Certificates. Certain of the REMIC regular certificates (“Payment Lag Certificates”) may provide for payments of interest based on a period that corresponds to the interval between distribute dates but that ends prior to each such distribution date. The period between the closing date for Payment Lag Certificates and their first distribution date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the closing date and the first distribution date does not exceed such interval could pay upon purchase of the REMIC regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a REMIC regular certificate is allocable to interest that has accrued prior to the issue date (“pre-issuance accrued interest”) and the REMIC regular certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC regular certificate’s issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC regular certificate. However, it is unclear under this method how the OID regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, it is expected that the related trustee will include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held such Payment Lag Certificate during the first accrual period.
     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.
     Realized Losses. Under section 166 of the Internal Revenue Code, although not entirely clear, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—
•	you will not be entitled to deduct a loss under section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

•	the loss will be characterized as a short-term capital loss.
     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.
     Taxation of Owners of REMIC Residual Certificates.
     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.
     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.” Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination. Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of “passive losses.”
     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.
     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.
     Treasury regulations addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. These regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. These regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged consult with their tax advisors regarding the effect of these regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.
     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have—
•	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

•	unrelated deductions against which income may be offset.
See, however, the rules discussed below relating to:
•	excess inclusions;

•	residual interests without significant value; and

•	noneconomic residual interests.
     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See “Risk Factors—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences.”
     Taxable Income of the REMIC. The taxable income of a REMIC will equal:
•	the income from the mortgage loans and other assets of the REMIC; plus

•	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—
1.	the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.
     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.
     The REMIC will be allowed a deduction for interest and OID on the REMIC regular certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC regular certificates except that the 0.25% per annum de minimus rule and adjustments for subsequent holders described therein will not apply. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.
     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.
     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” However, the de minimis rule described in that section will not apply in determining deductions.
     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”
     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—REMICs—Prohibited Transactions Tax and Other Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Internal Revenue Code. See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.
     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:
•	the amount paid for that REMIC residual certificate,

•	increased by amounts included in the income of the holder of that REMIC residual certificate, and

•	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.
     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.
     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder’s basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.
     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:
•	through distributions,

•	through the deduction of any net losses of the REMIC, or

•	upon the sale of its REMIC residual certificate.
See “—REMICs—Sales of REMIC Certificates” below.
     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of REMIC Residual Certificates—General” above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.
     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:
•	the daily portions of REMIC taxable income allocable to that certificate, over

•	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.
     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:
•	the issue price of the certificate, increased by

•	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

•	any payments made with respect to the certificate before the beginning of that quarter.
     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.
     For holders of REMIC residual certificates, excess inclusions:
•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

•	will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.
See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.
     Furthermore, for purposes of the alternative minimum tax:
•	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

•	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.
     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.
     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:
•	regulated investment companies,

•	common trusts, and

•	some cooperatives.
     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:
•	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

•	the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.
     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.
     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:
•	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

•	from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

•	from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.
     The applicable Treasury regulations (the “Safe Harbor Regulations”) provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations. A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The “formula test” makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:
•	the present value of any consideration given to the transferee to acquire the interest,

•	the present value of the expected future distributions on the interest, and

•	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values must be computed using a discount rate equal to the applicable Federal short-term rate.
     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.
     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.
     Prospective investors are encouraged consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.
     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.
     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.
     See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.
     Mark-to-Market Rules. Regulations under section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.
     Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.
     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.
     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:
•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then—
•	an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and

•	the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.
     In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:
•	3% of the excess, if any, of such taxpayer’s adjusted gross income over such specified amount, or

•	80% of the amount of itemized deductions otherwise allowable for such tax year.
     Subject to a sunset provision, the Economic Growth and Tax Relief Reconciliation Act of 2001 repeals the section 68 overall limitation on itemized deductions over a five year phase-in period. For tax years beginning in 2009, the above limitation is reduced by two-thirds. For tax years beginning in 2010, there is no limitation on itemized deductions. For tax years beginning in 2011, pursuant to the sunset provision, the full limitation on itemized deductions described above applies. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—
•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.
     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.
     We recommend that those prospective investors who are individuals, estates or trusts, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.
     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:
•	the cost of the certificate to that certificateholder, increased by

•	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

•	payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.
     The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.
     In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—
•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.
     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.
     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.
     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:
•	the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to that sale.
     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”
     REMIC certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.
     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.
     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:
•	reacquires that same REMIC residual certificate,

•	acquires any other residual interest in a REMIC, or

•	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.
In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.
     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:
•	the disposition of a non-defaulted mortgage loan,

•	the receipt of income from a source other than a mortgage loan or other permitted investments,

•	the receipt of compensation for services, or

•	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.
     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.
     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.
     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Internal Revenue Code.
     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—
•	the person has sufficient assets to do so, and

•	the tax arises out of a breach of that person’s obligations under select provisions of the related Governing Document.
     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.
     Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:
•	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

•	the highest marginal federal income tax rate applicable to corporations.
     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.
     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:
•	events that have occurred up to the time of the transfer,

•	the prepayment assumption, and

•	any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:
•	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

•	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.
     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:
•	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

•	the highest marginal federal income tax rate imposed on corporations.
     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:
•	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

•	a statement under penalties of perjury that the record holder is not a Disqualified Organization.
     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.
     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.
     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:
•	the residual interests in the entity are not held by Disqualified Organizations, and

•	the information necessary for the application of the tax described in this prospectus will be made available.
     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.
     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.
     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.
     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—
•	income,

•	deductions,

•	gains,

•	losses, and

•	classification as a REMIC.
     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.
     No REMIC will be registered as a tax shelter under section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.
     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are—
•	corporations,

•	trusts,

•	securities dealers, and

•	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:
•	30 days after the end of the quarter for which the information was requested, or

•	two weeks after the receipt of the request.
     Reporting with respect to REMIC residual certificates, including—
•	income,

•	excess inclusions,

•	investment expenses, and

•	relevant information regarding qualification of the REMIC’s assets, will be made as required under the Treasury regulations, generally on a quarterly basis.
     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”
     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.
     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:
•	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

•	otherwise fail to establish an exemption from this tax.
     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.
     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—
•	a foreign person, and

•	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.
     For these purposes, a foreign person is anyone other than a U.S. Person.
     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.
     It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—
•	owns 10% or more of one or more underlying mortgagors, or

•	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.
     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.
     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:
•	foreign persons, or

•	U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons and the partnership agreement prohibits transfers of partnership interests to non-U.S. Persons.
     Potential Withholding Tax Under Recent Legislation. On March 18, 2010, the President signed into law the “Hiring Incentives to Restore Employment (HIRE) Act,” H.R. 2847. The HIRE Act requires “foreign financial institutions” to enter into an agreement with the IRS requiring them to obtain and to disclose to the IRS information about certain of their U.S. investments, if any. The legislation also requires certain other foreign entities to obtain and disclose information about their investors to the relevant withholding agent who is, in turn, required to provide such information to the IRS. The legislation imposes a 30% withholding tax on certain payments of income and capital gains to an applicable foreign entity if that foreign entity fails to enter into an information sharing agreement with the IRS or otherwise fails to comply with the requirements of the legislation. The legislation is effective for payments made after December 31, 2012, but in any event does not apply to any payments on obligations, such as the regular certificates, if they are outstanding two years after the date the legislation was enacted. If a non-U.S. Person that is subject to this legislation fails to comply with the requirements of this legislation, payments with respect to a regular certificate held by such non-U.S. Person will be subject to a 30% withholding tax. Non-U.S. Persons should consult their tax advisors for application of this legislation to their particular situation.

Grantor Trusts
     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.
     A grantor trust certificate may be classified as either of the following types of certificate:
•	a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

•	a grantor trust strip certificate representing ownership of all or a portion of the difference between—
1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:
•	normal administration fees, and

•	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust
     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.
     Characterization of Investments in Grantor Trust Certificates.
     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:
•	“loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

•	“obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Internal Revenue Code; and

•	“real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.
     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust—
•	consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code,

•	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

•	the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code, it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.
     The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.
     Taxation of Owners of Grantor Trust Fractional Interest Certificates.
     General. Holders of a particular series of grantor trust fractional interest certificates generally:
•	will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

•	will be entitled to deduct their shares of any reasonable servicing fees and other expenses.
     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.
     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.
     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Subject to a sunset provision, the Economic Growth and Tax Relief Reconciliation Act of 2001 repeals the section 68 overall limitation on itemized deductions over a five year phase-in period. For tax years beginning in 2009, the above limitation is reduced by two-thirds. For tax years beginning in 2010, there is no limitation on itemized deductions. For tax years beginning in 2011, pursuant to the sunset provision, the full limitation on itemized deductions described above applies.
     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.
     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:
•	a class of grantor trust strip certificates is issued as part of the same series, or

•	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.
     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:
•	a master servicer,

•	a special servicer,

•	any sub-servicer, or

•	their respective affiliates.
     With respect to certain categories of debt instruments, section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.
     The scope of this section covers investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.
     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.
     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:
•	the treatment of some stripped bonds as market discount bonds, and

•	de minimis market discount.
     See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.
     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.
     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.
     See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of that income that accrues in any month would equal the product of:
•	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

•	the yield of that grantor trust fractional interest certificate to the holder.
     The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”
     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.
     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:
•	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that—
•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.
     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.
     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:
•	there is no original issue discount or only a de minimis amount of original issue discount, or

•	the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.
     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:
•	0.25% of the stated redemption price, and

•	the weighted average maturity of the related mortgage loans, then the original issue discount or market discount will be considered to be zero under the de minimis rule. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.
     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.
     The original issue discount, if any, on mortgage loans will equal the difference between:
•	the stated redemption price of the mortgage loans, and

•	their issue price.

     For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.
     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.
     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.
     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”
     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.
     The adjusted issue price of a mortgage loan on any given day equals the sum of:
•	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

•	the daily portions of original issue discount for all days during the accrual period prior to that day.
     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:
•	the issue price of the mortgage loan, increased by

•	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

•	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.
     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:
•	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.
     However, neither we nor any other person will make any representation that—
•	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.
     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.
     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if—
•	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

•	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.
     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”
     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.
     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.
     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.
     Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.
     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:
•	be allocated among the payments of stated redemption price on the mortgage loan, and

•	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.
     It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”
     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.
     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.
     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:
•	the price paid for that grantor trust strip certificate by you, and

•	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

•	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”
     If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable” above.
     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:
•	the prepayment assumption we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.
     However, neither we nor any other person will make any representation that—
•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

•	the prepayment assumption will not be challenged by the IRS on audit.
     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.
     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.
     The OID regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate mortgage loans. Additionally, the IRS has not issued guidance under the Internal Revenue Code’s coupon stripping rules with respect to such instruments. In the absence of any authority, the trustee or other applicable party will report OID on grantor trust certificates attributable to adjustable rate mortgage loans (“Stripped ARM Obligations”) to holders in a manner it believes is consistent with the rules described above and with the OID regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest (i.e., interest deferred by reason of negative amortization) to the principal balance of an adjustable rate mortgage loan may require the inclusion of such amount in the income of the grantor trust certificateholder when such amount accrues. Furthermore, the addition of deferred interest to the grantor trust certificate’s principal balance will result in additional income (including possibly OID income) to the grantor trust certificateholder over the remaining life of such grantor trust certificates.
     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.
     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection. The amount recognized equals the difference between:
•	the amount realized on the sale or exchange of a grantor trust certificate, and

•	its adjusted basis.
     The adjusted basis of a grantor trust certificate generally will equal:
•	its cost, increased by

•	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

•	any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.
     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.
     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Internal Revenue Code will be treated as ordinary income.
     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.
     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—
•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.
     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.
     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:
•	the amount of servicing compensation received by a master servicer or special servicer, and

•	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.
     The reporting party will furnish comparable information to the IRS as and when required by law to do so.
     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.
     The applicable Treasury regulations establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:
•	a custodian of a person’s account,

•	a nominee, and

•	a broker holding an interest for a customer in street name.
     The trustee, or its designated agent, is required to calculate and provide information to requesting persons with respect to the trust in accordance with these regulations. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), is required to file information returns with the IRS and provide tax information statements to holders in accordance with these regulations.

     Backup Withholding. In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.
     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.
     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.
STATE AND OTHER TAX CONSEQUENCES
     In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.
ERISA CONSIDERATIONS
General
     The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on—
•	ERISA Plans, and

•	persons that are fiduciaries with respect to ERISA Plans,
in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.
     Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.
     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—
•	investment prudence and diversification, and

•	compliance with the investing ERISA Plan’s governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other I.R.C. Plans.
     The types of transactions between Plans and Parties in Interest that are prohibited include:
•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods and services.
     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.
Plan Asset Regulations
     A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations, as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:
1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.
     In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.
     A fiduciary of an investing Plan is any person who—
•	has discretionary authority or control over the management or disposition of the assets of that Plan, or

•	provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be—
•	deemed to be a fiduciary with respect to the investing Plan, and

•	subject to the fiduciary responsibility provisions of ERISA.
In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.
     The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.
     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.
     If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.
Prohibited Transaction Exemptions
     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:
•	Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

•	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

•	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

•	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a “qualified professional asset manager;”

•	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

•	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”
     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.
Underwriter’s Exemption
     The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. It is expected that Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued the Underwriter Exemption to a predecessor in interest to Citigroup Global Markets Inc. Subject to the satisfaction of the conditions specified in the Underwriter Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things—
•	the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

•	the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Citigroup Global Markets Inc. or any person affiliated with Citigroup Global Markets Inc., such as particular classes of the offered certificates.
     Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class. The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.
Insurance Company General Accounts
     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.
     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers
     Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates. Offered certificates may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, a master servicer, the special servicer, a mortgage loan seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Internal Revenue Code.
Consultation with Counsel
If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:
•	consider your general fiduciary obligations under ERISA, and

•	consult with your legal counsel as to—
1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.
Tax Exempt Investors
     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.
     See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” in this prospectus.
LEGAL INVESTMENT
     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
     Generally, the only classes of offered certificates that will qualify as “mortgage related securities” will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as “mortgage related securities” for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.
     “Mortgage related securities” are legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds—
•	that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

•	whose authorized investments are subject to state regulations, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.
     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, certificates satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as “mortgage related securities” only to the extent provided in that legislation.
     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:
•	federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented by those securities; and

•	federal credit unions may invest in “mortgage related securities” and national banks may purchase “mortgage related securities” for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. § 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.
     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus, but subject to compliance with certain general standards concerning “safety and soundness” and retention of credit information in 12 C.F.R. Section 1.5, some “Type IV securities,” which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, “commercial mortgage-related security” and “residential mortgage-related security” mean, in relevant part, a “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.” In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” we make no representation as to whether any class of offered certificates will qualify as “commercial mortgage-related securities,” and thus as “Type IV securities,” for investment by national banks.
     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities” (other than stripped mortgage related securities, unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while “RegFlex credit unions” may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2).
     The OTS has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.
     All depository institutions considering an investment in the offered certificates are encouraged review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.
     Investors whose investment activities are subject to regulation by federal or state authorities are encouraged review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).
     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not “interest-bearing” or “income-paying,” and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.
     Except as to the status of some classes as “mortgage related securities,” we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent—
•	the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

•	if applicable, SMMEA has been overridden in any jurisdiction relevant to you.
USE OF PROCEEDS
     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.
METHOD OF DISTRIBUTION
     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.
     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:
1.	by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements by us with institutional investors through dealers; and

3.	by direct placements by us with institutional investors.
     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.
     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.
     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that—
•	the obligations of the underwriters will be subject to various conditions precedent,

•	the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

•	in limited circumstances, we will indemnify the several underwriters and each person, if any, that controls an underwriter within the meaning of Section 15 of the Securities Act, and the underwriters will indemnify us and each person, if any, that controls us within the meaning of Section 15 of the Securities Act, against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.
     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.
     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged consult with their legal advisors in this regard prior to any reoffer or sale.
     It is expected that Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Citigroup Global Markets Inc. is our affiliate and an affiliate of CGMRC.
LEGAL MATTERS
     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by—
•	Kaye Scholer LLP.
FINANCIAL INFORMATION
     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.
RATING
     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.
     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of—
•	whether the price paid for those certificates is fair;

•	whether those certificates are a suitable investment for any particular investor;

•	the tax attributes of those certificates or of the related trust;

•	the yield to maturity or, if they have principal balances, the average life of those certificates;

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

•	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

•	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

•	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

•	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.
     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

GLOSSARY
     The following capitalized terms will have the respective meanings assigned to them in this “Glossary” section whenever they are used in this prospectus.
     “ADA” means the Americans with Disabilities Act of 1990, as amended.
     “CERCLA” means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.
     “Clearstream” means Clearstream Banking Luxembourg.
     “Committee Report” means the Conference Committee Report accompanying the Tax Reform Act of 1986.
     “CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.
     “Disqualified Organization” means:
•	the United States,

•	any State or political subdivision of the United States,

•	any foreign government,

•	any international organization,

•	any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

•	any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

•	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.
     “DRA” means the Deficit Reduction Act of 2006.
     “DTC” means The Depository Trust Company.
     “Electing Large Partnership” means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.
     “EPA” means the Environmental Protection Agency.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Plan” means any employee benefit plan or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.
     “ECSPLC” means Euroclear Clearance System Public Limited Company.

     “Euroclear Operator” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity in that capacity.
     “Euroclear Terms and Conditions” means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fannie Mae” means the Federal National Mortgage Association.
     “Farmer Mac” means the Federal Agricultural Mortgage Corporation.
     “FASB 140” means the Financial Accounting Standards Board’s Statement No. 140, entitled “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities,” issued in September 2002.
     “FDIC” means the Federal Deposit Insurance Corporation.
     “Financial Intermediary” means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.
     “Freddie Mac” means the Federal Home Loan Mortgage Corporation.
     “Ginnie Mae” means the Government National Mortgage Association.
     “Governing Document” means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.
     “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
     “I.R.C. Plan” means a plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.
     “IRS” means the Internal Revenue Service.
     “Lender Liability Act” means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.
     “Net Income From Foreclosure Property” means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.
     “NCUA” means the National Credit Union Administration.
     “OCC” means the Office of the Comptroller of the Currency.
     “OTS” means the Office of Thrift Supervision.
     “Party in Interest” means any person that is a “party in interest” within the meaning of ERISA or a “disqualified person” within the meaning of Section 4975 of the Internal Revenue Code.
     “Pass-Through Entity” means any:
•	regulated investment company,

•	real estate investment trust,

•	trust,

•	partnership, or

•	other entities described in Section 860E(e)(6) of the Internal Revenue Code.
     “Plan” means an ERISA Plan or an I.R.C. Plan.
     “Plan Asset Regulations” means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.
     “PTE” means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.
     “RCRA” means the federal Resource Conservation and Recovery Act.
     “REIT” means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.
     “Relief Act” means the Servicemembers Civil Relief Act.
     “REMIC” means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.
     “Safe Harbor Regulations” means the final Treasury regulations issued on July 18, 2002.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended
     “SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.
     “SPA” means standard prepayment assumption.
     “Title V” means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.
     “Treasury Department” means the United States Department of the Treasury.
     “UCC” means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.
     “Underwriter Exemption” means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41.
     “U.S. Person” means:
•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—
1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.
     In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.
     “USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is “__________.” The spreadsheet file “___________” is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption “Description of the Mortgage Pool” in, and on Annexes A-1, A-5, A-6 and B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.
     (1) Microsoft Excel is a registered trademark of Microsoft Corporation.

Until ______, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying base prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying base prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
$
(Approximate)
     Commercial
Mortgage Trust 201_-C_
Commercial Mortgage Pass-Through
Certificates, Series 201_-C_
[Class A-1, Class A-2, Class A-3, Class A-SB,
Class A-4, Class A-1A, Class A-MFL, Class A-MFX,
Class A-J, Class B, Class C, Class D, Class E,
Class F and Class XP]
PROSPECTUS SUPPLEMENT
CITIGROUP
[                                          ]
                    , 201

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3)
          The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below.

Filing Fee for Registration Statement	$0.00
Legal Fees and Expenses	1,600,000.00	*
Accounting Fees and Expenses	1,460,000.00	*
Trustee’s Fees and Expenses(including counsel fees)	130,000.00	*
Blue Sky Fees and Expenses	32,000.00	*
Costs of Printing and Engraving	1,000,000.00	*
Rating Agency Fees	12,300,000.00	*
Miscellaneous	1,030,000.00	*
Total	17,552,000.00	**

*	Estimated expenses based on four offerings.

**	Exclusive of filing fee for Registration Statement.

INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3)
          The governing document(s) for each series of the securities being registered will provide that no director, officer, employee or agent of the Registrant is liable to the related trust or the related security holders, except for such person’s own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. Such governing document(s) will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal actions and claims relating to such document(s) and the related securities.
          Any purchase agreement pursuant to which the Registrant acquires mortgage assets for purposes of backing a series of the securities being registered, may provide under certain circumstances that each director of the Registrant, each officer of the Registrant that signed this Registration Statement or any amendment hereof, and certain controlling persons of the Registrant, are entitled to be indemnified by the seller of those mortgage assets or an affiliate thereof against certain liabilities, including liabilities under the Securities Act of 1933, relating to those mortgage assets, including the discussion thereof in the prospectus and prospectus supplement for the related series of securities being registered.
          Any underwriters who execute an underwriting agreement with respect to any of the securities being registered will agree to indemnify the Registrant’s directors, its officers who signed this Registration Statement and its controlling persons against certain liabilities which might arise under the Securities Act of 1933 or the Securities Exchange Act of 1934 or other laws to the extent those liabilities arise in connection with the issuance of securities under this Registration Statement.
          Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
          Subsection (b) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
          Section 145 of the General Corporation Law of the State of Delaware further: (i) provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of such Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; (ii) provides that indemnification and advancement of expenses provided for by, or granted pursuant to, such Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled; and (iii) empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under such Section 145.
          The By-Laws of the Registrant provide, in effect, that to the extent permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i) shall indemnify each person who was or is a party to or is threatened to be made a party to any action, suit or proceeding described in such subsections (a) and (b) by reason of the fact that he is or was a director, officer or employee, or his testator or intestate is or was a director, officer or employee of the Registrant, against expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred, and (ii) shall indemnify each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise.

EXHIBITS (ITEM 16 OF FORM S-3)
Exhibits—

1.1	—	Form of Underwriting Agreement.*

4.1	—	Form of Pooling and Servicing Agreement.**

5.1	—	Opinion of Kaye Scholer LLP with respect to legality.

8.1	—	Opinion of Kaye Scholer LLP with respect to certain tax matters (included as part of Exhibit 5.1).

23.1	—	Consent of Kaye Scholer LLP (included as part of Exhibit 5.1).

24.1	—	Power of Attorney (included on signature page to this Registration Statement).

*	Incorporated by reference to the Registration Statement on Form S-3 (File No. 333-141648) filed with the Commission on March 29, 2007.

**	Incorporated by reference to the Registration Statement on Form S-3 (File No. 333-132746) filed with the Commission on March 27, 2006.

UNDERTAKINGS (ITEM 17 OF FORM S-3)
A. Undertakings in Connection with Registration Pursuant to Rule 415 (Item 512 (a)(1), Item 512(a)(2) and Item 512(a)(3))
     The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement), and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
     Provided, however, That:
     (B) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (C) Provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. Undertaking in Respect of Determining Liability under the Securities Act of 1933 To Any Purchaser (Item 512 (a)(5))
          The undersigned Registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the undersigned Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
C. Undertakings in Respect of Determining Liability of the Registrant under the Securities Act of 1933 to Any Purchaser in the Initial Distribution of the Securities (Item 512(a)(6))
     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

D. Filings Incorporating Subsequent Exchange Act Documents by Reference (Item 512 (b))
     The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
E. Undertakings in Respect of Equity Offerings of Nonreporting Registrants (Item 512 (f))
     The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
F. Undertakings in Respect of Requests for Acceleration of Effective Date Pursuant to Rule 461 (Item 512 (h))
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
G. Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties. (Item 512 (k))
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
H. Filings Regarding Asset-Backed Securities That Provide Certain Information Through an Internet Web Site (Item 512 (l))
     The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in this Registration Statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of

Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 10th day of May, 2010.

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.
By:	/s/ Richard Isenberg
	Name:	Richard Isenberg
	Title:	President

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Teresa Zien, separately, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	DATE	TITLE

/s/ Richard Isenberg	May 10, 2010	President
Richard Isenberg		(principal executive officer)

/s/ Jeffery A. Perlowitz	May 10, 2010	Director*
Jeffery A. Perlowitz

/s/ Mark I. Tsesarsky Mark I. Tsesarsky	May 10, 2010	Director*

/s/ Joseph Martinelli Joseph Martinelli	May 10, 2010	Treasurer (principal financial officer)

/s/ Norman Jacoby Norman Jacoby	May 10, 2010	Controller (principal accounting officer)

/s/ Evelyn Echevarria Evelyn Echevarria	May 10, 2010	Director*

*	Jeffery A. Perlowitz, Mark I. Tsesarsky and Evelyn Echevarria constitute at least a majority of the board of directors of Citigroup Commercial Mortgage Securities Inc.

EXHIBIT INDEX
Exhibit

1.1	—	Form of Underwriting Agreement.*

4.1	—	Form of Pooling and Servicing Agreement.**

5.1	—	Opinion of Kaye Scholer LLP with respect to legality.

8.1	—	Opinion of Kaye Scholer LLP with respect to certain tax matters (included as part of Exhibit 5.1).

23.1	—	Consent of Kaye Scholer LLP (included as part of Exhibit 5.1).

24.1	—	Power of Attorney (included on the signature page to this Registration Statement).

*	Incorporated by reference to the Registration Statement on Form S-3 (File No. 333-141648) filed with the Commission on March 29, 2007.

**	Incorporated by reference to the Registration Statement on Form S-3 (File No. 333-132746) filed with the Commission on March 27, 2006.